Prospectus Supplement
(To Prospectus dated March 28, 2007)

$291,311,000 (Approximate)
HomeBanc Mortgage Trust 2007-1
Mortgage Pass-Through Certificates

HomeBanc Mortgage Corporation	HMB Acceptance Corp.
Sponsor	Depositor
Wells Fargo Bank, N.A. Master Servicer and Securities Administrator _____________________

The issuing entity will issue certificates including the following classes offered hereby:

•	Ten classes of senior certificates.

•	Six classes of subordinate certificates.

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under “Summary of Terms—The Offered Certificates” on page S-3 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-3 and not to any other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement. Principal and/or interest on each class of certificates will be payable monthly beginning in April 2007. The first expected distribution date will be April 25, 2007. Credit enhancement for the certificates relating to pool I will include subordination and loss allocation. Credit enhancement for the certificates relating to pool II will include excess interest, overcollateralization, subordination and loss allocation features.

The assets of the issuing entity will primarily consist of (I) one pool of conventional, first lien, adjustable rate, residential mortgage loans, divided into three loan groups, and (II) one pool of conventional, second lien, fixed and adjustable rate, residential mortgage loans.

Investing in the offered certificates involves risks. You should consider carefully the factors discussed under “Risk Factors” beginning on page S-25 of this prospectus supplement.

The offered certificates will represent interests in the issuing entity only and will not represent interests in or obligations of any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Class I-1A-1, Class I-1A-2, Class I-2A-1, Class I-3A-1 and Class II-A Certificates offered by this prospectus supplement will be purchased by the underwriter from HMB Acceptance Corp., and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to HMB Acceptance Corp. from the sale of these certificates will be approximately 99.91% of their initial total class principal amount before deducting expenses payable by the depositor, estimated to be approximately $925,000. See “Underwriting” in this prospectus supplement. The Class I-1X, Class I-2A-2, Class I-2X, Class I-3A-2, Class I-3X, Class I-B-1, Class I-B-2, Class I-B-3, Class II-M-1, Class II-M-2 and Class II-B Certificates will not be purchased from the depositor by the underwriter and are not offered by the underwriter.

On or about March 30, 2007, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

Bear, Stearns & Co. Inc.

The date of this prospectus supplement is March 29, 2007.

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

________________

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors” and “Yield and Prepayment Considerations” in the prospectus. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

S-ii

Table of Contents

Prospectus Supplement

S-iii

General Matters Relating to the Servicer, the Master Servicer, the Trustee, the Delaware Trustee, the Securities Administrator and the Custodian	S-87
Amendment	S-88
Yield, Prepayment and Weighted Average Life	S-88
General	S-88
Allocation of Principal Prepayments	S-92
Overcollateralization	S-93
Subordination	S-93
Interest Shortfalls and Realized Losses	S-94
Weighted Average Life	S-95
Yield Sensitivity of the Interest Only Certificates	S-101
Material Federal Income Tax Considerations	S-102
General	S-102
Tax Treatment of the Offered Certificates Generally	S-102
Group II Offered Certificates - Special Tax Considerations	S-103
Legal Investment Considerations	S-105
ERISA Considerations	S-105
Use of Proceeds	S-106
Underwriting	S-106
Legal Matters	S-107
Ratings	S-107
Annex A: Defined Terms	S-A-1
Annex B: Global Clearance, Settlement and Tax Documentation Procedures	S-B-1
Annex C: Certain Characteristics of the Mortgage Loans	S-C-1
Annex D: Assumed Characteristics of the Mortgage Loans	S-D-1

S-iv

Summary of Terms

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cashflow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cashflow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Whenever we refer in this prospectus supplement to an amount or a percentage of some or all of the mortgage loans in the trust, a pool or a loan group, that amount or percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of March 1, 2007, unless we specify otherwise. The definition of “Scheduled Principal Balance” in “Annex A—Defined Terms” describes how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Parties

Sponsor and Seller

HomeBanc Mortgage Corporation.

Depositor

HMB Acceptance Corp.

Issuing Entity or Trust

HomeBanc Mortgage Trust 2007-1, a Delaware statutory trust.

Trustee

U.S. Bank National Association.

Delaware Trustee

Wilmington Trust Company.

Securities Administrator

Wells Fargo Bank, N.A., will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust and will perform certain administrative functions on behalf of the trust under the pooling and servicing agreement.

Master Servicer

Wells Fargo Bank, N.A.

Servicer

HomeBanc Mortgage Corporation.

Custodian

U.S. Bank National Association.

Originator

HomeBanc Mortgage Corporation.

The Offered Certificates

Classes of Certificates

HomeBanc Mortgage Trust 2007-1 will issue on the closing date the classes of certificates listed in the table below, together with the Class I-B-4, Class I-B-5, Class I-B-6, Class II-X and Class R Certificates. Only the classes of certificates listed in the table below are offered by this prospectus supplement.

Class(1)	Class or Current Principal or Notional Amount(2)	Interest Rate Formula	Initial Ratings S&P/Moody’s	Designation	Expected Final Distribution Date(3)
I-1A-1	$116,992,000	Variable(4)	AAA/Aaa	Group I-1 Super Senior	April 25, 2015
I-1A-2	$27,454,000	Variable(4)	AAA/Aaa	Group I-1 Senior Support	April 25, 2015
I-1X	Notional(5)	Fixed(5)	AAA/Aaa	Group I-1 Senior Interest Only	April 25, 2015
I-2A-1	$54,034,000	Variable(6)	AAA/Aaa	Group I-2 Super Senior	April 25, 2015
I-2A-2	$4,693,000	Variable(6)	AAA/Aa1	Group I-2 Senior Support	April 25, 2015
I-2X	Notional(7)	Fixed(7)	AAA/Aaa	Group I-2 Senior Interest Only	April 25, 2015
I-3A-1	$21,990,000	Variable(8)	AAA/Aaa	Group I-3 Super Senior	April 25, 2015
I-3A-2	$1,910,000	Variable(8)	AAA/Aa1	Group I-3 Senior Support	April 25, 2015
I-3X	Notional(9)	Fixed(9)	AAA/Aaa	Group I-3 Senior Interest Only	April 25, 2015
II-A	$43,968,000	LIBOR + 0.300%(10)	AAA/Aaa	Group II Super Senior	September 25, 2013
I-B-1	$5,517,000	Variable(11)	AA/Aa2	Group I Crossed Subordinate	April 25, 2015
I-B-2	$4,045,000	Variable(11)	A/A2	Group I Crossed Subordinate	April 25, 2015
I-B-3	$3,066,000	Variable(11)	BBB/Baa2	Group I Crossed Subordinate	April 25, 2015
II-M-1	$3,314,000	LIBOR + 0.900%(10)	AA/Aa2	Group II Subordinate	September 25, 2013
II-M-2	$2,246,000	LIBOR + 2.000%(10)	A/A2	Group II Subordinate	September 25, 2013
II-B	$2,082,000	LIBOR + 2.000%(10)	BBB/Baa2	Group II Subordinate	September 25, 2013
_____________
(1)
The Class I-1X, Class I-2A-2, Class I-2X, Class I-3A-2, Class I-3X, Class I-B-1, Class I-B-2, Class I-B-3, Class II-M-1, Class II-M-2 and Class II-B Certificates are not being purchased by or offered by the underwriter. These certificates may be offered in the future as described in this prospectus supplement.

(2)	These amounts are approximate, as described in this prospectus supplement, and are subject to a variance of plus or minus 10%.
(3)
Reflects the expected final distribution date, based upon (a) the receipt of principal payments at 25% CPR, in the case of the group I certificates, and 30% CPR, in the case of the group II certificates, and (b) the assumption that the option to purchase the mortgage loans is exercised by the servicer at the earliest possible distribution date as described below under “—Optional Purchase of Mortgage Loans.” The actual final distribution date for each class of certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(4)
On or prior to the distribution date in February 2012, the Class I-1A-1 Certificates and Class I-1A-2 Certificates will bear interest at a variable annual rate equal to the weighted average of the net rates of the mortgage loans in loan group I-1 minus approximately 0.543%. After the distribution date in February 2012, the Class I-1A-1 Certificates and Class I-1A-2 Certificates will bear interest at a variable annual rate equal to the weighted average of the net rates of the mortgage loans in loan group I-1. The interest rate with respect to the first interest accrual period is expected to be approximately 5.540% per annum.

(5)
On or prior to the distribution date in February 2012, the Class I-1X Certificates will accrue interest at a fixed annual rate equal to approximately 0.543% on a notional amount of approximately $144,446,000, which is equal to the total class principal amount of the Class I-1A-1 Certificates and Class I-1A-2 Certificates. After the distribution date in February 2012, the interest rate of the Class I-1X Certificates will be zero.

(6)
On or prior to the distribution date in January 2014, the Class I-2A-1 Certificates and Class I-2A-2 Certificates will bear interest at a variable annual rate equal to the weighted average of the net rates of the mortgage loans in loan group I-2 minus approximately 0.644%. After the distribution date in January 2014, the Class I-2A-1 Certificates and Class I-2A-2 Certificates will bear interest at a variable annual rate equal to the weighted average of the net rates of the mortgage loans in loan group I-2. The interest rate with respect to the first interest accrual period is expected to be approximately 5.709% per annum.

(7)
On or prior to the distribution date in January 2014, the Class I-2X Certificates will accrue interest at a fixed annual rate equal to approximately 0.644% on a notional amount of approximately $58,727,000, which is equal to the total class principal amount of the Class I-2A-1 Certificates and Class I-2A-2 Certificates. After the distribution date in January 2014, the interest rate of the Class I-2X Certificates will be zero.

(8)
On or prior to the distribution date in February 2017, the Class I-3A-1 Certificates and Class I-3A-2 Certificates will bear interest at a variable annual rate equal to the weighted average of the net rates of the mortgage loans in loan group I-3 minus approximately 0.072%. After the distribution date in February 2017, the Class I-3A-1 Certificates and Class I-3A-2 Certificates will bear interest at a variable annual rate equal to the weighted average of the net rates of the mortgage loans in loan group I-3. The interest rate with respect to the first interest accrual period is expected to be approximately 6.000% per annum.

(9)
On or prior to the distribution date in February 2017, the Class I-3X Certificates will accrue interest at a fixed annual rate equal to approximately 0.072% on a notional amount of approximately $23,900,000, which is equal to the total class principal amount of the Class I-3A-1 Certificates and Class I-3A-2 Certificates. After the distribution date in February 2017, the interest rate of the Class I-3X Certificates will be zero.

(10)
The interest rate for each of the Class II-A, II-M-1, Class II-M-2 and Class II-B Certificates will be the least of (a) the applicable variable annual rate specified in the table above, (b) 11.000% per annum and (c) a per annum rate equal to the weighted average of the net rates of the mortgage loans in pool II, adjusted for the actual number of days in the related accrual period. On the first possible distribution date after the servicer has the option to purchase the pool II mortgage loans as described below under “Description of the Certificates—Optional Purchase of the Pool II Mortgage Loans,” the margin for the Class II-A Certificates will increase to 2 times its original margin, and the margin for each of the Class II-M-1, Class II-M-2 and Class II-B Certificates will increase to 1.5 times their original margin.

(11)
The interest rate for the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will be a variable annual rate equal to the weighted average of the weighted average (by loan group) of the net rates of the mortgage loans in loan group I-1, loan group I-2 and loan group I-3, weighted in proportion to the results of subtracting from the total principal balance of the mortgage loans in each such loan group the total class principal amount of the related classes of group I senior certificates. The interest rate with respect to the first interest accrual period is expected to be approximately 6.151% per annum.

The certificates offered by this prospectus supplement will be issued in book-entry form, and will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

The certificates will represent ownership interests in the assets of the trust, the assets of which will consist primarily of conventional, first and second lien, fixed and adjustable rate, residential mortgage loans having a total principal balance as of the cut-off date (which is March 1, 2007) of approximately $300,008,828.

The mortgage loans to be included in the trust will be divided into two mortgage pools, “pool I” and “pool II.” Pool I will be further divided into three loan groups, “loan group I-1,” “loan group I-2” and “loan group I-3.” Loan group I-1 will consist of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of five years and thereafter adjust on a semi-annual or annual basis. Loan group I-2 will consist of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of seven years and thereafter adjust on a semi-annual or annual basis. Loan group I-3 will consist of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of ten years and thereafter adjust on a semi-annual or annual basis. Pool II will consist of conventional second lien, fixed and adjustable rate mortgage loans.

Payments of principal and interest on the Class I-1A-1 and the Class I-1A-2 Certificates and payments of interest on the Class I-1X Certificates will be based primarily on collections from or advances in respect of the mortgage loans in loan group I-1. Payments of principal and interest on the Class I-2A-1 and the Class I-2A-2 Certificates and payments of interest on the Class I-2X Certificates will be based primarily on collections from or advances in respect of the mortgage loans in loan group I-2. Payments of principal and interest on the Class I-3A-1 and Class I-3A-2 Certificates and payments of interest on the Class I-3X Certificates will be based primarily on collections from or advances in respect of the mortgage loans in loan group I-3. Payments of principal and interest on the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will be based on collections from or advances in respect of all of the mortgage loans in pool I.

The trust will also issue the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, which are not offered by this prospectus supplement, and which receive payments of principal and interest based on collections from or advances in respect of all of the mortgage loans in pool I.

Payments of principal and interest on the Class II-A, Class II-M-1, Class II-M-2 and Class II-B Certificates will be based primarily on collections from or advances in respect of the mortgage loans in pool II.

The trust will also issue the Class II-X Certificates, which are not offered by this prospectus supplement. The Class II-X Certificates will be entitled to excess cashflow remaining from pool II after required payments are made on the group II senior and group II subordinate certificates, and after certain fees and expenses are paid, as described in this prospectus supplement. The Class II-X Certificates will not be entitled to any payments related to collections in respect of the mortgage loans in pool I.

In addition, the trust will issue the Class R Certificates, which are not offered by this prospectus supplement. The Class R Certificates, also referred to as the residual certificates, represent the residual interest in the related real estate mortgage investment conduit established by the issuing entity.

The offered certificates will have an approximate total initial principal amount of $291,311,000. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 10%.

Payments on the Certificates

Principal and/or interest on the certificates will be paid on the 25th day of each month, beginning in April 2007. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

The rights of holders of the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below. We refer to the Class I-1A-1, Class I-1A-2, Class I-1X, Class I-2A-1, Class I-2A-2, Class I-2X, Class I-3A-1, Class I-3A-2 and Class I-3X Certificates as “group I senior certificates,” we refer to the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates as the “group I offered subordinate certificates,” and we refer to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates as the “group I subordinate certificates.” We collectively refer to the group I senior certificates and the group I subordinate certificates as the “group I certificates,” and we refer to the group I senior certificates and the group I offered subordinate certificates as the “group I offered certificates.”

The rights of the holders of the Class II-M-1, Class II-M-2 and Class II-B Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below. We refer to the Class II-A Certificates as “group II senior certificates,” and we refer to the Class II-M-1, Class II-M-2 and Class II-B Certificates as the “group II subordinate certificates.” We collectively refer to the group II senior certificates and the group II subordinate certificates as the “group II offered certificates.” We collectively refer to the group II senior certificates, the group II subordinate certificates and the Class II-X Certificates as the “group II certificates.”

The group I offered certificates and the group II offered certificates are sometimes collectively referred to as the “offered certificates” and the group I certificates, the group II certificates and the Class R Certificates are sometimes collectively referred to as the “certificates.”

The Class I-1X, Class I-2X and Class I-3X Certificates are interest-only certificates and will not be entitled to payments of principal. The Class I-1X, Class I-2X and Class I-3X Certificates will accrue interest as described under “—Interest Payments” below.

Interest Payments

Interest will accrue on each class of interest bearing certificates at the applicable annual rates described below:

•
Class I-1A-1 and Class I-1A-2 Certificates: On or prior to the distribution date in February 2012, interest will accrue with respect to each interest accrual period at a variable annual rate equal to the weighted average net mortgage rate of the mortgage loans in loan group I-1 minus approximately 0.543%. After the distribution date in February 2012, interest will accrue with respect to each interest accrual period at an annual rate equal to the weighted average net mortgage rate of the mortgage loans in loan group I-1. For the first interest accrual period the interest rate is expected to be approximately 5.540% per annum.

•
Class I-1X Certificates: On or prior to the distribution date in February 2012, the Class I-1X Certificates will accrue interest at a fixed annual rate equal to approximately 0.543% on a notional balance equal to the total class principal amount of the Class I-1A-1 Certificates and Class I-1A-2 Certificates as described in this prospectus supplement. After the distribution date in February 2012, the fixed annual rate of the Class I-1X Certificates will be zero.

•
Class I-2A-1 and Class I-2A-2 Certificates: On or prior to the distribution date in January 2014, interest will accrue with respect to each interest accrual period at a variable annual rate equal to the weighted average net mortgage rate of the mortgage loans in group I-2 minus approximately 0.644%. After the distribution date in January 2014, interest will accrue with respect to each interest accrual period at an annual rate equal to the weighted average net mortgage rate of the mortgage loans in loan group I-2. For the first interest accrual period the interest rate is expected to be approximately 5.709% per annum.

•
Class I-2X Certificates: On or prior to the distribution date in January 2014, the Class I-2X Certificates will accrue interest at a fixed annual rate equal to approximately 0.644% on a notional balance equal to the total class principal amount of the Class I-2A-1 Certificates and Class I-2A-2 Certificates as described in this prospectus supplement. After the distribution date in January 2014, the fixed annual rate of the Class I-2X Certificates will be zero.

•
Class I-3A-1 and Class I-3A-2 Certificates: On or prior to the distribution date in February 2017, interest will accrue with respect to each interest accrual period at a variable annual rate equal to the weighted average net mortgage rate of the mortgage loans in group I-3 minus approximately 0.072%. After the distribution date in February 2017, interest will accrue with respect to each interest accrual period at an annual rate equal to the weighted average net mortgage rate of the mortgage loans in loan group I-3. For the first interest accrual period the interest rate is expected to be approximately 6.000% per annum.

•
Class I-3X Certificates: On or prior to the distribution date in February 2017, the Class I-3X Certificates will accrue interest at a fixed annual rate equal to approximately 0.072% on a notional balance equal to the total class principal amount of the Class I-3A-1 Certificates and Class I-3A-2 Certificates as described in this prospectus supplement. After the distribution date in February 2017, the fixed annual rate of the Class I-3X Certificates will be zero.

•
Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates: Interest will accrue with respect to each interest accrual period at a variable annual rate equal to the weighted average of the weighted average of the net rates of the mortgage loans in loan group I-1, loan group I-2 and loan group I-3, weighted in proportion to the results of subtracting from the total principal balance of the mortgage loans in each such loan group the total class principal amount of the related classes of senior certificates. The interest rate with respect to the first interest accrual period is expected to be approximately 6.151% per annum.

•
Class II-A Certificates: Interest will accrue with respect to each interest accrual period at an annual rate equal to least of (i) one-month LIBOR + 0.300%, (ii) 11.000 % per annum and (iii) a per annum rate equal to the weighted average of the net rates of the mortgage loans in pool II, adjusted for the actual number of days in the related accrual period.

•
Class II-M-1 Certificates: Interest will accrue with respect to each interest accrual period at an annual rate equal to least of (i) one-month LIBOR + 0.900%, (ii) 11.000 % per annum and (iii) a per annum rate equal to the weighted average of the net rates of the mortgage loans in pool II, adjusted for the actual number of days in the related accrual period.

•
Class II-M-2 Certificates: Interest will accrue with respect to each interest accrual period at an annual rate equal to least of (i) one-month LIBOR + 2.000%, (ii) 11.000 % per annum and (iii) a per annum rate equal to the weighted average of the net rates of the mortgage loans in pool II, adjusted for the actual number of days in the related accrual period.

•
Class II-B Certificates: Interest will accrue with respect to each interest accrual period at an annual rate equal to least of (i) one-month LIBOR + 2.000%, (ii) 11.000 % per annum and (iii) a per annum rate equal to the weighted average of the net rates of the mortgage loans in pool II, adjusted for the actual number of days in the related accrual period.

For a complete description of the priority of payment of interest, see “Description of the Certificates—Distributions on the Group I Certificates” and “—Distributions of Interest on the Group II Certificates” in this prospectus supplement.

Payments to the Group I Certificates

The key payment concept for payments of principal and interest on the group I certificates is “group I available funds,” which is, generally, for any distribution date and pool I, all previously undistributed payments on account of principal and all previously undistributed payments on account of interest received after the cut-off date from the mortgage loans in the related loan group, any monthly advances made by the servicer or the master servicer and compensating interest payments made by the servicer for that distribution date in respect of the mortgage loans in the related loan group, net of allocable fees payable to, and amounts reimbursable to, the master servicer, the servicer, the trustee, the Delaware trustee, the securities administrator and the custodian.

Priority of Interest Payments

On each distribution date, to the extent that funds are available from the related loan group or groups, each class of group I certificates will be entitled to receive:

•	the interest that has accrued on the class principal amount or notional amount of these certificates at the related interest rate during the related interest accrual period, and

•	any interest due on a prior distribution date that was not paid, less

•	interest shortfalls allocated to these certificates.

The interest accrual period for the group I certificates will be the calendar month immediately preceding the calendar month in which a distribution date occurs. Calculations of interest on the group I offered certificates will be based on a 360-day year that consists of twelve 30-day months.

See “Description of the Certificates—Distributions on the Group I Certificates” in this prospectus supplement for a complete description of the priority of payment of interest and “Annex A—Defined Terms” in this prospectus supplement for a description of the defined terms relevant to the payment of interest.

Principal Payments

On each distribution date, holders of the group I certificates, other than the interest only certificates, will receive a payment of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal payments on the group I senior certificates (other than the interest only certificates) related to loan group I-1, loan group I-2 and loan group I-3 will generally include principal payments on the mortgage loans in loan group I-1, loan group I-2 and loan group I-3, respectively, and monthly principal payments on the group I subordinate certificates will generally include principal payments on all three loan groups.

The manner of allocating payments of principal on the mortgage loans in pool I will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers as follows:

•
to and including the distribution date in March 2014, the group I subordinate certificates may not generally receive any principal prepayments from a loan group unless the senior certificates related to that loan group are paid down to zero; and

•	after that time, subject to certain performance triggers, the group I subordinate certificates will receive increasing portions of principal prepayments over time.

See “Description of the Certificates—Distributions on the Group I Certificates” in this prospectus supplement for the priority of payment of principal to the group I certificates and “Annex A—Defined Terms” in this prospectus supplement for a description of the defined terms relevant to the payment of principal to the group I certificates.

Enhancement of Likelihood of Payment on the Group I Certificates

In order to enhance the likelihood that holders of more senior classes of group I certificates will receive regular payments of principal, the payment structure includes subordination features. The group I certificates will not be insured by any surety bond.

Subordination of Payments - Group I Certificates

By issuing group I senior certificates and group I subordinate certificates, the issuing entity has increased the likelihood that senior certificateholders related to each loan group will receive regular payments of interest and principal (or interest only in the case of the interest only certificates).

The group I senior certificates will have a payment priority over the group I subordinate certificates. Among the classes of group I subordinate certificates, each class of group I subordinate certificates with a lower numerical class designation will have payment priority over each class of group I subordinate certificates with a higher numerical class designation.

Allocation of Losses - Group I Certificates

Subordination provides the holders of group I certificates having a higher payment priority with limited protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

This limited loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans in pool I among the group I certificates, beginning with the group I subordinate certificates with the lowest payment priority, until the class principal amount of that group I subordinate class has been reduced to zero. The principal portion of realized losses on the mortgage loans in pool I is then allocated to the next most junior class of group I subordinate certificates and so on, until the class principal amount of each class of group I subordinate certificates is reduced to zero. If no group I subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans in a loan group will be allocated among the group I senior certificates in the related certificate group, in proportion to their remaining class principal amounts; provided, however, that any such losses otherwise allocable to the Class I-1A-1 Certificates will be allocated first to the Class I-1A-2 Certificates, any such losses otherwise allocable to the Class I-2A-1 Certificates will be allocated first to the Class I-2A-2 Certificates, and any such losses otherwise allocable to the Class I-3A-1 Certificates will be allocated first to the Class I-3A-2 Certificates, in each case until the class principal amount of each such class has been reduced to zero.

As of the closing date, the total class principal amount of the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates will equal approximately 7.40% of the total class principal amount of all classes of group I certificates. As of the closing date, the total class principal amount of the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates will equal approximately 2.25% of the total class principal amount of all classes of group I certificates.

In addition, to extend the period during which the group I subordinate certificates remain available as credit enhancement to the group I senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group will be allocated to the group I senior certificates of the related certificate group, other than the interest only certificates, to the extent described in this prospectus supplement during the first seven years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement, unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the group I senior certificates relating to each loan group, other than the interest only certificates, as a whole, while, in the absence of realized losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in that loan group that the group I subordinate certificates evidence.

See “Description of the Certificates—Allocation of Losses on the Group I Certificates; Subordination” in this prospectus supplement.

Primary Mortgage Insurance

Approximately 19.71% and 79.97% of the mortgage loans in loan group I-1 with original loan-to-value ratios in excess of 80% are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. Approximately 23.80% and 72.43% of the mortgage loans in loan group I-2 with original loan-to-value ratios in excess of 80% are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. None of the mortgage loans in loan group I-3 with original loan-to-value ratios in excess of 80% are covered by borrower-paid loan-level primary mortgage insurance policies and approximately 83.51% of the mortgage loans in loan group I-3 with original loan-to-value ratios in excess of 80% are covered by lender-paid loan-level primary mortgage insurance policies. However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.

See “Risk Factors—Potential Inadequacy of Credit Enhancement—Primary Mortgage Insurance” and “Description of the Mortgage Loans—Primary Mortgage Insurance” in this prospectus supplement.

Payments to the Group II Certificates

Priority of Interest Payments

The key payment concept for payments of interest on the group II certificates is “group II interest funds,” which is, generally, for any distribution date and pool II, the amount of interest collected or advanced by the servicer on the mortgage loans in pool II during the related collection period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to interest, but minus the servicing fee and that mortgage pool’s pro rata share of certain costs reimbursable to the trustee, the Delaware trustee, the servicer, the master servicer, the securities administrator or the custodian.

See “Annex A—Defined Terms” in this prospectus supplement for a more detailed description of “Group II Interest Funds.”

On each distribution date, interest funds for pool II will be paid in the following order of priority:

first, to the Class II-A Certificates, current interest due and any interest unpaid from previous months for each class for that distribution date;

second, to each class of the Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, in that order, current interest due and any interest unpaid from previous months for each class for that distribution date; and

third, any remaining interest funds will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

The interest accrual period for the group II certificates will be the period beginning on the immediately preceding distribution date (or on the closing date, in the case of the first interest accrual period) and ending on the day immediately preceding the related distribution date. Calculations of interest on the group II offered certificates will be based on a 360-day year and actual number of days elapsed in each interest accrual period.

See “Description of the Certificates—Distributions of Interest on the Group II Certificates” in this prospectus supplement for a complete description of the priority of payment of interest on the group II certificates.

Principal Payments

The amount of principal payable on each class of group II certificates on a distribution date will be determined by (1) funds received on the mortgage loans in pool II that are available to make payments of principal on the group II certificates, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of group II certificates and (3) the application of excess interest to pay principal on the group II certificates, as described in this prospectus supplement.

Funds received on the mortgage loans in pool II may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or purchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans in pool II will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers as follows:

•
whether the distribution date occurs before or on or after the “group II stepdown date,” which is the earlier of (A) the first distribution date following the distribution date on which the class principal amounts of the group II senior certificates have been paid to zero or (B) the later of (1) the distribution date in April 2010 and (2) the first distribution date on which the ratio of (a) the total principal balance of the group II subordinate certificates plus any group II overcollateralization amount to (b) the total principal balance of the mortgage loans in pool II equals or exceeds the percentage specified in this prospectus supplement;

•
whether a “group II cumulative loss trigger event” has occurred, which is when cumulative losses on the mortgage loans in pool II are higher than certain levels specified in this prospectus supplement; and

•
whether a “group II delinquency event” has occurred, which is when the rate of delinquencies of the mortgage loans in pool II over any three-month period is higher than certain levels set forth in this prospectus supplement.

See “Description of the Certificates—Distributions of Principal on the Group II Certificates” in this prospectus supplement for the priority of payment of principal on the group II certificates and “Annex A—Defined Terms” in this prospectus supplement for a description of the defined terms relevant to the payment of principal on the group II certificates.

Priority of Principal Payments

The key payment concept for payments of principal on the group II certificates is the “principal distribution amount,” which is, generally, for any distribution date, the amount of principal collected or advanced by the servicer on the mortgage loans in pool II during the related collection period, including any prepayments in full or in part collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to principal minus pool II’s pro rata share of certain costs reimbursable to the trustee, the Delaware trustee, the servicer, the master servicer, the securities administrator or the custodian and amounts not necessary to maintain the overcollateralization levels set by the rating agencies and released as group II monthly excess cashflow.

See “Annex A—Defined Terms” in this prospectus supplement for more detailed descriptions of the terms “Group II Principal Distribution Amount,” “Group II Principal Funds” and “Group II Overcollateralization Release Amount.”

(A) On each distribution date which occurs (a) before the group II stepdown date or (b) when a group II trigger event is in effect, the principal distribution amount for pool II will be paid in the following order of priority:

first, to the Class II-A Certificates, until such class has been paid to zero;

second, to each class of Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, in that order, until each such class has been paid to zero; and

third, any remaining amount of the principal distribution amount will be applied as part of group II monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

(B) On each distribution date which occurs (a) on or after the group II stepdown date or (b) when a group II trigger event is not in effect, the principal distribution amount for pool II will be paid in the following order of priority:

first, to the Class II-A Certificates, until such class has been paid to maintain a certain credit enhancement target;

second, to each class of Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, in that order, until each such class has been paid to maintain certain credit enhancement targets; and

third, any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

See “Description of the Certificates—Distributions of Principal on the Group II Certificates” and “Annex A—Defined Terms” in this prospectus supplement for a complete description of the priority of payment of principal on the group II certificates and for a description of the terms relating to the payment of principal on the group II certificates, respectively.

Enhancement of Likelihood of Payment on the Group II Certificates

In order to enhance the likelihood that holders of more senior classes of group II certificates will receive regular payments of interest and principal, the payment structure includes excess interest, loss allocation, overcollateralization and subordination features. The group II certificates will not be insured by any surety bond.

See “Risk Factors—Potential Inadequacy of Credit Enhancement,” “Description of the Certificates—Credit Enhancement for the Group II Certificates” in this prospectus supplement for a more detailed description of the forms of credit enhancement available to the certificates.

Excess Interest

The mortgage loans in pool II owned by the trust will bear interest each month that, in the aggregate is expected to exceed the amount needed to pay monthly interest on the group II certificates (other than the Class II-X Certificates) and certain fees and expenses of the trust. This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans in pool II and to achieve and maintain overcollateralization at the required levels.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement for the Group II Certificates—Excess Interest” in this prospectus supplement.

Overcollateralization

On the closing date, the total principal balance of the mortgage loans in pool II is expected to exceed the total principal amount of the group II certificates by approximately $3,178,796, which represents approximately 5.80% of the total principal balance of the mortgage loans in pool II as of the cut-off date. We call this condition “overcollateralization.” Thereafter, to the extent described in this prospectus supplement, any interest received on the mortgage loans in pool II in excess of the amount needed to pay interest on the group II certificates and certain fees and expenses of the trust (referred to in this prospectus supplement as “excess interest”) will be used, after payment of any realized losses on the group II certificates, to reduce the total principal amount of the group II certificates until the total principal balance of the mortgage loans in pool II exceeds the total principal amount of the group II certificates by an amount set by the rating agencies. We cannot, however, assure you that sufficient excess interest will be generated by the mortgage loans in pool II to achieve and maintain the required level of overcollateralization set by the rating agencies.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement for the Group II Certificates— Overcollateralization” in this prospectus supplement.

Subordination of Payments

The group II senior certificates will have a payment priority with respect to payments of interest over other group II certificates; the Class II-M-1 Certificates will have a payment priority over the Class II-M-2 and II-B Certificates; and the Class II-M-2 Certificates will have a payment priority over the Class II-B Certificates. Each class of group II senior and group II subordinate certificates will have a payment priority over the Class II-X Certificates.

Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans in pool II (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the class principal amount of the subordinate class of group II certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization and excess interest in pool II will first be allocated in reduction of the class principal amount of the Class II-B Certificates until it is reduced to zero, then in reduction of the class principal amount of the Class II-M-2 Certificates until it is reduced to zero, and finally in reduction of the class principal amount of the Class II-M-1 Certificates until it is reduced to zero. If the applicable subordination is insufficient to absorb losses, these additional losses will reduce the class principal amount of the Class II-A Certificates. If a loss has been allocated to reduce the class principal amount of a group II senior or a group II subordinate certificate, it is unlikely that investors will receive any payment in respect of that reduction.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates— Credit Enhancement for the Group II Certificates—Application of Realized Losses” in this prospectus supplement.

Application of Excess Cashflow

The amount of any excess interest in pool II, together with (a) any excess amounts of overcollateralization not needed to restore or maintain the required level of overcollateralization as specified by the rating agencies in pool II, and (b) certain amounts of the principal distribution amount not paid to the group II certificates will be applied as “group II excess cashflow” in order to pay principal on the group II certificates, to absorb realized losses on the mortgage loans in pool II, to maintain the required level of overcollateralization and to pay interest shortfalls.

Any excess cashflow will be paid on each distribution date in the following order of priority:

first, to the holders of the class or classes of certificates then entitled to receive payments in respect of principal, in an amount equal to any group II extra principal distribution amount, distributable to such holders in accordance with the priorities summarized under “—Principal Payments—Priority of Principal Payments” above to the extent necessary to reach or maintain the required level of overcollateralization;

second, to the holders of the Class II-A Certificates, and then to the holders of the Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, in that order, in an amount equal to the deferred amount for that distribution date;

third, to the holders of the Class II-A Certificates, any basis risk carryover amounts for such class for that distribution date;

fourth, to the holders of the Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, in that order, any basis risk carryover amounts for such class for that distribution date; and

fifth, any remaining excess cashflow will be paid to the Class II-X Certificates to the extent described in the pooling and servicing agreement.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and see also “Description of the Certificates—Credit Enhancement for the Group II Certificates—Application of Monthly Excess Cashflow” in this prospectus supplement for a complete description of the priority of payment of excess cashflow.

Limited Recourse

The only source of cash available to make interest and/or principal payments on the certificates will be the assets of the trust. The trust will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any payments on the certificates.

Final Scheduled Distribution Date

The final scheduled distribution date for the group I certificates is the distribution date in April 2047. The final scheduled distribution date for the group II certificates is the distribution date in May 2037. As to each class, the actual final distribution date may be earlier, and could be substantially earlier, than that class’s final scheduled distribution date.

Fees and Expenses

Before payments are made on the certificates, the servicer will be paid a monthly fee, depending on the characteristics of the mortgage loans as described in this prospectus supplement, calculated with respect to approximately 22.83% of the mortgage loans in pool I, as 0.25% annually until the first adjustment date and 0.375% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement. With respect to approximately 77.17% of the mortgage loans in pool I, the servicer will be paid a monthly fee, calculated as 0.25% annually on the principal balances of the related mortgage loans. With respect to all of the mortgage loans in pool II, the servicer will be paid a monthly fee, calculated as 0.50% annually on the principal balances of the related mortgage loans.

In addition, the applicable percentage rate described above will increase by an annual percentage ranging from 0.26% annually to 0.68% annually with respect to each mortgage loan covered by a lender-paid loan-level primary mortgage insurance policy depending on certain factors including (1) the loan-to-value ratio of the related mortgage loan, (2) the credit score of the related borrower, (3) whether the related mortgage loan financed the purchase of a second home for the related borrower, (4) whether the related mortgage loan financed the purchase of an investment property, (5) whether the mortgage loan was originated in connection with a cash-out refinance of the related mortgaged property and (6) whether the income of the borrower was verified or stated income was used in connection with the underwriting of the mortgage loan. The servicer will pay the fees related to the lender-paid loan-level primary mortgage insurance policies on behalf of the trust. The weighted average servicing fee rate for the mortgage loans is approximately 0.354% annually.

The trustee and the Delaware trustee will each be paid a fixed annual fee from investment earnings on funds held in the collection account. The master servicer will receive as compensation the investment income on funds held in the collection account after payment of the fees of the trustee, the Delaware trustee and the custodian. The securities administrator will not receive any additional compensation with respect to the performance of its duties on behalf of the trust. The master servicer will pay the ongoing fees of the custodian.

The servicer, the master servicer, the trustee, the Delaware trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the certificates.

See “Fees and Expenses of the Trust” in this prospectus supplement.

The Mortgage Loans

On the closing date, the assets of the trust will consist primarily of (i) one mortgage pool of conventional, first lien, adjustable rate, residential mortgage loans, divided into three loan groups, with a total principal balance as of the cut-off date of approximately $245,220,032, and (ii) one mortgage pool of conventional, second lien, fixed and adjustable rate, residential mortgage loans with a total principal balance as of the cut-off date of approximately $54,788,796. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

The mortgage loans will have interest rates that adjust at the intervals and based on the indices described in this prospectus supplement. The majority of the mortgage loans in pool I and all of the mortgage loans in pool II have original terms to maturity of 30 years.

The mortgage loans will not be insured or guaranteed by any government agency.

The Depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

Mortgage Loan Summary (Pool I)

	Range or Total	Average or Weighted Average	Total Percentage

Number of Mortgage Loans	599	—	—
Total Scheduled Principal Balance	$245,220,032	—	—
Scheduled Principal Balances	$42,000 to $3,000,000	$409,382	—
Mortgage Rates	5.000% to 8.625%	6.472%	—
Original Terms to Maturity (in months)	360 to 480	360	—
Remaining Terms to Maturity (in months)	346 to 480	359	—
Original Loan to Value Ratios	27.03% to 100.00%	77.19%	—
Original Indicative Combined Loan-to-Value Ratios	27.03% to 100.00%	82.01%	—
Number of Interest-Only Mortgage Loans	590	—	99.30%
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgaged Properties in Florida	352	—	66.60%
Number of Mortgaged Properties in Georgia	192	—	26.21%
Number of Mortgaged Properties in the Maximum Single Zip Code Concentration (Zip Code 34786)	7	—	2.71%
Credit Scores(1)(2)	625 to 817	733	—
Gross Margins(1)	2.250%	2.250%	—
Maximum Mortgage Rates(1)	11.000% to 14.625%	12.520%	—
Minimum Mortgage Rates(1)	1.320% to 2.000%	1.929%	—
Months to Next Mortgage Rate Adjustment(1)	48 to 121	71	—
Periodic Caps(1)(3)	2.000%	2.000%	—
_________
(1)	Calculated only with respect to the adjustable rate mortgage loans.
(2)	Weighed average for mortgage loans with a credit score.
(3)	Weighted average for mortgage loans with periodic caps.

Mortgage Loan Summary (Loan Group I-1)

	Range or Total	Average or Weighted Average	Total Percentage

Number of Mortgage Loans	370	—	—
Total Scheduled Principal Balance	$155,989,638	—	—
Scheduled Principal Balances	$59,300 to $3,000,000	$421,594	—
Mortgage Rates	5.000% to 8.500%	6.409%	—
Original Terms to Maturity (in months)	360	360	—
Remaining Terms to Maturity (in months)	355 to 360	359	—
Original Loan to Value Ratios	27.03% to 100.00%	77.05%	—
Original Indicative Combined Loan-to-Value Ratios	27.03% to 100.00%	81.82%	—
Number of Interest-Only Mortgage Loans	366	—	99.46%
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgaged Properties in Florida	204	—	63.67%
Number of Mortgaged Properties in Georgia	147	—	31.39%
Number of Mortgaged Properties in the Maximum Single Zip Code Concentration (Zip Code 33611)	3	—	2.59%
Credit Scores(1)(2)	637 to 817	735	—
Gross Margins(1)	2.250%	2.250%	—
Maximum Mortgage Rates(1)	11.000% to 14.500%	12.456%	—
Minimum Mortgage Rates(1)	1.320% to 2.000%	1.924%	—
Months to Next Mortgage Rate Adjustment(1)	48 to 61	59	—
Periodic Caps(1)(3)	2.000%	2.000%	—
_________
(1)	Calculated only with respect to the adjustable rate mortgage loans.
(2)	Weighed average for mortgage loans with a credit score.
(3)	Weighted average for mortgage loans with periodic caps.

Mortgage Loan Summary (Loan Group I-2)

	Range or Total	Average or Weighted Average	Total Percentage

Number of Mortgage Loans	178	—	—
Total Scheduled Principal Balance	$63,420,137	—	—
Scheduled Principal Balances	$42,000 to $1,900,000	$356,293	—
Mortgage Rates	5.000% to 8.625%	6.663%	—
Original Terms to Maturity (in months)	360 to 480	361	—
Remaining Terms to Maturity (in months)	346 to 480	360	—
Original Loan to Value Ratios	33.75% to 100.00%	77.31%	—
Original Indicative Combined Loan-to-Value Ratios	33.75% to 100.00%	82.63%	—
Number of Interest-Only Mortgage Loans	173	—	98.61%
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgaged Properties in Florida	115	—	72.76%
Number of Mortgaged Properties in Georgia	33	—	16.17%
Number of Mortgaged Properties in North Carolina	25	—	10.01%
Number of Mortgaged Properties in the Maximum Single Zip Code Concentration (Zip Code 34110)	2	—	4.17%
Credit Scores(1)(2)	625 to 816	726	—
Gross Margins(1)	2.250%	2.250%	—
Maximum Mortgage Rates(1)	11.000% to 14.625%	12.731%	—
Minimum Mortgage Rates(1)	1.420% to 2.000%	1.941%	—
Months to Next Mortgage Rate Adjustment(1)	70 to 85	82	—
Periodic Caps(1)(3)	2.000%	2.000%	—
_________
(1)	Calculated only with respect to the adjustable rate mortgage loans.
(2)	Weighed average for mortgage loans with a credit score.
(3)	Weighted average for mortgage loans with periodic caps.

Mortgage Loan Summary (Loan Group I-3)

	Range or Total	Average or Weighted Average	Total Percentage

Number of Mortgage Loans	51	—	—
Total Scheduled Principal Balance	$25,810,257	—	—
Scheduled Principal Balances	$98,600 to $1,169,000	$506,083	—
Mortgage Rates	5.500% to 7.625%	6.389%	—
Original Terms to Maturity (in months)	360	360	—
Remaining Terms to Maturity (in months)	356 to 360	359	—
Original Loan to Value Ratios	40.50% to 100.00%	77.68%	—
Original Indicative Combined Loan-to-Value Ratios	40.50% to 100.00%	81.69%	—
Number of Interest-Only Mortgage Loans	51	—	100.00%
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgaged Properties in Florida	33	—	69.21%
Number of Mortgaged Properties in Georgia	12	—	19.55%
Number of Mortgaged Properties in North Carolina	6	—	11.24%
Number of Mortgaged Properties in the Maximum Single Zip Code Concentration (Zip Code 33498)	2	—	4.85%
Credit Scores(1)(2)	646 to 816	743	—
Gross Margins(1)	2.250%	2.250%	—
Maximum Mortgage Rates(1)	11.500% to 13.625%	12.389%	—
Minimum Mortgage Rates(1)	1.420% to 2.000%	1.933%	—
Months to Next Mortgage Rate Adjustment(1)	108 to 121	119	—
Periodic Caps(1)(3)	2.000%	2.000%	—
_________
(1)	Calculated only with respect to the adjustable rate mortgage loans.
(2)	Weighed average for mortgage loans with a credit score.
(3)  Weighted average for mortgage loans with periodic caps.

Mortgage Loan Summary (Pool II)

	Range or Total	Average or Weighted Average	Total Percentage

Number of Mortgage Loans	1,161	—	—
Total Scheduled Principal Balance	$54,788,796	—	—
Scheduled Principal Balances	$1,000 to $350,000	$47,191	—
Mortgage Rates	6.750% to 18.875%	8.967%	—
Original Terms to Maturity (in months)	240 to 360	246	—
Remaining Terms to Maturity (in months)	237 to 360	244	—
Original Combined Loan-to-Value Ratios	28.41% to 100.14%(1)	96.16%	—
Number of Interest-Only Mortgage Loans	1,135	—	97.30%
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgaged Properties in Georgia	595	—	46.43%
Number of Mortgaged Properties in Florida	438	—	44.40%
Number of Mortgaged Properties in the Maximum Single Zip Code Concentration (Zip Code 30135)	22	—	2.25%
Credit Scores(2)	626 to 816	732	—
Gross Margins(2)	2.875% to 4.875%	3.680%	—
Maximum Mortgage Rates(2)	16.000%	16.000%	—
Minimum Mortgage Rates(2)	2.375% to 4.375%	3.180%	—
Months to Next Mortgage Rate Adjustment(2)	4 to 61	56	—
_________
(1)	As of the closing date, no pool II mortgage loan in the trust will have a combined loan-to-value ratio of greater than 100%.
(2)	Calculated only with respect to the adjustable rate mortgage loans.

See “Description of the Mortgage Loans” in this prospectus supplement for a general description of the mortgage loans expected to be included in the trust.

Mortgage Loan Representations and Warranties

The seller will make certain representations and warranties concerning the mortgage loans to the depositor under the mortgage loan purchase agreement. The depositor’s rights to these representations and warranties will be assigned to the trust under the pooling and servicing agreement.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the seller will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust because of a breach of a representation or warranty, (a) substitution must generally take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

See “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of the Mortgage Loans” in this prospectus supplement.

Mortgage Loan Servicing

The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans by the servicer, but will not be ultimately responsible for the servicing of the mortgage loans, except as provided in the pooling and servicing agreement and described in this prospectus supplement.

The mortgage loans will be serviced by HomeBanc Mortgage Corporation.

If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer and the rating agencies will assume responsibility for the servicing of the mortgage loans, as described in this prospectus supplement.

See “The Servicer,” “Mortgage Loan Servicing” and “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Events of Default; Servicer Termination Events” in this prospectus supplement.

Optional Purchase of the Mortgage Loans

The servicer may purchase the mortgage loans in pool I or in pool II on any distribution date following the month in which the total principal balance of the mortgage loans in the related pool declines to less than 10% of their initial total principal balance as of the cut-off date.

If the mortgage loans are purchased, certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

See “Description of the Certificates—Optional Purchase of the Pool I Mortgage Loans” and “—Optional Purchase of the Pool II Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Financing

The trustee, through a syndicate of lenders, provided a portion of the financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay this financing.

Tax Status

The sponsor, on behalf of the trust, will elect to treat all or a portion of the assets of the trust as multiple REMICs for federal income tax purposes. Each of the certificates other than the Class R Certificates will represent ownership of “regular interests” in a REMIC, combined, in the case of the group II offered certificates, with certain contractual rights. The Class R Certificates will be designated as the sole class of “residual interest” in each of the REMICs.

Certain of the certificates may be issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement and underwritten by the underwriter may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

The Class I-1A-1, Class I-1A-2, Class I-2A-1, Class I-2A-2, Class I-3A-1, Class I-3A-2 and Class I-B-1 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Offered Certificates

Each class of offered certificates is expected to initially have the ratings from Standard and Poor’s Ratings Services and Moody’s Investors Service specified on page S-3.

These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the ratings of the offered certificates.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Changes in Mortgage Indices May Reduce the Yields on the Group I Senior Certificates, the Group I Subordinate Certificates and the Group II Offered Certificates

As described in this prospectus supplement, the group I senior certificates (other than the interest only certificates) will accrue interest at rates based on the weighted average of the net mortgage rates on the mortgage loans in the related loan group minus the applicable margin, the group I subordinate certificates will accrue interest at rates based on the weighted average of the net mortgage rates on all the mortgage loans in pool I weighted by the related loan group and the group II offered certificates will accrue interest at rates based on one-month LIBOR, subject to a cap equal to the weighted average of the net mortgage rates on the mortgage loans in pool II. Except with respect to the adjustable rate mortgage loans during their respective fixed rate periods or with respect to the fixed rate mortgage loans, the interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as described in this prospectus supplement. As a result, declines in the indices on which the interest rates on the mortgage loans in pool I are based will result, over time, in lower yields on the related classes of group I certificates (other than the interest only certificates). Similarly, declines in the indices on which the interest rates on the adjustable rate mortgage loans in pool II are based will result, over time, in lower yields on the group II offered certificates. Furthermore, any increase in the indices in any loan group, with respect to the pool I mortgage loans, or in pool II, with respect to the adjustable rate pool II mortgage loans, on which the interest rates are based may result in prepayments on the mortgage loans and payments of principal on certificates then entitled to principal. In addition, prepayments on mortgage loans in any loan group, with respect to the pool I mortgage loans, or pool II, with respect to the pool II adjustable rate mortgage loans, with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans in that loan group or mortgage pool, as applicable, and, consequently, reduce the interest rate of the related classes of group I senior certificates (other than the interest only certificates), group I subordinate certificates or group II offered certificates, as applicable.

Risks Related to Mortgage Loans With Interest-Only Payments

Substantially all of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of ten years following the origination of the mortgage loan. Following the interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

Special Default Risks of Second Lien Mortgage Loans

All of the mortgage loans in pool II are secured by second liens on the related mortgaged properties. Other than with respect to 14.14% of the mortgage loans in pool II, the trust will not hold the related first lien mortgage loans. The weighted average original combined loan-to-value ratio of the related first lien mortgage loans and second lien mortgage loans is approximately 84.60%. The second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the related first lien mortgage loan is successful in foreclosure of its mortgage, because no junior liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first lien mortgage loan, the holder of the related second lien mortgage loan may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage loan will be available to satisfy the outstanding balance of those mortgage loans only to the extent that the claim of the related first lien mortgage loan has been satisfied in full, including any related foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien mortgage loan and the related first lien mortgage loan in the aggregate, and if the credit enhancement provided by excess interest and overcollateralization has been exhausted or is otherwise unavailable to cover the loss, the certificateholders will bear:

• The risk of delay in payments while any deficiency judgment against the borrower is sought; and
• The risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

In addition, any second lien mortgage loan in the trust that is delinquent for 180 days or more will be charged-off by the servicer if, in general, the mortgage loan is not in foreclosure, has not become REO property or is not otherwise involved in any loss mitigation activities and the trust will incur a realized loss with respect to that mortgage loan.

Risks Related to Simultaneous Second Liens

Approximately 16.81% of the mortgage loans in pool I, and approximately 16.27%, 18.99% and 14.66% of the mortgage loans in loan group I-1, loan group I-2 and loan group I-3, respectively, are mortgage loans with respect to which, at the time of origination, the originator or another lender also originated second lien mortgage loans that will not be included in pool I. The weighted average indicative combined loan-to-value ratio, which is the ratio of the total outstanding principal balance of a first lien mortgage loan and the related simultaneous second lien mortgage loan to the value of the related mortgaged property, of these mortgage loans is approximately 92.58% for mortgage loans in pool I, and approximately 91.89%, 92.64% and 97.02% for mortgage loans in group I-1, loan group I-2 and loan group I-3, respectively. In addition, other borrowers whose first lien loans are included in pool I may have obtained secondary mortgage financing following origination of the first lien loans. Investors should consider that borrowers who have less equity in their homes may be more likely to default, and may be more likely to submit to foreclosure proceedings.

See “Risk Factors—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.
Risks Related to Servicing
The servicer has only limited experience servicing mortgage loans in its portfolio and limited experience servicing mortgage loans in a securitization, which could lead to higher levels of delinquencies and defaults on the mortgage loans than would be the case if the mortgage loans were directly serviced by a more experienced servicer. The master servicer will monitor the performance of the servicer, but if substantial losses occur as a result of delinquencies and defaults on the mortgage loans, you may suffer losses. As a result of the servicer’s limited experience in servicing mortgage loans, the historical delinquency, bankruptcy, foreclosure and default experience of the servicer included in this prospectus supplement under “The Servicer” may not be reflective of the future delinquency and loss experience to be expected of the servicer.

See “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement.
Risks Related to Potential Inadequacy of Credit Enhancement and other Support

The certificates are not insured by any surety bond. The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization. In order to achieve and maintain overcollateralization after losses have occurred on the mortgage loans in pool II it will be necessary that the mortgage loans in pool II generate more interest than is needed to pay interest on the group II certificates, as well as the fees and expenses of the trust. We expect that the mortgage loans in pool II will generate more interest than is needed to pay these amounts because the weighted average of the interest rates on the mortgage loans in pool II will be higher than the interest rates on the group II certificates. Any remaining interest generated by the mortgage loans in pool II will, in effect, absorb losses on the mortgage loans, and will be applied to achieve and maintain overcollateralization.

We cannot assure you, however, that the mortgage loans in pool II will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans in pool II will generate:

Prepayments. Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest, or, in the case of a partial prepayment, will be generating less interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.

Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because the mortgage loan will no longer be outstanding and generating interest. Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

See “Description of the Mortgage Loans—Adjustable Mortgage Rates” and “Description of the Certificates—Credit Enhancement for the Group II Certificates—Overcollateralization” in this prospectus supplement.

Subordination and Allocation of Losses. Subordination in right of payment of the subordinate certificates provides a form of credit enhancement for the related senior certificates and for each class of subordinate certificates having a higher priority of payment. However, if this subordination is insufficient to absorb losses in the case of the group I certificates, or is insufficient to absorb losses in excess of excess interest and any overcollateralization in the case of the group II certificates, then holders of the related subordinate certificates may never receive all of their principal payments. You should consider the following if you invest in a group I certificate:

•  if losses on the mortgage loans in loan group I-1, loan group I-2 or loan group I-3 exceed the total class principal amounts of the Class I-B-6, Class I-B-5 and Class I-B-4 Certificates, the class principal amount of a Class I-B-3 Certificate will be reduced proportionately with the class principal amounts of the other Class I-B-3 Certificates by the amount of that excess;

•  if losses on the mortgage loans in loan group I-1, loan group I-2 or loan group I-3 exceed the total class principal amounts of the Class I-B-6, Class I-B-5, Class I-B-4 and Class I-B-3 Certificates, the class principal amount of a Class I-B-2 Certificate will be reduced proportionately with the class principal amounts of the other Class I-B-2 Certificates by the amount of that excess;

•  if losses on the mortgage loans in loan group I-1, loan group I-2 or loan group I-3 exceed the total class principal amounts of the Class I-B-6, Class I-B-5, Class I-B-4, Class I-B-3 and Class I-B-2 Certificates, the class principal amount of a Class I-B-1 Certificate will be reduced proportionately with the class principal amounts of the other Class I-B-1 Certificates by the amount of that excess;

In addition, after the total class principal amount of the group I subordinate certificates has been reduced to zero, losses on the mortgage loans in loan group I-1, loan group I-2 and loan group I-3 will reduce the class principal amounts of the related group I senior certificates (other than the interest only certificates). For example:

•  if there are additional losses on the mortgage loans in loan group I-1, the class principal amount of the Class I-1A-1 and Class I-1A-2 Certificates will be reduced pro rata based on their respective class principal amounts; provided, however, that any such additional losses otherwise allocable to the Class I-1A-1 Certificates will be allocated to the Class I-1A-2 Certificates, until the class principal amount of that class has been reduced to zero, and then to the Class I-1A-1 Certificates, until the class principal amount of that class has been reduced to zero;

•  if there are additional losses on the mortgage loans in loan group I-2, the class principal amount of the Class I-2A-1 and Class I-2A-2 Certificates will be reduced pro rata based on their respective class principal amounts; provided, however, that any such additional losses otherwise allocable to the Class I-2A-1 Certificates will be allocated to the Class I-2A-2 Certificates, until the class principal amount of that class has been reduced to zero, and then to the Class I-2A-1 Certificates, until the class principal amount of that class has been reduced to zero; and

•  if there are additional losses on the mortgage loans in loan group I-3, the class principal amount of the Class I-3A-1 and Class I-3A-2 Certificates will be reduced pro rata based on their respective class principal amounts; provided, however, that any such additional losses otherwise allocable to the Class I-3A-1 Certificates will be allocated to the Class I-3A-2 Certificates, until the class principal amount of that class has been reduced to zero, and then to the Class I-3A-1 Certificates, until the class principal amount of that class has been reduced to zero.

You should consider the following if you invest in a group II certificate:

•  if losses on the pool II mortgage loans exceed excess interest and any overcollateralization that has been created with respect to pool II, the principal amount of a Class II-B Certificate will be reduced proportionately with the principal amounts of the other Class II-B Certificates by the amount of that excess;

•  if losses on the pool II mortgage loans exceed excess interest and any overcollateralization that has been created, plus the class principal amount of the Class II-B Certificates, the principal amount of a Class II-M-2 Certificate will be reduced proportionately with the principal amounts of the other Class II-M-2 Certificates by the amount of that excess;

•  if losses on the pool II mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total class principal amount of the Class II-B and Class II-M-2 Certificates, the principal amount of a Class II-M-1 Certificate will be reduced proportionately with the principal amounts of the other Class II-M-1 Certificates by the amount of that excess; and

•  if losses on the pool II mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total class principal amount of the Class II-B, Class II-M-2 and Class II-M-1 Certificates, the principal amount of a Class II-A Certificate will be reduced proportionately with the principal amounts of the other Class II-A Certificates by the amount of that excess.

With respect to the group II certificates, if overcollateralization is restored to the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the group II certificates and the proportionate share of fees, expenses and reimbursements owed by the trust, then excess interest will be used to pay group II certificateholders the amount of any reduction in the principal balances of the group II certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that excess interest will be generated in an amount sufficient to make these payments, and in any event, no interest will be paid to you on the amount by which the principal balance of your certificates was reduced by the application of losses.

See “Description of the Certificates—Credit Enhancement for the Group II Certificates— Subordination” and “—Application of Realized Losses” in this prospectus supplement.

Primary Mortgage Insurance. Approximately 18.46% of the mortgage loans in pool I, and approximately 19.62%, 17.49% and 13.85% of the mortgage loans in loan group I-1, loan group I-2 and loan group I-3, respectively, have original loan-to-value ratios greater than 80%. Approximately 19.16% and 78.40% of those mortgage loans in pool I that have original loan-to-value ratios greater than 80% are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. Approximately 19.71% and 79.97% of those mortgage loans in loan group I-1 that have original loan-to-value ratios greater than 80% are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. Approximately 23.80% and 72.43% of those mortgage loans in loan group I-2 that have original loan-to-value ratios greater than 80% are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. None and approximately 83.51% of those mortgage loans in loan group I-3 that have original loan-to-value ratios greater than 80% are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. The borrower-paid loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 65% to 75% of the value of the related mortgaged property and may be terminated by the related borrower under certain circumstances once the actual loan-to-value ratio of the related mortgage loan is reduced below 80%. The lender-paid loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 70% to 75% of the value of the related mortgaged property and will remain in place until the related mortgage loan has been paid in full or otherwise liquidated. However, both the borrower-paid loan-level primary mortgage insurance policies and the lender-paid loan-level primary mortgage insurance policies will only cover first lien mortgage loans and are subject to various other limitations and exclusions. As a result, coverage may be limited or denied on some mortgage loans. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of the policies, a decline in the value of the related mortgaged properties will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans in the related loan group.

The servicer will be obligated to pay the premiums on the lender-paid loan-level primary mortgage insurance policies under the terms of the pooling and servicing agreement. Investors should consider that if the servicer does not fulfill its covenant to pay the related premiums, whether due to inadvertence or otherwise, the related primary mortgage insurance coverage will be cancelled.

See “Description of the Mortgage Loans—Primary Mortgage Insurance” in this prospectus supplement.
No Cross-Collateralization Between Pool I and Pool II

Interest and principal on the group I certificates will be payable solely from amounts collected on the pool I mortgage loans and interest and principal on the group II certificates will be payable solely from amounts collected on the pool II mortgage loans. Pool I and pool II will not be “cross-collateralized”—i.e., interest and principal received on mortgage loans from each mortgage pool will not be available for distribution to the unrelated group of certificates under any circumstances. As a result, a disproportionately high rate of delinquencies or defaults in one pool may result in shortfalls or losses affecting the related subordinate certificates at the same time amounts from the other mortgage pool are being distributed in respect of certificates relating to that pool with lower seniority. For example, on any distribution date, the class principal amount of the Class I-B-1 Certificates may be reduced because of excessive losses on the pool I mortgage loans, even though the Class II-B Certificates relating to pool II are still outstanding and continue to receive distributions from pool II. Moreover, in the case of extremely high losses experienced by a pool, it is possible that the related senior certificates may not be receiving distributions and may be allocated losses even though the subordinate certificates relating to the other pool are still outstanding and receiving distributions.

Interest Payable to the Interest Only Certificates is Sensitive to Interest Payments on the Other Group I Senior Certificates that Receive Payments from that Loan Group

The Class I-1X Certificates are entitled to receive interest distributions on each distribution date on and up to the distribution date in February 2012 at a fixed annual rate equal to approximately 0.543% on a notional balance equal to the total class principal amount of the Class I-1A-1 Certificates and the Class I-1A-2 Certificates. As a result, the yield on the Class I-1X Certificates will be sensitive to the rate and timing of principal payments of the mortgage loans in loan group I-1 to the extent allocated to the Class I-1A-1 Certificates and Class I-1A-2 Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the mortgage loans in loan group I-1 could result in the failure of investors in the Class I-1X Certificates to recover fully their initial investments.

The Class I-2X Certificates are entitled to receive interest distributions on each distribution date on and up to the distribution date in January 2014 at a fixed annual rate equal to approximately 0.644% on a notional balance equal to the total class principal amount of the Class I-2A-1 Certificates and the Class I-2A-2 Certificates. As a result, the yield on the Class I-2X Certificates will be sensitive to the rate and timing of principal payments of the mortgage loans in loan group I-2 to the extent allocated to the Class I-2A-1 Certificates and Class I-2A-2 Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the mortgage loans in loan group I-2 could result in the failure of investors in the Class I-2X Certificates to recover fully their initial investments.

The Class I-3X Certificates are entitled to receive interest distributions on each distribution date on and up to the distribution date in February 2017 at a fixed annual rate equal to approximately 0.072% on a notional balance equal to the total class principal amount of the Class I-3A-1 Certificates and the Class I-3A-2 Certificates. As a result, the yield on the Class I-3X Certificates will be sensitive to the rate and timing of principal payments of the mortgage loans in loan group I-3 to the extent allocated to the Class I-3A-1 Certificates and Class I-3A-2 Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the mortgage loans in loan group I-3 could result in the failure of investors in the Class I-3X Certificates to recover fully their initial investments.

Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time without penalty.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by various lenders, or as a result of the availability of HomeBanc’s “streamline refi” program, as described under “Origination, Acquisition and Servicing of Mortgage Loans—Origination and Acquisition of Mortgage Loans—“Streamline Refi” Program” in the prospectus and “Yield, Prepayment and Weighted Average Life” and “Mortgage Loan Servicing—Purchase of Mortgage Loans to Facilitate Modification” in this prospectus supplement.

A prepayment of a mortgage loan will usually result in a payment of principal on the related certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate. In addition, prepayments in full or in part of mortgage loans having relatively high interest rates will reduce the weighted average interest rates of the mortgage loans in the related loan group or mortgage pool, which will reduce the interest rate applicable to the senior certificates related to that loan group or mortgage pool and the interest rates applicable to the related subordinate certificates.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by or on behalf of the servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Risks Related to Geographic Concentration of Mortgage Loans

Approximately 62.55% of the mortgage loans in the trust, and approximately 66.60%, 63.67%, 72.76%, 69.21% and 44.40% of the mortgage loans in pool I, loan group I-1, loan group I-2, loan group I-3 and pool II, respectively, to be included in the trust are secured by properties located in Florida and approximately 29.90% of the mortgage loans in the trust, and approximately 26.21%, 31.39%, 16.17%, 19.55% and 46.43% of the mortgage loans in pool I, loan group I-1, loan group I-2, loan group I-3 and pool II, respectively, to be included in the trust are secured by properties located in Georgia. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because adverse economic conditions, natural disasters, and other factors affecting Florida or Georgia will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the applicable tables in Annex C of this prospectus supplement.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the seller and its lending affiliates. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.

Violation of Predatory Lending/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.
Bankruptcy Proceedings Could Delay or Reduce Payments on the Certificates

Each transfer of a mortgage loan to the seller, from the seller to the depositor and from the depositor to the trust, is intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the certificates. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the insolvency of the seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the certificates in full.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose total loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage lenders that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The mortgage loans in the trust do not include subprime mortgage loans; however, you should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Description of the Issuing Entity

General

HomeBanc Mortgage Trust 2007-1 is a statutory trust formed under the laws of the State of Delaware pursuant to (i) a trust agreement dated on or about March 29, 2007, among the Depositor, the Trustee and the Delaware trustee and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware on or about March 29, 2007. The purposes, powers, separateness and other Delaware trust requirements are provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will constitute the “governing instrument” under the laws of the State of Delaware. The Trust will not engage in any activity other than (i) to issue the Certificates and to sell the Certificates to or at the direction of the Depositor, (ii) with the proceeds of the sale of the Certificates, to purchase the Mortgage Loans and all related assets, (iii) to enter into the Pooling and Servicing Agreement and to perform its obligations thereunder, (iv) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith and (v) subject to compliance with the Pooling and Servicing Agreement, to engage in such other activities as may be required in connection with the conservation of the assets of the Trust and making distributions to the Certificateholders. The foregoing restrictions will be contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 66-2/3% of the voting rights under the Pooling and Servicing Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Amendment” in the prospectus. In addition, the Pooling and Servicing Agreement will include several separateness covenants with respect to the Trust, including covenants to not commingle assets with any other entity, to maintain its financial and accounting books and records separate from those of another entity, to pay its indebtedness, operating expenses and liabilities from its own funds and to not pay the indebtedness, operating expenses and liabilities of any other entity.

The Trustee, the Delaware Trustee, the Master Servicer and the Securities Administrator, on behalf of the Trust, will only be permitted to take such actions as are permitted under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trust will not have the power to issue additional Certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity, without the amendment of the Pooling and Servicing Agreement by holders of Certificates and the other parties thereto as described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Amendment” in the prospectus.

The assets of the Trust will consist of the Mortgage Loans and certain related assets described under “Description of the Mortgage Loans.”

The Trust’s fiscal year end is December 31.

The Delaware Trustee

Wilmington Trust Company will act not in its individual capacity but solely as the Delaware Trustee under the Pooling and Servicing Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust Company has served as a Delaware trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as the Delaware Trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of any other information contained herein.

The agreed upon fixed annual fee of the Delaware Trustee will be paid by the Master Servicer. The Delaware Trustee will be entitled to reimbursement for expenses and certain other amounts (including its fees to the extent not paid by the Master Servicer and certain indemnification amounts) prior to distribution of any amounts to Certificateholders.

Description of the Certificates

General

The Trust will issue, pursuant to the Pooling and Servicing Agreement, Certificates having the following class designations: Class I-1A-1, Class I-1A-2, Class I-1X, Class I-2A-1, Class I-2A-2, Class I-2X, Class I-3A-1, Class I-3A-2, Class I-3X, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-A, Class II-M-1, Class II-M-2, Class II-B, Class II-X and Class R. Only the Offered Certificates are offered hereby.

The Certificates will represent beneficial ownership interests in the assets of the Trust. The assets of the Trust will consist primarily of (1) a pool of conventional, adjustable rate, first lien residential mortgage loans, divided into three Loan Groups; (2) a pool of conventional, fixed and adjustable rate, second lien residential mortgage loans; (3) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Account, Collection Account and the Certificate Account maintained by the Servicer, the Master Servicer and the Securities Administrator, respectively, on behalf of the Trustee; (4) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure; (5) the rights of the Depositor under the Mortgage Loan Purchase Agreement, as described under “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of Mortgage Loans” herein; and (6) all proceeds of the foregoing.

Each class of Offered Certificates will be issued in the respective approximate initial total principal amount or total notional amount specified in the table on page S-3. The initial total Class Principal Amount of the Offered Certificates for each Mortgage Pool may be increased or decreased by up to ten percent to the extent that the applicable Cut-off Date Balance of the related Mortgage Loans is correspondingly increased or decreased as described under “Description of the Mortgage Loans” herein.

With respect to the Group I Certificates, the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates will be issued in the approximate initial Class Principal Amounts of $3,310,000, $1,227,000 and $982,032, respectively. The Class I-B-4, Class I-B-5 and Class I-B-6 Certificates will accrue interest with respect to each Interest Accrual Period at an annual rate equal to the weighted average of the weighted average (by Loan Group) of the Net Mortgage Rate of the Mortgage Loans in Loan Group I-1, Loan Group I-2 and Loan Group I-3, respectively, weighted in proportion to the results of subtracting from the aggregate Outstanding Principal Balance of the Mortgage Loans of each such Loan Group the aggregate Class Principal Amount of the related classes of Senior Certificates.

The Class I-B-4, Class I-B-5, Class I-B-6, Class II-X and Class R Certificates are not being offered by this prospectus supplement.

For purposes of allocating distributions of interest and/or principal on the Group I Senior Certificates, (1) the Class I-1A-1, Class I-1A-2 and Class I-1X Certificates will relate to, and generally will receive collections from, the Mortgage Loans in Loan Group I-1, (2) the Class I-2A-1, Class I-2A-2 and Class I-2X Certificates will relate to, and generally will receive collections from, the Mortgage Loans in Loan Group I-2, (3) the Class I-3A-1, Class I-3A-2 and Class I-3X Certificates will relate to, and generally will receive collections from, the Mortgage Loans in Loan Group I-3 and (4) the Class II-A, Class II-M-1, Class II-M-2 and Class II-B Certificates will relate to, and generally will receive collections from, the Mortgage Loans in Pool II. Holders of Group I Subordinate Certificates will be entitled to receive distributions based upon interest and principal collections from each of Loan Group I-1, Loan Group I-2 and Loan Group I-3, but such rights to distributions will be subordinate to the rights of the holders of the Group I Senior Certificates to the extent described herein. Holders of Group II Subordinate Certificates will be entitled to receive distributions based upon interest and principal collections from Pool II, but such rights to distributions will be subordinate to the rights of the holders of the Group II Senior Certificates to the extent described herein.

The Class II-X Certificates will be entitled to Group II Monthly Excess Cashflow remaining after required distributions are made to the Group II Senior Certificates and Group II Subordinate Certificates and certain fees, expenses, indemnities and reimbursements are paid. The Class R Certificate will evidence the residual interest in the REMIC and will represent the remaining interest in the assets of the Trust after the required distributions are made to all other Classes of Certificates and certain fees, expenses, indemnities and reimbursements are paid.

The Seller will initially hold the Class II-X Certificates, and may later sell such Certificates to another special purpose entity that will issue securities backed by all or a portion of such Certificates.

Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in April 2007, to Certificateholders of record on the applicable Record Date.

Distributions on the Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the office of the Securities Administrator in its capacity as Certificate Registrar.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants.

Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate will be entitled to receive a physical certificate representing such person’s interest, except as set forth below under “—Book-Entry Registration—Definitive Certificates.” Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

General. Beneficial Owners will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The Beneficial Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the Beneficial Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a Participant, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a DTC participant) and on the records of Clearstream Luxembourg or Euroclear, as appropriate). Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. See “Book-Entry Registration” in the prospectus.

Distributions on the Group I Certificates

On each Distribution Date, the Group I Available Funds with respect to the Mortgage Loans in Loan Group I-1, Loan Group I-2 and Loan Group I-3 will be distributed as follows:

(A)  on each Distribution Date, the Group I Available Funds for Loan Group I-1 will be distributed to the Group I-1 Senior Certificates and the Class I-1X Certificates as follows:

first, to the Class I-1A-1, Class I-1A-2 and Class I-1X Certificates, on a pro rata basis, the Group I Accrued Interest on such class for such Distribution Date. As described under “—Interest Distributions” below, accrued interest on the Class I-1A-1, Class I-1A-2 and Class I-1X Certificates is subject to reduction in the event of certain Group I Net Interest Shortfalls allocable thereto;

second, to the Class I-1A-1, Class I-1A-2 and Class I-1X Certificates, on a pro rata basis, any Group I Accrued Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I Available Funds for Loan Group I-1; and

third, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, on a pro rata basis, in reduction of the Class Principal Amounts thereof, the Group I Senior Optimal Principal Amount for the Group I-1 Senior Certificates for such Distribution Date, to the extent of remaining Group I Available Funds for Loan Group I-1, until the Class Principal Amounts of such classes have been reduced to zero.

(B)  on each Distribution Date, the Group I Available Funds for Loan Group I-2 will be distributed to the Group I-2 Senior Certificates and the Class I-2X Certificates as follows:

first, to the Class I-2A-1, Class I-2A-2 and Class I-2X Certificates, on a pro rata basis, the Group I Accrued Interest on such class for such Distribution Date. As described under “—Interest Distributions” below, accrued interest on the Class I-2A-1, Class I-2A-2 and Class I-2X Certificates is subject to reduction in the event of certain Group I Net Interest Shortfalls allocable thereto;

second, to the Class I-2A-1, Class I-2A-2 and Class I-2X Certificates, on a pro rata basis, any Group I Accrued Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I-2 Available Funds; and

third, to the Class I-2-A-1 Certificates and Class I-2-A-2 Certificates, on a pro rata basis, in reduction of the Class Principal Amounts thereof, the Group I Senior Optimal Principal Amount for the Group I-2 Senior Certificates for such Distribution Date, to the extent of remaining Group I Available Funds for Loan Group I-2, until the Class Principal Amounts of such classes have been reduced to zero.

(C)  on each Distribution Date, the Group I Available Funds for Loan Group I-3 will be distributed to the Group I-3 Senior Certificates and the Class I-3X Certificates as follows:

first, to the Class I-3A-1, Class I-3A-2 and Class I-3X Certificates, on a pro rata basis, the Group I Accrued Interest on such class for such Distribution Date. As described under “—Interest Distributions” below, accrued interest on the Class I-3A-1, Class I-3A-2 and Class I-3X Certificates is subject to reduction in the event of certain Group I Net Interest Shortfalls allocable thereto;

second, to the Class I-3A-1, Class I-3A-2 and Class I-3X Certificates, on a pro rata basis, any Group I Accrued Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I-3 Available Funds; and

third, to the Class I-3A-1 Certificates and Class I-3A-2 Certificates, on a pro rata basis, in reduction of the Class Principal Amounts thereof, the Group I Senior Optimal Principal Amount for the Group I-3 Senior Certificates for such Distribution Date, to the extent of remaining Group I Available Funds for Loan Group I-3, until the Class Principal Amounts of such classes have been reduced to zero.

(D)  Except as described in paragraphs (E) and (F) below, on each Distribution Date on or prior to the Distribution Date on which the Class Principal Amounts of the Group I Subordinate Certificates are reduced to zero, such date being referred to herein as the Group I Cross-Over Date, an amount equal to the sum of the remaining Group I Available Funds for each Loan Group after the distributions described in (A), (B) and (C) above will be distributed sequentially in the following order: to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Group I Accrued Interest thereon for such Distribution Date, (b) any Group I Accrued Interest thereon remaining undistributed from previous Distribution Dates and (c) such class’s Group I Allocable Share for such Distribution Date, in each case, to the extent of the remaining Group I Available Funds.

(E)  On each Distribution Date prior to the Group I Cross-Over Date but after the reduction of the Class Principal Amount of the Group I Senior Certificates of a Certificate Group to zero, the remaining class or classes of Group I Senior Certificates in the remaining Certificate Group or Groups will be entitled to receive in reduction of their Class Principal Amounts, pro rata based upon their Class Principal Amounts immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective Loan Group allocated to such Group I Senior Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Loan Group or Groups relating to the class or classes of Group I Senior Certificates of the fully repaid Certificate Group; provided, however, that if (A) the weighted average of the Group I Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the Group I Subordinate Percentages and (B) the aggregate Scheduled Principal Balance of the Pool I Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Class Principal Amount of the Group I Subordinate Certificates does not exceed 50%, then the additional allocation of Principal Prepayments to the Group I-1 Senior Certificates, Group I-2 Senior Certificates and Group I-3 Senior Certificates in accordance with this paragraph (E) will not be made and 100% of the Principal Prepayments on any Group I Mortgage Loan in the Loan Group relating to the fully repaid class or classes of Group I Senior Certificates will be allocated to the Group I Subordinate Certificates.

(F)  If on any Distribution Date on which the aggregate Class Principal Amount of the Group I-1 Senior Certificates, Group I-2 Senior Certificates and Group I-3 Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Pool I Mortgage Loans in its related Loan Group and any Group I Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Group I Subordinate Certificates in respect of principal will be distributed to the Group I-1 Senior Certificates, Group I-2 Senior Certificates and Group I-3 Senior Certificates, as applicable, pro rata, based upon their Class Principal Amounts immediately prior to such Distribution Date, in reduction of the Class Principal Amounts thereof, until the aggregate Class Principal Amount of the Group I-1 Senior Certificates, Group I-2 Senior Certificates and Group I-3 Senior Certificates, as applicable, is equal to the aggregate Scheduled Principal Balance of the Mortgage loans in its related Loan Group, and (ii) the Group I Accrued Interest otherwise allocable to the Group I Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such class or classes of Group I Senior Certificates in an amount equal to the Group I Accrued Interest for such Distribution Date on the excess of (x) the aggregate Class Principal Amount of the Group I-1 Senior Certificates, Group I-2 Senior Certificates and Group I-3 Senior Certificates, as applicable, over (y) the aggregate Scheduled Principal Balance of the Pool I Mortgage Loans in the related Loan Group. Any such reduction in the Group I Accrued Interest on the Group I Subordinate Certificates will be allocated in reverse order of the Group I Subordinate Certificates’ numerical designations, commencing with the Class I-B-6 Certificates.

(G)  If, after distributions have been made pursuant to priorities first and second of paragraphs (A), (B) and (C) above on any Distribution Date, the remaining Group I Available Funds for each Loan Group are less than the Group I Senior Optimal Principal Amounts for the Group I-1 Senior Certificates, Group I-2 Senior Certificates and Group I-3 Senior Certificates, respectively, the Group I Senior Optimal Principal Amount for such Loan Group shall be reduced, and such remaining Group I Available Funds will be distributed among the related Group I Senior Certificates, other than the Interest Only Certificates, on a pro rata basis on the basis of such reduced amount.

On each Distribution Date, any Group I Available Funds remaining after payment of interest and principal to the classes of Group I Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any Distribution Date there are any Group I Available Funds remaining after payment of interest and principal to a class or classes of Certificates entitled thereto, such amounts will be distributed to the other classes of Group I Senior Certificates, pro rata, based upon their Class Principal Amounts, until all amounts due to all classes of Group I Senior Certificates have been paid in full, before any amounts are distributed to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

Distributions of Interest on the Group I Certificates

Holders of each class of Group I Senior Certificates will be entitled to receive interest distributions in an amount equal to the Group I Accrued Interest on that class on each Distribution Date, to the extent of the Group I Available Funds for the related Loan Group for that Distribution Date.

Holders of each class of Group I Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Group I Accrued Interest on that class on each Distribution Date, to the extent of remaining Group I Available Funds for that Distribution Date after distributions of interest and/or principal to the related Group I Senior Certificates and distributions of interest and principal to any class of Group I Subordinate Certificates having a higher payment priority.

As described in the definition of “Group I Accrued Interest” under “Glossary” in this prospectus supplement, accrued interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

When a principal prepayment is made on a Group I Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in full or in part are generally applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period, in the case of any prepayments in full, or in any Collection Period, in the case of any partial prepayments, will be available to make distributions to holders of the Group I Certificates on the Distribution Date following the Prepayment Period or Collection Period, as applicable. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, the amount of Group I Available Funds would be reduced.

With respect to prepayments in full or in part received from a borrower during any Prepayment Period, the Servicer will be obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Pool I Mortgage Loans for the applicable Distribution Date). The Servicer is obligated to reduce its servicing compensation for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls with respect to the Pool I Mortgage Loans. The Master Servicer is obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer, but only up to the amount of the Master Servicer’s compensation with respect to the Pool I Mortgage Loans for such Distribution Date. See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein. Any Prepayment Interest Shortfalls with respect to the Pool I Mortgage Loans not funded by the Servicer or the Master Servicer will reduce Group I Available Funds available for payment on the related Distribution Date.

Realized Losses on the Pool I Mortgage Loans will further reduce the accrued interest payable to the Certificates on a Distribution Date; provided, however, that prior to the date on which the aggregate Class Principal Amounts of the Group I Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Group I Subordinate Certificates, beginning with the class of Group I Subordinate Certificates with the highest numerical class designation, and will not reduce the Group I Accrued Interest on the Group I Senior Certificates of such Loan Group. Once the aggregate Class Principal Amount of the Group I Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated to the Group I Senior Certificates related to the Pool I Mortgage Loans on which such Realized Losses occurred.

If on any Distribution Date the Group I Available Funds for a Loan Group is less than the Group I Accrued Interest on the related class or classes of Group I Senior Certificates for that Distribution Date, prior to reduction for Group I Net Interest Shortfalls and the interest portion of Realized Losses on the related Pool I Mortgage Loans, the shortfall will be allocated among the holders of each class of related Group I Senior Certificates in proportion to the respective amounts of Group I Accrued Interest for that Distribution Date that would have been allocated thereto in the absence of such Group I Net Interest Shortfalls and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls with respect to the Pool I Mortgage Loans in the related Loan Group will constitute unpaid Group I Accrued Interest and will be distributable to holders of the related Certificates entitled to such amounts on subsequent Distribution Dates, to the extent of the related Loan Group’s Group I Available Funds remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicer or otherwise, except to the limited extent described in this prospectus supplement with respect to Prepayment Interest Shortfalls.

As described in this prospectus supplement, the Group I Accrued Interest allocable to each class of certificates, other than the Interest Only Certificates, is based on the Class Principal Amount of that class, or in the case of the Interest Only Certificates, on the Notional Amount of that class. All distributions of interest on the Group I Certificates will be based on a 360-day year consisting of twelve 30-day months.

Distributions of Principal on the Group I Senior Certificates

Distributions in reduction of the Class Principal Amounts of the Group I-1 Senior Certificates will be made on each Distribution Date pursuant to priority third of paragraph (A) under “—Distributions on the Group I Certificates” above. In accordance with such priority third, the Group I Available Funds for Loan Group I-1 remaining after the distribution of interest on the Group I Senior Certificates will be allocated to such certificates in an aggregate amount not to exceed the Group I Senior Optimal Principal Amount for the Group I-1 Senior Certificates for such Distribution Date.

Distributions in reduction of the Class Principal Amount of the Group I-2 Senior Certificates will be made on each Distribution Date pursuant to priority third of paragraph (B) under “—Distributions on the Group I Certificates” above. In accordance with such priority third, the Group I Available Funds for Loan Group I-2 remaining after the distribution of interest on the Group I-2 Senior Certificates will be allocated to such certificates in an aggregate amount not to exceed the Group I Senior Optimal Principal Amount for the Group I-2 Senior Certificates for such Distribution Date.

Distributions in reduction of the Class Principal Amount of the Group I-3 Senior Certificates will be made on each Distribution Date pursuant to priority third of paragraph (C) under “—Distributions on the Group I Certificates” above. In accordance with such priority third, the Group I Available Funds for Loan Group I-3 remaining after the distribution of interest on the Group I-3 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group I Senior Optimal Principal Amount for the Group I-3 Senior Certificates for such Distribution Date.

In addition, if on any Distribution Date the aggregate Class Principal Amount of any class or classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Pool I Mortgage Loans in the related Loan Group, all amounts otherwise allocable to the Group I Subordinate Certificates in respect of principal will be distributed to such class or classes of Group I Senior Certificates in reduction of the Class Principal Amounts thereof, until the aggregate Class Principal Amount of such class or classes of Group I Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Pool I Mortgage Loans in its related Loan Group.

The definition of Group I Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the Pool I Mortgage Loans in the related Loan Group based on the related Group I Senior Prepayment Percentage, rather than the related Group I Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Group I Senior Percentage allocates scheduled payments of principal between the Group I Senior Certificates of a Loan Group and the percentage interest of such Loan Group evidenced by the Group I Subordinate Certificates on a pro rata basis, the Group I Senior Prepayment Percentage for each Loan Group allocates 100% of the unscheduled principal collections to the Group I Senior Certificates of the related Loan Group for the first seven years after the closing date (subject to certain subordination levels being attained and certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Group I Senior Certificates of a Loan Group over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Group I Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the Outstanding Principal Balance of the Pool I Mortgage Loans in each Loan Group evidenced by the Group I Subordinate Certificates. Increasing the respective percentage interest in a Loan Group of the Group I Subordinate Certificates relative to that of the related Group I Senior Certificates is intended to preserve the availability of the subordination provided by the Group I Subordinate Certificates.

On any Distribution Date after the Class Principal Amounts of the Group I Senior Certificates of a Certificate Group have been reduced to zero, 100% of the unscheduled principal collections on the Pool I Mortgage Loans in the Loan Group relating to the fully repaid Certificate Group will be allocated to the Group I Subordinate Certificates if the weighted average of the Group I Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the Group I Subordinate Percentages and certain delinquency tests have been satisfied. If these conditions have not been met, on any Distribution Date after the Class Principal Amounts of the Group I Senior Certificates of a Certificate Group have been reduced to zero, no unscheduled principal collections will be allocated to the Group I Subordinate Certificates on such Distribution Date and all unscheduled principal collections on the Pool I Mortgage Loans in the Loan Group relating to the fully repaid Certificate Group will be allocated among the Group I Senior Certificates of the remaining Certificate Groups on a pro rata basis.

The initial Group I Senior Percentage for the Group I Senior Certificates related to each Loan Group in Pool I will be approximately 92.60%.

For purposes of all principal distributions described above and for calculating the applicable Group I Senior Optimal Principal Amount, Group I Senior Percentage and Group I Senior Prepayment Percentage for each Loan Group, the applicable Class Principal Amount for any Distribution Date shall be determined before the allocation of losses on the Pool I Mortgage Loans in the related Loan Group to be made on such Distribution Date as described under “—Allocation of Losses; Subordination” below.

Distributions of Principal on the Group I Subordinate Certificates

Distributions in reduction of the Class Principal Amounts of the Group I Subordinate Certificates will be made pursuant to priority (c) of paragraph (D) under “—Distributions on the Group I Certificates” above. In accordance with such priority, the Group I Available Funds for each Loan Group, if any, remaining after distributions of principal and interest on the related class or classes of Group I Senior Certificates on such Distribution Date will be allocated to the Group I Subordinate Certificates in an amount equal to each such class’s Group I Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal (or interest only in the case of the Interest Only Certificates), and such class has received distributions of interest, on such Distribution Date.

Notwithstanding the foregoing, if on any Distribution Date the aggregate Class Principal Amount of any class or classes of Group I Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Pool I Mortgage Loans in its related Loan Group, 100% of amounts otherwise allocable to the Group I Subordinate Certificates in respect of principal will be distributed to such class or classes of Group I Senior Certificates, as applicable, in reduction of the Class Principal Amounts thereof, until the aggregate Class Principal Amount of such class or classes of Group I Senior Certificates is equal to the aggregate Scheduled Principal Balance of the Pool I Mortgage Loans in its related Loan Group. See “—Distributions on the Group I Certificates” in this prospectus supplement.

All unscheduled principal collections on the Pool I Mortgage Loans not otherwise distributable to the Group I Senior Certificates will be allocated on a pro rata basis among the class of Group I Subordinate Certificates with the highest payment priority then outstanding and each other class of Group I Subordinate Certificates for which certain loss levels established for such class in the Pooling and Servicing Agreement have not been exceeded. The related loss level on any Distribution Date would be satisfied as to any Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, respectively, only if the sum of the current percentage interests in the Pool I Mortgage Loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the Pool I Mortgage Loans evidenced by such class and each class, if any, subordinate thereto.

As described under “—Distributions of Principal on the Group I Senior Certificates” above, during the first seven years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the Pool I Mortgage Loans in a Loan Group will be allocated to the Group I Senior Certificates in the related Certificate Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the Group I Senior Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied. In addition, if on any Distribution Date, the percentage, the numerator of which is the aggregate Class Principal Amount of the Group I Senior Certificates of a Loan Group immediately preceding such Distribution Date, and the denominator of which is the Scheduled Principal Balance of the Pool I Mortgage Loans in such Loan Group, as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Group I Senior Prepayment Percentage for the Group I Senior Certificates of such Loan Group will equal 100%.

The initial Group I Subordinate Percentage for each Loan Group in Pool I will be approximately 7.40%.

For purposes of all principal distributions described above and for calculating the applicable Group I Subordinate Optimal Principal Amount, Group I Subordinate Percentage and Group I Subordinate Prepayment Percentage, the applicable Class Principal Amount for any Distribution Date shall be determined before the allocation of losses on the Mortgage Loans in the Mortgage Pool to be made on such Distribution Date as described under “—Allocation of Losses on the Pool I Mortgage Loans; Subordination” below.

Allocation of Losses on the Pool I Mortgage Loans; Subordination

The principal portion of Realized Losses on the Pool I Mortgage Loans will be allocated on any Distribution Date as follows: first, to the Class I-B-6 Certificates; second, to the Class I-B-5 Certificates; third, to the Class I-B-4 Certificates; fourth, to the Class I-B-3 Certificates; fifth, to the Class I-B-2 Certificates; and sixth, to the Class I-B-1 Certificates, in each case until the Class Principal Amount of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the Pool I Mortgage Loans in a Loan Group will be allocated on any Distribution Date to the class or classes of Group I Senior Certificates of the related Certificate Group, pro rata, based upon their respective Class Principal Amounts; provided, however, any such Realized Losses otherwise allocable to the Class I-1A-1 Certificates will be allocated first to the Class I-1A-2 Certificates, until the Class Principal Amount of that class has been reduced to zero, and then to the Class I-1A-1 Certificates, such Realized Losses otherwise allocable to the Class I-2A-1 Certificates will be allocated first to the Class I-2A-2 Certificates, until the Class Principal Amount of that class has been reduced to zero, and then to the Class I-2A-1 Certificates, and such Realized Losses otherwise allocable to the Class I-3A-1 Certificates will be allocated first to the Class I-3A-2 Certificates, until the Class Principal Amount of that class has been reduced to zero, and then to the Class I-3A-1 Certificates. Once the Class Principal Amounts of the Group I Senior Certificates of a Certificate Group have been reduced to zero, the principal portion of Realized Losses on the Pool I Mortgage Loans in the related Loan Group (if any) will be allocated on a pro rata basis to the remaining Group I Senior Certificates of the other Certificate Groups.

No reduction of the Class Principal Amount of any class of a Certificate Group shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Class Principal Amount of all of the classes of such Certificate Group as of such Distribution Date to an amount less than the Scheduled Principal Balances of the Pool I Mortgage Loans in the related Loan Group as of the related Due Date. This limitation is referred to herein as the “Group I Loss Allocation Limitation.”

With respect to any defaulted Group I Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the Certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Group I Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer or Master Servicer for Monthly Advances, Servicing Fees, Servicing Advances and certain other amounts specified in the Pooling and Servicing Agreement) towards interest and principal owing on the Group I Mortgage Loan. The amount of such loss realized on a Group I Mortgage Loan, together with the amount of any Bankruptcy Loss (if any) in respect of a Group I Mortgage Loan is referred to in this prospectus supplement as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a debt service reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

The principal portion of debt service reductions will not be allocated in reduction of the Class Principal Amount of any class of Group I Certificates. However, after the Group I Cross-Over Date, the amounts distributable under clause (i) of the definition of Group I Senior Optimal Principal Amount for the Group I Senior Certificates of each Certificate Group will be reduced by the amount of any debt service reductions applicable to the Pool I Mortgage Loans of the related Loan Group. Regardless of when they occur, debt service reductions may reduce the amount of Group I Available Funds for a Loan Group that would otherwise be available for distribution on a Distribution Date. As a result of the subordination of the Group I Subordinate Certificates in right of distribution to the Group I Senior Certificates, any debt service reductions relating to the Pool I Mortgage Loans prior to the Group I Cross-Over Date will be borne by the Group I Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

In order to maximize the likelihood of distribution in full of interest and/or principal to the Group I Senior Certificates, on each Distribution Date, holders of Group I Senior Certificates of each Certificate Group have a right to distributions of the Group I Available Funds of its related Loan Group prior to any distributions being made to the holders of the Group I Subordinate Certificates.

Any allocation of a Realized Loss to a Group I Certificate will be made by reducing the Class Principal Amount thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.

An allocation of a Realized Loss on a pro rata basis among two or more classes of Group I Certificates means an allocation to each such class of Group I Certificates on the basis of its then outstanding Class Principal Amount prior to giving effect to distributions to be made on such Distribution Date.

The interest portion of Realized Losses will be allocated among the outstanding classes of Group I Certificates offered hereby to the extent described under “Distributions on the Group I Certificates—Interest Distributions” above.

In the event that the Servicer or the Master Servicer recovers any amount with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Group I Mortgage Loan, any such amount, being referred to herein as a Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under “Description of the Certificates—Distributions on the Group I Certificates” in this prospectus supplement, and the Class Principal Amount of each Class of Group I Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery. Holders of such Group I Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the distribution date on which such increase occurs. Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the related Group I Available Funds for the related Distribution Date.

Optional Purchase of the Pool I Mortgage Loans

On the Group I Initial Purchase Date, the Servicer will have the option to purchase the Pool I Mortgage Loans, any REO Property and any other property remaining in the Trust with respect to Pool I for the applicable Purchase Price. If such option is exercised, and the option to purchase the Pool II Mortgage Loans, any REO Property and any other property remaining in the Trust with respect to Pool II also has been exercised, the Trust will be terminated.

Distributions of Interest on the Group II Certificates

Calculation of Interest. The amount of interest distributable on each Distribution Date in respect of each class of interest bearing Group II Certificates will equal the sum of (1) Group II Current Interest for such class on such date and (2) any Group II Carryforward Interest for such class on such date. Interest will accrue on the Group II Certificates on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

Determination of LIBOR On each LIBOR Determination Date, the Securities Administrator will determine One-Month LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the BBA as of 11:00 a.m. (London time) on the LIBOR Determination Date.

The BBA’s Interest Settlement Rates are currently displayed on the Designated Telerate Page. Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Group II Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Interest Distribution Priorities. Group II Interest Funds will be distributed on each Distribution Date concurrently as follows:

(A) to the Class II-A Certificates, in an amount equal to Group II Current Interest and any Group II Carryforward Interest for such class for such Distribution Date;

(B) to the Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, in that order, in an amount equal to any Group II Current Interest and any Group II Carryforward Interest for each such class for such Distribution Date;

(C) for application as part of Group II Monthly Excess Interest for such Distribution Date, as described under “—Credit Enhancement for the Group II Certificates—Application of Group II Monthly Excess Cashflow” below, any Group II Interest Funds remaining after application pursuant to clauses (A) and (B) above.

Prepayment Interest Shortfalls. When a principal prepayment is made on a Group II Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in full or in part are generally applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period, in the case of any prepayments in full, or in any Collection Period, in the case of any partial prepayments, will be available to make distributions to Group II Certificateholders on the Distribution Date following the Prepayment Period or Collection Period, as applicable. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, the amount of Group II Interest Funds would be reduced.

With respect to prepayments in full or in part received from a borrower during any Prepayment Period, the Servicer will be obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Pool II Mortgage Loans for the applicable Distribution Date). The Servicer is obligated to reduce its servicing compensation for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls with respect to the Pool II Mortgage Loans. The Master Servicer is obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer, but only up to the amount of the Master Servicer’s compensation with respect to the Pool II Mortgage Loans for such Distribution Date. See “Servicing of the Mortgage Loans—Prepayment Interest Shortfalls” herein. Any Prepayment Interest Shortfalls with respect to the Pool II Mortgage Loans not funded by the Servicer or the Master Servicer will reduce Group II Interest Funds available for payment on the related Distribution Date.

Distributions of Principal on the Group II Certificates

On each Distribution Date, the Group II Principal Distribution Amount will be distributed as follows:

(A) On each Distribution Date (a) prior to the Group II Stepdown Date or (b) with respect to which a Group II Trigger Event is in effect, the Group II Principal Distribution Amount will be distributed as follows:

(1) to the Class II-A Certificates, until its Class Principal Amount has been reduced to zero;

(2) to the Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero; and

(3) for application as part of Group II Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement for the Group II Certificates—Application of Group II Monthly Excess Cashflow” below, any Group II Principal Distribution Amount remaining after application pursuant to clauses (A)(1) and (2) above.

(B) On each Distribution Date (a) on or after the Group II Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Group II Principal Distribution Amount will be distributed as follows:

(1) to the Class II-A Certificates, an amount equal to the Class II-A Principal Distribution Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(2) to the Class II-M-1 Certificates, an amount equal to the Class II-M-1 Principal Distribution Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(3) to the Class II-M-2 Certificates, an amount equal to the Class II-M-2 Principal Distribution Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(4) to the Class II-B Certificates, an amount equal to the Class II-B Principal Distribution Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(5) for application as part of Group II Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement for the Group II Certificates—Application of Group II Monthly Excess Cashflow” below, any Group II Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above;

Credit Enhancement for the Group II Certificates

Credit enhancement for the Group II Offered Certificates consists of the subordination of Group II Certificates having a lower payment priority, the priority of application of Realized Losses, excess interest and overcollateralization, in each case as described herein.

Subordination. The rights of holders of the Group II Subordinate Certificates to receive distributions of interest with respect to the Pool II Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Group II Certificates having a higher priority of distribution, as described under “—Distributions of Interest.” This subordination is intended to enhance the likelihood of regular receipt by holders of Group II Certificates having a higher priority of distribution of the full amount of interest payable thereon.

The limited protection afforded to holders of Group II Certificates by means of the subordination of Group II Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of more senior classes of Group II Certificates to receive, prior to any distribution in respect of interest being made on any Distribution Date in respect of Group II Certificates having a lower priority of distribution, the amounts of interest due them on such Distribution Date.

Application of Realized Losses. If a Group II Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a Realized Loss. Realized Losses on Mortgage Loans in Pool II will have the effect of reducing amounts payable in respect of, first, the Class II-X Certificates (both through the application of Group II Monthly Excess Cashflow to fund such deficiency and through a reduction in the Group II Overcollateralization Amount for the related Distribution Date); second, the Class II-B Certificates; third, the Class II-M-2 Certificates; fourth, the Class II-M-1 Certificates; and fifth, the Class II-A Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Loan Group Balance of Pool II, and thus may reduce the Group II Overcollateralization Amount. As described herein, the Group II Overcollateralization Amount will be increased and maintained by application of Group II Monthly Excess Cashflow to make distributions of principal on the Group II Certificates.

If on any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Pool II Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the aggregate Class Principal Amount of the Group II Senior Certificates and Group II Subordinate Certificates exceeds the Loan Group Balance of Pool II for such Distribution Date, the Class Principal Amounts of the Group II Subordinate Certificates will be reduced in inverse order of priority of distribution. Group II Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class II-B Certificates, until their Class Principal Amount has been reduced to zero; second, the Class II-M-2 Certificates, until their Class Principal Amount has been reduced to zero; third, the Class II-M-1 Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class II-A Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the Group II Senior Certificates and Group II Subordinate Certificates will not receive any distributions in respect of Group II Applied Loss Amounts, except from Group II Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement for the Group II Certificates—Application of Group II Monthly Excess Cashflow” below.

In the event that the Servicer recovers any amount with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation of such Group II Mortgage Loan, such Subsequent Recovery will be included in Group II Principal Funds for Pool II and distributed in accordance with the priorities described under “Description of the Certificates—Distributions of Principal on the Group II Certificates” in this prospectus supplement and the Certificate Principal Amount of each Group II Certificate that has previously been reduced by a Group II Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Group II Principal Funds for the related Distribution Date.

Excess Interest. The Pool II Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Group II Senior Certificates and the Group II Subordinate Certificates and the expenses of the Master Servicer, the Servicer, the Securities Administrator, the Custodian, the Delaware Trustee and the Trustee allocable to the Group II Certificates. Such excess interest from the Pool II Mortgage Loans each month will be available to absorb Realized Losses on the Pool II Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

Overcollateralization. On the Closing Date, the Pool II Cut-off Date Balance of the Pool II Mortgage Loans is expected to exceed the initial aggregate Class Principal Amount of the Group II Senior Certificates and the Group II Subordinate Certificates by approximately $3,178,796, which represents approximately 5.80% of the Pool II Cut-off Date Balance of the Pool II Mortgage Loans. The weighted average of the Net Mortgage Rates of the Pool II Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Group II Certificates. As described below, the application of interest collections as distributions of principal will cause the aggregate Class Principal Amount of the Group II Certificates to amortize more rapidly than the Pool Balance of Pool II, thus achieving and maintaining overcollateralization (i.e., the excess of the Pool Balance of Pool II over the aggregate Class Principal Amount of the Group II Certificates). However, Realized Losses with respect to Pool II Mortgage Loans may reduce overcollateralization, and could result in a Group II Overcollateralization Deficiency.

As described herein, on and after the Group II Stepdown Date, to the extent that the Group II Overcollateralization Amount exceeds the related Group II Overcollateralization Target Amount, a portion of the Group II Principal Funds will not be applied in reduction of the Class Principal Amounts of the Group II Certificates, but will instead be included in the Group II Monthly Excess Cashflow and applied as described below.

Application of Group II Monthly Excess Cashflow. On each Distribution Date, Group II Monthly Excess Cashflow will be distributed in the following order of priority:

(1) to the holders of the class or classes of Group II Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Group II Extra Principal Distribution Amount, distributable as part of the Group II Principal Distribution Amount for each such class and such Distribution Date;

(2) to the Class II-A, Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, in that order, in an amount equal to the Group II Deferred Amount for each such class and such Distribution Date;

(3) to the Class II-A, Class II-M-1, Class II-M-2 and Class II-B Certificates, sequentially, in that order, in an amount equal to any Group II Basis Risk Carryover Amount for each such class and such Distribution Date; and

(4) to the Class II-X Certificates, any remaining amount in accordance with the terms of the Pooling and Servicing Agreement.

Optional Purchase of the Pool II Mortgage Loans

On the Group II Initial Purchase Date, the Servicer will have the option to purchase the Pool II Mortgage Loans, any REO Property and any other property remaining in the Trust with respect to Pool II for the applicable Purchase Price. If such option is exercised, and the option to purchase the Pool I Mortgage Loans, any REO Property and any other property remaining in the Trust with respect to Pool I also has been exercised, the Trust will be terminated.

The Securities Administrator

Under the Pooling and Servicing Agreement, Wells Fargo Bank, N.A. will act as Securities Administrator for so long as it is also the Master Servicer. As Securities Administrator, Wells Fargo Bank will be responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Commission on behalf of the Trust. The office of the Securities Administrator for purposes of presentation of the Certificates for transfer and exchange and final payment is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: HomeBanc 2007-1, and for all other purposes is P.O. Box 98, Columbia, Maryland 21046, Attention: HomeBanc 2007-1 (or for overnight delivery at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager HomeBanc 2007-1), or any other address that the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee, the Servicer and the Delaware Trustee. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished to Item 1122 of Regulation AB, discloses that it was not in compliance with Item 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

In addition, the Securities Administrator will act as paying agent and Certificate Registrar and will be responsible for providing all customary tax reports to Certificateholders related to their investment. The Securities Administrator will be compensated by the Master Servicer for its services. The Securities Administrator will be entitled to reimbursement from the Trust for certain expenses prior to distribution of any amounts to Certificateholders.

The Trustee

General. U.S. Bank National Association will be the Trustee under the Pooling and Servicing Agreement. The Trustee’s agreed upon fixed annual fee for its services will be paid by the Master Servicer. The Trustee will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to distribution of any amounts to Certificateholders as described under “Fees and Expenses of the Trust.”

U.S. Bank National Association. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006. As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Trust will be administered from U.S. Bank’s corporate trust office located at 1 Federal Street, 3rd Floor, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2006, U.S. Bank was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.1 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 649 issuances of MBS subprime securities with an outstanding aggregate principal balance of approximately $259,053,200,000.

The Trustee’s agreed upon fixed annual fee for its services will be paid by the Master Servicer. The Trustee will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Certificateholders. The Trustee’s Corporate Trust Office is located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/HomeBanc 2007-1, or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Owner Trustee, the Depositor, the Securities Administrator, the Master Servicer and the Servicer.

The Trustee, through a syndicate of lenders, provided a portion of the financing for certain of the Mortgage Loans. A portion of the proceeds of the sale of the Certificates will be used to repay this financing.

The Custodian

U.S. Bank National Association will act as Custodian of the mortgage files pursuant to the Custodial Agreement. The Custodian’s ongoing safekeeping and release fees will be paid by the Master Servicer. The Custodian will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to distribution of any amounts to Certificateholders.

As Custodian, U.S. Bank is responsible for holding the mortgage files on behalf of the Trust. U.S. Bank will hold the mortgage files in one of its custodial vaults, which are located in Jacksonville, Florida. The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Custodial Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held on behalf of the Trustee. As of December 31, 2006, U.S. Bank holds approximately 7,527,000 document files for approximately 980 entities and has been acting as a custodian for approximately 20 years.

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicer, the Master Servicer, the Delaware Trustee and the Trustee will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee is Payable:
Servicer	monthly
Pool I

For each Group I Mortgage Loan, a monthly fee paid to the Servicer out of interest collections received from the related Group I Mortgage Loan calculated on the outstanding principal balance of each Group I Mortgage Loan. All Pool I Mortgage Loans have a servicing fee rate equal to 0.25% per annum prior to step up. After the first adjustment date, the servicing fee rate for approximately 22.83% of the Pool I Mortgage Loans will step up to 0.375% per annum.

In addition, with respect to the Pool I Mortgage Loans covered by an LPMI Policy (approximately 14.47% of the Pool I Mortgage Loans), the monthly fee described above will be increased by an annual percentage rate ranging from 0.26% to 0.68% depending on certain factors including (i) the Loan-to-Value Ratio of the related Group I Mortgage Loan, (ii) the credit score of the related borrower, (iii) whether the related Group I Mortgage Loan financed the purchase of a second home for the related borrower, (iv) whether the related Group I Mortgage Loan financed the purchase of an investment property, (v) whether the related Group I Mortgage Loan was originated in connection with a cash-out refinance of the related mortgaged property and (vi) whether the income of the borrower was verified or stated income was used in connection with the underwriting of the related Group I Mortgage Loan.

Pool II

For each Group II Mortgage Loan, a monthly fee paid to the Servicer out of interest collections received from the related Group II Mortgage Loan calculated on the outstanding principal balance of each Group II Mortgage Loan. All Pool II Mortgage Loans have a servicing fee rate equal to 0.50% per annum.
Deducted by the Servicer from the Servicing Account in respect of each Mortgage Loan, before distribution of any amounts to Certificateholders.

		All investment earnings on amounts on deposit in the Servicing Account.	Retained by the Servicer.

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee is Payable:
Master Servicer	monthly	All investment earnings on amounts on deposit in the Collection Account less any payment of the fees payable to the Trustee, the Delaware Trustee and the Custodian.	Retained by the Master Servicer.

Trustee	annually	A fixed annual fee of $3,500.	Payable from investment earnings on amounts on deposit in the Collection Account.

Delaware Trustee	monthly	A fixed annual fee of $4,000.	Payable from investment earnings on amounts on deposit in the Collection Account.

The Securities Administrator will not receive any additional compensation with respect to its duties on behalf of the Trust. The fees of the Custodian will not be payable by the Trust; the Master Servicer will be responsible for the payment of the fees of the Custodian. None of the fees set forth in the table above may be increased without amendment of the Pooling and Servicing Agreement as described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Amendment” in the prospectus.

Expenses of and certain indemnification amounts, if any, payable to the Servicer, the Custodian, the Master Servicer, the Securities Administrator, the Delaware Trustee and the Trustee will be reimbursed before distributions are made on the Certificates.

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans in the Trust, a Mortgage Pool or in a Loan Group, that percentage (unless otherwise specified) is determined on the basis of the total Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.

General

On the Closing Date, the Trust is expected to include approximately 1,760 conventional, fixed and adjustable rate, first and second lien residential Mortgage Loans, the majority of which have original terms to maturity from the first due date of the Monthly Payment of 30 years, and which have a total Scheduled Principal Balance (after giving effect to Monthly Payments due on the Cut-off Date) of approximately $300,008,828.

The underwriting guidelines generally applied by the Originator in originating the Mortgage Loans are described under “Origination, Acquisition and Servicing of Mortgage Loans—Origination and Acquisition of Mortgage Loans—HBMC Underwriting Guidelines” in the prospectus. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey the Mortgage Loans to the Trust. See “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of the of Mortgage Loans.”

All of the Mortgage Loans in Pool I and approximately 95.15% of the Mortgage Loans in Pool II are adjustable rate mortgage loans. The remaining Mortgage Loans in Pool II are fixed rate mortgage loans. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the related Mortgaged Loan. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Substantially all of the Mortgage Loans provide for monthly distributions of interest, but not principal, for a period of up to ten years following origination, after which the monthly payments will be increased to amounts sufficient to pay interest and to amortize the principal balances over the remaining terms. If the monthly payment at the end of the interest only period is substantially higher than the interest only payment, that loan may be subject to an increased risk of default.

As of the Cut-off Date, approximately 18.46% of the First Lien Mortgage Loans in the Trust, and approximately 18.46%, 19.62%, 17.49% and 13.85% of the Mortgage Loans in Pool I, Loan Group I-1, Loan Group I-2 and Loan Group I-3, respectively, have original Loan-to-Value Ratios in excess of 80%. In addition, approximately 98.63% of the Mortgage Loans in Pool II have Original Combined Loan-to-Value Ratios in excess of 80%. Lastly, approximately 12.63% of the Mortgage Loans in the Trust and approximately 8.73%, 2.76% and 1.13% of the Mortgage Loans in Loan Group I-1, Loan Group I-2 and Loan Group I-3, respectively, which have related Second Lien Mortgage Loans that will not be included in the Trust, have original Indicative Combined Loan-to-Value Ratios in excess of 80%.

All of the Mortgage Loans in Pool II are second lien mortgage loans.

All of the Mortgage Loans in the Trust that have original Loan-to-Value Ratios in excess of 80% are covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.

The Seller will represent and warrant that no Mortgage Loan is a “high cost” or “covered” loan under federal, state or local predatory lending laws.

None of the Mortgage Loans in the Trust were more than 30 days delinquent as of the Cut-off Date. The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered to be 30 days delinquent. Historical delinquency information in respect of the Mortgage Loans in the Trust is set forth in Annex C to this prospectus supplement.

Adjustable Mortgage Rates

As of the Cut-off Date, approximately 34.90% of the Mortgage Loans in the Trust, and approximately 21.44%, 19.45%, 35.05%, none and 95.15% of the Mortgage Loans in Pool I, Loan Group I-1, Loan Group I-2, Loan Group I-3 and Pool II, respectively, will provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index and approximately 4.85% of the Mortgage Loans in the Trust, and approximately 78.56%, 80.55%, 64.95%, all and none of the Mortgage Loans in Pool I, Loan Group I-1, Loan Group I-2, Loan Group I-3 and Pool II, respectively, will provide for an annual adjustment of the related Mortgage Rate based on the One-Year LIBOR Index, each as described under “—The Indices” below. None of the Mortgage Loans in Pool I and approximately 4.85% of the Mortgage Loans in Pool II have a fixed Mortgage Rate. With respect to each Mortgage Loan in Pool I, there will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment will occur after (1) an initial period of approximately five years following origination with respect to all of the Mortgage Loans in Loan Group I-1, (2) an initial period of approximately seven years following origination with respect to all of the Mortgage Loans in Loan Group I-2 and (3) an initial period of approximately ten years following origination with respect to all of the Mortgage Loans in Loan Group I-3.

On each Adjustment Date for a Pool I Mortgage Loan that adjusts based on Six-Month LIBOR, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Six-Month LIBOR Index and the related Gross Margin, provided that the Mortgage Rate on each such Mortgage Loan will (1) not increase or decrease by more than 6.00% on the first Adjustment Date from origination or (2) not exceed the related Maximum Rate over the life of such Mortgage Loan or be less than the Minimum Rate. On each Adjustment Date for a Pool I Mortgage Loan that adjusts based on One-Year LIBOR, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the One-Year LIBOR Index and the related Gross Margin, provided that the Mortgage Rate on each such Mortgage Loan will (1) not increase or decrease by more than 5.00% on the first Adjustment Date from origination or by more than 2.00% with respect to any Adjustment Date thereafter or (2) not exceed the related Maximum Rate over the life of such Mortgage Loan or be less than the Minimum Rate. On each Adjustment Date for a Pool II Mortgage Loan that has an adjustable Mortgage Rate, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the related Index and the related Gross Margin, provided that the Mortgage Rate on each such Mortgage Loan will not exceed the related Maximum Rate over the life of such Mortgage Loan or be less than the Minimum Rate.

Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date after the interest-only period, if any, has concluded, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Caps and Maximum Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Indices

As indicated above, the index applicable to the determination of the Mortgage Rates for the Mortgage Loans will be either the Six-Month LIBOR Index or the One-Year LIBOR Index. In the event that the Six-Month LIBOR Index or the One-Year LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable. For Six-Month LIBOR Loans (including all hybrid loans), the Six-Month LIBOR Index is determined as of the first Business Day of the month immediately preceding the month in which the Adjustment Date occurs. For One-Year LIBOR Loans (including all hybrid loans), the One-Year LIBOR Index is determined as of the date that occurs forty-five (45) days before the Adjustment Date.

Primary Mortgage Insurance

Approximately 15.19% of the Mortgage Loans in the Trust, and approximately 18.46%, 19.62%, 17.49% and 13.85% of the Mortgage Loans in Pool I, Loan Group I-1, Loan Group I-2, Loan Group I-3, respectively, are 80+ LTV Loans. See “Description of the Mortgage Loans—General.” Approximately 19.02% and 77.86% of the 80+ LTV Loans in the Trust are covered by existing borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. Approximately 19.16% and 78.40% of the 80+ LTV Loans in Pool I are covered by existing borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. Approximately 19.71% and 79.97% of the 80+ LTV Loans in Loan Group I-1 are covered by existing borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. Approximately 23.80% and 72.43% of the 80+ LTV Loans in Loan Group I-2 are covered by existing borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. None and approximately 83.51% of the 80+ LTV Loans in Loan Group I-3 are covered by existing borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively.

These primary mortgage insurance policies provide limited protection against losses on defaulted 80+ LTV Loans and such protection is subject to various limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some 80+ LTV Loans. In addition, because the amount of coverage depends on the Loan-to-Value Ratio at the inception of the policy, a decline in the value of a Mortgaged Property will not result in increased coverage, and the Trust may still suffer a loss on a Mortgage Loan covered by a primary mortgage insurance policy The providers of the primary mortgage insurance policies may also affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Mortgage Loans covered by the related primary mortgage insurance policy. The Servicer is responsible for paying the premiums under the LPMI Policies. See “Insurance—Primary Mortgage Insurance Policies” in the prospectus.

Certain Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the approximate aggregate characteristics as of the Cut-off Date as set forth in Annex C to this prospectus supplement. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Trust as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Additional Information

The description in this prospectus supplement of the Mortgage Pools, the Loan Groups and the Mortgaged Properties is based upon the Mortgage Pools and Loan Groups as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Commission following the Closing Date. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

The Trust’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Administration of the Trust—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports prepared and filed by the Securities Administrator with the Commission will be posted on the Securities Administrator’s internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission. The Securities Administrator’s website will initially be located at www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to obtain reports using the above website are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager—HomeBanc 2007-1. The Securities Administrator will have the right to change the way such reports are distributed in order to make such reports more convenient and/or more accessible, and the Securities Administrator will provide notification regarding any such changes.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools during the period from July 31, 2004 to January 31, 2007, presented by pool, is available online at www.hmbtstaticpool.com in a .pdf file entitled “HomeBanc 2007-1.” Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement and the registration statement for the certificates offered hereby, except to the extent provided under “Static Pool Information” in the accompanying prospectus.

Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage loan pools. These differing characteristics include, among others, geographic concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and weighted average credit score. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust.

The Depositor

For information regarding the Depositor, see “The Depositor” in the prospectus.

The Sponsor and Seller

For information regarding the Sponsor and the Seller, see “HomeBanc” in the prospectus.

Underwriting Standards

The underwriting guidelines generally applied by the Originator in originating the Mortgage Loans are described under “Origination, Acquisition and Servicing of Mortgage Loans—Origination and Acquisition of Mortgage Loans—HBMC Underwriting Guidelines” in the prospectus.

The Master Servicer

Wells Fargo Bank, National Association will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The Master Servicer will be responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement. In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare its results to servicer loan-level reports and reconcile any discrepancies with the Servicer. The Master Servicer will also review the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished to Item 1122 of Regulation AB, discloses that it was not in compliance with Item 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

The Servicer

General

For information regarding the Servicer, see “HomeBanc” in the prospectus.

Delinquency and Foreclosure Experience.

The following table sets forth the delinquency and foreclosure experience of first and second lien adjustable rate residential mortgage loans originated by and serviced by the Servicer on behalf of securitization trusts and third parties for whom the Servicer is servicing similar mortgage loan products, as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. In addition, because the delinquency and foreclosure experience of the mortgage loans in the table below only reflects such experience as of the end of the previous six calendar quarters, such data may not reflective of the delinquency and foreclosure experience of the mortgage loans to be expected over an extended period of time. Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans.

Due to its recent formation and its limited life-of-loan servicing activities since December 2003, the Servicer does not have meaningful historical servicing data.

The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.

HomeBanc Mortgage Corporation

Delinquencies and Foreclosures(1)

	As of December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	34,939	$7,132,148,545	96.79%	96.58%
Period of Delinquency(2)
30 to 59 days	765	147,004,715	2.00%	2.11%
60 to 89 days	166	33,948,705	0.46%	0.46%
90 days or more	218	39,898,599	0.54%	0.60%
Foreclosures/Bankruptcies(3)	47	9,341,529	0.13%	0.13%
Real Estate Owned	41	6,167,538	0.08%	0.11%
Total Portfolio	36,176	$7,368,509,631	100.00%	100.00%

	As of September 30, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	32,668	$6,733,400,962	97.42%	97.13%
Period of Delinquency(2)
30 to 59 days	608	115,106,176	1.67%	1.81%
60 to 89 days	144	24,822,388	0.36%	0.43%
90 days or more	133	23,786,584	0.34%	0.40%
Foreclosures/Bankruptcies(3)	45	8,548,977	0.12%	0.13%
Real Estate Owned	36	5,781,570	0.08%	0.11%
Total Portfolio	33,634	$6,911,446,661	100.00%	100.00%

	As of June 30, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	30,920	$6,214,262,896	97.67%	97.53%
Period of Delinquency(2)
30 to 59 days	560	107,569,208	1.69%	1.77%
60 to 89 days	94	17,872,902	0.28%	0.30%
90 days or more	68	12,800,336	0.20%	0.21%
Foreclosures/Bankruptcies(3)	37	5,887,695	0.09%	0.12%
Real Estate Owned	25	4,425,092	0.07%	0.08%
Total Portfolio	31,704	$6,352,818,129	100.00%	100.00%

	As of March 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	32,159	$6,402,253,235	98.40%	98.24%
Period of Delinquency(2)
30 to 59 days	372	$66,975,990	1.03%	1.14%
60 to 89 days	85	$18,696,042	0.29%	0.26%
90 days or more	48	$6,012,883	0.09%	0.15%
Foreclosures/Bankruptcies(3)	58	$10,211,176	0.16%	0.18%
Real Estate Owned	12	$2,430,344	0.04%	0.04%
Total Portfolio	32,734	$6,506,579,669	100.00%	100.00%

	As of December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	30,648	$5,957,375,697	97.81%	97.76%
Period of Delinquency(2)
30 to 59 days	511	100,497,156	1.65%	1.63%
60 to 89 days	79	12,615,448	0.21%	0.25%
90 days or more	43	6,792,421	0.11%	0.14%
Foreclosures/Bankruptcies(3)	61	11,908,004	0.20%	0.19%
Real Estate Owned	9	1,317,589	0.02%	0.03%
Total Portfolio	31,351	$6,090,506,316	100.00%	100.00%

	As of December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	17,096	$3,160,212,874	99.06%	99.11%
Period of Delinquency(2)
30 to 59 days	126	22,655,728	0.71%	0.73%
60 to 89 days	15	2,879,582	0.09%	0.09%
90 days or more	11	2,238,959	0.07%	0.06%
Foreclosures/Bankruptcies(3)	2	2,053,400	0.06%	0.01%
Real Estate Owned	-	0	0.00%	0.00%
Total Portfolio	17,250	$3,190,040,543	100.00%	100.00%
__________________________
(1) These tables show mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(3) Exclusive of the number of loans and principal balance shown in the period of delinquency.

Affiliations and Relationships

Each of HomeBanc Mortgage Corporation (the Sponsor, the Seller and the Servicer) and HMB Acceptance Corp. (the Depositor) are affiliates of one another and are wholly-owned subsidiaries of HomeBanc Corp. See “HomeBanc” in the prospectus.

In addition, various of the transaction parties may engage in business relationships in the ordinary course of business on an arm’s length basis.

Administration of the Trust

Servicing and Administrative Responsibilities

The Servicer, the Master Servicer, the Securities Administrator, the Delaware Trustee, the Trustee and the Custodian will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
Servicer
Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

•  collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts (net of the related servicing fees) in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the Master Servicer for deposit in the Collection Account on the Servicer Remittance Date;

•  collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Monthly Advances with respect to delinquent payments of principal and interest on the Mortgage Loans;
• making Servicing Advances in respect of reasonable and customary “out of pocket” costs and expenses;
• providing monthly loan-level reports to the Master Servicer;
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.

See “Mortgage Loan Servicing” below.
Master Servicer	Performing the master servicing functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the Pooling and Servicing Agreement;

•  collecting monthly remittances from or on behalf of the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Certificate Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by or on behalf of the Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;
• upon the occurrence of a Servicer event of default under the Pooling and Servicing Agreement, at its discretion, terminating the Servicer;
• upon the termination of the Servicer under the Pooling and Servicing Agreement, appointing a successor servicer or succeeding as Servicer; and

•  upon the Master Servicer’s becoming the successor Servicer and in the event the terminated Servicer failed to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Pooling and Servicing Agreement.

See “Mortgage Loan Servicing” below.
Securities Administrator	Performing the securities administrator functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• acting as Certificate Registrar and Paying Agent;
• receiving monthly remittances from the Master Servicer for deposit in the Certificate Account;

•  distributing all amounts on deposit in the Certificate Account in accordance with the priorities described under “Description of the Certificates—Distributions of Interest to the Group I Certificates,” “—Distributions of Principal to the Group I Certificates,” “—Distributions of Interest to the Group II Certificates,” “—Distributions of Principal to the Group II Certificates” and “—Credit Enhancement for the Group II Certificates—Application of Group II Monthly Excess Cashflow” on each Distribution Date;

• performing the calculation of accrual of original issue discount and the amortization of premium on the Certificates;
• preparing and making available on its website a payment statement to Certificateholders based on information received from the Servicer and the Master Servicer; and
• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Certificates.
See “The Mortgage Loan and Purchase Agreement and the Pooling and Servicing Agreement—Administration” and “—Reports to Certificateholders” below.
Delaware Trustee	Performing certain limited trustee functions in accordance with the provisions of the pooling and servicing agreement, including:
• accepting legal process served on the trust in the State of Delaware; and

•  the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Statute.

Trustee	Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• enforcing the obligations of each of the Master Servicer and the Securities Administrator under the Pooling and Servicing Agreement;
• examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Pooling and Servicing Agreement;
• upon the termination of the Custodian, appointing a successor custodian;

•  upon the occurrence of a master servicer event of default under the Pooling and Servicing Agreement, provide notice of such master servicer event of default to the Master Servicer, the Depositor, the Seller and the Rating Agencies;

•  upon the occurrence of a master servicer event of default under the Pooling and Servicing Agreement, at its discretion (or if so directed by the Certificateholders having not less than 51% of the voting rights applicable to the Certificates), terminating the Master Servicer; and

• upon such termination of the Master Servicer under the Pooling and Servicing Agreement, appointing a successor master servicer or succeeding as Master Servicer.
Custodian	Performing the custodial functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• holding and maintaining the mortgage loan documents related to the Mortgage Loans on behalf of the Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders, be deposited in the Servicing Account, the Collection Account and the Certificate Account, which accounts will be established in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in the eligible investments described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:

Servicing Account	Servicer	Any investment earnings (net of any losses realized) will be paid as additional compensation to the Servicer and will not be available for distributions to Certificateholders.

Collection Account	Master Servicer
Any investment earnings (net of the Trustee Fee, the Delaware Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer and will not be available for distributions to Certificateholders.

Certificate Account	Securities Administrator
Any investment earnings (net of the Trustee Fee, the Delaware Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer and will not be available for distributions to Certificateholders.

If funds deposited in the Trust Accounts are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in May 2007:

April 2 through May 1	Collection Period:

Payments due during the related Collection Period (April 2 through May 1) from borrowers will be deposited in the Servicing Account as received and will include scheduled principal and interest payments due during the related Collection Period.

April 1 through April 30	Prepayment Period for partial and full prepayments received from Mortgage Loans:

Partial principal prepayments and principal prepayments in full received by the Servicer during the related Prepayment Period (April 1 through April 30) will be deposited into the Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date (May 18).

April 1 through April 30	Interest Accrual Period:	Interest on each class of Senior Certificates and Subordinate Certificates will accrue during the calendar month immediately preceding the month in which such Distribution Date occurs.
April 30	Record Date
Distributions will be made to Certificateholders of record for all classes of Certificates as of the close of business on the last Business Day of the month immediately before the month in which the Distribution Date occurs.

May 18	Servicer Remittance Date:
The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Collection Account on or prior to the 18th day of each month (or if the 18th day is not a Business Day, the immediately preceding Business Day).

May 24	Master Servicer Remittance Date:
The Master Servicer will remit to the Paying Agent amounts on deposit in the Collection Account for deposit into the Certificate Account, including any Advances made by the Servicer or the Master Servicer for that Distribution Date, on or before the Master Servicer Remittance Date.

May 25	Distribution Date:
On the 25th day of each month (or if the 25th day is not a Business Day, the next Business Day), the Paying Agent will make distributions to Certificateholders from amounts on deposit in the Certificate Account.

Succeeding months follow the same pattern.

Evidence as to Compliance

The Pooling and Servicing Agreement and the Custodial Agreement will each provide that in March of each year, beginning in March of 2008, the Servicer and the Custodian, respectively, will provide to the Master Servicer and the Depositor a report on an assessment of compliance with the AB Servicing Criteria. The Pooling and Servicing Agreement will also provide that in March of each year, beginning in March of 2008, the Master Servicer and the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the Master Servicer and the Depositor a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria applicable to such party were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide for delivery to the Master Servicer and the Depositor in March of each year, beginning in March of 2008, a separate annual statement of compliance from the Servicer to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance will be posted on the Securities Administrator’s website as described under “Additional Information” in this prospectus supplement and may be obtained by Certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under “Additional Information.” These items will also be filed with the Trust’s annual report on Form 10-K, to the extent required under Regulation AB.

Mortgage Loan Servicing

General

The Servicer will perform customary servicing functions with respect to the Mortgage Loans as described under “Administration of the Trust—Servicing and Administrative Responsibilities” above. Among other things, the Servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay the amount of Prepayment Interest Shortfalls on the Mortgage Loans to the extent described below. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to Certificateholders. See “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements” in the prospectus.

Servicing Account and Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which the Servicer will deposit payments on account of interest and principal for the Mortgage Loans, less its Servicing Fee, as described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements— Servicing Compensation and Payment of Expenses” in the prospectus. On the 18th day of each month (or if that day is not a Business Day, the Business Day immediately preceding such 18th day), the Servicer will remit the amounts on deposit in the Servicing Account, net of amounts payable or reimbursable to it, to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer. The Servicer and the Master Servicer are entitled to reimburse themselves from the Servicing Account or Collection Account, as applicable, for any Monthly Advances or Servicing Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Monthly Advances, Servicing Advances.” The Servicing Account and the Collection Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

Servicing Compensation and Payment of Expenses

The Master Servicer will be entitled to retain any interest or other income earned on funds held in the Collection Account and the Certificate Account as described under “Fees and Expenses of the Trust.”

As compensation for servicing, the Servicer is entitled to the compensation described under “Fees and Expenses of the Trust.” Any successor to the Servicer will receive a fee in an amount not greater than the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the borrower, together with any interest or other income earned on funds held in the Servicing Account and the escrow accounts.

The Servicing Fees are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements— Servicing Compensation and Payment of Expenses” in the prospectus.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between due dates, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall resulting from a prepayment in full or in part by a borrower during the related Prepayment Period or Collection Period, as applicable, is generally required to be paid by the Servicer, but only to the extent that such amount does not exceed the total of its servicing fee for the applicable Distribution Date.

The Master Servicer is required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer, but only to the extent that such amount does not exceed the total of its master servicing compensation for the applicable Mortgage Pool and Distribution Date.

Monthly Advances, Servicing Advances

The Servicer will generally be obligated to make Monthly Advances with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that such Monthly Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so. The Servicer and the Master Servicer, as applicable, will be entitled to recover any Monthly Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these Monthly Advances is to maintain a regular cashflow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans made by a bankruptcy court or a Relief Act Reduction. No party that makes a Monthly Advance will be entitled to interest on such Monthly Advance.

In the course of performing its servicing obligations, the Servicer will be required to pay all reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a Servicing Advance.

The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds, condemnation proceeds and such other amounts as may be collected by the Servicer from the related borrower or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such unreimbursed amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Servicing Account. No party that makes a Servicing Advance will be entitled to interest on such Servicing Advance.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Waiver or Modification of Mortgage Loan Terms

The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust, the Trustee and the Certificateholders; provided, however, that unless the Servicer has received the prior written consent of the Master Servicer, the Servicer may not permit any modification of any Mortgage Loan that would change the Mortgage Rate, defer for more than ninety days or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer must make a Monthly Advance.

Insurance Coverage

The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of the Mortgage Loans” below. These documents are generally required to be delivered to the Custodian. The Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to the Custodial Agreement. The Mortgage Loan documents related to a Mortgage Loan will be held separate from other mortgage loan files held by the Custodian. The Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

Delinquent Mortgage Loans

The Servicer will charge off Second Lien Mortgage Loans that are 180 days or more delinquent in payment. A Second Lien Mortgage Loan that has been charged off will be deemed to have a Scheduled Principal Balance of zero. The Servicer will continue to service charged-off mortgage loans in accordance with accepted servicing practices. Any collections received by the Servicer relating to a charged-off mortgage loan will be remitted to the Master Servicer.

Termination of Servicer

Upon the occurrence of certain events as described under “The Pooling and Servicing Agreement—Events of Default; Servicer Termination Events” in this prospectus supplement, the Servicer may be terminated and a successor servicer appointed. Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Purchase of Mortgage Loans to Facilitate Modification

As provided in the Pooling and Servicing Agreement, the Servicer will have the right, but not the obligation, to modify the terms of Mortgage Loans for borrowers who qualify under HBMC’s “streamline refi” program, which is described under “Origination, Acquisition and Servicing of Mortgage Loans—Origination and Acquisition of Mortgage Loans—“Streamline Refi” Program” in the prospectus. Immediately following any such modification of a material term of a Mortgage Loan, including a change of the applicable Mortgage Rate or monthly payment or extension of the term to maturity, the Servicer will be required to purchase the affected Mortgage Loan from the trust for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Monthly Advances, Servicing Advances or Servicing Fees allocable to such Mortgage Loan. Any such purchase will be accomplished by remittance to the Master Servicer of the purchase price for such Mortgage Loan for deposit into the Collection Account. Such modifications and purchases of mortgage loans may be more likely to occur if prevailing interest rates are below the Mortgage Rates on the Mortgage Loans, if the fixed rate or interest-only periods with respect to Mortgage Loans have expired or are about to expire, or if borrowers otherwise inclined to refinance request modifications as a less expensive alternative to refinancing.

The Mortgage Loan Purchase Agreement
and the Pooling and Servicing Agreement

General

On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust. In addition to the provisions of these agreements summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of such agreements. See also “The Agreements—Pooling and Servicing Agreement and the Servicing Agreements” and “—Assignment of Primary Assets” in the prospectus.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available on the Securities Administrator’s website at http://www.ctslink.com a distribution statement containing, in general, the following information, based solely on information received from the Servicer or the Master Servicer:

•
the aggregate amount of distributions to be made on such Distribution Date to the holders of each class of Certificates allocable to principal on the Mortgage Loans, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;

•	the aggregate amount of distributions to be made on such Distribution Date to the holders of each class of Certificates allocable to interest, and the calculation thereof;

•	the amount, if any, of any distributions to the holders of the Class II-X and Class R Certificates;

•	the amount of Monthly Advances for the related Collection Period;

•	the total Scheduled Principal Balance of the Mortgage Loans for such Distribution Date;

•	the Class Principal Amount of each class of Certificates, giving effect to distributions on such Distribution Date;

•
the amount of any Realized Losses incurred or received with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve-month period expressed as a percentage of the total Scheduled Principal Balances of the Mortgage Loans;

•	the amount of the Servicing Fee and the compensation of the Master Servicer paid with respect to such Distribution Date;

•
the number and total Scheduled Principal Balance of Mortgage Loans (in the aggregate and by Mortgage Pool and/or Loan Group) (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) as to which the Mortgaged Properties have become REO Properties (using the MBA method to calculate delinquencies);

•
the total Scheduled Principal Balance of any Mortgage Loans (in the aggregate and by Mortgage Pool and/or Loan Group) with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

•	with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each deleted Mortgage Loan, and of each substitute Mortgage Loan;

•	the Group I Certificate Interest Rate and Group II Certificate Interest Rate applicable to such Distribution Date with respect to each class of Certificates;

•	the Group II Interest Funds, Group II Principal Funds and the Group II Principal Distribution Amount;

•	the Group I Available Funds for Loan Group I-1, Loan Group I-2 and Loan Group I-3;

•
if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

•	the aggregate outstanding Net Prepayment Interest Shortfalls, if any, for each class of Certificates, after giving effect to distributions on such Distribution Date;

•	the amount of any Group II Overcollateralization Deficiency after giving effect to distributions on such Distribution Date; and

•	any other information required pursuant to the Pooling and Servicing Agreement.

Delivery and Substitution of Mortgage Loans

The Seller will be required to repurchase any Mortgage Loan for which the required documentation is not delivered on the Closing Date or reasonably promptly thereafter. Under the limited circumstances specified in the Pooling and Servicing Agreement, the Seller may substitute substantially similar mortgage loans for Mortgage Loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of any Mortgage Pool or the Trust. See “The Agreements—Assignment of Primary Assets” in the prospectus.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated as follows:

•	98% to the classes of Senior Certificates and Subordinate Certificates in proportion to their respective outstanding Class Principal Amounts; and

•	1% to each class of Class II-X and Class R Certificates.

Termination of the Trust

The Trust will terminate upon the distribution to the holders of all classes of Certificates of all amounts required to be paid to the holders and upon the last to occur of:

•	the final payment or other liquidation, or any related advance, of the last Mortgage Loan;

•	the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust; and

•
exercise by the Servicer of its rights to purchase the Pool I Mortgage Loans and the Pool II Mortgage Loans, and other property of the Trust as described under “Description of the Certificates—Optional Purchase of the Pool I Mortgage Loans” and “—Optional Purchase of the Pool II Mortgage Loans.”

Sale of the Mortgage Loans

In connection with the sale of the Mortgage Loans by the Depositor to the Trust on the Closing Date, the Depositor will be required to deliver a loan file to the Custodian with respect to each Mortgage Loan consisting of, as to each Mortgage Loan:

•	the original mortgage note endorsed to the order of the Trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

•
the original recorded mortgage or a certified copy thereof, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

•	for any Mortgage Loan not recorded with MERS System®, the original assignment of the mortgage to the Trustee or in blank, in recordable form (except as described below);

•
each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the Trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

•	the original of the policy or certificate of primary mortgage guaranty insurance, to the extent available, or a copy of such policy certified as true and correct by the insurer;

•	the original title insurance policy, note of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

•	the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trust will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the mortgage loans from the Seller, and the Trust will have a perfected security interest in the Mortgage Loans transferred to it. The Pooling and Servicing Agreement will require that the Mortgage Loan documents referred to in the first three bullets in the paragraph above be delivered to the Custodian on behalf of the Trust and the Trustee. The Trust’s security interest will be perfected by delivery of the Mortgage Loans to the Custodian on behalf of the Trustee.

With respect to certain Mortgage Loans, it is expected that the mortgages or assignments of mortgage will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. Assignments of mortgage will be recorded only to the extent necessary to perfect the security interest of the Trustee in a Mortgaged Property, as provided in the Pooling and Servicing Agreement.

The Custodian, on behalf of the Trustee, is required to review each mortgage note and provide certification regarding receipt of such Mortgage Loan certificates on or before the Closing Date and the Custodian is required to review the remainder of the Mortgage Loan file within a specified number of days after the Closing Date and provide a final certification on the entire loan file prior to the first anniversary of the Closing Date.

On the Closing Date, the Depositor will also assign to the Trust all the Depositor’s right, title and interest in the Mortgage Loan Purchase Agreement with respect to the representations and warranties made therein by the Seller in respect of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Such representations and warranties will include, among the other representations and warranties described under “The Trusts and the Trust Assets—Assignment of Mortgage Loans—Representations and Warranties” in the prospectus, that:

•	prior to the sale of the Mortgage Loans to the Depositor, the Seller will have good title to the Mortgage Loans, free of any liens;

•	each Mortgage Loan was originated in compliance with applicable law;

•	no Mortgage Loan is a “high cost” or “covered” loan under any federal, state or local predatory or abusive lending law;

•	each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

•	no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies; and

•	except to the extent insurance is in place which will cover such damage, each Mortgaged Property is free of damage due to casualty.

Upon discovery by the Trustee or any other party of a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders, the discovering party will promptly notify the Seller. The Seller will have 90 days from its discovery or its receipt of notice to cure the breach or, if required, (1) to repurchase the affected Mortgage Loan at a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Servicing Advances allocable to that Mortgage Loan, plus any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of the Mortgage Loan, or (2) subject to the conditions in the Pooling and Servicing Agreement, to substitute a qualified substitute mortgage loan. See “The Agreements—Assignment of Primary Assets” in the prospectus.

Events of Default; Servicer Termination Events

If the Master Servicer is in material breach of its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the voting rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In the event of such a termination, the Trustee must appoint a successor master servicer to assume the obligations of the Master Servicer under the Pooling and Servicing Agreement. If the Trustee is unable to appoint a successor master servicer, the Trustee will be obligated to master service the Mortgage Loans. Any successor master servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor master servicer. For a description of master servicer events of default, see “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Master Servicer Default” in the prospectus.

If the Servicer is in material breach of its obligations under the Pooling and Servicing Agreement, the Master Servicer may, and must if directed to do so by Certificateholders having more than 50% of the voting rights applicable to each class of Certificates affected thereby, terminate the Servicer. In the event of such a termination, the Master Servicer will either appoint a successor servicer acceptable to each Rating Agency to assume the obligations of the Servicer under the Pooling and Servicing Agreement, including the obligation to make advances or, if the Master Servicer does not appoint a successor servicer, then the Master Servicer will succeed as servicer. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.

General Matters Relating to the Servicer, the Master Servicer, the Trustee, the Delaware Trustee, the Securities Administrator and the Custodian

Each of the Servicer, the Master Servicer, the Trustee, the Delaware Trustee and the Securities Administrator will be entitled to reimbursement of all reasonable expenses incurred or made by such party in accordance with the Pooling and Servicing Agreement, except for expenses incurred by such party in the routine administration of its duties under the Pooling and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Servicer, the Master Servicer, the Trustee, the Delaware Trustee and the Securities Administrator will also be entitled to indemnification from the Trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Pooling and Servicing Agreement or in connection with the performance of its duties under the Pooling and Servicing Agreement and, with respect to the Trustee only, the Mortgage Loan Purchase Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable. The Servicer, the Master Servicer, the Trustee and the Securities Administrator will not have any liability arising out of or in connection with the Pooling and Servicing Agreement, except that each such party may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that no such party will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders, and the Trustee will not be deemed to have notice of any event of default unless a responsible officer of the Trustee has actual knowledge of the event of default or written notice of an event of default is received by the Trustee at its corporate trust office. Neither the Trustee nor the Securities Administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it In addition, the Pooling and Servicing Agreement will provide that the Custodian will be entitled to reimbursement for reasonable expenses and indemnification from the Trust for any loss, liability or expense incurred, arising out of, or in connection with, the performance of its duties under the Custodial Agreement.

On each Distribution Date, the Securities Administrator will remit to the Trustee, the Custodian and the Delaware Trustee any reimbursable expenses from the Certificate Account prior to making distributions to Certificateholders.

The Master Servicer will have the right to resign or transfer its master servicing duties subject to the limitations specified in the Pooling and Servicing Agreement. The Trustee and the Securities Administrator may resign at any time, in which event the seller will be obligated to appoint a successor trustee or securities administrator, as applicable. The Seller may also remove the Trustee and the Trustee may remove the Securities Administrator if the Trustee or Securities Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement, if the Trustee or Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Trustee or the Securities Administrator or its respective property. Upon such resignation or removal of the Trustee or the Securities Administrator, the Seller and the Trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The Trustee and the Securities Administrator may also be removed at any time by the holders of Certificates having at least 51% of the voting rights under the Pooling and Servicing Agreement. Any resignation or removal of the Trustee or Securities Administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the Trustee or the Securities Administrator, the Trustee or the Securities Administrator, as applicable, will be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the Certificates as described above, the Trustee will also be reimbursed any outstanding and unpaid costs and expenses.

The Delaware Trustee will not be liable for the acts or omissions of the trustee, nor will the Delaware Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Trustee or the Trust under the Pooling and Servicing Agreement or any related document. The Delaware Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. The Delaware Trustee may be removed by the trustee upon 30 days prior written notice to the Delaware Trustee. The Delaware Trustee may resign upon 30 days prior written notice to the Trustee. No resignation or removal of the Delaware Trustee shall be effective except upon the appointment of a successor Delaware Trustee. If no successor has been appointed within such 30 day period, the Delaware Trustee or the Trustee may, at the expense of the Trust, petition a court to appoint a successor Delaware Trustee. The Delaware Trustee shall be entitled to all of the same rights, protections indemnities and immunities under the Pooling and Servicing Agreement and with respect to the Trust as the Trustee.

Amendment

Generally, the Pooling and Servicing Agreement is subject to amendment by the parties thereto under conditions similar to those described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Amendment” in the prospectus.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity (or to early termination) of the Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to reduce the Class Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans in a Mortgage Pool or Loan Group bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans in the same Mortgage Pool or Loan Group with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price paid by investors for the Certificates, and other factors.

Yields on the Certificates will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool or Loan Group. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders. The Mortgage Loans generally have due-on-sale clauses.

In addition, the rate of principal prepayments may also be influenced by programs offered by the Servicer and its affiliates or by other lenders. Many mortgage lenders solicit borrowers to refinance their loans. The Servicer does not directly solicit borrowers to refinance, but the availability of the Servicer’s “streamline refi” program, which enables qualifying mortgagors to refinance at greatly reduced cost, may influence some borrowers to do so. These refinancings or purchases of modified loans as described under “Mortgage Loan Servicing—Purchase of Mortgage Loans to Facilitate Modification” in this prospectus supplement may increase the rate of prepayment of the Mortgage Loans.

The yield to maturity on the Class I-1X Certificates will be extremely sensitive to prepayments on the Mortgage Loans in Loan Group I-1, because the Notional Amount of the Class I-1X Certificates will be based on the aggregate Class Principal Amount of the Class I-1A-1 Certificates and Class I-1A-2 Certificates. The Class I-1X Certificates will therefore be sensitive to the rate and timing of principal payments on the Mortgage Loans in Loan Group I-1, to the extent allocated to the Class I-1A-1 Certificates and Class I-1A-2 Certificates. A rapid rate of principal payments on the Mortgage Loans in Loan Group I-1 will have a materially adverse effect on the yield to investors in the Class I-1X Certificates. In addition, after the distribution date in February 2012, the Class I-1X Certificates will not be entitled to any further payments. See also “—Yield Sensitivity of the Interest Only Certificates” below.

The yield to maturity on the Class I-2X Certificates will be extremely sensitive to prepayments on the Mortgage Loans in Loan Group I-2, because the Notional Amount of the Class I-2X Certificates will be based on the aggregate Class Principal Amount of the Class I-2A-1 Certificates and Class I-2A-2 Certificates. The Class I-2X Certificates will therefore be sensitive to the rate and timing of principal payments on the Mortgage Loans in Loan Group I-2, to the extent allocated to the Class I-2A-1 Certificates and Class I-2A-2 Certificates. A rapid rate of principal payments on the Mortgage Loans in Loan Group I-2 will have a materially adverse effect on the yield to investors in the Class I-2X Certificates. In addition, after the distribution date in January 2014, the Class I-2X Certificates will not be entitled to any further payments. See also “—Yield Sensitivity of the Interest Only Certificates” below.

The yield to maturity on the Class I-3X Certificates will be extremely sensitive to prepayments on the Mortgage Loans in Loan Group I-3, because the Notional Amount of the Class I-3X Certificates will be based on the aggregate Class Principal Amount of the Class I-3A-1 Certificates and Class I-3A-2 Certificates. The Class I-3X Certificates will therefore be sensitive to the rate and timing of principal payments on the Mortgage Loans in Loan Group I-3, to the extent allocated to the Class I-3A-1 Certificates and Class I-3A-2 Certificates. A rapid rate of principal payments on the Mortgage Loans in Loan Group I-3 will have a materially adverse effect on the yield to investors in the Class I-3X Certificates. In addition, after the distribution date in February 2017, the Class I-3X Certificates will not be entitled to any further payments. See also “—Yield Sensitivity of the Interest Only Certificates” below.

The Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of five years, seven or ten years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on either a semi-annual or annual basis. When a Mortgage Loan begins its adjustable rate period, increases and decreases in the Mortgage Rate will be limited by the Periodic Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

Substantially all of the Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation, and optional purchases of Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield and Prepayment Considerations”), no assurance can be given as to such rate or the timing of principal distributions on the Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater will be the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives and will reduce the yields on the Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of Certificates of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to adjustable rate mortgage loans, as increases in monthly payments may result in a default rate higher than on level payment mortgage loans. Furthermore, the rate of default on Mortgage Loans with high loan-to-value ratios may be higher than for other Mortgage Loans.

Certain characteristics of the Mortgage Loans that may influence the rate of defaults or losses are described under “Risk Factors” and “Description of the Mortgage Loans.”

The inclusion of interest only Mortgage Loans in the Trust will generally, absent other considerations, result in longer weighted average lives of the Certificates than would be the case if these Mortgage Loans provided for monthly payments of principal throughout their terms. If an investor purchases Certificates at a discount, the yield may be reduced. In addition, a borrower may view the interest only period as a disincentive to prepayment.

The yields on the Certificates will be affected by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Changes in Mortgage Indices May Reduce the Yields on the Certificates.”

As described herein, with respect to the Group II Certificates, excess interest will be applied, to the extent available, as an additional payment of principal on the Group II Certificates to achieve and maintain limited overcollateralization. The amount of excess interest available on any Distribution Date will be influenced by, among other things:

•
the amount of overcollateralization. This means the extent to which interest on the Pool II Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amount of the Group II Certificates; and

•	the loss experience of the Pool II Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Pool II Mortgage Loans.

No assurance can be given as to the amount or timing of excess interest payable on the Certificates.

The yields to investors in the Certificates will be affected by the exercise by the Servicer of its right to purchase the Mortgage Loans in Pool I and/or Pool II, as described under “Description of the Certificates—Optional Purchase of the Pool I Mortgage Loans” and “—Optional Purchase of the Pool II Mortgage Loans” herein or their failure to exercise that right.

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

The Certificate Interest Rates applicable to the Certificates will be affected by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Changes in Mortgage Indices May Reduce the Yields on the Certificates.”

Allocation of Principal Prepayments

As described under “Description of the Certificates—Distributions of Principal on the Group I Senior Certificates” in this prospectus supplement, during the first seven years after the Cut-off Date, all principal prepayments on the related Mortgage Loans will be allocated to the Group I Senior Certificates of the related Certificate Group. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the related Group I Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Group I Senior Percentage) and the percentage of Principal Prepayments payable to the Group I Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any Distribution Date, the loss level established for a class Group I Subordinate Certificates is exceeded and the related class of Group I Subordinate Certificates is then outstanding, such class of Group I Subordinate Certificates will not receive distributions relating to principal prepayments on that Distribution Date.

Overcollateralization

The yields of the Group II Certificates will be affected by the application of Group II Monthly Excess Interest as described herein and by the amount of overcollateralization. The amount of Group II Monthly Excess Interest will be affected by the delinquency, default and prepayment experience of the Pool II Mortgage Loans. There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

Subordination

As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of principal and interest to the extent of Group I Available Funds, in the case of the Group I Certificates, and distributions of interest and principal to the extent of Group II Interest Funds and Group II Principal Funds, respectively, in the case of the Group II Certificates. As a result, the yields of the Group I Subordinate Certificates and the Group II Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans in the related Mortgage Pool or Loan Group than the yields of more senior Certificates of the related Mortgage Pool or Loan Group.

In addition, (1) the yield to maturity on the Class I-1A-2 Certificates will be sensitive to losses on the Pool I Mortgage Loans in Loan Group I-1 because all of the Realized Losses that would otherwise be allocated to the Class I-1A-1 Certificates will be allocated first to the Class I-1A-2 Certificates, until the Class Principal Amount thereof has been reduced to zero; (2) the yield to maturity on the Class I-2A-2 Certificates will be sensitive to losses on the Mortgage Loans in Loan Group I-2 because all of the Realized Losses that would otherwise be allocated to the Class I-2A-1 Certificates will be allocated first to the Class I-2A-2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and (3) the yield to maturity on the Class I-3A-2 Certificates will be sensitive to losses on the Mortgage Loans in Loan Group I-3 because all of the Realized Losses that would otherwise be allocated to the Class I-3A-1 and Class I-3A-2 Certificates will be allocated first to the Class I-3A-2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicers to collect full amounts of interest on the mortgage loan. See “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the related Due Period and to the extent set forth in the Pooling and Servicing Agreement. Interest shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable Distribution Date. Neither the Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the Mortgage Loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. With respect to the Group I Certificates, any resulting shortfalls will be allocated among the Group I Certificates as provided in this prospectus supplement under “Description of the Certificates—Distributions of Interest on the Group I Certificates.” With respect to the Group II Certificates, any resulting shortfalls will decrease the amount of Group II Interest Funds that is available to distribute to the Group II Certificates on each applicable Distribution Date.

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

If the Class Principal Amounts of the Class I-B-6, Class I-B-5 and Class I-B-4 Certificates have been reduced to zero, the yield to maturity on the class of Group I Offered Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the Pool I Mortgage Loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Group I Offered Subordinate Certificates. Furthermore, because principal distributions are paid to some classes of Group I Offered Subordinate Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal. Similarly, the yield to maturity on the class of Group II Offered Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the Pool II Mortgage Loans and the timing of those losses because the entire amount of such losses will be allocated to such Certificates.

As described under “Description of the Certificates—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Group I Subordinate Certificates may be made available to protect the holders of the Group I Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Group I Subordinate Certificates with a higher numerical class designation may be made available to protect the holders of Group I Subordinate Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the Pool I Mortgage Loans may affect the yield to investors on the Group I Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Group I Subordinate Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Group I Subordinate Certificates if it delays the scheduled reduction of the Group I Senior Prepayment Percentage, triggers an increase of the Group I Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Group I Subordinate Certificates from distributions of portions of the Group I Subordinate Optimal Principal Amount. See “Description of the Certificates—Distributions of Principal on the Group I Senior Certificates” and “—Distributions of Principal on the Group I Subordinate Certificates” in this prospectus supplement.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR. CPR assumes a constant rate of prepayment each month relative to the then outstanding balance of the related pool of mortgage loans for the life of such loans.

CPR does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be owned by the Trust. The percentages of CPR in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans. Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

The tables beginning on page S-97 were prepared based on the following assumptions (collectively, the “Modeling Assumptions”): (1) the initial Class Principal Amounts are as set forth in the table on page S-3; (2) each Monthly Payment of principal and interest is timely received on the first day of each month commencing in April 2007; (3) principal prepayments are received in full on the last day of each month commencing in March 2007 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Distribution Dates occur on the 25th day of each month commencing in April 2007; (6) there are no purchases or substitutions of Mortgage Loans (except in the case of an Optional Termination); (7) the Mortgage Rate of each Mortgage Loan is adjusted on the next applicable rate adjustment date and any subsequent adjustment dates to equal the value of the related Index set forth below plus the related Gross Margin subject to the applicable caps and floor; (8) the Adjustment Date with respect to each assumed Mortgage Loan occurs in the month immediately following the applicable interest adjustment date; (9) the value of One-Month LIBOR is equal to 5.320% and remains constant, for the Six Month LIBOR Loans in Pool I, the value of Six-Month LIBOR is equal to 5.310% and remains constant, for the Six Month LIBOR Loans in Pool II, the value of Six-Month LIBOR is equal to 5.335% and remains constant; and the value of One-Year LIBOR is equal to 5.170% and remains constant; (10) there is no Optional Termination (except in the case of Weighted Average Life in Years With Optional Termination); (11) the Certificates are issued on March 30, 2007; and (13) the Mortgage Loans are aggregated into assumed Mortgage Loans having the characteristics set forth in Annex D.

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Certificates and set forth the percentages of the initial Class Principal Amounts of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

The weighted average life of a class of Certificates is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in clause (1) above.

Percentage of Initial Class Principal Amount of the
Class I-1A-1, Class I-1A-2, Class I-2A-1 and Class I-2A-2 Certificates
Outstanding at the Following Percentages of CPR

	Class I-1A-1 and Class I-1A-2 Certificates					Class I-2A-1 and Class I-2A-2 Certificates
	5%	15%	25%	40%	55%	5%	15%	25%	40%	55%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2008	95	84	73	57	41	95	84	73	57	41
March 25, 2009	89	70	53	32	17	89	70	53	32	17
March 25, 2010	85	58	38	18	6	85	58	38	18	6
March 25, 2011	80	48	29	11	3	80	48	29	11	3
March 25, 2012	76	41	21	6	1	76	41	21	6	1
March 25, 2013	71	35	16	4	1	71	35	16	4	1
March 25, 2014	67	29	12	2	*	67	29	12	2	*
March 25, 2015	64	25	9	1	*	64	25	9	1	*
March 25, 2016	60	21	7	1	*	60	21	7	1	*
March 25, 2017	57	18	5	1	*	57	18	5	1	*
March 25, 2018	53	15	4	*	*	53	15	4	*	*
March 25, 2019	49	12	3	*	*	49	12	3	*	*
March 25, 2020	45	10	2	*	*	45	10	2	*	*
March 25, 2021	42	8	1	*	*	42	8	1	*	*
March 25, 2022	38	7	1	*	*	38	7	1	*	*
March 25, 2023	35	6	1	*	*	35	6	1	*	*
March 25, 2024	32	5	1	*	*	32	5	1	*	*
March 25, 2025	29	4	*	*	*	29	4	*	*	*
March 25, 2026	26	3	*	*	*	26	3	*	*	*
March 25, 2027	23	2	*	*	*	23	2	*	*	*
March 25, 2028	20	2	*	*	*	20	2	*	*	*
March 25, 2029	18	1	*	*	*	18	1	*	*	*
March 25, 2030	15	1	*	*	*	15	1	*	*	0
March 25, 2031	13	1	*	*	0	13	1	*	*	0
March 25, 2032	10	1	*	*	0	10	1	*	*	0
March 25, 2033	8	*	*	*	0	8	*	*	*	0
March 25, 2034	6	*	*	*	0	6	*	*	*	0
March 25, 2035	4	*	*	*	0	4	*	*	*	0
March 25, 2036	2	*	*	*	0	2	*	*	*	0
March 25, 2037	0	0	0	0	0	*	*	*	*	0
March 25, 2038	0	0	0	0	0	*	*	*	*	0
March 25, 2039	0	0	0	0	0	*	*	*	*	0
March 25, 2040	0	0	0	0	0	*	*	*	0	0
March 25, 2041	0	0	0	0	0	*	*	*	0	0
March 25, 2042	0	0	0	0	0	*	*	*	0	0
March 25, 2043	0	0	0	0	0	*	*	*	0	0
March 25, 2044	0	0	0	0	0	*	*	*	0	0
March 25, 2045	0	0	0	0	0	*	*	*	0	0
March 25, 2046	0	0	0	0	0	*	*	*	0	0
March 25, 2047	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years: Without Optional Termination	12.64	5.60	3.27	1.82	1.15	12.64	5.60	3.27	1.82	1.15
With Optional Termination	12.43	5.19	2.98	1.66	1.06	12.42	5.19	2.98	1.66	1.06

* Indicates a value between 0.0% and 0.5%.

Percentage of Initial Class Principal Amount of the
Class I-3A-1, Class I-3A-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates
Outstanding at the Following Percentages of CPR

	Class I-3A-1 and Class I-3A-2 Certificates					Class I-B-1, Class I-B-2 and Class I-B-3 Certificates
	5%	15%	25%	40%	55%	5%	15%	25%	40%	55%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
March 25, 2008	95	84	73	57	41	100	100	100	100	97
March 25, 2009	89	70	53	32	17	100	100	100	86	65
March 25, 2010	85	58	38	18	6	100	100	92	67	44
March 25, 2011	80	48	29	11	3	100	100	69	40	20
March 25, 2012	76	41	21	6	1	100	90	52	24	9
March 25, 2013	71	35	16	4	1	100	76	39	14	4
March 25, 2014	67	29	12	2	*	100	65	29	9	2
March 25, 2015	64	25	9	1	*	98	55	22	5	1
March 25, 2016	60	21	7	1	*	96	47	16	3	*
March 25, 2017	57	18	5	1	*	93	40	12	2	*
March 25, 2018	53	15	4	*	*	87	33	9	1	*
March 25, 2019	49	12	3	*	*	81	27	7	1	*
March 25, 2020	45	10	2	*	*	75	23	5	*	*
March 25, 2021	42	8	1	*	*	69	19	3	*	*
March 25, 2022	38	7	1	*	*	63	15	3	*	*
March 25, 2023	35	6	1	*	*	58	12	2	*	*
March 25, 2024	32	5	1	*	*	53	10	1	*	*
March 25, 2025	29	4	*	*	*	48	8	1	*	*
March 25, 2026	26	3	*	*	*	43	7	1	*	*
March 25, 2027	23	2	*	*	*	38	5	*	*	*
March 25, 2028	20	2	*	*	*	34	4	*	*	*
March 25, 2029	18	1	*	*	*	29	3	*	*	*
March 25, 2030	15	1	*	*	0	25	2	*	*	0
March 25, 2031	13	1	*	*	0	21	2	*	*	0
March 25, 2032	10	1	*	*	0	17	1	*	*	0
March 25, 2033	8	*	*	*	0	14	1	*	*	0
March 25, 2034	6	*	*	*	0	10	1	*	*	0
March 25, 2035	4	*	*	*	0	6	*	*	*	0
March 25, 2036	2	*	*	*	0	3	*	*	*	0
March 25, 2037	0	0	0	0	0	*	*	*	0	0
March 25, 2038	0	0	0	0	0	*	*	*	0	0
March 25, 2039	0	0	0	0	0	*	*	*	0	0
March 25, 2040	0	0	0	0	0	*	*	*	0	0
March 25, 2041	0	0	0	0	0	*	*	*	0	0
March 25, 2042	0	0	0	0	0	*	*	*	0	0
March 25, 2043	0	0	0	0	0	*	*	*	0	0
March 25, 2044	0	0	0	0	0	*	*	*	0	0
March 25, 2045	0	0	0	0	0	*	*	*	0	0
March 25, 2046	0	0	0	0	0	*	*	*	0	0
March 25, 2047	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years: Without Optional Termination	12.64	5.60	3.27	1.82	1.15	18.14	10.00	6.16	4.06	2.92
With Optional Termination	12.43	5.19	2.98	1.66	1.06	17.79	9.09	5.45	3.46	2.31

* Indicates a value between 0.0% and 0.5%.

Percentage of Initial Class Principal Amount of the
Class II-A and Class II-M-1 Certificates Outstanding
at the Following Percentages of CPR

	Class II-A Certificates						Class II-M-1 Certificates
	0%	15%	25%	30%	40%	50%	0%	15%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
March 25, 2008	98	80	67	61	49	36	100	100	100	100	100	100
March 25, 2009	98	64	44	35	19	5	100	100	100	100	100	100
March 25, 2010	98	50	26	17	1	0	100	100	100	100	100	100
March 25, 2011	98	39	23	17	1	0	100	100	63	59	100	72
March 25, 2012	98	32	17	12	1	0	100	89	47	34	81	36
March 25, 2013	98	27	13	8	1	0	100	75	36	24	45	18
March 25, 2014	98	23	10	6	1	0	100	64	27	16	23	5
March 25, 2015	98	20	7	4	1	0	100	54	20	12	10	0
March 25, 2016	98	17	5	3	1	0	100	46	15	8	0	0
March 25, 2017	97	14	4	2	*	0	100	39	11	6	0	0
March 25, 2018	90	11	3	1	0	0	100	31	8	4	0	0
March 25, 2019	81	9	2	1	0	0	100	24	5	*	0	0
March 25, 2020	72	7	1	*	0	0	100	19	4	0	0	0
March 25, 2021	62	5	1	0	0	0	100	14	*	0	0	0
March 25, 2022	50	4	*	0	0	0	100	11	0	0	0	0
March 25, 2023	38	3	*	0	0	0	100	8	0	0	0	0
March 25, 2024	30	2	0	0	0	0	82	5	0	0	0	0
March 25, 2025	21	1	0	0	0	0	58	3	0	0	0	0
March 25, 2026	12	*	0	0	0	0	33	0	0	0	0	0
March 25, 2027	3	0	0	0	0	0	8	0	0	0	0	0
March 25, 2028	3	0	0	0	0	0	7	0	0	0	0	0
March 25, 2029	3	0	0	0	0	0	7	0	0	0	0	0
March 25, 2030	2	0	0	0	0	0	6	0	0	0	0	0
March 25, 2031	2	0	0	0	0	0	6	0	0	0	0	0
March 25, 2032	2	0	0	0	0	0	5	0	0	0	0	0
March 25, 2033	2	0	0	0	0	0	4	0	0	0	0	0
March 25, 2034	1	0	0	0	0	0	4	0	0	0	0	0
March 25, 2035	1	0	0	0	0	0	1	0	0	0	0	0
March 25, 2036	*	0	0	0	0	0	0	0	0	0	0	0
March 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years: Without Optional Termination	15.08	4.58	2.75	2.17	1.20	0.86	18.74	9.36	5.88	5.21	6.14	4.85
With Optional Termination	14.88	4.38	2.55	1.99	1.17	0.86	18.23	8.82	5.35	4.74	4.57	3.31

* Indicates a value between 0.0% and 0.5%.

Percentage of Initial Class Principal Amount of the
Class II-M-2 and Class II-B Certificates Outstanding
at the Following Percentages of CPR

	Class II-M-2 Certificates						Class II-B Certificates
	0%	15%	25%	30%	40%	50%	0%	15%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100	100	100	100	100	100	100
March 25, 2010	100	100	100	100	100	92	100	100	100	100	100	25
March 25, 2011	100	100	63	48	86	12	100	100	63	48	26	12
March 25, 2012	100	89	47	34	16	6	100	89	47	34	16	5
March 25, 2013	100	75	36	24	9	0	100	75	36	24	9	0
March 25, 2014	100	64	27	16	6	0	100	64	27	16	3	0
March 25, 2015	100	54	20	12	*	0	100	54	20	12	0	0
March 25, 2016	100	46	15	8	0	0	100	46	15	8	0	0
March 25, 2017	100	39	11	6	0	0	100	39	11	3	0	0
March 25, 2018	100	31	8	1	0	0	100	31	8	0	0	0
March 25, 2019	100	24	5	0	0	0	100	24	2	0	0	0
March 25, 2020	100	19	1	0	0	0	100	19	0	0	0	0
March 25, 2021	100	14	0	0	0	0	100	14	0	0	0	0
March 25, 2022	100	11	0	0	0	0	100	11	0	0	0	0
March 25, 2023	100	8	0	0	0	0	100	8	0	0	0	0
March 25, 2024	82	5	0	0	0	0	82	2	0	0	0	0
March 25, 2025	58	0	0	0	0	0	58	0	0	0	0	0
March 25, 2026	33	0	0	0	0	0	33	0	0	0	0	0
March 25, 2027	8	0	0	0	0	0	8	0	0	0	0	0
March 25, 2028	7	0	0	0	0	0	7	0	0	0	0	0
March 25, 2029	7	0	0	0	0	0	7	0	0	0	0	0
March 25, 2030	6	0	0	0	0	0	5	0	0	0	0	0
March 25, 2031	6	0	0	0	0	0	4	0	0	0	0	0
March 25, 2032	5	0	0	0	0	0	2	0	0	0	0	0
March 25, 2033	4	0	0	0	0	0	0	0	0	0	0	0
March 25, 2034	1	0	0	0	0	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0
March 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years: Without Optional Termination	18.71	9.34	5.81	5.02	4.63	3.50	18.59	9.30	5.75	4.89	4.19	3.14
With Optional Termination	18.23	8.82	5.32	4.57	4.32	3.23	18.23	8.82	5.30	4.50	3.92	2.93

* Indicates a value between 0.0% and 0.5%.

.

Yield Sensitivity of the Interest Only Certificates

The yields to maturity on the Class I-1X Certificates, Class I-2X Certificates and the Class I-3X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Mortgage Loans in the related Loan Group, which rate may fluctuate significantly over time, because the Notional Amount of the Class I-1X Certificates is equal to the aggregate Class Principal Amount of the Class I-1A-1 Certificates and Class I-1A-2 Certificates, the Notional Amount of the Class I-2X Certificates is equal to the aggregate Class Principal Amount of the Class I-2A-1 Certificates and Class I-2A-2 Certificates, and the Notional Amount of the Class I-3X Certificates is equal to the aggregate Class Principal Amounts of the Class I-3A-1 Certificates and the Class I-3A-2 Certificates. Investors in the Class I-1X, Class I-2X and Class I-3X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans in the related Loan Group, could result in the failure of such investors to fully recover their investments.

The following tables indicate the sensitivity of the pre-tax yields to maturity on the Class I-1X, Class I-2X and Class I-3X Certificates to various constant rates of prepayment on the related Mortgage Loans by projecting the monthly aggregate payments on the Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions including the assumptions regarding the characteristics and performance of such Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of such Offered Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

Pre-Tax Yield to Maturity of the Class I-X1 Certificates at the Following CPR Percentages

Assumed Purchase Price	5%	15%	25%	40%	55%
$1,478,701.75	46.52%	32.40%	17.62%	(6.76)%	(35.04)%

Pre-Tax Yield to Maturity of the Class I-X2 Certificates at the Following CPR Percentages

Assumed Purchase Price	5%	15%	25%	40%	55%
$911,383.56	35.42%	21.84%	7.84%	(15.43)%	(42.53)%

Pre-Tax Yield to Maturity of the Class I-X3 Certificates at the Following CPR Percentages

Assumed Purchase Price	5%	15%	25%	40%	55%
$49,183.33	29.91%	16.69%	3.13%	(19.5)%	(45.85)%

Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class I-1X, Class I-2X and Class I-3X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the tables. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I-1X, Class I-2X and Class I-3X Certificates, and thus do not reflect the return on any investment in the Class I-1X, Class I-2X and Class I-3X Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans in a particular Loan Group will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturities on the Class I-1X, Class I-2X and Class I-3X Certificates are likely to differ from those shown in the tables above, even if the Prepayment Assumption equals the percentages of CPR indicated in the tables above over any given time period or over the entire life of the Class I-1X, Class I-2X or Class I-3X Certificates.

There can be no assurance that the Mortgage Loans in a particular Loan Group will prepay at any particular rate or that the yields on the Class I-1X, Class I-2X and Class I-3X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the Pool I Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class I-1X, Class I-2X and Class I-3X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans in a particular Loan Group could result in the failure of such investors to fully recover their investments.

Material Federal Income Tax Considerations

General

The Pooling and Servicing Agreement provides that the assets of the Trust will comprise one or more lower tier REMICs (each, a “Lower Tier REMIC”) and a single upper tier REMIC (the “Upper Tier REMIC”) in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

Upon the issuance of the Certificates, McKee Nelson llp (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Treatment of the Offered Certificates Generally

For federal income tax purposes, the Offered Certificates, other than the Group II Offered Certificates, will be treated as REMIC regular interests. For federal income tax purposes, the Group II Offered Certificates will comprise two components: a REMIC regular interest component (the “Regular Interest Component”) and an interest rate cap contract component (the “Cap Contract Component”). The Regular Interest Component of the Group II Offered Certificates represents the right to all amounts distributed in respect of the Group II Offered Certificates, other than amounts distributed in respect of Group II Basis Risk Carryover Amounts. The right of the owners of the Group II Offered Certificates to receive payments in respect of Group II Basis Risk Carryover Amounts will be treated as an interest in a limited recourse interest rate cap contract written by the holders of the Class II-X Certificates in favor of the Group II Offered Certificates. For the tax rules applicable to the Offered Certificates, other than the Group II Offered Certificates, and the Regular Interest Component of the Group II Offered Certificates, see “Material Federal Income Tax Consequences—Types of Securities—REMIC Certificates Generally” in the prospectus.

The Interest-Only Certificates will, and the remaining Offered Certificates (other than the Group II Offered Certificates) and the Regular Interest Component of the Group II Offered Certificates, may, be issued with OID. A beneficial owner of such an Offered Certificate or Regular Interest Component must include any OID with respect to such Offered Certificate or Regular Interest Component, as applicable, in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. In particular, See “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 25% of CPR with respect to the Mortgage Loans. See “Yield, Prepayment and Weighted Average Life—Weighted Average Life” above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Offered Certificates other than the Group II Offered Certificates, and the Regular Interest Component of the Group II Offered Certificate, but not the Cap Contract Component, will be treated as assets described in Section 7701(a)(19)(C) of the Code, as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the Offered Certificates or Regular Interest Component, as applicable, will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Considerations—Special Tax Attributes—REMIC Certificates” in the prospectus.

Group II Offered Certificates - Special Tax Considerations

A beneficial owner of a Group II Offered Certificate must allocate its purchase price for the Group II Offered Certificate between its components. For information reporting purposes, pursuant to the Pooling and Servicing Agreement, it will be assumed that the Cap Contract Component will have nominal value or such other value as specified in the Pooling and Servicing Agreement. The Cap Contract Component is difficult to value, and the IRS could assert that the value of a Cap Contract Component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract Component.

Upon the sale, exchange, or other disposition of a Group II Offered Certificate, the beneficial owner of the Group II Offered Certificate must allocate the amount realized between the components of the Group II Offered Certificate based on their relative fair market values at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the Regular Interest Component and the Cap Contract Component. Assuming that the Group II Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract Component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of the REMIC Regular Interest Component, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Sale or Other Disposition” in the prospectus.

The portion of the overall purchase price of a Group II Offered Certificate attributable to the Cap Contract Component must be amortized over the life of such certificate, taking into account the declining balance of the related Regular Interest Component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract Component of a Group II Offered Certificate.

Any payments made to a beneficial owner of a Group II Offered Certificate in respect of Group II Basis Risk Carryover Amounts will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract Component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Net income or a net deduction with respect to the Cap Contract Component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract Component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract Component in computing the beneficial owner’s alternative minimum tax liability.

Legal Investment Considerations

The Class I-1A-1, Class I-1A-2, Class I-2A-1, Class I-2A-2, Class I-3A-1, Class I-3A-2 and Class I-B-1 Certificates will constitute “mortgage related securities” for purposes of the SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Regular Certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Code (collectively, a “Plan”), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section 4975 of the Code, unless it is covered by an administrative exemption. The U.S. Department of Labor has granted to the Underwriter a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (the “Underwriter’s Exemption”), subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus. See “ERISA Considerations” in the prospectus.

The acquisition, holding and transfer of the Underwritten Certificates should meet the conditions of the Underwriter’s Exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Underwritten Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Underwritten Certificates satisfies the terms and conditions of the Underwriter’s Exemption. See “ERISA Considerations” in the prospectus. The rating of an Underwritten Certificate may change. If the rating of a class of Underwritten Certificates declines below the lowest permitted rating, Underwritten Certificates of that class may no longer be eligible for relief under the Underwriter’s Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Underwritten Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

If any Underwritten Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Underwritten Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

The Class I-1X, Class I-2A-2, Class I-2X, Class I-3A-2, Class I-3X, Class I-B-1, Class I-B-2, Class I-B-3, Class II-M-1, Class II-M-2 and Class II-B Certificates are not eligible for exemptive relief under the Underwriter’s Exemption because they are not being underwritten by the Underwriter. However, in the event that any such class of Certificates should become the subject of a best efforts or firm commitment underwriting by the Underwriter or any other entity that has obtained a prohibited transaction exemption similar to the Underwriter’s Exemption (or the Underwriter or such other entity acts as the selling or placement agent for such Certificates), such Certificates would become eligible for purchase by a Plan at that time, provided the Plan is an “accredited investor” and the conditions of such exemption are met.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor toward the purchase of the Mortgage Loans from the Seller.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor, the initial principal amounts of the Underwritten Certificates set forth below.
Class	Bear, Stearns & Co. Inc.
Class I-1A-1	$116,992,000
Class I-1A-2	$27,454,000
Class I-2A-1	$54,034,000
Class I-3A-1	$21,990,000
Class II-A	$43,968,000

The distribution of the Underwritten Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Underwritten Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Underwriting Agreement provides that the Seller and the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or provide Certificateholders with sufficient liquidity of investment.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $925,000.

The Class I-1X, Class I-2A-2, Class I-2X, Class I-3A-2, Class I-3X, Class I-B-1, Class I-B-2, Class I-B-3, Class II-M-1, Class II-M-2 and Class II-B Certificates may be offered by the Depositor from time to time directly or through underwriters or agents on terms described in a supplement to this prospectus supplement.

From time to time the Underwriter or its affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor by McKee Nelson llp, Washington, D.C., and for the Underwriter by Thacher Proffitt & Wood llp, New York, New York. Certain legal matters with respect to the Certificates and Delaware law will be passed upon by Richards, Layton & Finger, P.A.

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by S&P and Moody’s indicated under “Initial Ratings” in the table on page S-3.

The rating of “AAA” and “Aaa” are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of Monthly Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

No arrangement will be made for ongoing monitoring of the ratings of the Offered Certificates.

Annex A
Defined Terms

80+ LTV Loans: Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.

AB Servicing Criteria: The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Adjustment Date: With respect to a Mortgage Loan, the date on which an adjustment is made to the monthly payment amount to correspond to an adjustment in the related Mortgage Rate.

Agreements: The Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement.

Aggregate Pool Balance: With respect to Pool I, as of any date of determination, an amount equal to the aggregate of the Loan Group Balances of the Mortgage Loans in Loan Group I-1, Loan Group I-2 and Loan Group I-3 on such date, and with respect to Pool II, as of any date of determination, an amount equal to the Pool Balance of Pool II on such date.

Bankruptcy Loss: Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a borrower, (1) establishing the value of a Mortgaged Property at an amount less than the Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property or (2) reducing the amount of the Monthly Payment on the related Mortgage Loan.

Beneficial Owner: A person acquiring an interest in a Book-Entry Certificate.

Benefit Plans: Collectively, Plans, Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Laws.

Book-Entry Certificates: Certificates that are issued, maintained and transferred on the book-entry records of DTC and its Participants.

Business Day: Generally any day other than a Saturday or Sunday or a day on which banks in New York, Delaware, Minnesota, Maryland, Texas or Massachusetts (or, as to the Servicer, such other states as are specified in the Pooling and Servicing Agreement) are closed.

Certificate: Any of the Class I-1A-1, Class I-1A-2, Class I-1X, Class I-2A-1, Class I-2A-2, Class I-2X, Class I-3A-1, Class I-3A-2, Class I-3X, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-A, Class II-M-1, Class II-M-2, Class II-B, Class II-X and Class R Certificates.

Certificateholder: A holder of a Certificate.

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Certificate Account: The certificate account maintained by the Securities Administrator for the benefit of the Certificateholders.

Certificate Group: The Group I-1 Senior Certificates, the Group I-2 Senior Certificates, the Group I-3 Senior Certificates and the Group II Senior Certificates, as applicable.

Certificate Interest Rate: The Group I Certificate Interest Rate or the Group II Certificate Interest Rate, as applicable.

Certificate Principal Amount: With respect to any Group II Senior Certificate or Group II Subordinate Certificate as of any Distribution Date, the initial Certificate Principal Amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Certificate and any Applied Loss Amount previously allocated to such Certificate; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Certificate whose Certificate Principal Amount has previously been reduced by application of Applied Loss Amounts will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such class) equal to the lesser of (1) any Group II Deferred Amount for each such class immediately prior to such Distribution Date and (2) the total amount of any Subsequent Recovery distributed on such Distribution Date to Certificateholders, after application (for this purpose) to any more senior classes of Certificates. The Class II-X and Class II-R Certificates will be issued without Certificate Principal Amounts. With respect to any Group I Certificate as of any Distribution Date, the initial Certificate Principal Amount thereof on the Closing Date, as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, (2) the principal portion of all Realized Losses previously allocated to such Certificate (taking into account the applicable Group I Loss Allocation Limitation), and (3) solely in the case of a Group I Subordinate Certificate, such Certificate’s pro rata share, if any, of the Group I Subordinate Certificate Writedown Amount for previous Distribution Dates; provided that, the Certificate Principal Amount of any class of Group I Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the Pool I Mortgage Loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of that Certificate.

Certificate Registrar: Initially, the Securities Administrator.

Class II-A Principal Distribution Amount: With respect to any applicable Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Senior Certificates immediately prior to such Distribution Date over (y) the Class II-A Target Amount.

Class II-A Target Amount: The lesser of (a) the product of (i) approximately 57.90% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

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Class II-B Principal Distribution Amount: With respect to any applicable Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount and the Class II-M-2 Principal Distribution Amount, and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Group II Senior Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount for such Distribution Date), (2) the Class Principal Amount of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount for such Distribution Date), (3) the Class Principal Amount of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount for such Distribution Date) and (4) the Class Principal Amount of the Class II-B Certificates immediately prior to such Distribution Date, over (B) the Class II-B Target Amount.

Class II-B Target Amount: The lesser of (a) the product of (i) approximately 85.80% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

Class II-M-1 Principal Distribution Amount: With respect to any applicable Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class II-A Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Group II Senior Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount for such Distribution Date) and (2) the Class Principal Amount of the Class II-M-1 Certificates immediately prior to such Distribution Date, over (B) the Class II-M-1 Target Amount..

Class II-M-1 Target Amount: The lesser of (a) the product of (i) approximately 70.00% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

Class II-M-2 Principal Distribution Amount: With respect to any applicable Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class II-A Principal Distribution Amount and the Class II-M-1 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Group II Senior Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount for such Distribution Date), (2) the Class Principal Amount of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount for such Distribution Date) and (3) the Class Principal Amount of the Class II-M-2 Certificates immediately prior to such Distribution Date, over (B) the Class II-M-2 Target Amount.

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Class II-M-2 Target Amount: The lesser of (a) the product of (i) approximately 78.20% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

Class Principal Amount: With respect to each class of Certificates, the aggregate Certificate Principal Amount of all certificates of that class.

Clearstream Luxembourg: Clearstream Banking Luxembourg.

Clearstream Luxembourg Participant: Participating organizations in Clearstream Luxembourg.

Closing Date: On or about March 30, 2007.

Code: The Internal Revenue Code of 1986, as amended.

Collection Account: The collection account maintained by the Master Servicer established in the name of the Trustee and for the benefit of the Certificateholders.

Collection Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio: With respect to any Second Lien Mortgage Loan at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such Mortgage Loan and (2) the principal balance of the related first lien mortgage loan, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Commission: The United States Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Distribution Date, payments made by the Servicer or the Master Servicer, as applicable, to fund any Prepayment Interest Shortfalls, in each case, not to exceed the aggregate Servicing Fee and the aggregate master servicing compensation, respectively, for such Distribution Date.

Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related mortgage loan documents.

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CPR: The constant prepayment rate model, as described under “Yield, Prepayment and Weighted Average Life — Weighted Average Life” in this prospectus supplement.

Custodial Agreement: The custodial agreement dated as of March 1, 2007, among the Custodian, the Trustee, the Depositor and the Master Servicer.

Custodian: U.S. Bank National Association, and is successors and assigns.

Custodian Fee: The certification, safekeeping and release fees payable by the Master Servicer.

Cut-off Date: March 1, 2007 with respect to Mortgage Loans originated on or prior to March 1, 2007. For any Mortgage Loan originated after March 1, 2007, the Cut-off Date is the date of origination of that Mortgage Loan.

Cut-off Date Balance: The Pool I Cut-off Date Balance and the Pool II Cut-off date Balance, as applicable.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then unpaid principal balance of the Mortgage Loan secured by such Mortgaged Property.

Delaware Trustee: Wilmington Trust Company, and its successors and assigns.

Delaware Trustee Fee: The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Delaware Trustee from income on funds held in the Collection Account.

Depositor: HMB Acceptance Corp., a Delaware corporation.

Determination Date: With respect to any Distribution Date, the 15th day of the related calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Date: The 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in April 2007.

DTC: The Depository Trust Company.

Due Date: With respect to each Mortgage Loan, the date in each month on which the related Monthly Payment is due, exclusive of any days of grace, if such due date is the first day of a month; otherwise, the first day of the following month or such other date as is specified in the Pooling and Servicing Agreement.

ERISA: Employee Retirement Income Security Act of 1974, as amended.

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Euroclear: Euroclear System.

Euroclear Participant: Participating organizations in Euroclear.

European Depositaries: Citibank, N.A. (in its capacity as a depositary for Clearstream Luxembourg) and JPMorgan Chase Bank (in its capacity as a depositary for Euroclear).

Financial Intermediary: A brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner’s account for the purpose of recording the ownership of a Book-Entry Certificate.

First Lien Mortgage Loans: Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.

Global Securities: Each of the Offered Certificates.

Group I-1 Senior Certificates: The Class I-1A-1, Class I-1A-2 and Class I-1X Certificates.

Group I-2 Senior Certificates: The Class I-2A-1, Class I-2A-2 and Class I-2X Certificates.

Group I-3 Senior Certificates: The Class I-3A-1, Class I-3A-2 and Class I-3X Certificates.

Group I Accrued Interest: With respect to the Group I Certificates of any class on any Distribution Date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Group I Certificate Interest Rate on the Class Principal Amount, or in the case of the Interest Only Certificates, the Notional Amount, of such Group I Certificate immediately prior to such Distribution Date, less (1) in the case a Group I Senior Certificate, such Certificate’s share of (a) Prepayment Interest Shortfalls on the Mortgage Loans in the related Loan Group, to the extent not covered by Compensating Interest Payments paid by the Servicer, (b) interest shortfalls on the Mortgage Loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) after the Group I Cross-Over Date, the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group and (2) in the case of a Group I Subordinate Certificate, such Certificate’s share of (a) Prepayment Interest Shortfalls on the Mortgage Loans in the related Loan Group, to the extent not covered by Compensating Interest Payments paid by the Servicer, (b) interest shortfalls on the Mortgage Loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group. Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group I Certificates in proportion to the amount of Group I Accrued Interest that would have been allocated thereto in the absence of such shortfalls. Group I Accrued Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Group I Accrued Interest will be payable with respect to any class of Group I Certificates after the Distribution Date on which the outstanding Class Principal Amount or Notional Amount of such Group I Certificate has been reduced to zero.

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Group I Allocable Share: With respect to any class of Group I Subordinate Certificates on any Distribution Date will generally equal such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) of the sum of each of the components of the definition of Group I Subordinate Optimal Principal Amount; provided, that except as described in the succeeding sentence, no class of Group I Subordinate Certificates (other than the class of Group I Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Group I Subordinate Optimal Principal Amount unless the Group I Class Prepayment Distribution Trigger for the related class is satisfied for such Distribution Date. If on any Distribution Date the Class Principal Amount of any class of Group I Subordinate Certificates for which the related Group I Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Group I Subordinate Optimal Principal Amount, to the extent of such class’s remaining Group I Allocable Share, shall be distributed to the remaining classes of Group I Subordinate Certificates in reduction of their respective Class Principal Amounts, sequentially, in the order of their numerical class designations.

Group I Applied Loss Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Certificates after giving effect to all distributions on such Distribution Date, but before giving effect to any application of the Applied Loss Amount with respect to such date, exceeds (y) the Aggregate Pool Balance for Loan Group I for such Distribution Date.

Group I Available Funds: For any Distribution Date and each of Loan Group I-1, Loan Group I-2 and Loan Group I-3, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds, Subsequent Recoveries and the proceeds of any purchase of Pool I Mortgage Loans by the Seller or the Servicer) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related Loan Group, (2) any Monthly Advances made by a Servicer or Master Servicer and Compensating Interest Payments made by the Servicer for such Distribution Date in respect of the Mortgage Loans in the related Loan Group and (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments, net fees payable to, and amounts reimbursable to, the Master Servicer, the Servicer, the Trustee, the Delaware Trustee, the Securities Administrator and the Custodian as provided in the Pooling and Servicing Agreement and investment earnings on amounts on deposit in the Certificate Account to the extent allocable to such Loan Group. Additionally, the Depositor shall deposit $100 into the Certificate Account which shall be paid to the holders of the Class R Certificates on the first Distribution Date.

Group I Certificate Interest Rate: With respect to each Distribution Date and each class of Group I Certificates, the certificate interest rates described under “Summary of Terms—The Offered Certificates—Payments on the Certificates—Interest Payments.”

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Group I Certificates: The Group I Senior Certificates and the Group I Subordinate Certificates.

Group I Cross-Over Date: The distribution date on which the Class Principal Amounts of the Group I Subordinate Certificates are reduced to zero.

Group I Initial Purchase Date: The first Distribution Date following the month in which the Pool Balance for Pool I is less than 10% of the Pool I Cut-off Date Balance.

Group I Interest Shortfalls: With respect to any Distribution Date and each Pool I Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

(1) Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Mortgage Rate on the amount of such prepayment and (ii) the amount of interest of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

(2) Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment; and

(3) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

Group I Loss Allocation Limitation: The limitations described under “Description of the Certificates—Allocation of Losses on the Pool I Mortgage Loans; Subordination.”

Group I Net Interest Shortfall: With respect to any Distribution Date, the Group I Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

Group I Offered Certificates: The Group I Senior Certificates and the Group I Offered Subordinate Certificates.

Group I Offered Subordinate Certificates: The Class I-B-1, Class I-B-2 and Class I-B-3 Certificates.

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Group I Original Subordinate Principal Balance: The aggregate Class Principal Amount of the Group I Subordinate Certificates as of the Closing Date.

Group I Senior Certificates: The Group I-1 Senior Certificates, the Group I-2 Senior Certificates and the Group I-3 Senior Certificates.

Group I Senior Optimal Principal Amount: With respect to each of the Group I-1, Group I-2 and Group I-3 Senior Certificates, other than the Interest Only Certificates, and each Distribution Date, will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Principal Amounts of each of the Group I-1, Group I-2 and Group I-3 Senior Certificates as applicable, immediately prior to such Distribution Date):

(1) the applicable Group I Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Group I Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

(3) the applicable Group I Senior Prepayment Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

(4) the lesser of (a) the applicable Group I Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Collection Period and (ii) the Scheduled Principal Balance of each such Mortgage Loan in the related Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Group I Senior Percentage of the sum of (i) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received during the related Collection Period and (ii) the Scheduled Principal Balance of each such Mortgage Loan in the related Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

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(5) the applicable Group I Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was repurchased by the Sponsor in connection with such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of each such substitute mortgage loan.

Group I Senior Percentage: With respect to each Loan Group, the lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the aggregate Class Principal Amount of the Group I Senior Certificates related to such Loan Group, other than the Interest Only Certificates, immediately prior to such Distribution Date, by the aggregate Scheduled Principal Balance of the Mortgage Loans in such Loan Group as of the beginning of the related Collection Period. The initial Group I Senior Percentage for each Loan Group will be equal to approximately 92.60%.

Group I Senior Prepayment Percentage: The Group I Senior Prepayment Percentage for the Group I-1, Group I-2 and Group I-3 Senior Certificates, other than the Interest Only Certificates, on any Distribution Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Group I Senior Prepayment Percentage

April 25, 2007 - March 25, 2014	100%

April 25, 2014 - March 25, 2015	Group I Senior Percentage for the related Group I Senior Certificates plus 70% of the related Group I Subordinate Percentage.

April 25, 2015 - March 25, 2016	Group I Senior Percentage for the related Group I Senior Certificates plus 60% of the related Group I Subordinate Percentage.

April 25, 2016 - March 25, 2017	Group I Senior Percentage for the related Group I Senior Certificates plus 40% of the related Group I Subordinate Percentage.

April 25, 2017 - March 25, 2018	Group I Senior Percentage for the related Group I Senior Certificates plus 20% of the related Group I Subordinate Percentage.

April 25, 2018 and thereafter	Group I Senior Percentage for the related Group I Senior Certificates.

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Any scheduled reduction to the Group I-1, Group I-2 and Group I-3 Senior Prepayment Percentage for the Group I Senior Certificates shall not be made as of any Distribution Date unless, as of the last day of the month preceding such Distribution Date (1) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) averaged over the last six months, as a percentage of the aggregate Class Principal Amount of the Group I Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the aggregate Class Principal Amount of the Group I Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2014 and March 2015, (b) 35% of the Group I Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2015 and March 2016, (c) 40% of the Group I Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2016 and March 2017, (d) 45% of the Group I Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2017 and March 2018, and (e) 50% of the Group I Original Subordinate Principal Balance if such Distribution Date occurs during or after April 2018.

In addition, if on any Distribution Date the current weighted average of the Group I Subordinate Percentages is equal to or greater than two times the initial weighted average of the Group I Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Class Principal Amount of the Group I Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the Distribution Date occurring in March 2010, cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the Group I Original Subordinate Principal Balance and (ii) after the Distribution Date occurring in March 2010, cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the Group I Original Subordinate Principal Balance, then, in each case, the Group I Senior Prepayment Percentages for the Group I-1, Group I-2 and Group I-3 Senior Certificates for such Distribution Date will equal the Group I Senior Percentage for the Group I-1, Group I-2 and Group I-3 Senior Certificates, respectively; provided, however, if on such Distribution Date the current weighted average of the Group I Subordinate Percentages is equal to or greater than two times the initial weighted average of the Group; I Subordinate Percentages on or prior to the Distribution Date occurring in March 2010 and the above delinquency and loss tests are met, then the Group I Senior Prepayment Percentages for the Group I-1, Group I-2 and Group I-3 Senior Certificates for such Distribution Date will equal the Group I Senior Percentage for the Group I-1, Group I-2 and Group I-3 Senior Certificates, respectively, plus 50% of the related Group I Subordinate Percentage on such Distribution Date.

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Notwithstanding the foregoing, if, on any Distribution Date, the percentage, the numerator of which is the aggregate Class Principal Amount of the Group I Senior Certificates immediately preceding such Distribution Date, and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Collection Period, exceeds such percentage as of the Cut-off Date, then the Group I Senior Prepayment Percentage with respect to the Group I Senior Certificates for such Distribution Date will equal 100%.

Group I Subordinate Certificate Writedown Amount: With respect to the Group I Subordinate Certificates, the amount by which (x) the sum of the Class Principal Amounts of the Group I Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Class Principal Amounts of the Group I Certificates on such Distribution Date) exceeds (y) the Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

Group I Subordinate Certificates: The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.

Group I Subordinate Optimal Principal Amount: With respect to the Group I Subordinate Certificates and each Distribution Date will be an amount equal to the sum of the following from each Loan Group (but in no event greater than the aggregate Class Principal Amounts of the Group I Subordinate Certificates immediately prior to such Distribution Date):

(1) the applicable Group I Subordinate Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Group I Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

(3) the applicable Group I Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage Loan in the related Loan Group;

(4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Prepayment Period over (b) the sum of the amounts distributable to the holders of the related Group I Senior Certificates pursuant to clause (4) of the definition of “Group I Senior Optimal Principal Amount” on such distribution date;

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(5) the applicable Group I Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was repurchased by the Sponsor in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date and the Scheduled Principal Balance of each such substitute mortgage loan; and

(6) on the Distribution Date on which the Class Principal Amounts of the related Group I Senior Certificates have all been reduced to zero, 100% of any applicable Group I Senior Optimal Principal Amount.

Group I Subordinate Percentage: As of any Distribution Date and with respect to any Loan Group, 100% minus the related Group I Senior Percentage for the Group I Senior Certificates related to such Loan Group. The initial Group I Subordinate Percentage for each Loan Group will be equal to approximately 7.40%.

Group I Subordinate Prepayment Percentage: As of any Distribution Date and with respect to any Loan Group, 100% minus the related Group I Senior Prepayment Percentage for such Loan Group, except that on any Distribution Date after the Class Principal Amount of each class of Group I Senior Certificates of the related Group I Certificate Group have each been reduced to zero, if (A) the weighted average of the Group I Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the Group I Subordinate Percentages and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Class Principal Amount of the Group I Subordinate Certificates does not exceed 50%, the Group I Subordinate Prepayment Percentage for the Group I Subordinate Certificates with respect to such Loan Group will equal 100%. If the above test is not satisfied on any Distribution Date after the Class Principal Amount of each class of Group I Senior Certificates of the related Group I Certificate Group have each been reduced to zero and any Group I Senior Certificates are still outstanding, then the Group I Subordinate Prepayment Percentage with respect to such Loan Group shall equal zero for such Distribution Date.

Group II Basis Risk Carryover Amounts: For any Distribution Date, the sum of (i) if the Group II Certificate Interest Rate for a Class of Group II Certificates is calculated based on the Group II Net WAC Cap Rate, the excess, if any, of (a) the amount of Accrued Interest calculated using the lesser of (x) One-month LIBOR plus the related margin and (y) 11.000% over (b) the amount of Accrued Interest calculated using a Group II Certificate Interest Rate equal to the related Group II Net WAC Cap Rate for such Distribution Date and (ii) the Group II Basis Risk Carryforward Amount for all previous Distribution Dates not previously paid plus interest thereon at the related Group II Certificate Interest Rate.

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Group II Carryforward Interest: With respect to any Distribution Date and each class of Group II Senior or Group II Subordinate Certificates, the sum of (i) the amount, if any, by which (x) the sum of (A) Group II Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Group II Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Interest Accrual Period at the applicable Group II Certificate Interest Rate.

Group II Certificate Interest Rate: With respect to each Distribution Date and each class of Group II Certificates, the annual rates described under “Summary of Terms—The Offered Certificates—Payments on the Certificates—Interest Payments.”

Group II Certificates: The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event will have occurred with respect to any Distribution Date beginning in April 2009 if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Pool II Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Pool II Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
April 2009 through March 2010	2.25%
April 2010 through March 2011	2.75%
April 2011 through March 2012	3.75%
April 2012 through March 2013	4.25%
April 2013 and thereafter	4.50%

Group II Current Interest: With respect to each class of Group II Senior or Group II Subordinate Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Group II Certificate Interest Rate during the related Interest Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

Group II Deferred Amount: With respect to any Distribution Date and each class of Group II Certificates, the amount by which (x) the aggregate of Group II Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously reimbursed in respect thereof and (2) the amount by which the Class Principal Amount of such Certificate has been increased due to any Subsequent Recovery.

Group II Delinquency Event: A Group II Delinquency Event will have occurred with respect to any Distribution Date if the Group II Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 19.00% of the Group II Senior Enhancement Percentage for the prior Distribution Date.

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Group II Delinquency Rate: With respect to any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Pool II Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance of Pool II as of the close of business on the last day of such month.

Group II Extra Principal Distribution Amount: For any Distribution Date, is the lesser of (x) the Group II Monthly Excess Cashflow for such Distribution Date and (y) the Group II Overcollateralization Deficiency for such Distribution Date.

Group II Initial Purchase Date: The first Distribution Date following the month in which the Pool Balance for Pool II is less than 10% of the Pool II Cut-off Date Balance.

Group II Interest Funds: With respect to any Distribution Date and Pool II, the sum of (1) all interest received or advanced by the Servicer or the Master Servicer for the related Collection Period and available in the Certificate Account on that Distribution Date with respect to the Pool II Mortgage Loans, (2) all Compensating Interest Payments paid with respect to the Pool II Mortgage Loans that were prepaid during the related Prepayment Period and (3) the portion of any purchase price or other amount paid with respect to the Pool II Mortgage Loans allocable to interest; net of any fees or other amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Trustee, the Custodian and the Delaware Trustee as provided in the Agreements to the extent allocable to Pool II.

Group II Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (1) the Group II Overcollateralization Release Amount, (2) Group II Monthly Excess Interest and (3) the Group II Monthly Excess Principal.

Group II Monthly Excess Interest: With respect to any Distribution Date, the amount of Group II Interest Funds remaining after application pursuant to clauses (A) and (B) under “Description of the Certificates—Distributions of Interest on the Group II Certificates—Interest Distribution Priorities.”

Group II Monthly Excess Principal: With respect to any Distribution Date, the Group II Principal Distribution Amount remaining after application pursuant to any of clauses (A)(1) and (2) and clauses (B)(1) through (4), as applicable, under “Description of the Certificates—Distributions of Principal on the Group II Certificates.”

Group II Net WAC Cap Rate: With respect to any Distribution Date and the Group II Certificates, a per annum rate equal to the product of (1) the quotient of (a) 360 divided by (b) the actual number of days in the Interest Accrual Period, multiplied by (2) the weighted average of the Net Mortgage Rates of the Pool II Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their stated principal balances as of such first day of the related Collection Period.

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Group II Offered Certificates: The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II Overcollateralization Amount: For any Distribution Date, the amount, if any, by which (1) the aggregate Scheduled Principal Balance of the Pool II Mortgage Loans exceeds (2) the aggregate Class Principal Amount of the Group II Senior and Group II Subordinate Certificates as of such Distribution Date after giving effect to the reduction on such Distribution Date of the Class Principal Amounts of the Group II Senior and Group II Subordinate Certificates resulting from the distribution of 100% of the Group II Principal Funds for Pool II on such Distribution Date.

Group II Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (1) the Group II Overcollateralization Target Amount for such Distribution Date exceeds (2) the Group II Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Class Principal Amounts of the Group II Senior Certificates and Group II Subordinate Certificates resulting from the distribution of 100% of the Group II Principal Funds for Pool II on such Distribution Date.

Group II Overcollateralization Floor: Approximately 0.50% of the Pool II Cut-off Date Balance.

Group II Overcollateralization Release Amount: With respect to any Distribution Date and Pool II, the lesser of (x) the Group II Principal Funds for such Distribution Date and (y) the excess, if any, of (1) the Group II Overcollateralization Amount for such Distribution Date (assuming that 100% of such Group II Principal Funds is applied as a principal distribution on such Distribution Date) over (2) the Group II Overcollateralization Target Amount for such Distribution Date (with the amount determined pursuant to this clause (y) deemed to be $0 if the Group II Overcollateralization Amount is less than or equal to the Group II Overcollateralization Target Amount on that Distribution Date).

Group II Overcollateralization Target Amount: With respect to any Distribution Date and Pool II, (a) prior to the Group II Stepdown Date, approximately 7.10% of the aggregate Scheduled Principal Balance of the Pool II Mortgage Loans as of the Cut-off Date, (b) on or after the Group II Stepdown Date and if a Group II Trigger Event is not in effect, the greater of (i) approximately 14.20% of the then current aggregate Scheduled Principal Balance of the Pool II Mortgage Loans as of the last day of the related Collection Period and (ii) the Group II Overcollateralization Floor and (c) on or after the Group II Stepdown Date and if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding Distribution Date.

Group II Principal Distribution Amount: With respect to any Distribution Date and Pool II, the Group II Principal Funds for Pool II for such Distribution Date minus (b) the portion of the Overcollateralization Release Amount attributable to Pool II (based on the related Pool Balance).

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Group II Principal Funds: With respect to any Distribution Date and Pool II, the sum of (1) the principal portion of all scheduled monthly payments on the Pool II Mortgage Loans due on the related Due Date, to the extent received or advanced; (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan from Pool II (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the Pool II Mortgage Loans, including full and partial prepayments, the proceeds of any purchase of Pool II Mortgage Loans by the Seller or the Servicer, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Subsequent Recoveries; net of any fees payable to, and other amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Trustee, the Custodian and the Delaware Trustee as provided in the Agreements (to the extent not reimbursed from Interest Funds) to the extent allocable to Pool II.

Group II Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the average of the Group II Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Group II Senior Certificates: The Class II-A Certificates.

Group II Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Group II Subordinate Certificates and the Group II Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) after giving effect to distributions on such Distribution Date, and the denominator of which is the Pool Balance for Pool II for such Distribution Date.

Group II Stepdown Date: The earlier to occur of (i) the first Distribution Date following the Distribution Date on which the aggregate Class Principal Amount of the Senior Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date occurring in April 2010 and (b) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than or equal to approximately 42.10%.

Group II Subordinate Certificates: The Class II-M-1, Class II-M-2 and Class II-B Certificates.

Group II Trigger Event: A Group II Trigger Event will have occurred with respect to any Distribution Date if (a) a Group II Delinquency Event has occurred for such Distribution Date or (b) a Group II Cumulative Loss Trigger Event has occurred for such Distribution Date.

Index: Either the Six-Month LIBOR Index or the One-Year LIBOR Index.

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Indicative Combined Loan-to-Value Ratio: With respect to any First Lien Mortgage Loan that was originated simultaneously with a new or resubordinated second lien mortgage loan that secures the same Mortgaged Property, at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such Mortgage Loan and (2) the principal balance of the related second lien mortgage loan, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Insurance Proceeds: Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, title insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

Interest Accrual Period: With respect to any Distribution Date and any class of Group I Senior Certificates or Group I Subordinate Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and any class of Group II Senior Certificates or Group II Subordinate Certificates, the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Interest Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest Only Certificates: The I-1X, Class I-2X and Class I-3X Certificates.

LIBOR Business Day: Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date: The second LIBOR Business Day preceding the commencement of each Interest Accrual Period.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment), and any Second Lien Mortgage Loan that is 180 or more days delinquent in payment.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan Group: Loan Group I-1, Loan Group I-2 or Loan Group I-3, as the context requires.

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Loan Group I-1: The loan group consisting of conventional first lien, hybrid Mortgage Loans with interest rates that have an initial fixed rate period of five years and thereafter adjust on a semi-annual or annual basis.

Loan Group I-2: The loan group consisting of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of seven years and thereafter adjust on a semi-annual or annual basis.

Loan Group I-3: The loan group consisting of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of ten years and thereafter adjust on a semi-annual or annual basis.

Loan Group Balance: With respect to each of Loan Group I-1, Loan Group I-2 and Loan Group I-3 and any date of determination, the aggregate Scheduled Principal Balance of the Mortgage Loans in that Loan Group as of such date.

Loan-to-Value Ratio: With respect to any First Lien Mortgage Loan at any time, the ratio, expressed as a percentage, of the principal balance of such Mortgage Loan as of the applicable date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

LPMI Policy: A loan level primary mortgage insurance policy acquired by the Servicer covering certain 80+ LTV Loans.

Master Servicer: Wells Fargo Bank, and its successors and assigns.

Master Servicer Remittance Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

Maximum Rate: With respect to a Mortgage Loan, a specified percentage in the related mortgage note that is the maximum Mortgage Rate allowable over the life of such Mortgage Loan.

Minimum Rate: With respect to a Mortgage Loan, a specified percentage in the related mortgage note that is the minimum Mortgage Rate allowable over the life of such Mortgage Loan.

Monthly Advance: An advance made by the Servicer or Master Servicer, as applicable, with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate.

Monthly Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan, which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

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Moody’s: Moody’s Investors Service, Inc.

Mortgaged Property: With respect to any Mortgage Loan, the real property securing such Mortgage Loan.

Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of March 1, 2007, between the Seller and the Depositor.

Mortgage Loans: The Pool I Mortgage Loans and the Pool II Mortgage Loans.

Mortgage Pool: Pool I or Pool II, as the context requires.

Mortgage Rate: With respect to any Mortgage Loan, the applicable interest rate determined as provided in the related mortgage note, as reduced by any Relief Act Reduction.

Net Liquidation Proceeds: All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate: With respect to any Mortgage Loan at any time, the Mortgage Rate thereof minus the Servicing Fee Rate.

Net Prepayment Interest Shortfalls: Any Prepayment Interest Shortfalls not funded by the Servicer or the Master Servicer.

Notional Amount: With respect to the Class I-1X Certificates, as of any date of determination, is equal to the aggregate Class Principal Amount of the Class I-1A-1 Certificates and Class I-1A-2 Certificates. With respect to the Class I-2X Certificates, as of any date of determination, is equal to the aggregate Class Principal Amount of the Class I-2A-1 Certificates and Class I-2A-2 Certificates. With respect to the Class I-3X Certificates, as of any date of determination, is equal to the aggregate Class Principal Amount of the Class I-3A-1 Certificates and Class I-3A-2 Certificates. Reference to the Notional Amount of the Interest Only Certificates is solely for convenience in calculations and does not represent the right to receive any distributions allocable to principal.

Offered Certificates: The Group I Offered Certificates and the Group II Offered Certificates.

One-Month LIBOR or One-Month LIBOR Index: The Interest Settlement Rate for U.S. dollar deposits of one-month maturity set by the BBA as of 11:00 a.m. (London time) on the LIBOR Determination Date.

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One-Month LIBOR Loans: Mortgage Loans that have a Monthly Payment that adjusts based on the One-Month LIBOR Index.

One-Year LIBOR Index: The interbank offered rates for one-year United States dollar deposits in the London market, calculated as provided in the related mortgage note.

One-Year LIBOR Loans: Mortgage Loans that have a Monthly Payment that adjusts based on the One-Year LIBOR Index.

Optional Termination: The Servicer’s option to purchase the Mortgage Loans of a Mortgage Pool, the REO Property and any other property remaining in the Trust as described under “Description of the Certificates — Optional Purchase of the Pool I Mortgage Loans” and “— Optional Purchase of the Pool II Mortgage Loans” in this prospectus supplement.

Originator: HomeBanc Mortgage Corporation.

Outstanding Principal Balance: With respect to a Mortgage Loan, the principal balance of such Mortgage Loan remaining to be paid by the borrower or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the borrower at the time such property was acquired by or on behalf of the Trust.

Participant: A participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.

Payahead: Any Monthly Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Paying Agent: Initially, the Securities Administrator.

Periodic Cap: With respect to a Mortgage Loan, a fixed percentage by which the Mortgage Rate will not increase or decrease on the any Adjustment Date (other than the initial Adjustment Date), as specified in the related mortgage note.

Plan Assets Regulation: A regulation issued by the United States Department of Labor under which the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.

Plans: Pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called “Keogh” plan, an educational savings account or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing.

Pool: Pool I or Pool II, as the context requires.

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Pool I: The mortgage pool consisting of Loan Group I-1, Loan Group I-2 and Loan Group I-3.

Pool I Cut-off Date Balance: With respect to the Pool I Mortgage Loans, approximately $245,220,032.

Pool I Mortgage Loans: The conventional, adjustable rate, first lien residential mortgage loans in Pool I sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement and subsequently transferred by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement.

Pool II: The mortgage pool consisting of conventional second lien, fixed and adjustable rate Mortgage Loans.

Pool II Cut-off Date Balance: With respect to the Pool II Mortgage Loans, approximately $54,788,796.

Pool II Mortgage Loans: The conventional, fixed and adjustable rate, second lien residential mortgage loans in Pool II sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement and subsequently transferred by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement.

Pool Balance: With respect to each Mortgage Pool and any date of determination, the aggregate Scheduled Principal Balance of the Mortgage Loans in that Mortgage Pool as of such date.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement dated as of March 1, 2007, among the Depositor, the Seller, the Servicer, the Master Servicer, the Securities Administrator, the Delaware Trustee and the Trustee.

Prepayment Interest Shortfall: The amount by which one month’s interest at the Mortgage Rate (as reduced by the Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period: With respect to any Distribution Date, the immediately preceding calendar month.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

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Purchase Price: The sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate plus any unreimbursed Servicing Advances, (b) the fair market value of all other property being purchased, (c) any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan and (d) any outstanding amounts due to the Master Servicer, the Securities Administrator, the Custodian, the Delaware Trustee and the Trustee.

Rating Agencies: S&P and Moody’s.

Realized Loss: With respect to a Mortgage Loan, (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property. In addition, to the extent the Servicer received with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Class Principal Amount, in the case of the Group I Certificates (other than the Class I-1X, Class I-2X and Class I-3X Certificates), or the Certificate Principal Amount, in the case of the Group II Certificates, as applicable.

Record Date: For each class of Certificates other than the Group II Senior Certificates and the Group II Subordinate Certificates, and each Distribution Date, will be the close of business on the last Business Day of the calendar month preceding such Distribution Date. For each class of Group II Senior Certificates and the Group II Subordinate Certificates and each Distribution Date, will be the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificates is no longer a Book-Entry Certificate, the “Record Date” for such class of Certificates shall be the close of business on the last Business Day of the calendar month preceding such Distribution Date.

Regular Certificates: The Senior Certificates and the Subordinate Certificates.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Depositary: Citibank, N.A. (in its capacity as a depositary for Clearstream Luxembourg) or JPMorgan Chase Bank (in its capacity as a depositary for Euroclear), as the case may be.

Relief Act: The Servicemembers Civil Relief Act or similar state or local laws.

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Relief Act Mortgage Loan: Any Mortgage Loan as to which the scheduled payment thereof has been reduced due to the application of the Relief Act.

Relief Act Reduction: With respect to a Mortgage Loan, a reduction of the applicable Mortgage Rate by application of the Servicemembers Civil Relief Act or similar state or local laws.

REO Property: A Mortgaged Property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Proceeds: The purchase price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

Rules: The rules, regulations and procedures creating and affecting DTC and its operations.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Scheduled Principal Balance: With respect to any Mortgage Loan and any Distribution Date, (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (giving effect to the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

Second Lien Mortgage Loans: Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a second lien on the related Mortgaged Property.

Securities Act: Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, and its successors and assigns.

Seller: HomeBanc Mortgage Corporation.

Second Lien Mortgage Loans: Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a second lien on the related Mortgaged Property.

Senior Certificates: The Group I Senior Certificates and the Group II Senior Certificates.

Servicer: HomeBanc Mortgage Corporation.

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Servicer Remittance Date: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

Servicing Account: The custodial account maintained by the Servicer on behalf of the Trust for collection of principal and interest on the Mortgage Loans.

Servicing Advance: All reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.

Servicing Fee: A monthly fee calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate: The applicable annual rate with respect to the Servicer set forth under “Fees and Expenses of the Trust.”

Similar Law: State or local laws substantially similar to ERISA or the Code.

Six-Month LIBOR Index: The interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note.

Six-Month LIBOR Loans: Mortgage Loans that have a Monthly Payment that adjusts based on the Six-Month LIBOR Index.

Sponsor: HomeBanc Mortgage Corporation.

Subordinate Certificates: The Group I Subordinate Certificates and the Group II Subordinate Certificates.

Subsequent Recovery: Any amount recovered with respect to a Liquidated Mortgage Loan for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

Terms and Conditions: Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

Trust: HomeBanc Mortgage Trust 2007-1.

Trust Accounts: The Servicing Account, the Collection Account and the Certificate Account.

Trustee: U.S. Bank National Association, and its successors and assigns.

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Trustee Fee: The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Trustee from income on funds held in the Collection Account.

Underwriter: Bear, Stearns & Co. Inc.

Underwritten Certificates: The Class I-1A-1, Class I-1A-2, Class I-2A-1, Class I-3A-1 and Class II-A Certificates.

Underwriting Agreement: The underwriting agreement to be dated on or about March 29, 2007, among the Depositor, the Seller and the Underwriter.

U.S. Bank: U.S. Bank National Association.

Wells Fargo Bank: Wells Fargo Bank, N.A.

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Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered HomeBanc Mortgage Trust 2007-1 Mortgage Pass-Through Certificates will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

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Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of either the actual number of days in such Interest Accrual Period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

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As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such Interest Accrual Period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

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Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the Securities Administrator or the U.S. withholding agent receives a statement—

(a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that—

(i) is signed by the certificateholder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the certificateholder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

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(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the certificateholder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

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This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.
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Annex C

Certain Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Trust as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

The following tables set forth, as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).
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30-59 Day Delinquencies of the Mortgage Loans (Pool I Mortgage Loans)

Number of 30-59 Day Deliquencies in the 12 Months Preceding the Cut-off Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0	590	$243,253,012	99.20%
1	9	1,967,020	0.80
Total	599	$245,220,032	100.00%

60-89 Day Delinquencies of the Mortgage Loans (Pool I Mortgage Loans)

Number of 60-89 Day Deliquencies in the 12 Months Preceding the Cut-off Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0	599	$245,128,832	99.96%
1	1	91,200	0.04
Total	599	$245,220,032	100.00%

90 Days or more Delinquencies of the Mortgage Loans (Pool I Mortgage Loans)

Number of 90 Days or more Deliquencies in the 12 Months Preceding the Cut-off Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0	599	$245,220,032	100.00%
1	-	912,000	-
Total	599	$245,220,032	100.00%

The following tables set forth, as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).

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Original Principal Balances (Pool I Mortgage Loans)

Range of Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0 - 100,000	48	$3,904,441	1.59%
100,001 - 150,000	67	8,227,677	3.36
150,001 - 200,000	56	9,748,652	3.98
200,001 - 250,000	43	9,445,332	3.85
250,001 - 300,000	31	8,289,247	3.38
300,001 - 350,000	19	6,071,580	2.48
350,001 - 400,000	22	8,253,373	3.37
400,001 - 450,000	59	25,426,176	10.37
450,001 - 500,000	75	35,874,850	14.63
500,001 - 550,000	38	19,441,244	7.93
550,001 - 600,000	37	21,420,782	8.74
600,001 - 650,000	28	17,672,854	7.21
650,001 - 700,000	19	12,958,313	5.28
700,001 - 750,000	11	8,027,850	3.27
750,001 - 800,000	11	8,477,350	3.46
800,001 - 850,000	5	4,157,500	1.70
850,001 - 900,000	5	4,384,300	1.79
900,001 - 950,000	2	1,840,000	0.75
950,001 - 1,000,000	7	6,886,338	2.81
1,100,001 - 1,200,000	5	5,761,100	2.35
1,300,001 - 1,400,000	3	3,961,850	1.62
1,400,001 - 1,500,000	4	5,755,974	2.35
1,500,001 and greater	4	9,233,250	3.77
Total	599	$245,220,032	100.00%

The minimum original principal balance of the Mortgage Loans is approximately	$42,000
The maximum original principal balance of the Mortgage Loans is approximately	$3,000,000
The average original principal balance of the Mortgage Loans is approximately	$410,563

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Cut-off Date Scheduled Principal Balance (Pool I Mortgage Loans)

Range of Scheduled Principal Balances($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0 - 100,000	48	$3,904,441	1.59%
100,001 - 150,000	68	8,355,370	3.41
150,001 - 200,000	56	9,748,652	3.98
200,001 - 250,000	43	9,445,332	3.85
250,001 - 300,000	31	8,289,247	3.38
300,001 - 350,000	20	6,421,182	2.62
350,001 - 400,000	22	8,253,373	3.37
400,001 - 450,000	59	25,426,176	10.37
450,001 - 500,000	75	35,874,850	14.63
500,001 - 550,000	36	18,963,949	7.73
550,001 - 600,000	37	21,420,782	8.74
600,001 - 650,000	28	17,672,854	7.21
650,001 - 700,000	19	12,958,313	5.28
700,001 - 750,000	11	8,027,850	3.27
750,001 - 800,000	11	8,477,350	3.46
800,001 - 850,000	5	4,157,500	1.70
850,001 - 900,000	5	4,384,300	1.79
900,001 - 950,000	2	1,840,000	0.75
950,001 - 1,000,000	7	6,886,338	2.81
1,100,001 - 1,200,000	5	5,761,100	2.35
1,300,001 - 1,400,000	4	5,311,574	2.17
1,400,001 - 1,500,000	3	4,406,250	1.80
1,500,001 and greater	4	9,233,250	3.77
Total	599	$245,220,032	100.00%

The minimum Scheduled Principal Balance of the Mortgage Loans is approximately	$42,000
The maximum Scheduled Principal Balance of the Mortgage Loans is approximately	$3,000,000
The average Scheduled Principal Balance of the Mortgage Loans is approximately	$409,382

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Mortgage Rates (Pool I Mortgage Loans)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
5.000 - 5.249	4	$3,557,858	1.45%
5.250 - 5.499	5	3,180,913	1.30
5.500 - 5.749	25	15,250,999	6.22
5.750 - 5.999	58	34,321,716	14.00
6.000 - 6.249	72	43,353,824	17.68
6.250 - 6.499	81	39,441,974	16.08
6.500 - 6.749	64	28,214,994	11.51
6.750 - 6.999	57	25,729,023	10.49
7.000 - 7.249	39	14,325,281	5.84
7.250 - 7.499	50	13,321,051	5.43
7.500 - 7.749	22	5,082,170	2.07
7.750 - 7.999	34	5,499,746	2.24
8.000 - 8.249	36	5,162,861	2.11
8.250 - 8.499	41	6,315,671	2.58
8.500 - 8.749	11	2,461,950	1.00
Total	599	$245,220,032	100.00%

The Minimum Rate of the Mortgage Loans is approximately	5.000%
The Maximum Rate of the Mortgage Loans is approximately	8.625%
The weighted average Mortgage Rate of the Mortgage Loans is approximately	6.472%

Lien Positions as of the Cut-off Date (Pool I Mortgage Loans)

Lien Position	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
First Lien	599	$245,220,032	100.00%
Total	599	$245,220,032	100.00%

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Original Loan-to-Value Ratios (LTV) (Pool I Mortgage Loans)

Range of Original LTV	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
25.01 - 30.00	1	$500,000	0.20%
30.01 - 35.00	1	540,000	0.22
35.01 - 40.00	1	509,050	0.21
40.01 - 45.00	8	5,216,650	2.13
45.01 - 50.00	9	8,365,543	3.41
50.01 - 55.00	9	7,119,024	2.90
55.01 - 60.00	10	7,531,663	3.07
60.01 - 65.00	28	13,412,125	5.47
65.01 - 70.00	28	10,345,800	4.22
70.01 - 75.00	52	25,595,250	10.44
75.01 - 80.00	319	120,817,511	49.27
80.01 - 85.00	7	1,928,650	0.79
85.01 - 90.00	19	6,711,942	2.74
90.01 - 95.00	20	5,739,208	2.34
95.01 - 100.00	87	30,887,615	12.60
Total	599	$245,220,032	100.00%

The minimum original Loan-to-Value Ratio of the Mortgage Loans is approximately	27.03%
The maximum original Loan-to-Value Ratio of the Mortgage Loans is approximately	100.00%
The weighted average original Loan-to-Value of the Mortgage Loans is approximately	77.18%

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Indicative Combined Loan-to-Value Ratios (CLTV) (Pool I Mortgage Loans)

Range of Indicative CLTV	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
25.01 - 30.00	1	$500,000	0.20%
30.01 - 35.00	1	540,000	0.22
35.01 - 40.00	1	509,050	0.21
40.01 - 45.00	7	4,906,200	2.00
45.01 - 50.00	8	8,237,850	3.36
50.01 - 55.00	10	7,246,717	2.96
55.01 - 60.00	9	6,031,663	2.46
60.01 - 65.00	13	9,027,175	3.68
65.01 - 70.00	15	9,798,950	4.00
70.01 - 75.00	33	18,508,650	7.55
75.01 - 80.00	141	64,230,707	26.19
80.01 - 85.00	9	3,001,300	1.22
85.01 - 90.00	100	37,397,295	15.25
90.01 - 95.00	53	18,163,955	7.41
95.01 - 100.00	198	57,120,521	23.29
Total	599	$245,220,032	100.00%

The minimum Combined Loan-to-Value Ratio of the Mortgage Loans is approximately	27.03%
The maximum Combined Loan-to-Value Ratio of the Mortgage Loans is approximately	100.00%
The weighted average Combined Loan-to-Value of the Mortgage Loans is approximately	82.01%

Geographic Distribution (Pool I Mortgage Loans)*

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Florida	352	$163,324,735	66.60%
Georgia	192	64,271,657	26.21
North Carolina	47	14,675,723	5.98
South Carolina	7	2,457,916	1.00
Tennessee	1	490,000	0.20
Total	599	$245,220,032	100.00%

*No more than approximately 2.71% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

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Credit Scores as of the Date of Origination of the Mortgage Loans (Pool I Mortgage Loans)

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
N/A	5	$1,435,270	0.59%
620 - 644	11	2,915,080	1.19
645 - 669	64	19,891,346	8.11
670 - 694	115	35,749,705	14.58
695 - 719	103	41,355,519	16.86
720 - 744	79	36,855,803	15.03
745 - 769	79	33,356,104	13.60
770 - 794	107	50,965,286	20.78
795 - 819	36	22,695,918	9.26
Total	599	$245,220,032	100.00%

The minimum original credit score of the Mortgage Loans is approximately	625
The maximum original credit score of the Mortgage Loans is approximately	817
The non-zero weighted average original credit score of the Mortgage Loans is approx.	733

Property Types (Pool I Mortgage Loans)

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
2-4 Family	10	$1,740,750	0.71%
Condominium	114	35,577,697	14.51
PUD	283	135,795,786	55.38
Single Family	189	70,653,754	28.81
Townhouse	3	1,452,044	0.59
Total	599	$245,220,032	100.00%

Occupancy Status of Mortgage Properties (Pool I Mortgage Loans)

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Investor	121	$19,714,631	8.04%
Owner Occupied	372	183,411,106	74.79
Second Home	106	42,094,294	17.17
Total	599	$245,220,032	100.00%

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Loan Purpose (Pool I Mortgage Loans)

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Cash Out Refinance	94	$45,943,137	18.74%
Construction to Perm*	25	14,488,915	5.91
Purchase	417	146,403,326	59.70
Rate/Term Refinance	63	38,384,654	15.65
Total	599	$245,220,032	100.00%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Loan Documentation (Pool I Mortgage Loans)

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Full/Alternative	237	$115,277,022	47.01%
No Documentation	38	7,598,560	3.10
No Ratio	64	17,920,269	7.31
Stated Income	227	91,158,430	37.17
Stated/Stated	29	8,974,100	3.66
Streamline	4	4,291,650	1.75
Total	599	$245,220,032	100.00%

Original Terms to Maturity (Pool I Mortgage Loans)

Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
360 Months	598	$244,600,032	99.75
480 Months	1	620,000	0.25
Total	599	$245,220,032	100.00%

Minimum Original Term to Stated Maturity :	360
Maximum Original Term to Stated Maturity :	480
Weighted Average Original Term to Stated Maturity :	360

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Remaining Terms to Maturity (Pool I Mortgage Loans)

Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
346 Months	1	$515,200	0.21%
347 Months	1	1,336,500	0.55
355 Months	12	2,570,585	1.05
356 Months	24	6,317,185	2.58
357 Months	40	12,384,061	5.05
358 Months	134	57,179,861	23.32
359 Months	175	74,981,170	30.58
360 Months	211	89,315,470	36.42
360 and greater	1	620,000	0.25
Total	599	$245,220,032	100.00%

Minimum Remaining Term to Stated Maturity :	346
Maximum Remaining Term to Stated Maturity :	480
Weighted Average Remaining Term to Stated Maturity :	359

Index Types (Pool I Mortgage Loans)

Index Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
1-Year LIBOR	374	$192,647,745	78.56%
6-Month LIBOR	225	52,572,286	21.44
Total	599	$245,220,032	100.00%

Rate Adjustment Frequency (Pool I Mortgage Loans)

Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
6 Months	225	$52,572,286	21.44
12 Months	374	192,647,745	78.56
Total	599	$245,220,032	100.00%

S-C-10

Months to Next Rate Adjustment Date (Pool I Mortgage Loans)*

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
48 Months	1	$464,550	0.19%
55 Months	10	2,172,635	0.89
56 Months	10	2,348,583	0.96
57 Months	29	8,330,417	3.40
58 Months	74	36,557,212	14.91
59 Months	106	45,445,041	18.53
60 Months	140	60,671,200	24.74
70 Months	1	515,200	0.21
71 Months	1	1,336,500	0.55
79 Months	2	397,950	0.16
80 Months	13	3,737,741	1.52
81 Months	6	1,447,544	0.59
82 Months	52	16,802,814	6.85
83 Months	51	19,700,768	8.03
84 Months	52	19,481,620	7.95
108 Months	1	422,500	0.17
112 Months	1	550,000	0.22
116 Months	1	230,860	0.09
117 Months	5	2,606,100	1.06
118 Months	8	3,819,836	1.56
119 Months	18	9,835,361	4.01
120 Months	17	8,345,600	3.40
Total	599	$245,220,032	100.00%

The minimum months to next rate adj. date of the Mortgage Loans is approximately :	48
The maximum average months to next rate adj. date of the Mortgage Loans is approx. :	121
The weighted average months to next rate adj. date of the Mortgage Loans is approx.:	71

*Months to next rate adjustment date is calculated based on the Cut-off Date for loans that have a first payment date on or prior to March 1, 2007. For loans with a first payment date after March 1, 2007, months to next rate adjustment date is calculated based on the first payment date.

S-C-11

Maximum Rates (%) (Pool I Mortgage Loans)

Range of Maxiumum Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
10.751 - 11.000	3	$2,907,933	1.19%
11.001 - 11.250	3	2,092,025	0.85
11.251 - 11.500	12	7,027,213	2.87
11.501 - 11.750	31	20,657,572	8.42
11.751 - 12.000	72	40,747,586	16.62
12.001 - 12.250	61	37,016,641	15.10
12.251 - 12.500	65	34,433,279	14.04
12.501 - 12.750	39	17,087,814	6.97
12.751 - 13.000	102	38,767,849	15.81
13.001 - 13.250	43	13,825,408	5.64
13.251 - 13.500	35	9,232,084	3.76
13.501 - 13.750	28	4,602,250	1.88
13.751 - 14.000	31	5,101,207	2.08
14.001 - 14.250	45	5,918,620	2.41
14.251 - 14.500	28	5,393,751	2.20
14.501 - 14.750	1	408,800	0.17
Total	599	$245,220,032	100.00%

The minimum Maxiumum Rate of the Mortgage Loans is approximately :	11.000%
The maximum Maxiumum Rate of the Mortgage Loans is approximately :	14.625%
The weighted average Maxiumum Rate of the Mortgage Loans is approximately :	12.520%

S-C-12

Initial Caps (Pool I Mortgage Loans)

Intial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Uncapped	28	$9,999,200	4.08%
0.250	1	140,000	0.06
4.250	1	418,000	0.17
5.000	369	191,128,845	77.94
5.125	1	139,500	0.06
5.625	2	510,200	0.21
5.750	1	202,900	0.08
6.000	149	28,220,216	11.51
6.125	12	4,167,815	1.70
6.250	5	1,342,600	0.55
6.375	2	563,000	0.23
6.500	8	2,581,400	1.05
6.625	7	1,229,205	0.50
6.750	5	834,200	0.34
6.875	1	427,200	0.17
7.000	3	970,600	0.40
7.125	1	379,000	0.15
7.250	1	684,700	0.28
7.375	2	1,281,450	0.52
Total	599	$245,220,032	100.00%

The minimum initial cap of the Mortgage Loans is approximately :	Uncapped
The maximum initial cap of the Mortgage Loans is approximately :	7.375%
The weighted average initial cap of the Mortgage Loans is approximately :	5.214%

Periodic Caps (Pool I Mortgage Loans)

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Uncapped	225	$52,572,286	21.44%
2.000	374	192,647,745	78.56
Total	599	$245,220,032	100.00%

S-C-13

Gross Margin (Pool I Mortgage Loans)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
2.001 - 2.500	599	$245,220,032	100.00%
Total	599	$245,220,032	100.00%

The minimum gross margin of the Mortgage Loans is approximately :	2.250%
The maximum gross margin of the Mortgage Loans is approximately :	2.250%
The weighted average gross margin of the Mortgage Loans is approximately :	2.250%

Next Rate Adjustment Date (Pool I Mortgage Loans)

Next Rate Change Date	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
3/1/2011	1	$464,550	0.19%
10/1/2011	10	2,172,635	0.89
11/1/2011	10	2,348,583	0.96
12/1/2011	29	8,330,417	3.40
1/1/2012	74	36,557,212	14.91
2/1/2012	106	45,445,041	18.53
3/1/2012	95	45,064,000	18.38
4/1/2012	45	15,607,200	6.36
1/1/2013	1	515,200	0.21
2/1/2013	1	1,336,500	0.55
10/1/2013	2	397,950	0.16
11/1/2013	13	3,737,741	1.52
12/1/2013	6	1,447,544	0.59
1/1/2014	52	16,802,814	6.85
2/1/2014	51	19,700,768	8.03
3/1/2014	43	16,616,900	6.78
4/1/2014	9	2,864,720	1.17
3/1/2016	1	422,500	0.17
7/1/2016	1	550,000	0.22
11/1/2016	1	230,860	0.09
12/1/2016	5	2,606,100	1.06
1/1/2017	8	3,819,836	1.56
2/1/2017	18	9,835,361	4.01
3/1/2017	8	3,629,300	1.48
4/1/2017	9	4,716,300	1.92
Total	599	$245,220,032	100.00%

S-C-14

Interest-Only (Pool I Mortgage Loans)

Interest Only	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
No	9	$1,726,089	0.70%
Yes	590	243,493,943	99.30
Total	599	$245,220,032	100.00%

S-C-15

Original Principal Balances (Loan Group I-1 Mortgage Loans)

Range of Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0 - 100,000	31	$2,537,091	1.63%
100,001 - 150,000	42	5,098,239	3.27
150,001 - 200,000	33	5,812,164	3.73
200,001 - 250,000	14	3,039,650	1.95
250,001 - 300,000	20	5,362,397	3.44
300,001 - 350,000	15	4,812,300	3.09
350,001 - 400,000	14	5,207,257	3.34
400,001 - 450,000	41	17,691,800	11.34
450,001 - 500,000	45	21,577,000	13.83
500,001 - 550,000	26	13,492,451	8.65
550,001 - 600,000	23	13,352,750	8.56
600,001 - 650,000	18	11,393,315	7.30
650,001 - 700,000	12	8,241,063	5.28
700,001 - 750,000	6	4,343,850	2.78
750,001 - 800,000	7	5,383,350	3.45
800,001 - 850,000	2	1,660,000	1.06
850,001 - 900,000	3	2,642,800	1.69
900,001 - 950,000	2	1,840,000	1.18
950,001 - 1,000,000	5	4,910,488	3.15
1,100,001 - 1,200,000	4	4,592,100	2.94
1,300,001 - 1,400,000	1	1,316,600	0.84
1,400,001 - 1,500,000	3	4,349,724	2.79
1,500,001 and greater	3	7,333,250	4.70
Total	370	$155,989,638	100.00%

The minimum original principal balance of the Mortgage Loans is approximately	$59,300
The maximum original principal balance of the Mortgage Loans is approximately	$3,000,000
The average original principal balance of the Mortgage Loans is approximately	$422,350

S-C-16

Cut-off Date Scheduled Principal Balance (Loan Group I-1 Mortgage Loans)

Range of Scheduled Principal Balances($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0 - 100,000	31	$2,537,091	1.63%
100,001 - 150,000	42	5,098,239	3.27
150,001 - 200,000	33	5,812,164	3.73
200,001 - 250,000	14	3,039,650	1.95
250,001 - 300,000	20	5,362,397	3.44
300,001 - 350,000	16	5,161,902	3.31
350,001 - 400,000	14	5,207,257	3.34
400,001 - 450,000	41	17,691,800	11.34
450,001 - 500,000	45	21,577,000	13.83
500,001 - 550,000	25	13,142,849	8.43
550,001 - 600,000	23	13,352,750	8.56
600,001 - 650,000	18	11,393,315	7.30
650,001 - 700,000	12	8,241,063	5.28
700,001 - 750,000	6	4,343,850	2.78
750,001 - 800,000	7	5,383,350	3.45
800,001 - 850,000	2	1,660,000	1.06
850,001 - 900,000	3	2,642,800	1.69
900,001 - 950,000	2	1,840,000	1.18
950,001 - 1,000,000	5	4,910,488	3.15
1,100,001 - 1,200,000	4	4,592,100	2.94
1,300,001 - 1,400,000	2	2,666,324	1.71
1,400,001 - 1,500,000	2	3,000,000	1.92
1,500,001 and greater	3	7,333,250	4.70
Total	370	$155,989,638	100.00%

The minimum Scheduled Principal Balance of the Mortgage Loans is approximately	$59,300
The maximum Scheduled Principal Balance of the Mortgage Loans is approximately	$3,000,000
The average Scheduled Principal Balance of the Mortgage Loans is approximately	$421,594

S-C-17

Mortgage Rates (Loan Group I-1 Mortgage Loans)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
5.000 - 5.249	3	$3,118,575	2.00%
5.250 - 5.499	4	2,604,913	1.67
5.500 - 5.749	20	12,374,149	7.93
5.750 - 5.999	41	25,440,302	16.31
6.000 - 6.249	52	32,940,424	21.12
6.250 - 6.499	40	19,650,863	12.60
6.500 - 6.749	34	15,043,924	9.64
6.750 - 6.999	30	12,259,255	7.86
7.000 - 7.249	27	8,932,521	5.73
7.250 - 7.499	30	8,477,927	5.43
7.500 - 7.749	14	2,960,650	1.90
7.750 - 7.999	15	2,373,850	1.52
8.000 - 8.249	30	4,410,361	2.83
8.250 - 8.499	25	4,271,324	2.74
8.500 - 8.749	5	1,130,600	0.72
Total	370	$155,989,638	100.00%

The Minimum Rate of the Mortgage Loans is approximately	5.000%
The Maximum Rate of the Mortgage Loans is approximately	8.500%
The weighted average Mortgage Rate of the Mortgage Loans is approximately	6.409%

Lien Positions as of the Cut-off Date (Loan Group I-1 Mortgage Loans)

Lien Position	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
First Lien	370	$155,989,638	100.00%
Total	370	$155,989,638	100.00%

S-C-18

Original Loan-to-Value Ratios (LTV) (Loan Group I-1 Mortgage Loans)

Range of Original LTV	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
25.01 - 30.00	1	$500,000	0.32%
30.01 - 35.00	1	509,050	0.33
35.01 - 40.00	3	2,310,450	1.48
40.01 - 45.00	6	7,282,850	4.67
45.01 - 50.00	6	5,688,324	3.65
50.01 - 55.00	8	6,932,663	4.44
55.01 - 60.00	11	6,749,175	4.33
60.01 - 65.00	10	4,467,700	2.86
70.01 - 75.00	35	17,714,900	11.36
75.01 - 80.00	201	73,235,661	46.95
80.01 - 85.00	4	1,048,600	0.67
85.01 - 90.00	13	5,184,842	3.32
90.01 - 95.00	13	3,713,033	2.38
95.01 - 100.00	58	20,652,389	13.24
Total	370	$155,989,638	100.00%

The minimum original Loan-to-Value Ratio of the Mortgage Loans is approximately	27.03%
The maximum original Loan-to-Value Ratio of the Mortgage Loans is approximately	100.00%
The weighted average original Loan-to-Value of the Mortgage Loans is approximately	77.05%

S-C-19

Indicative Combined Loan-to-Value Ratios (CLTV) (Loan Group I-1 Mortgage Loans)

Range of Indicative CLTV	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
25.01 - 30.00	1	$500,000	0.32%
35.01 - 40.00	1	509,050	0.33
40.01 - 45.00	2	2,000,000	1.28
45.01 - 50.00	6	7,282,850	4.67
50.01 - 55.00	6	5,688,324	3.65
55.01 - 60.00	7	5,432,663	3.48
60.01 - 65.00	7	4,672,725	3.00
65.01 - 70.00	9	5,631,450	3.61
70.01 - 75.00	24	12,525,800	8.03
75.01 - 80.00	78	35,953,502	23.05
80.01 - 85.00	4	1,152,350	0.74
85.01 - 90.00	69	26,630,146	17.07
90.01 - 95.00	31	11,427,583	7.33
95.01 - 100.00	125	36,583,195	23.45
Total	370	$155,989,638	100.00%

The minimum Combined Loan-to-Value Ratio of the Mortgage Loans is approximately	27.03%
The maximum Combined Loan-to-Value Ratio of the Mortgage Loans is approximately	100.00%
The weighted average Combined Loan-to-Value of the Mortgage Loans is approximately	81.82%

Geographic Distribution (Loan Group I-1 Mortgage Loans)*

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Florida	204	$99,317,055	63.67%
Georgia	147	48,968,241	31.39
North Carolina	16	5,425,675	3.48
South Carolina	2	1,788,666	1.15
Tennessee	1	490,000	0.31
Total	370	$155,989,638	100.00%

*No more than approximately 2.59% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

S-C-20

Credit Scores as of the Date of Origination of the Mortgage Loans (Loan Group I-1 Mortgage Loans)

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
N/A	5	$1,435,270	0.92%
620 - 644	7	1,982,300	1.27
645 - 669	33	10,657,699	6.83
670 - 694	74	24,413,621	15.65
695 - 719	59	24,944,356	15.99
720 - 744	52	24,501,559	15.71
745 - 769	50	20,263,903	12.99
770 - 794	65	31,403,061	20.13
795 - 819	25	16,387,868	10.51
Total	370	$155,989,638	100.00%

The minimum original credit score of the Mortgage Loans is approximately	637
The maximum original credit score of the Mortgage Loans is approximately	817
The non-zero weighted average original credit score of the Mortgage Loans is approx.	735

Property Types (Loan Group I-1 Mortgage Loans)

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
2-4 Family	2	$460,500	0.30%
Condominium	82	25,168,160	16.13
PUD	170	86,914,620	55.72
Single Family	114	42,150,959	27.02
Townhouse	2	1,295,400	0.83
Total	370	$155,989,638	100.00%

Occupancy Status of Mortgage Properties (Loan Group I-1 Mortgage Loans)

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Investor	73	$13,601,233	8.72%
Owner Occupied	227	115,158,099	73.82
Second Home	70	27,230,306	17.46
Total	370	$155,989,638	100.00%

S-C-21

Loan Purpose (Loan Group I-1 Mortgage Loans)

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Cash Out Refinance	57	$29,773,920	19.09%
Construction to Perm*	18	10,995,915	7.05
Purchase	257	92,154,770	59.08
Rate/Term Refinance	38	23,065,033	14.79
Total	370	$155,989,638	100.00%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Loan Documentation (Loan Group I-1 Mortgage Loans)

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Full/Alternative	137	$68,656,454	44.01%
No Documentation	24	4,433,016	2.84
No Ratio	30	9,787,370	6.27
Stated Income	160	65,510,597	42.00
Stated/Stated	17	4,777,600	3.06
Streamline	2	2,824,600	1.81
Total	370	$155,989,638	100.00%

Original Terms to Maturity (Loan Group I-1 Mortgage Loans)

Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
360 Months	370	$155,989,638	100.00
Total	370	$155,989,638	100.00%

Minimum Original Term to Stated Maturity :	360
Maximum Original Term to Stated Maturity :	360
Weighted Average Original Term to Stated Maturity :	360

S-C-22

Remaining Terms to Maturity (Loan Group I-1 Mortgage Loans)

Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
355 Months	10	$2,172,635	1.39%
356 Months	10	2,348,583	1.51
357 Months	29	8,330,417	5.34
358 Months	74	36,557,212	23.44
359 Months	106	45,445,041	29.13
360 Months	141	61,135,750	39.19
Total	370	$155,989,638	100.00%

Minimum Remaining Term to Stated Maturity :	355
Maximum Remaining Term to Stated Maturity :	360
Weighted Average Remaining Term to Stated Maturity :	359

Index Types (Loan Group I-1 Mortgage Loans)

Index Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
1-Year LIBOR	243	$125,646,545	80.55%
6-Month LIBOR	127	30,343,093	19.45
Total	370	$155,989,638	100.00%

Rate Adjustment Frequency (Loan Group I-1 Mortgage Loans)

Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
6 Months	127	$30,343,093	19.45
12 Months	243	125,646,545	80.55
Total	370	$155,989,638	100.00%

S-C-23

Months to Next Rate Adjustment Date (Loan Group I-1 Mortgage Loans)*

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
48 Months	1	$464,550	0.30%
55 Months	10	2,172,635	1.39
56 Months	10	2,348,583	1.51
57 Months	29	8,330,417	5.34
58 Months	74	36,557,212	23.44
59 Months	106	45,445,041	29.13
60 Months	140	60,671,200	38.90
Total	370	$155,989,638	100.00%

The minimum months to next rate adj. date of the Mortgage Loans is approximately :	48
The maximum average months to next rate adj. date of the Mortgage Loans is approx. :	61
The weighted average months to next rate adj. date of the Mortgage Loans is approx.:	59

*Months to next rate adjustment date is calculated based on the Cut-off Date for loans that have a first payment date on or prior to March 1, 2007. For loans with a first payment date after March 1, 2007, months to next rate adjustment date is calculated based on the first payment date.

S-C-24

Maximum Rates (%) (Loan Group I-1 Mortgage Loans)

Range of Maxiumum Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
10.751 - 11.000	2	$2,468,650	1.58%
11.001 - 11.250	3	2,092,025	1.34
11.251 - 11.500	8	4,968,213	3.18
11.501 - 11.750	27	18,472,601	11.84
11.751 - 12.000	47	26,920,693	17.26
12.001 - 12.250	38	24,370,630	15.62
12.251 - 12.500	32	17,713,058	11.36
12.501 - 12.750	27	11,284,864	7.23
12.751 - 13.000	56	20,696,070	13.27
13.001 - 13.250	25	7,493,671	4.80
13.251 - 13.500	19	5,460,977	3.50
13.501 - 13.750	15	2,698,300	1.73
13.751 - 14.000	23	3,450,512	2.21
14.001 - 14.250	33	4,725,970	3.03
14.251 - 14.500	15	3,173,404	2.03
Total	370	$155,989,638	100.00%

The minimum Maxiumum Rate of the Mortgage Loans is approximately :	11.000%
The maximum Maxiumum Rate of the Mortgage Loans is approximately :	14.500%
The weighted average Maxiumum Rate of the Mortgage Loans is approximately :	12.456%

S-C-25

Initial Caps (Loan Group I-1 Mortgage Loans)

Intial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Uncapped	10	$3,983,750	2.55%
5.000	242	125,469,595	80.43
6.000	91	17,299,473	11.09
6.125	7	3,071,615	1.97
6.250	5	1,342,600	0.86
6.375	1	308,000	0.20
6.500	4	1,150,000	0.74
6.625	2	387,055	0.25
6.750	4	584,200	0.37
6.875	1	427,200	0.27
7.250	1	684,700	0.44
7.375	2	1,281,450	0.82
Total	370	$155,989,638	100.00%

The minimum initial cap of the Mortgage Loans is approximately :	0.000%
The maximum initial cap of the Mortgage Loans is approximately :	7.375%
The weighted average initial cap of the Mortgage Loans is approximately :	5.208%

Periodic Caps (Loan Group I-1 Mortgage Loans)

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Uncapped	127	$30,343,093	19.45%
2.000	243	125,646,545	80.55
Total	370	$155,989,638	100.00%

S-C-26

Gross Margin (Loan Group I-1 Mortgage Loans)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
2.001 - 2.500	370	$155,989,638	100.00%
Total	370	$155,989,638	100.00%

The minimum gross margin of the Mortgage Loans is approximately :	2.250%
The maximum gross margin of the Mortgage Loans is approximately :	2.250%
The weighted average gross margin of the Mortgage Loans is approximately :	2.250%

Next Rate Adjustment Date

Next Rate Change Date	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
3/1/2011	1	$464,550	0.30%
10/1/2011	10	2,172,635	1.39
11/1/2011	10	2,348,583	1.51
12/1/2011	29	8,330,417	5.34
1/1/2012	74	36,557,212	23.44
2/1/2012	106	45,445,041	29.13
3/1/2012	95	45,064,000	28.89
4/1/2012	45	15,607,200	10.01
Total	370	$155,989,638	100.00%

S-C-27

Interest-Only (Loan Group I-1 Mortgage Loans)

Interest Only	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
No	4	$846,540	0.54%
Yes	366	155,143,098	99.46
Total	370	$155,989,638	100.00%

S-C-28

Original Principal Balances (Loan Group I-2 Mortgage Loans)

Range of Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0 - 100,000	16	$1,268,750	2.00%
100,001 - 150,000	24	2,991,038	4.72
150,001 - 200,000	23	3,936,488	6.21
200,001 - 250,000	26	5,739,721	9.05
250,001 - 300,000	10	2,665,000	4.20
300,001 - 350,000	3	924,330	1.46
350,001 - 400,000	7	2,666,116	4.20
400,001 - 450,000	11	4,725,733	7.45
450,001 - 500,000	19	9,111,500	14.37
500,001 - 550,000	5	2,683,500	4.23
550,001 - 600,000	9	5,160,071	8.14
600,001 - 650,000	7	4,385,790	6.92
650,001 - 700,000	2	1,388,750	2.19
700,001 - 750,000	4	2,934,000	4.63
750,001 - 800,000	3	2,329,000	3.67
800,001 - 850,000	1	841,500	1.33
850,001 - 900,000	2	1,741,500	2.75
950,001 - 1,000,000	2	1,975,850	3.12
1,300,001 - 1,400,000	2	2,645,250	4.17
1,400,001 - 1,500,000	1	1,406,250	2.22
1,500,001 and greater	1	1,900,000	3.00
Total	178	$63,420,137	100.00%

The minimum original principal balance of the Mortgage Loans is approximately	$42,000
The maximum original principal balance of the Mortgage Loans is approximately	$1,900,000
The average original principal balance of the Mortgage Loans is approximately	$356,312

S-C-29

Cut-off Date Scheduled Principal Balance (Loan Group I-2 Mortgage Loans)

Range of Scheduled Principal Balances($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0 - 100,000	16	$1,268,750	2.00%
100,001 - 150,000	24	2,991,038	4.72
150,001 - 200,000	23	3,936,488	6.21
200,001 - 250,000	26	5,739,721	9.05
250,001 - 300,000	10	2,665,000	4.20
300,001 - 350,000	3	924,330	1.46
350,001 - 400,000	7	2,666,116	4.20
400,001 - 450,000	11	4,725,733	7.45
450,001 - 500,000	19	9,111,500	14.37
500,001 - 550,000	5	2,683,500	4.23
550,001 - 600,000	9	5,160,071	8.14
600,001 - 650,000	7	4,385,790	6.92
650,001 - 700,000	2	1,388,750	2.19
700,001 - 750,000	4	2,934,000	4.63
750,001 - 800,000	3	2,329,000	3.67
800,001 - 850,000	1	841,500	1.33
850,001 - 900,000	2	1,741,500	2.75
950,001 - 1,000,000	2	1,975,850	3.12
1,300,001 - 1,400,000	2	2,645,250	4.17
1,400,001 - 1,500,000	1	1,406,250	2.22
1,500,001 and greater	1	1,900,000	3.00
Total	178	$63,420,137	100.00%

The minimum Scheduled Principal Balance of the Mortgage Loans is approximately	$42,000
The maximum Scheduled Principal Balance of the Mortgage Loans is approximately	$1,900,000
The average Scheduled Principal Balance of the Mortgage Loans is approximately	$356,293

S-C-30

Mortgage Rates (Loan Group I-2 Mortgage Loans)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
5.000 - 5.249	1	$439,283	0.69%
5.250 - 5.499	1	576,000	0.91
5.500 - 5.749	4	2,393,850	3.77
5.750 - 5.999	11	5,811,521	9.16
6.000 - 6.249	9	4,425,300	6.98
6.250 - 6.499	30	13,548,950	21.36
6.500 - 6.749	22	9,560,470	15.07
6.750 - 6.999	22	10,717,268	16.90
7.000 - 7.249	8	3,267,300	5.15
7.250 - 7.499	16	3,566,432	5.62
7.500 - 7.749	7	1,859,670	2.93
7.750 - 7.999	19	3,125,896	4.93
8.000 - 8.249	6	752,500	1.19
8.250 - 8.499	16	2,044,347	3.22
8.500 - 8.749	6	1,331,350	2.10
Total	178	$63,420,137	100.00%

The Minimum Rate of the Mortgage Loans is approximately	5.000%
The Maximum Rate of the Mortgage Loans is approximately	8.625%
The weighted average Mortgage Rate of the Mortgage Loans is approximately	6.663%

Lien Positions as of the Cut-off Date (Loan Group I-2 Mortgage Loans)

Lien Position	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
First Lien	178	$63,420,137	100.00%
Total	178	$63,420,137	100.00%

S-C-31

Original Loan-to-Value Ratios (LTV) (Loan Group I-2 Mortgage Loans)

Range of Original LTV	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
30.01 - 35.00	1	$540,000	0.85%
40.01 - 45.00	2	1,316,900	2.08
45.01 - 50.00	2	955,000	1.51
50.01 - 55.00	2	880,700	1.39
55.01 - 60.00	2	599,000	0.94
60.01 - 65.00	16	5,912,950	9.32
65.01 - 70.00	16	4,236,600	6.68
70.01 - 75.00	13	5,840,250	9.21
75.01 - 80.00	89	32,045,128	50.53
80.01 - 85.00	3	880,050	1.39
85.01 - 90.00	6	1,527,100	2.41
90.01 - 95.00	6	1,764,325	2.78
95.01 - 100.00	20	6,922,133	10.91
Total	178	$63,420,137	100.00%

The minimum original Loan-to-Value Ratio of the Mortgage Loans is approximately	33.75%
The maximum original Loan-to-Value Ratio of the Mortgage Loans is approximately	100.00%
The weighted average original Loan-to-Value of the Mortgage Loans is approximately	77.31%

S-C-32

Indicative Combined Loan-to-Value Ratios (CLTV) (Loan Group I-2 Mortgage Loans)

Range of Indicative CLTV	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
30.01 - 35.00	1	$540,000	0.85%
40.01 - 45.00	2	1,316,900	2.08
45.01 - 50.00	2	955,000	1.51
50.01 - 55.00	2	880,700	1.39
55.01 - 60.00	2	599,000	0.94
60.01 - 65.00	5	3,604,450	5.68
65.01 - 70.00	4	2,526,000	3.98
70.01 - 75.00	5	3,942,750	6.22
75.01 - 80.00	47	19,304,894	30.44
80.01 - 85.00	5	1,848,950	2.92
85.01 - 90.00	26	8,456,288	13.33
90.01 - 95.00	18	5,181,522	8.17
95.01 - 100.00	59	14,263,683	22.49
Total	178	$63,420,137	100.00%

The minimum Combined Loan-to-Value Ratio of the Mortgage Loans is approximately	33.75%
The maximum Combined Loan-to-Value Ratio of the Mortgage Loans is approximately	100.00%
The weighted average Combined Loan-to-Value of the Mortgage Loans is approximately	82.63%

Geographic Distribution (Loan Group I-2 Mortgage Loans)*

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Florida	115	$46,144,269	72.76%
Georgia	33	10,257,162	16.17
North Carolina	25	6,349,455	10.01
South Carolina	5	669,250	1.06
Total	178	$63,420,137	100.00%

*No more than approximately 4.17% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

S-C-33

Credit Scores as of the Date of Origination of the Mortgage Loans (Loan Group I-2 Mortgage Loans)

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
620 - 644	4	$932,780	1.47%
645 - 669	27	6,600,647	10.41
670 - 694	35	8,844,091	13.95
695 - 719	40	14,112,852	22.25
720 - 744	19	8,314,244	13.11
745 - 769	22	9,458,102	14.91
770 - 794	25	11,789,821	18.59
795 - 819	6	3,367,600	5.31
Total	178	$63,420,137	100.00%

The minimum original credit score of the Mortgage Loans is approximately	625
The maximum original credit score of the Mortgage Loans is approximately	816
The non-zero weighted average original credit score of the Mortgage Loans is approx.	726

Property Types (Loan Group I-2 Mortgage Loans)

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
2-4 Family	8	$1,280,250	2.02%
Condominium	26	7,813,238	12.32
PUD	84	33,449,781	52.74
Single Family	59	20,720,224	32.67
Townhouse	1	156,644	0.25
Total	178	$63,420,137	100.00%

Occupancy Status of Mortgage Properties (Loan Group I-2 Mortgage Loans)

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Investor	46	$5,783,938	9.12%
Owner Occupied	103	46,843,821	73.86
Second Home	29	10,792,377	17.02
Total	178	$63,420,137	100.00%

S-C-34

Loan Purpose (Loan Group I-2 Mortgage Loans)

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Cash Out Refinance	28	$11,367,524	17.92%
Construction to Perm*	2	1,200,000	1.89
Purchase	127	37,506,742	59.14
Rate/Term Refinance	21	13,345,871	21.04
Total	178	$63,420,137	100.00%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Loan Documentation (Loan Group I-2 Mortgage Loans)

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Full/Alternative	69	$30,569,032	48.20%
No Documentation	14	3,165,544	4.99
No Ratio	34	8,132,899	12.82
Stated Income	49	17,048,161	26.88
Stated/Stated	11	3,716,500	5.86
Streamline	1	788,000	1.24
Total	178	$63,420,137	100.00%

Original Terms to Maturity (Loan Group I-2 Mortgage Loans)

Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
360 Months	177	$62,800,137	99.02
480 Months	1	620,000	0.98
Total	178	$63,420,137	100.00%

Minimum Original Term to Stated Maturity :	360
Maximum Original Term to Stated Maturity :	480
Weighted Average Original Term to Stated Maturity :	361

S-C-35

Remaining Terms to Maturity (Loan Group I-2 Mortgage Loans)

Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
346 Months	1	$515,200	0.81%
347 Months	1	1,336,500	2.11
355 Months	2	397,950	0.63
356 Months	13	3,737,741	5.89
357 Months	6	1,447,544	2.28
358 Months	52	16,802,814	26.49
359 Months	51	19,700,768	31.06
360 Months	51	18,861,620	29.74
480 Months	1	620,000	0.98
Total	178	$63,420,137	100.00%

Minimum Remaining Term to Stated Maturity :	346
Maximum Remaining Term to Stated Maturity :	480
Weighted Average Remaining Term to Stated Maturity :	360

Index Types (Loan Group I-2 Mortgage Loans)

Index Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
1-Year LIBOR	80	$41,190,944	64.95%
6-Month LIBOR	98	22,229,193	35.05
Total	178	$63,420,137	100.00%

Rate Adjustment Frequency

Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
6 Months	98	$22,229,193	35.05
12 Months	80	41,190,944	64.95
Total	178	$63,420,137	100.00%

S-C-36

Months to Next Rate Adjustment Date (Loan Group I-2 Mortgage Loans)*

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
70 Months	1	$515,200	0.81%
71 Months	1	1,336,500	2.11
79 Months	2	397,950	0.63
80 Months	13	3,737,741	5.89
81 Months	6	1,447,544	2.28
82 Months	52	16,802,814	26.49
83 Months	51	19,700,768	31.06
84 Months	52	19,481,620	30.72
Total	178	$63,420,137	100.00%

The minimum months to next rate adj. date of the Mortgage Loans is approximately :	70
The maximum average months to next rate adj. date of the Mortgage Loans is approx. :	85
The weighted average months to next rate adj. date of the Mortgage Loans is approx.:	82

*Months to next rate adjustment date is calculated based on the Cut-off Date for loans that have a first payment date on or prior to March 1, 2007. For loans with a first payment date after March 1, 2007, months to next rate adjustment date is calculated based on the first payment date.

S-C-37

Maximum Rates (%) (Loan Group I-2 Mortgage Loans)

Range of Maxiumum Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
10.751 - 11.000	1	$439,283	0.69%
11.251 - 11.500	3	1,576,000	2.49
11.501 - 11.750	4	2,184,971	3.45
11.751 - 12.000	11	6,275,400	9.89
12.001 - 12.250	15	8,448,050	13.32
12.251 - 12.500	22	10,879,670	17.15
12.501 - 12.750	5	2,279,700	3.59
12.751 - 13.000	43	16,789,318	26.47
13.001 - 13.250	13	4,082,488	6.44
13.251 - 13.500	15	3,350,664	5.28
13.501 - 13.750	12	1,642,100	2.59
13.751 - 14.000	8	1,650,696	2.60
14.001 - 14.250	12	1,192,650	1.88
14.251 - 14.500	13	2,220,347	3.50
14.501 - 14.750	1	408,800	0.64
Total	178	$63,420,137	100.00%
The minimum Maxiumum Rate of the Mortgage Loans is approximately :	11.000%
The maximum Maxiumum Rate of the Mortgage Loans is approximately :	14.625%
The weighted average Maxiumum Rate of the Mortgage Loans is approximately :	12.731%

S-C-38

Initial Caps (Loan Group I-2 Mortgage Loans)

Intial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Uncapped	18	$6,015,450	9.49%
0.250	1	140,000	0.22
4.250	1	418,000	0.66
5.000	76	39,848,994	62.83
5.125	1	139,500	0.22
5.625	2	510,200	0.80
5.750	1	202,900	0.32
6.000	58	10,920,743	17.22
6.125	5	1,096,200	1.73
6.375	1	255,000	0.40
6.500	4	1,431,400	2.26
6.625	5	842,150	1.33
6.750	1	250,000	0.39
7.000	3	970,600	1.53
7.125	1	379,000	0.60
Total	178	$63,420,137	100.00%

The minimum initial cap of the Mortgage Loans is approximately :	0.000%
The maximum initial cap of the Mortgage Loans is approximately :	7.125%
The weighted average initial cap of the Mortgage Loans is approximately :	5.326%

Periodic Caps (Loan Group I-2 Mortgage Loans)

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Uncapped	98	$22,229,193	35.05%
2.000	80	41,190,944	64.95
Total	178	$63,420,137	100.00%

S-C-39

Gross Margin (Loan Group I-2 Mortgage Loans)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
2.001 - 2.500	178	$63,420,137	100.00%
Total	178	$63,420,137	100.00%

The minimum gross margin of the Mortgage Loans is approximately :	2.250%
The maximum gross margin of the Mortgage Loans is approximately :	2.250%
The weighted average gross margin of the Mortgage Loans is approximately :	2.250%

Next Rate Adjustment Date (Loan Group I-2 Mortgage Loans)

Next Rate Change Date	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
1/1/2013	1	$515,200	0.81%
2/1/2013	1	1,336,500	2.11
10/1/2013	2	397,950	0.63
11/1/2013	13	3,737,741	5.89
12/1/2013	6	1,447,544	2.28
1/1/2014	52	16,802,814	26.49
2/1/2014	51	19,700,768	31.06
3/1/2014	43	16,616,900	26.20
4/1/2014	9	2,864,720	4.52
Total	178	$63,420,137	100.00%

S-C-40

Interest-Only (Loan Group I-2 Mortgage Loans)

Interest Only	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
No	5	$879,549	1.39%
Yes	173	62,540,588	98.61
Total	178	$63,420,137	100.00%

S-C-41

Original Principal Balances (Loan Group I-3 Mortgage Loans)

Range of Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0 - 100,000	1	$98,600	0.38%
100,001 - 150,000	1	138,400	0.54
200,001 - 250,000	3	665,960	2.58
250,001 - 300,000	1	261,850	1.01
300,001 - 350,000	1	334,950	1.30
350,001 - 400,000	1	380,000	1.47
400,001 - 450,000	7	3,008,643	11.66
450,001 - 500,000	11	5,186,350	20.09
500,001 - 550,000	7	3,265,293	12.65
550,001 - 600,000	5	2,907,961	11.27
600,001 - 650,000	3	1,893,750	7.34
650,001 - 700,000	5	3,328,500	12.90
700,001 - 750,000	1	750,000	2.91
750,001 - 800,000	1	765,000	2.96
800,001 - 850,000	2	1,656,000	6.42
1,100,001 - 1,200,000	1	1,169,000	4.53
Total	51	$25,810,257	100.00%

The minimum original principal balance of the Mortgage Loans is approximately	$98,600
The maximum original principal balance of the Mortgage Loans is approximately	$1,169,000
The average original principal balance of the Mortgage Loans is approximately	$514,397

S-C-42

Cut-off Date Scheduled Principal Balance (Loan Group I-3 Mortgage Loans)

Range of Scheduled Principal Balances($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0 - 100,000	1	$98,600	0.38%
100,001 - 150,000	2	266,093	1.03
200,001 - 250,000	3	665,960	2.58
250,001 - 300,000	1	261,850	1.01
300,001 - 350,000	1	334,950	1.30
350,001 - 400,000	1	380,000	1.47
400,001 - 450,000	7	3,008,643	11.66
450,001 - 500,000	11	5,186,350	20.09
500,001 - 550,000	6	3,137,600	12.16
550,001 - 600,000	5	2,907,961	11.27
600,001 - 650,000	3	1,893,750	7.34
650,001 - 700,000	5	3,328,500	12.90
700,001 - 750,000	1	750,000	2.91
750,001 - 800,000	1	765,000	2.96
800,001 - 850,000	2	1,656,000	6.42
1,100,001 - 1,200,000	1	1,169,000	4.53
Total	51	$25,810,257	100.00%

The minimum Scheduled Principal Balance of the Mortgage Loans is approximately	$98,600
The maximum Scheduled Principal Balance of the Mortgage Loans is approximately	$1,169,000
The average Scheduled Principal Balance of the Mortgage Loans is approximately	$506,083

S-C-43

Mortgage Rates (Loan Group I-3 Mortgage Loans)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
5.500 - 5.749	1	$483,000	1.87%
5.750 - 5.999	6	3,069,893	11.89
6.000 - 6.249	11	5,988,100	23.20
6.250 - 6.499	11	6,242,161	24.18
6.500 - 6.749	8	3,610,600	13.99
6.750 - 6.999	5	2,752,500	10.66
7.000 - 7.249	4	2,125,460	8.23
7.250 - 7.499	4	1,276,693	4.95
7.500 - 7.749	1	261,850	1.01
Total	51	$25,810,257	100.00%

The Minimum Rate of the Mortgage Loans is approximately	5.500%
The Maximum Rate of the Mortgage Loans is approximately	7.625%
The weighted average Mortgage Rate of the Mortgage Loans is approximately	6.389%

Lien Positions as of the Cut-off Date (Loan Group I-3 Mortgage Loans)

Lien Position	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
First Lien	51	$25,810,257	100.00%
Total	51	$25,810,257	100.00%

S-C-44

Original Loan-to-Value Ratios (LTV) (Loan Group I-3 Mortgage Loans)

Range of Original LTV	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
40.01 - 45.00	3	$1,589,300	6.16%
45.01 - 50.00	1	127,693	0.49
50.01 - 55.00	1	550,000	2.13
60.01 - 65.00	1	750,000	2.91
65.01 - 70.00	2	1,641,500	6.36
70.01 - 75.00	4	2,040,100	7.90
75.01 - 80.00	29	15,536,722	60.20
90.01 - 95.00	1	261,850	1.01
95.01 - 100.00	9	3,313,093	12.84
Total	51	$25,810,257	100.00%

The minimum original Loan-to-Value Ratio of the Mortgage Loans is approximately	40.50%
The maximum original Loan-to-Value Ratio of the Mortgage Loans is approximately	100.00%
The weighted average original Loan-to-Value of the Mortgage Loans is approximately	77.68%

S-C-45

Indicative Combined Loan-to-Value Ratios (CLTV) (Loan Group I-3 Mortgage Loans)

Range of Indicative CLTV	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
40.01 - 45.00	3	$1,589,300	6.16%
50.01 - 55.00	2	677,693	2.63
60.01 - 65.00	1	750,000	2.91
65.01 - 70.00	2	1,641,500	6.36
70.01 - 75.00	4	2,040,100	7.90
75.01 - 80.00	16	8,972,311	34.76
85.01 - 90.00	5	2,310,860	8.95
90.01 - 95.00	4	1,554,850	6.02
95.01 - 100.00	14	6,273,643	24.31
Total	51	$25,810,257	100.00%

The minimum Combined Loan-to-Value Ratio of the Mortgage Loans is approximately	40.50%
The maximum Combined Loan-to-Value Ratio of the Mortgage Loans is approximately	100.00%
The weighted average Combined Loan-to-Value of the Mortgage Loans is approximately	81.69%

Geographic Distribution (Loan Group I-3 Mortgage Loans)*

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Florida	33	$17,863,411	69.21%
Georgia	12	5,046,253	19.55
North Carolina	6	2,900,593	11.24
Total	51	$25,810,257	100.00%

*No more than approximately 4.85% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

S-C-46

Credit Scores as of the Date of Origination of the Mortgage Loans (Loan Group I-3 Mortgage Loans)

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
645 - 669	4	$2,633,000	10.20%
670 - 694	6	2,491,993	9.66
695 - 719	4	2,298,311	8.90
720 - 744	8	4,040,000	15.65
745 - 769	7	3,634,100	14.08
770 - 794	17	7,772,403	30.11
795 - 819	5	2,940,450	11.39
Total	51	$25,810,257	100.00%

The minimum original credit score of the Mortgage Loans is approximately	646
The maximum original credit score of the Mortgage Loans is approximately	816
The non-zero weighted average original credit score of the Mortgage Loans is approx.	743

Property Types (Loan Group I-3 Mortgage Loans)

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Condominium	6	$2,596,300	10.06%
PUD	29	15,431,386	59.79
Single Family	16	7,782,572	30.15
Total	51	$25,810,257	100.00%

Occupancy Status of Mortgage Properties (Loan Group I-3 Mortgage Loans)

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Investor	2	$329,460	1.28%
Owner Occupied	42	21,409,186	82.95
Second Home	7	4,071,611	15.78
Total	51	$25,810,257	100.00%

S-C-47

Loan Purpose (Loan Group I-3 Mortgage Loans)

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Cash Out Refinance	9	$4,801,693	18.60%
Construction to Perm*	5	2,293,000	8.88
Purchase	33	16,741,815	64.86
Rate/Term Refinance	4	1,973,750	7.65
Total	51	$25,810,257	100.00%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Loan Documentation (Loan Group I-3 Mortgage Loans)

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Full/Alternative	31	$16,051,536	62.19%
Stated Income	18	8,599,672	33.32
Stated/Stated	1	480,000	1.86
Streamline	1	679,050	2.63
Total	51	$25,810,257	100.00%

Original Terms to Maturity (Loan Group I-3 Mortgage Loans)

Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
360 Months	51	$25,810,257	100.00
Total	51	$25,810,257	100.00%

Minimum Original Term to Stated Maturity :	360
Maximum Original Term to Stated Maturity :	360
Weighted Average Original Term to Stated Maturity :	360

S-C-48

Remaining Terms to Maturity (Loan Group I-3 Mortgage Loans)

Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
356 Months	1	$230,860	0.89%
357 Months	5	2,606,100	10.10
358 Months	8	3,819,836	14.80
359 Months	18	9,835,361	38.11
360 Months	19	9,318,100	36.10
Total	51	$25,810,257	100.00%

Minimum Remaining Term to Stated Maturity :	356
Maximum Remaining Term to Stated Maturity :	360
Weighted Average Remaining Term to Stated Maturity :	359

Index Types (Loan Group I-3 Mortgage Loans)

Index Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
1-Year LIBOR	51	$25,810,257	100.00%
Total	51	$25,810,257	100.00%

Rate Adjustment Frequency (Loan Group I-3 Mortgage Loans)

Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
12 Months	51	$25,810,257	100.00%
Total	51	$25,810,257	100.00%

S-C-49

Months to Next Rate Adjustment Date (Loan Group I-3 Mortgage Loans)*

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
108 Months	1	$422,500	1.64%
112 Months	1	550,000	2.13
116 Months	1	230,860	0.89
117 Months	5	2,606,100	10.10
118 Months	8	3,819,836	14.80
119 Months	18	9,835,361	38.11
120 Months	17	8,345,600	32.33
Total	51	$25,810,257	100.00%

The minimum months to next rate adj. date of the Mortgage Loans is approximately :	108
The maximum average months to next rate adj. date of the Mortgage Loans is approx. :	121
The weighted average months to next rate adj. date of the Mortgage Loans is approx.:	119

*Months to next rate adjustment date is calculated based on the Cut-off Date for loans that have a first payment date on or prior to March 1, 2007. For loans with a first payment date after March 1, 2007, months to next rate adjustment date is calculated based on the first payment date.

S-C-50

Maximum Rates (%) (Loan Group I-3 Mortgage Loans)

Range of Maxiumum Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
11.251 - 11.500	1	$483,000	1.87%
11.751 - 12.000	14	7,551,493	29.26
12.001 - 12.250	8	4,197,961	16.26
12.251 - 12.500	11	5,840,550	22.63
12.501 - 12.750	7	3,523,250	13.65
12.751 - 13.000	3	1,282,460	4.97
13.001 - 13.250	5	2,249,250	8.71
13.251 - 13.500	1	420,443	1.63
13.501 - 13.750	1	261,850	1.01
Total	51	$25,810,257	100.00%

The minimum Maxiumum Rate of the Mortgage Loans is approximately :	11.500%
The maximum Maxiumum Rate of the Mortgage Loans is approximately :	13.625%
The weighted average Maxiumum Rate of the Mortgage Loans is approximately :	12.389%

S-C-51

Initial Caps (Loan Group I-3 Mortgage Loans)

Intial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
5.000	51	$25,810,257	100.00%
Total	51	$25,810,257	100.00%

The minimum initial cap of the Mortgage Loans is approximately :	5.000%
The maximum initial cap of the Mortgage Loans is approximately :	5.000%
The weighted average initial cap of the Mortgage Loans is approximately :	5.000%

Periodic Caps (Loan Group I-3 Mortgage Loans)

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
2.000	51	$25,810,257	100.00%
Total	51	$25,810,257	100.00%

S-C-52

Gross Margin (Loan Group I-3 Mortgage Loans)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
2.001 - 2.500	51	$25,810,257	100.00%
Total	51	$25,810,257	100.00%

The minimum gross margin of the Mortgage Loans is approximately :	2.250%
The maximum gross margin of the Mortgage Loans is approximately :	2.250%
The weighted average gross margin of the Mortgage Loans is approximately :	2.250%

Next Rate Adjustment Date (Loan Group I-3 Mortgage Loans)

Next Rate Change Date	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
3/1/2016	1	$422,500	1.64%
7/1/2016	1	550,000	2.13
11/1/2016	1	230,860	0.89
12/1/2016	5	2,606,100	10.10
1/1/2017	8	3,819,836	14.80
2/1/2017	18	9,835,361	38.11
3/1/2017	8	3,629,300	14.06
4/1/2017	9	4,716,300	18.27
Total	51	$25,810,257	100.00%

S-C-53

Interest-Only (Loan Group I-3 Mortgage Loans)

Interest Only	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Yes	51	$25,810,257	100.00%
Total	51	$25,810,257	100.00%

S-C-54

30-59 Day Delinquencies of the Mortgage Loans (Pool II Mortgage Loans)

Number of 30-59 Day Deliquencies in the 12 Months Preceding the Cut-off Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0	1,148	$54,267,387	99.05%
1	13	521,409	0.95
Total	1,161	$54,788,796	100.00%

60-89 Day Delinquencies of the Mortgage Loans (Pool II Mortgage Loans)

Number of 60-89 Day Deliquencies in the 12 Months Preceding the Cut-off Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0	1,161	$54,788,796	100.00%
1	-	-	-
Total	1,161	$54,788,796	100.00%

90 Days or more Delinquencies of the Mortgage Loans (Pool II Mortgage Loans)

Number of 90 Days or more Deliquencies in the 12 Months Preceding the Cut-off Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0	1,161	$54,788,796	100.00%
1	-	-	-
Total	1,161	$54,788,796	100.00%

The following tables set forth, as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).

S-C-55

Original Principal Balances (Pool II Mortgage Loans)

Range of Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0 - 100,000	1,098	$44,966,970	82.07%
100,001 - 150,000	35	4,115,706	7.51
150,001 - 200,000	15	2,346,450	4.28
200,001 - 250,000	7	1,554,920	2.84
250,001 - 300,000	3	827,500	1.51
300,001 - 350,000	3	977,250	1.78
Total	1,161	$54,788,796	100.00%

The minimum original principal balance of the Mortgage Loans is approximately	$9,500
The maximum original principal balance of the Mortgage Loans is approximately	$350,000
The average original principal balance of the Mortgage Loans is approximately	$47,481

Cut-off Date Scheduled Principal Balance (Pool II Mortgage Loans)

Range of Scheduled Principal Balances($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
0 - 100,000	1,099	$44,967,970	82.08%
100,001 - 150,000	35	4,115,706	7.51
150,001 - 200,000	14	2,345,450	4.28
200,001 - 250,000	7	1,554,920	2.84
250,001 - 300,000	3	827,500	1.51
300,001 - 350,000	3	977,250	1.78
Total	1,161	$54,788,796	100.00%

The minimum Scheduled Principal Balance of the Mortgage Loans is approximately	$1,000
The maximum Scheduled Principal Balance of the Mortgage Loans is approximately	$350,000
The average Scheduled Principal Balance of the Mortgage Loans is approximately	$47,191

S-C-56

Mortgage Rates (Pool II Mortgage Loans)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
6.750 - 6.999	1	$36,500	0.07%
7.250 - 7.499	1	15,000	0.03
7.500 - 7.749	7	197,360	0.36
7.750 - 7.999	45	1,885,674	3.44
8.000 - 8.249	134	6,117,760	11.17
8.250 - 8.499	223	11,081,311	20.23
8.500 - 8.749	248	12,889,205	23.53
8.750 - 8.999	155	6,874,627	12.55
9.000 - 9.249	91	4,358,495	7.96
9.250 - 9.499	78	3,343,969	6.10
9.500 - 9.749	82	3,344,196	6.10
9.750 - 9.999	49	1,988,569	3.63
10.250 - 10.499	1	37,500	0.07
10.500 - 10.749	1	73,400	0.13
11.250 - 11.499	1	88,000	0.16
11.500 - 11.749	1	40,000	0.07
12.250 - 12.499	1	76,650	0.14
12.500 - 12.749	1	43,265	0.08
12.750 - 12.999	1	100,000	0.18
13.000 - 13.249	2	72,200	0.13
13.500 - 13.749	1	35,385	0.06
13.750 - 13.999	2	52,800	0.10
14.000 - 14.249	1	28,500	0.05
14.250 - 14.499	3	401,850	0.73
14.500 - 14.749	6	292,017	0.53
14.750 - 14.999	1	30,400	0.06
15.250 - 15.499	2	73,247	0.13
15.750 - 15.999	4	192,106	0.35
16.250 - 16.499	4	208,580	0.38
16.500 - 16.749	1	44,237	0.08
16.750 - 16.999	1	24,350	0.04
17.000 - 17.249	1	25,800	0.05
17.250 - 17.499	2	248,250	0.45
17.500 - 17.749	3	259,850	0.47
17.750 - 17.999	3	128,000	0.23
18.750 - 18.999	3	79,744	0.15
Total	1,161	$54,788,796	100.00%

The Minimum Rate of the Mortgage Loans is approximately	6.750%
The Maximum Rate of the Mortgage Loans is approximately	18.875%
The weighted average Mortgage Rate of the Mortgage Loans is approximately	8.967%

Lien Positions as of the Cut-off Date (Pool II Mortgage Loans)

Lien Position	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Second Lien	1,161	$54,788,796	100.00%
Total	1,161	$54,788,796	100.00%

S-C-57

Combined Loan-to-Value Ratios (CLTV) (Pool II Mortgage Loans) *

Range of CLTV	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
25.01 - 30.00	1	$212,770	0.39%
50.01 - 55.00	1	30,000	0.05
60.01 - 65.00	1	24,667	0.05
65.01 - 70.00	2	343,250	0.63
70.01 - 75.00	2	93,251	0.17
75.01 - 80.00	1	49,000	0.09
80.01 - 85.00	31	593,149	1.08
85.01 - 90.00	321	11,282,668	20.59
90.01 - 95.00	180	9,313,201	17.00
95.01 - 100.00	620	32,797,891	59.86
100.01 and greater	1	48,950	0.09
Total	1,161	$54,788,796	100.00%

The minimum Combined Loan-to-Value Ratio of the Mortgage Loans is approximately	28.41%
The maximum Combined Loan-to-Value Ratio of the Mortgage Loans is approximately	100.14%*
The weighted average Combined Loan-to-Value of the Mortgage Loans is approximately	96.16%

*As of the Closing Date, there will not be any Mortgage Loans with Combined Loan-to-Value Ratios greater than 100.00%.

Geographic Distribution (Pool II Mortgage Loans)*

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Florida	438	$24,324,858	44.40%
Georgia	595	25,437,563	46.43
North Carolina	122	4,766,349	8.70
South Carolina	6	260,026	0.47
Total	1,161	$54,788,796	100.00%

*No more than approximately 2.25% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area

Credit Scores as of the Date of Origination of the Mortgage Loans (Pool II Mortgage Loans)

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
620 - 644	5	$186,617	0.34%
645 - 669	97	4,210,635	7.69
670 - 694	155	7,252,762	13.24
695 - 719	198	10,089,616	18.42
720 - 744	225	10,232,592	18.68
745 - 769	205	9,964,613	18.19
770 - 794	202	9,298,103	16.97
795 - 819	74	3,553,858	6.49
Total	1,161	$54,788,796	100.00%

The minimum original credit score of the Mortgage Loans is approximately	626
The maximum original credit score of the Mortgage Loans is approximately	816
The non-zero weighted average original credit score of the Mortgage Loans is approx.	732

S-C-58

Property Types (Pool II Mortgage Loans)

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
2-4 Family	6	$274,130	0.50%
CO-OP	1	53,600	0.10
Condominium	185	7,147,341	13.05
PUD	588	31,645,494	57.76
Single Family	374	15,404,608	28.12
Townhouse	7	263,623	0.48
Total	1,161	$54,788,796	100.00%

Occupancy Status of Mortgage Properties (Pool II Mortgage Loans)

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Investor	115	$3,284,368	5.99%
Owner Occupied	950	46,901,778	85.60
Second Home	96	4,602,650	8.40
Total	1,161	$54,788,796	100.00%

Loan Purpose (Pool II Mortgage Loans)

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Cash Out Refinance	50	$1,666,283	3.04%
Construction to Perm*	1	24,900	0.05
Purchase	1,027	49,619,506	90.57
Rate/Term Refinance	83	3,478,107	6.35
Total	1,161	$54,788,796	100.00%

*All Construction-to-Perm loans have been converted to permanent and are no longer under construction

Loan Documentation (Pool II Mortgage Loans)

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Full/Alternative	965	$45,219,010	82.53%
Stated Income	9	423,710	0.77
Stated/Stated	11	1,121,612	2.05
Streamline	176	8,024,464	14.65
Total	1,161	$54,788,796	100.00%

S-C-59

Original Terms to Maturity (Pool II Mortgage Loans)

Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
240 Months	1,114	$52,132,666	95.15
360 Months	47	2,656,131	4.85
Total	1,161	$54,788,796	100.00%

Minimum Original Term to Stated Maturity :	240
Maximum Original Term to Stated Maturity :	360
Weighted Average Original Term to Stated Maturity :	246

Remaining Terms to Maturity (Pool II Mortgage Loans)

Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
237 Months	272	$11,297,738	20.62%
238 Months	317	14,394,992	26.27
239 Months	219	10,930,862	19.95
240 Months	306	15,509,074	28.31
355 Months	1	39,126	0.07
356 Months	2	89,132	0.16
357 Months	2	117,637	0.21
358 Months	3	103,878	0.19
359 Months	10	438,958	0.80
360 Months	29	1,867,400	3.41
Total	1,161	$54,788,796	100.00%

Minimum Remaining Term to Stated Maturity :	237
Maximum Remaining Term to Stated Maturity :	360
Weighted Average Remaining Term to Stated Maturity :	244

S-C-60

Index Types (Pool II Mortgage Loans)

Index Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Fixed	47	$2,656,131	4.85%
6-Month LIBOR	1,114	52,132,666	95.15
Total	1,161	$54,788,796	100.00%

Rate Adjustment Frequency (Pool II Mortgage Loans)

Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Fixed	47	$2,656,131	4.85%
12 Months	1,114	$52,132,666	95.15
Total	1,161	$54,788,796	100.00%

Months to Next Rate Adjustment Date (Pool II Mortgage Loans)*

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Fixed	47	$2,656,131	4.85%
4 Months	1	34,000	0.06
6 Months	1	19,600	0.04
57 Months	272	11,297,738	20.62
58 Months	316	14,360,992	26.21
59 Months	219	10,930,862	19.95
60 Months	305	15,489,474	28.27
Total	1,161	$54,788,796	100.00%

The minimum months to next rate adj. date of the Mortgage Loans is approximately :	4
The maximum average months to next rate adj. date of the Mortgage Loans is approx. :	61
The weighted average months to next rate adj. date of the Mortgage Loans is approx.:	56

*Months to next rate adjustment date is calculated based on the Cut-off Date for loans that have a first payment date on or prior to March 1, 2007. For loans with a first payment date after March 1, 2007, months to next rate adjustment date is calculated based on the first payment date.

S-C-61

Maximum Rates (%) (Pool II Mortgage Loans)

Range of Maxiumum Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Fixed	47	$2,656,131	4.85%
15.751 - 16.000	1,114	52,132,666	95.15
Total	1,161	$54,788,796	100.00%

The minimum Maxiumum Rate of the Mortgage Loans is approximately :	16.000%
The maximum Maxiumum Rate of the Mortgage Loans is approximately :	16.000%
The weighted average Maxiumum Rate of the Mortgage Loans is approximately :	16.000%

Initial Caps (Pool II Mortgage Loans)

Intial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Fixed	47	$2,656,131	4.85%
Uncapped	36	1,323,481	2.41
6.125	9	348,650	0.64
6.250	40	1,639,919	2.99
6.375	45	1,807,900	3.30
6.500	37	1,536,296	2.80
6.625	43	1,825,482	3.33
6.750	29	1,404,562	2.56
6.875	43	2,080,855	3.80
7.000	47	2,227,740	4.07
7.125	79	3,388,396	6.18
7.250	66	3,144,982	5.74
7.375	113	5,378,306	9.82
7.500	129	7,165,599	13.08
7.625	126	6,558,208	11.97
7.750	88	4,180,655	7.63
7.875	76	3,277,294	5.98
8.000	55	2,735,833	4.99
8.125	28	1,055,631	1.93
8.250	17	830,043	1.51
8.375	5	134,093	0.24
8.500	1	37,240	0.07
8.750	1	15,000	0.03
9.250	1	36,500	0.07
Total	1,161	$54,788,796	100.00%

The minimum initial cap of the Mortgage Loans is approximately :	6.125%
The maximum initial cap of the Mortgage Loans is approximately :	9.250%
The weighted average initial cap of the Mortgage Loans is approximately :	7.344%

S-C-62

Periodic Caps (Pool I Mortgage Loans)

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Uncapped	225	$52,572,286	21.44%
2.000	374	192,647,745	78.56
Total	599	$245,220,032	100.0%

Gross Margin (Pool I Mortgage Loans)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
2.001 - 2.500	599	$245,220,032	100.00%
Total	599	$245,220,032	100.00%

The minimum gross margin of the Mortgage Loans is approximately :	2.250%
The maximum gross margin of the Mortgage Loans is approximately :	2.250%
The weighted average gross margin of the Mortgage Loans is approximately :	2.250%

S-C-63

Next Rate Adjustment Date (Pool II Mortgage Loans)

Next Rate Change Date	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Fixed	47	$2,656,131	4.85%
7/1/2007	1	34,000	0.06
9/1/2007	1	19,600	0.04
12/1/2011	272	11,297,738	20.62
1/1/2012	316	14,360,991	26.21
2/1/2012	219	10,930,862	19.95
3/1/2012	243	12,468,324	22.76
4/1/2012	62	3,021,150	5.51
Total	1,161	$54,788,796	100.00%

Interest-Only (Pool II Mortgage Loans)

Interest Only	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
No	26	$1,478,804	2.70%
Yes	1,135	53,309,993	97.30
Total	1,161	$54,788,796	100.00%

S-C-64

Annex D
Assumed Characteristics of the Mortgage Loans

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
1	I-1	1,948,650.00	5.0000000000	4.7500000000	360	358	58	10.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
2	I-1	520,000.00	5.0000000000	4.7500000000	360	359	59	10.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
3	I-2	439,282.71	5.0000000000	4.7500000000	360	358	82	10.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
4	I-1	649,924.90	5.1250000000	4.8750000000	360	358	58	10.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
5	I-1	960,000.00	5.2500000000	5.0000000000	360	358	58	11.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
6	I-1	482,100.00	5.2500000000	5.0000000000	360	359	59	11.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
7	I-1	694,913.02	5.3750000000	5.1250000000	360	358	58	11.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
8	I-1	467,900.00	5.3750000000	5.1250000000	360	359	59	11.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
9	I-2	576,000.00	5.3750000000	5.1250000000	360	359	83	11.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
10	I-1	447,000.00	5.8750000000	5.1450000000	360	360	61	11.1450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
11	I-3	483,000.00	5.5000000000	5.2500000000	360	359	119	11.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
12	I-1	776,300.00	5.5000000000	5.2500000000	360	357	57	11.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
13	I-1	778,300.00	5.5000000000	5.2500000000	360	358	58	11.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
14	I-1	606,600.00	5.5000000000	5.2500000000	360	358	58	11.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
15	I-1	527,200.00	5.5000000000	5.2500000000	360	359	59	11.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
16	I-1	620,000.00	5.5000000000	5.2500000000	360	360	60	11.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
17	I-1	497,000.00	5.5000000000	5.2500000000	360	360	60	11.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
18	I-2	550,000.00	5.5000000000	5.2500000000	360	359	83	11.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
19	I-2	450,000.00	5.5000000000	5.2500000000	360	359	83	11.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
20	I-1	619,089.91	6.0000000000	5.2700000000	360	359	59	11.2700000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
21*	I-1	352,057.49	6.1250000000	5.2950000000	360	359	59	11.2950000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
22	I-1	561,000.00	5.8750000000	5.3650000000	360	358	58	11.3650000000	1.7400000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
23	I-1	835,000.00	5.6250000000	5.3750000000	360	358	58	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
24	I-1	650,000.00	5.6250000000	5.3750000000	360	358	58	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
25	I-1	744,000.00	5.6250000000	5.3750000000	360	358	58	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
26	I-1	744,000.00	5.6250000000	5.3750000000	360	358	58	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
27	I-1	535,899.03	5.6250000000	5.3750000000	360	358	58	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
28	I-1	460,000.00	5.6250000000	5.3750000000	360	359	59	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
29	I-1	480,000.00	5.6250000000	5.3750000000	360	359	59	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor

S-D-1

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
30	I-1	464,000.00	5.6250000000	5.3750000000	360	359	59	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
31	I-1	462,400.00	5.6250000000	5.3750000000	360	359	59	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
32	I-1	704,000.00	5.6250000000	5.3750000000	360	359	59	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
33	I-1	788,000.00	5.6250000000	5.3750000000	360	360	60	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
34	I-1	420,000.00	5.6250000000	5.3750000000	360	360	61	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
35	I-1	971,000.00	5.6250000000	5.3750000000	360	358	58	12.7500000000	2.0000000000	2.2500000000	7.3750000000	uncapped	6	118	6 Month Libor
36*	I-1	310,450.00	5.6250000000	5.3750000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	7.3750000000	uncapped	6	119	6 Month Libor
37	I-2	418,000.00	5.6250000000	5.3750000000	360	356	80	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
38	I-2	975,850.00	5.6250000000	5.3750000000	360	358	82	11.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
39	I-1	438,942.45	6.0000000000	5.3900000000	360	356	56	11.3900000000	1.6400000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
40	I-1	616,550.00	6.1250000000	5.3950000000	360	359	59	11.3950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
41	I-1	3,000,000.00	5.7500000000	5.5000000000	360	358	58	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
42	I-1	485,000.00	5.7500000000	5.5000000000	360	358	58	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
43	I-1	475,000.00	5.7500000000	5.5000000000	360	358	58	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
44	I-1	420,000.00	5.7500000000	5.5000000000	360	358	58	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
45	I-1	349,602.24	5.7500000000	5.5000000000	360	358	58	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
46	I-1	650,000.00	5.7500000000	5.5000000000	360	358	58	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
47	I-1	660,000.00	5.7500000000	5.5000000000	360	358	58	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
48	I-1	1,183,900.00	5.7500000000	5.5000000000	360	358	58	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
49	I-1	770,000.00	5.7500000000	5.5000000000	360	359	59	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
50	I-1	564,800.00	5.7500000000	5.5000000000	360	359	59	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
51	I-1	500,000.00	5.7500000000	5.5000000000	360	360	60	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
52	I-1	700,000.00	5.7500000000	5.5000000000	360	360	60	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
53	I-1	475,000.00	5.7500000000	5.5000000000	360	360	60	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
54	I-1	460,000.00	5.7500000000	5.5000000000	360	360	61	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
55	I-1	492,000.00	5.7500000000	5.5000000000	360	360	61	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
56	I-1	684,700.00	5.7500000000	5.5000000000	360	358	58	12.7500000000	2.0000000000	2.2500000000	7.2500000000	uncapped	6	118	6 Month Libor
57	I-1	562,500.00	5.7500000000	5.5000000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	120	6 Month Libor
58	I-2	555,171.12	5.7500000000	5.5000000000	360	358	82	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
59*	I-2	235,950.00	5.7500000000	5.5000000000	360	357	81	11.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
60	I-3	650,000.00	5.8750000000	5.6250000000	360	357	117	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
61	I-3	127,692.71	5.8750000000	5.6250000000	360	358	118	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor

S-D-2

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
62	I-3	840,000.00	5.8750000000	5.6250000000	360	359	119	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
63	I-3	457,000.00	5.8750000000	5.6250000000	360	360	120	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
64	I-3	520,000.00	5.8750000000	5.6250000000	360	360	120	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
65	I-3	475,200.00	5.8750000000	5.6250000000	360	360	121	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
66	I-1	1,000,000.00	5.8750000000	5.6250000000	360	358	58	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
67	I-1	464,000.00	5.8750000000	5.6250000000	360	358	58	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
68	I-1	600,000.00	5.8750000000	5.6250000000	360	358	58	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
69	I-1	425,000.00	5.8750000000	5.6250000000	360	358	58	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
70	I-1	486,999.84	5.8750000000	5.6250000000	360	358	58	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
71	I-1	888,300.00	5.8750000000	5.6250000000	360	359	59	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
72	I-1	432,350.00	5.8750000000	5.6250000000	360	359	59	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
73	I-1	427,700.00	5.8750000000	5.6250000000	360	359	59	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
74	I-1	540,000.00	5.8750000000	5.6250000000	360	359	59	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
75	I-1	864,000.00	5.8750000000	5.6250000000	360	359	59	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
76	I-1	524,700.00	5.8750000000	5.6250000000	360	359	59	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
77	I-1	500,000.00	5.8750000000	5.6250000000	360	360	60	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
78	I-1	475,000.00	5.8750000000	5.6250000000	360	360	60	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
79	I-1	629,000.00	5.8750000000	5.6250000000	360	360	60	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
80	I-1	436,000.00	5.8750000000	5.6250000000	360	360	60	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
81	I-1	439,200.00	5.8750000000	5.6250000000	360	360	60	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
82	I-1	592,000.00	5.8750000000	5.6250000000	360	360	60	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
83	I-1	438,550.00	5.8750000000	5.6250000000	360	360	60	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
84	I-1	545,000.00	5.8750000000	5.6250000000	360	360	61	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
85	I-1	432,000.00	5.8750000000	5.6250000000	360	360	61	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
86	I-1	496,000.00	5.8750000000	5.6250000000	360	360	61	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
87*	I-1	364,000.00	5.8750000000	5.6250000000	360	357	57	12.7500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	117	6 Month Libor
88	I-2	720,000.00	5.8750000000	5.6250000000	360	358	82	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
89	I-2	500,000.00	5.8750000000	5.6250000000	360	358	82	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
90	I-2	476,900.00	5.8750000000	5.6250000000	360	358	82	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
91	I-2	591,900.00	5.8750000000	5.6250000000	360	358	82	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
92	I-2	540,000.00	5.8750000000	5.6250000000	360	359	83	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
93	I-2	555,000.00	5.8750000000	5.6250000000	360	360	84	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor

S-D-3

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
94	I-2	469,600.00	5.8750000000	5.6250000000	360	360	84	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
95	I-2	788,000.00	5.8750000000	5.6250000000	360	360	85	11.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
96*	I-2	379,000.00	5.8750000000	5.6250000000	360	359	83	12.7500000000	2.0000000000	2.2500000000	7.1250000000	uncapped	6	119	6 Month Libor
97	I-1	418,500.00	6.2500000000	5.6400000000	360	358	58	11.6400000000	1.6400000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
98*	I-1	193,220.88	6.3750000000	5.6450000000	360	359	59	11.6450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
99*	I-1	256,900.00	6.3750000000	5.6450000000	360	360	61	11.6450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
100*	I-2	292,950.00	6.3750000000	5.6450000000	360	358	82	11.6450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
101	I-3	555,000.00	6.5000000000	5.6700000000	360	359	119	11.6700000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
102	I-2	471,600.00	6.2500000000	5.7400000000	360	359	83	11.7400000000	1.7400000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
103	I-3	506,300.00	6.0000000000	5.7500000000	360	358	118	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
104	I-3	668,000.00	6.0000000000	5.7500000000	360	358	118	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
105	I-3	679,050.00	6.0000000000	5.7500000000	360	358	118	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
106	I-3	472,500.00	6.0000000000	5.7500000000	360	359	119	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
107	I-3	639,750.00	6.0000000000	5.7500000000	360	359	119	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
108	I-3	472,000.00	6.0000000000	5.7500000000	360	359	119	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
109	I-3	448,000.00	6.0000000000	5.7500000000	360	359	119	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
110	I-3	596,000.00	6.0000000000	5.7500000000	360	360	120	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
111	I-1	640,000.00	6.0000000000	5.7500000000	360	356	56	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
112	I-1	500,000.00	6.0000000000	5.7500000000	360	357	57	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
113	I-1	611,250.00	6.0000000000	5.7500000000	360	358	58	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
114	I-1	419,000.00	6.0000000000	5.7500000000	360	358	58	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
115	I-1	991,750.00	6.0000000000	5.7500000000	360	359	59	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
116	I-1	650,000.00	6.0000000000	5.7500000000	360	359	59	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
117	I-1	1,500,000.00	6.0000000000	5.7500000000	360	359	59	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
118	I-1	890,500.00	6.0000000000	5.7500000000	360	359	59	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
119	I-1	423,620.00	6.0000000000	5.7500000000	360	359	59	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
120	I-1	695,200.00	6.0000000000	5.7500000000	360	359	59	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
121	I-1	552,000.00	6.0000000000	5.7500000000	360	359	59	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
122	I-1	521,050.00	6.0000000000	5.7500000000	360	359	59	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
123	I-1	680,749.75	6.0000000000	5.7500000000	360	359	59	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
124	I-1	500,000.00	6.0000000000	5.7500000000	360	360	60	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
125	I-1	428,150.00	6.0000000000	5.7500000000	360	360	60	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
S-D-4

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
126	I-1	420,500.00	6.0000000000	5.7500000000	360	360	60	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
127	I-1	480,000.00	6.0000000000	5.7500000000	360	360	60	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
128	I-1	470,400.00	6.0000000000	5.7500000000	360	360	60	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
129	I-1	683,500.00	6.0000000000	5.7500000000	360	360	60	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
130*	I-1	255,941.53	6.0000000000	5.7500000000	360	356	56	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
131*	I-1	207,950.00	6.0000000000	5.7500000000	360	357	57	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
132	I-1	697,300.00	6.0000000000	5.7500000000	360	359	59	11.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
133	I-2	582,000.00	6.0000000000	5.7500000000	360	359	83	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
134	I-2	496,000.00	6.0000000000	5.7500000000	360	359	83	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
135	I-2	556,000.00	6.0000000000	5.7500000000	360	360	85	11.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
136	I-2	472,500.00	6.0000000000	5.7500000000	360	358	82	12.7500000000	2.0000000000	2.2500000000	7.0000000000	uncapped	6	118	6 Month Libor
137*	I-2	231,950.00	6.0000000000	5.7500000000	360	358	82	12.7500000000	2.0000000000	2.2500000000	7.0000000000	uncapped	6	118	6 Month Libor
138*	I-2	266,150.00	6.0000000000	5.7500000000	360	358	82	12.7500000000	2.0000000000	2.2500000000	7.0000000000	uncapped	6	118	6 Month Libor
139*	I-3	138,400.00	6.5000000000	5.7700000000	360	360	120	11.7700000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
140	I-1	581,000.00	6.5000000000	5.7700000000	360	360	60	11.7700000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
141*	I-2	252,600.00	6.5000000000	5.7700000000	360	358	82	11.7700000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
142*	I-2	214,801.57	6.5000000000	5.7700000000	360	359	83	11.7700000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
143*	I-1	168,000.00	6.6250000000	5.7950000000	360	360	61	11.7950000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
144	I-3	422,500.00	6.1250000000	5.8750000000	360	360	108	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
145	I-3	604,000.00	6.1250000000	5.8750000000	360	359	119	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
146	I-3	480,000.00	6.1250000000	5.8750000000	360	360	120	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
147	I-1	439,700.00	6.1250000000	5.8750000000	360	358	58	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
148	I-1	512,000.00	6.1250000000	5.8750000000	360	358	58	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
149	I-1	599,600.00	6.1250000000	5.8750000000	360	358	58	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
150	I-1	500,000.00	6.1250000000	5.8750000000	360	358	58	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
151	I-1	2,384,600.00	6.1250000000	5.8750000000	360	359	59	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
152	I-1	750,400.00	6.1250000000	5.8750000000	360	359	59	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
153	I-1	426,322.37	6.1250000000	5.8750000000	360	359	59	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
154	I-1	582,450.00	6.1250000000	5.8750000000	360	359	59	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
155	I-1	920,000.00	6.1250000000	5.8750000000	360	359	59	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
156	I-1	1,500,000.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
157	I-1	1,141,200.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor

S-D-5

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
158	I-1	532,500.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
159	I-1	706,850.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
160	I-1	570,000.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
161	I-1	490,000.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
162	I-1	432,500.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
163	I-1	460,000.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
164	I-1	676,000.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
165	I-1	668,700.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
166	I-1	577,200.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
167	I-1	560,700.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
168	I-1	422,000.00	6.1250000000	5.8750000000	360	360	61	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
169	I-1	435,000.00	6.1250000000	5.8750000000	360	360	61	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
170*	I-1	260,000.00	6.1250000000	5.8750000000	360	360	60	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
171	I-1	427,200.00	6.1250000000	5.8750000000	360	358	58	12.7500000000	2.0000000000	2.2500000000	6.8750000000	uncapped	6	118	6 Month Libor
172	I-1	720,000.00	6.1250000000	5.8750000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	120	6 Month Libor
173	I-2	640,700.00	6.1250000000	5.8750000000	360	358	82	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
174	I-2	728,000.00	6.1250000000	5.8750000000	360	358	82	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
175	I-2	452,000.00	6.1250000000	5.8750000000	360	360	84	11.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
176*	I-3	211,100.00	6.6250000000	5.8950000000	360	357	117	11.8950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
177	I-1	441,900.00	6.6250000000	5.8950000000	360	359	59	11.8950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
178	I-1	597,500.00	6.6250000000	5.8950000000	360	359	59	11.8950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
179	I-1	454,900.00	6.6250000000	5.8950000000	360	359	59	11.8950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
180*	I-1	154,500.00	6.6250000000	5.8950000000	360	359	59	11.8950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
181*	I-1	391,000.00	6.6250000000	5.8950000000	360	360	61	11.8950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
182*	I-1	251,300.00	6.6250000000	5.8950000000	360	360	61	11.8950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
183	I-2	648,672.01	6.5000000000	5.9000000000	360	358	82	11.9000000000	1.6500000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
184	I-1	552,000.00	6.7500000000	5.9200000000	360	359	59	11.9200000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
185	I-1	465,000.00	6.7500000000	5.9200000000	360	360	60	11.9200000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
186	I-3	475,000.00	6.2500000000	6.0000000000	360	359	119	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
187	I-3	567,461.06	6.2500000000	6.0000000000	360	359	119	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
188	I-3	656,000.00	6.2500000000	6.0000000000	360	359	119	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
189	I-3	528,000.00	6.2500000000	6.0000000000	360	360	121	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor

S-D-6

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
190	I-3	465,000.00	6.2500000000	6.0000000000	360	360	121	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
191	I-1	598,200.00	6.2500000000	6.0000000000	360	357	57	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
192	I-1	618,000.00	6.2500000000	6.0000000000	360	358	58	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
193	I-1	510,000.00	6.2500000000	6.0000000000	360	358	58	12.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
194	I-1	507,850.00	6.2500000000	6.0000000000	360	359	59	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
195	I-1	500,000.00	6.2500000000	6.0000000000	360	359	59	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
196	I-1	1,121,900.00	6.2500000000	6.0000000000	360	360	60	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
197	I-1	609,000.00	6.2500000000	6.0000000000	360	360	60	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
198	I-1	528,400.00	6.2500000000	6.0000000000	360	360	60	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
199	I-1	500,450.00	6.2500000000	6.0000000000	360	360	60	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
200	I-1	544,000.00	6.2500000000	6.0000000000	360	360	60	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
201	I-1	584,000.00	6.2500000000	6.0000000000	360	360	61	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
202*	I-1	324,000.00	6.2500000000	6.0000000000	360	360	61	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
203*	I-1	113,600.00	6.2500000000	6.0000000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	6.7500000000	uncapped	6	119	6 Month Libor
204*	I-1	137,300.00	6.2500000000	6.0000000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	6.7500000000	uncapped	6	120	6 Month Libor
205*	I-1	195,000.00	6.2500000000	6.0000000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	6.7500000000	uncapped	6	120	6 Month Libor
206*	I-1	138,300.00	6.2500000000	6.0000000000	360	360	61	12.7500000000	2.0000000000	2.2500000000	6.7500000000	uncapped	6	120	6 Month Libor
207	I-2	484,000.00	6.2500000000	6.0000000000	360	356	80	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
208	I-2	418,400.00	6.2500000000	6.0000000000	360	356	80	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
209	I-2	428,000.00	6.2500000000	6.0000000000	360	358	82	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
210	I-2	478,000.00	6.2500000000	6.0000000000	360	358	82	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
211	I-2	695,000.00	6.2500000000	6.0000000000	360	359	83	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
212	I-2	450,000.00	6.2500000000	6.0000000000	360	359	83	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
213	I-2	870,000.00	6.2500000000	6.0000000000	360	359	83	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
214	I-2	451,350.00	6.2500000000	6.0000000000	360	359	83	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
215	I-2	492,000.00	6.2500000000	6.0000000000	360	359	83	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
216	I-2	769,000.00	6.2500000000	6.0000000000	360	360	84	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
217	I-2	620,000.00	6.2500000000	6.0000000000	480	480	84	12.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
218	I-2	515,200.00	6.2500000000	6.0000000000	360	346	70	12.7500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	106	6 Month Libor
219	I-2	841,500.00	6.2500000000	6.0000000000	360	360	84	12.7500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	120	6 Month Libor
220*	I-2	250,000.00	6.2500000000	6.0000000000	360	359	83	12.7500000000	2.0000000000	2.2500000000	6.7500000000	uncapped	6	119	6 Month Libor
221	I-3	589,500.00	6.7500000000	6.0200000000	360	360	121	12.0200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor

S-D-7

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
222*	I-3	417,000.00	6.7500000000	6.0200000000	360	360	121	12.0200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
223	I-1	560,900.00	6.7500000000	6.0200000000	360	360	60	12.0200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
224*	I-1	184,850.00	6.7500000000	6.0200000000	360	360	60	12.0200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
225	I-2	610,000.00	6.7500000000	6.0200000000	360	359	83	12.0200000000	1.5200000000	2.2500000000	uncapped	2.0000000000	12	119	1 Year Libor
226	I-2	550,000.00	6.7500000000	6.0200000000	360	360	84	12.0200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
227	I-1	440,000.00	6.8750000000	6.0450000000	360	359	59	12.0450000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
228*	I-1	252,600.00	6.8750000000	6.0450000000	360	360	60	12.0450000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
229*	I-2	300,530.09	6.8750000000	6.0450000000	360	358	82	12.0450000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
230	I-1	437,800.00	6.7500000000	6.0500000000	360	360	60	12.0500000000	1.5500000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
231*	I-1	145,200.00	7.0000000000	6.0700000000	360	356	56	12.0700000000	1.3200000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
232	I-3	600,000.00	6.3750000000	6.1250000000	360	357	117	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
233	I-3	765,000.00	6.3750000000	6.1250000000	360	357	117	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
234	I-3	531,700.00	6.3750000000	6.1250000000	360	358	118	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
235	I-3	428,000.00	6.3750000000	6.1250000000	360	358	118	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
236	I-3	476,000.00	6.3750000000	6.1250000000	360	359	119	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
237	I-3	750,000.00	6.3750000000	6.1250000000	360	360	121	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
238	I-1	500,000.00	6.3750000000	6.1250000000	360	355	55	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	115	1 Year Libor
239	I-1	430,700.00	6.3750000000	6.1250000000	360	357	57	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
240	I-1	470,000.00	6.3750000000	6.1250000000	360	358	58	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
241	I-1	450,000.00	6.3750000000	6.1250000000	360	359	59	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
242	I-1	1,145,099.94	6.3750000000	6.1250000000	360	359	59	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
243	I-1	592,000.00	6.3750000000	6.1250000000	360	359	59	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
244	I-1	507,950.00	6.3750000000	6.1250000000	360	359	59	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
245	I-1	650,000.00	6.3750000000	6.1250000000	360	360	60	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
246	I-1	770,000.00	6.3750000000	6.1250000000	360	360	60	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
247	I-1	419,200.00	6.3750000000	6.1250000000	360	360	60	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
248	I-1	516,000.00	6.3750000000	6.1250000000	360	360	60	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
249	I-1	496,000.00	6.3750000000	6.1250000000	360	360	60	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
250	I-1	650,000.00	6.3750000000	6.1250000000	360	360	60	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
251	I-1	548,000.00	6.3750000000	6.1250000000	360	360	60	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
252	I-1	598,500.00	6.3750000000	6.1250000000	360	360	60	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
253	I-1	725,000.00	6.3750000000	6.1250000000	360	360	61	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
S-D-8

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
254*	I-1	128,000.00	6.3750000000	6.1250000000	360	357	57	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
255*	I-1	281,000.00	6.3750000000	6.1250000000	360	360	61	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
256	I-1	987,737.57	6.3750000000	6.1250000000	360	358	58	12.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
257*	I-1	134,350.00	6.3750000000	6.1250000000	360	358	58	12.7500000000	2.0000000000	2.2500000000	6.6250000000	uncapped	6	118	6 Month Libor
258*	I-1	252,705.02	6.3750000000	6.1250000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	6.6250000000	uncapped	6	119	6 Month Libor
259	I-2	493,600.00	6.3750000000	6.1250000000	360	358	82	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
260	I-2	1,406,250.00	6.3750000000	6.1250000000	360	359	83	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
261	I-2	440,000.00	6.3750000000	6.1250000000	360	359	83	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
262	I-2	491,950.00	6.3750000000	6.1250000000	360	359	83	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
263	I-2	600,000.00	6.3750000000	6.1250000000	360	360	84	12.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
264*	I-2	860,750.00	6.3750000000	6.1250000000	360	359	83	12.7500000000	2.0000000000	2.2500000000	5.3000000000	uncapped	6	119	6 Month Libor
265*	I-2	264,000.00	6.3750000000	6.1250000000	360	359	83	12.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
266*	I-2	157,900.00	6.3750000000	6.1250000000	360	360	84	12.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
267*	I-2	153,950.00	6.3750000000	6.1250000000	360	360	84	12.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
268*	I-2	153,550.00	6.3750000000	6.1250000000	360	360	84	12.7500000000	2.0000000000	2.2500000000	6.6250000000	uncapped	6	120	6 Month Libor
269	I-1	540,000.00	6.8750000000	6.1450000000	360	359	59	12.1450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
270	I-1	591,450.00	6.8750000000	6.1450000000	360	360	60	12.1450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
271	I-1	530,000.00	6.8750000000	6.1450000000	360	360	61	12.1450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
272*	I-1	609,850.00	6.8750000000	6.1450000000	360	358	58	12.1450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
273	I-2	500,000.00	6.8750000000	6.1450000000	360	359	83	12.1450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
274	I-2	559,000.00	6.8750000000	6.1450000000	360	360	84	12.1450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
275*	I-2	420,900.00	6.8750000000	6.1450000000	360	358	82	12.1450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
276*	I-2	238,500.00	6.8750000000	6.1450000000	360	360	84	12.1450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
277*	I-2	280,500.00	6.8750000000	6.1450000000	360	360	85	12.1450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
278*	I-1	168,900.00	7.0000000000	6.1700000000	360	358	58	12.1700000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
279*	I-1	177,900.00	7.0000000000	6.1700000000	360	358	58	12.1700000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
280*	I-1	352,700.00	7.0000000000	6.1700000000	360	360	60	12.1700000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
281	I-2	455,000.00	7.0000000000	6.1700000000	360	359	83	12.1700000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
282	I-3	450,000.00	6.5000000000	6.2500000000	360	359	119	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
283	I-3	472,000.00	6.5000000000	6.2500000000	360	359	119	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
284	I-3	674,450.00	6.5000000000	6.2500000000	360	360	120	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
285	I-1	440,000.00	6.5000000000	6.2500000000	360	357	57	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor

S-D-9

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
286	I-1	750,350.00	6.5000000000	6.2500000000	360	358	58	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
287	I-1	423,600.00	6.5000000000	6.2500000000	360	358	58	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
288	I-1	1,316,600.00	6.5000000000	6.2500000000	360	359	59	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
289	I-1	448,000.00	6.5000000000	6.2500000000	360	360	60	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
290	I-1	588,000.00	6.5000000000	6.2500000000	360	360	60	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
291	I-1	455,200.00	6.5000000000	6.2500000000	360	360	60	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
292	I-1	542,000.00	6.5000000000	6.2500000000	360	360	61	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
293*	I-1	253,000.00	6.5000000000	6.2500000000	360	360	61	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
294	I-1	420,000.00	6.5000000000	6.2500000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	6.5000000000	uncapped	6	120	6 Month Libor
295	I-1	600,000.00	6.5000000000	6.2500000000	360	360	61	12.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
296*	I-1	76,000.00	6.5000000000	6.2500000000	360	358	58	12.7500000000	2.0000000000	2.2500000000	6.5000000000	uncapped	6	118	6 Month Libor
297*	I-1	284,000.00	6.5000000000	6.2500000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	6.5000000000	uncapped	6	120	6 Month Libor
298*	I-1	370,000.00	6.5000000000	6.2500000000	360	360	61	12.7500000000	2.0000000000	2.2500000000	6.5000000000	uncapped	6	120	6 Month Libor
299	I-2	750,000.00	6.5000000000	6.2500000000	360	356	80	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
300	I-2	585,000.00	6.5000000000	6.2500000000	360	357	81	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
301	I-2	772,000.00	6.5000000000	6.2500000000	360	359	83	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
302	I-2	736,000.00	6.5000000000	6.2500000000	360	360	84	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
303	I-2	1,000,000.00	6.5000000000	6.2500000000	360	360	84	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
304	I-2	500,000.00	6.5000000000	6.2500000000	360	360	84	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
305	I-2	460,000.00	6.5000000000	6.2500000000	360	360	84	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
306*	I-2	224,000.00	6.5000000000	6.2500000000	360	355	79	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	115	1 Year Libor
307*	I-2	203,996.73	6.5000000000	6.2500000000	360	356	80	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
308*	I-2	232,000.00	6.5000000000	6.2500000000	360	360	84	12.2500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
309	I-2	871,500.00	6.5000000000	6.2500000000	360	360	84	12.7500000000	2.0000000000	2.2500000000	6.5000000000	uncapped	6	120	6 Month Libor
310*	I-2	164,000.00	6.5000000000	6.2500000000	360	358	82	12.7500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	118	6 Month Libor
311*	I-2	148,000.00	6.5000000000	6.2500000000	360	358	82	12.7500000000	2.0000000000	2.2500000000	6.5000000000	uncapped	6	118	6 Month Libor
312*	I-2	207,050.00	6.5000000000	6.2500000000	360	358	82	12.7500000000	2.0000000000	2.2500000000	6.5000000000	uncapped	6	118	6 Month Libor
313*	I-2	204,850.00	6.5000000000	6.2500000000	360	360	85	12.7500000000	2.0000000000	2.2500000000	6.5000000000	uncapped	6	120	6 Month Libor
314	I-1	467,750.00	7.0000000000	6.2700000000	360	359	59	12.2700000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
315	I-1	479,200.00	7.0000000000	6.2700000000	360	360	61	12.2700000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
316*	I-1	265,000.00	7.0000000000	6.2700000000	360	360	61	12.2700000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
317*	I-1	340,900.00	7.1250000000	6.2950000000	360	357	57	12.2950000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor

S-D-10

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
318*	I-1	315,350.00	7.1250000000	6.2950000000	360	357	57	12.2950000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
319*	I-1	98,920.83	7.1250000000	6.2950000000	360	359	59	12.2950000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
320*	I-1	185,000.00	7.1250000000	6.2950000000	360	360	60	12.2950000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
321	I-3	458,650.00	6.6250000000	6.3750000000	360	358	118	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
322	I-3	651,000.00	6.6250000000	6.3750000000	360	359	119	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
323	I-1	429,500.00	6.6250000000	6.3750000000	360	355	55	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	115	1 Year Libor
324	I-1	1,349,723.96	6.6250000000	6.3750000000	360	357	57	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
325	I-1	500,000.00	6.6250000000	6.3750000000	360	358	58	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
326	I-1	700,000.00	6.6250000000	6.3750000000	360	360	60	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
327	I-1	586,950.00	6.6250000000	6.3750000000	360	360	60	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
328*	I-1	134,200.00	6.6250000000	6.3750000000	360	356	56	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
329*	I-1	144,000.00	6.6250000000	6.3750000000	360	356	56	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
330*	I-1	208,800.00	6.6250000000	6.3750000000	360	357	57	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
331*	I-1	89,600.00	6.6250000000	6.3750000000	360	357	57	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
332*	I-1	368,000.00	6.6250000000	6.3750000000	360	359	59	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
333*	I-1	218,300.00	6.6250000000	6.3750000000	360	360	61	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
334*	I-1	308,000.00	6.6250000000	6.3750000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	6.3750000000	uncapped	6	120	6 Month Libor
335	I-2	693,750.00	6.6250000000	6.3750000000	360	360	84	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
336*	I-2	252,000.00	6.6250000000	6.3750000000	360	357	81	12.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
337*	I-2	185,250.00	6.6250000000	6.3750000000	360	359	83	12.7500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	119	6 Month Libor
338*	I-2	255,000.00	6.6250000000	6.3750000000	360	360	84	12.7500000000	2.0000000000	2.2500000000	6.3750000000	uncapped	6	120	6 Month Libor
339*	I-3	224,000.00	7.1250000000	6.3950000000	360	360	121	12.3950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
340	I-1	446,000.00	7.1250000000	6.3950000000	360	358	58	12.3950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
341	I-1	650,000.00	7.1250000000	6.3950000000	360	359	59	12.3950000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
342	I-2	418,000.00	7.1250000000	6.3950000000	360	358	82	12.3950000000	1.5200000000	2.2500000000	4.2500000000	2.0000000000	12	118	1 Year Libor
343*	I-1	179,900.00	7.2500000000	6.4200000000	360	358	58	12.4200000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
344*	I-1	159,900.00	7.2500000000	6.4200000000	360	359	59	12.4200000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
345*	I-1	331,950.00	7.2500000000	6.4200000000	360	360	60	12.4200000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
346	I-1	522,500.00	7.2500000000	6.4200000000	360	359	59	12.4200000000	1.4200000000	2.2500000000	uncapped	uncapped	6	119	6 Month Libor
347*	I-1	161,133.53	7.3750000000	6.4850000000	360	355	55	12.4850000000	1.3600000000	2.2500000000	5.0000000000	2.0000000000	12	115	1 Year Libor
348	I-1	528,000.00	7.0000000000	6.4900000000	360	360	60	12.4900000000	1.7400000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
349	I-1	650,000.00	7.0000000000	6.4900000000	360	360	60	12.4900000000	1.7400000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor

S-D-11

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
350	I-3	816,000.00	6.7500000000	6.5000000000	360	359	119	12.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
351*	I-3	380,000.00	6.7500000000	6.5000000000	360	357	117	12.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
352	I-1	825,000.00	6.7500000000	6.5000000000	360	358	58	12.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
353	I-1	500,000.00	6.7500000000	6.5000000000	360	359	59	12.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
354	I-1	452,000.00	6.7500000000	6.5000000000	360	360	60	12.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
355*	I-1	119,139.91	6.7500000000	6.5000000000	360	355	55	12.5000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	115	1 Year Libor
356	I-1	490,500.00	6.7500000000	6.5000000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	6.2500000000	uncapped	6	119	6 Month Libor
357	I-1	623,900.00	6.7500000000	6.5000000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	119	6 Month Libor
358*	I-1	143,200.00	6.7500000000	6.5000000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	6.2500000000	uncapped	6	119	6 Month Libor
359*	I-1	313,900.00	6.7500000000	6.5000000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	6.2500000000	uncapped	6	119	6 Month Libor
360*	I-1	117,600.00	6.7500000000	6.5000000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	6.2500000000	uncapped	6	120	6 Month Libor
361*	I-1	277,400.00	6.7500000000	6.5000000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	6.2500000000	uncapped	6	120	6 Month Libor
362*	I-2	173,950.00	6.7500000000	6.5000000000	360	355	79	12.5000000000	2.0000000000	2.2500000000	uncapped	2.0000000000	12	115	1 Year Libor
363	I-2	1,336,500.00	6.7500000000	6.5000000000	360	347	71	12.7500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	107	6 Month Libor
364	I-3	422,700.00	7.2500000000	6.5200000000	360	359	119	12.5200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
365*	I-3	334,950.00	7.2500000000	6.5200000000	360	359	119	12.5200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
366	I-1	549,800.00	7.2500000000	6.5200000000	360	358	58	12.5200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
367	I-1	468,000.00	7.2500000000	6.5200000000	360	360	60	12.5200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
368*	I-1	167,900.00	7.2500000000	6.5200000000	360	358	58	12.5200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
369	I-2	614,667.59	7.2500000000	6.5200000000	360	359	83	12.5200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
370*	I-2	375,670.00	7.2500000000	6.5200000000	360	360	85	12.5200000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
371*	I-1	209,000.00	7.1250000000	6.5250000000	360	360	61	12.5250000000	1.6500000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
372*	I-1	165,900.00	7.3750000000	6.5450000000	360	356	56	12.5450000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
373*	I-1	322,000.00	7.3750000000	6.5450000000	360	360	61	12.5450000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
374*	I-2	303,800.00	7.3750000000	6.5450000000	360	356	80	12.5450000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
375	I-3	550,000.00	6.8750000000	6.6250000000	360	360	112	12.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
376*	I-1	160,550.00	6.8750000000	6.6250000000	360	360	61	12.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
377	I-1	483,100.00	6.8750000000	6.6250000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	120	6 Month Libor
378	I-1	920,000.00	6.8750000000	6.6250000000	360	360	61	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	120	6 Month Libor
379*	I-1	377,800.00	6.8750000000	6.6250000000	360	357	57	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	117	6 Month Libor
380*	I-1	332,100.00	6.8750000000	6.6250000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	119	6 Month Libor
381*	I-1	301,500.00	6.8750000000	6.6250000000	360	360	60	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	120	6 Month Libor
S-D-12

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
382*	I-1	251,400.00	6.8750000000	6.6250000000	360	360	61	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	120	6 Month Libor
383*	I-1	405,715.19	6.8750000000	6.6250000000	360	358	58	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	N/A	6 Month Libor
384	I-2	621,900.00	6.8750000000	6.6250000000	360	358	82	12.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
385	I-2	1,308,750.00	6.8750000000	6.6250000000	360	358	82	12.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
386	I-2	450,000.00	6.8750000000	6.6250000000	360	359	83	12.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
387	I-2	1,900,000.00	6.8750000000	6.6250000000	360	360	84	12.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
388*	I-2	128,787.92	6.8750000000	6.6250000000	360	358	82	12.6250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
389*	I-2	165,000.00	6.8750000000	6.6250000000	360	358	82	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	118	6 Month Libor
390*	I-2	263,200.00	6.8750000000	6.6250000000	360	359	83	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	119	6 Month Libor
391*	I-2	240,000.00	6.8750000000	6.6250000000	360	360	84	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	120	6 Month Libor
392*	I-2	220,000.00	6.8750000000	6.6250000000	360	360	84	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	120	6 Month Libor
393*	I-2	241,750.00	6.8750000000	6.6250000000	360	360	84	12.7500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	120	6 Month Libor
394*	I-2	208,000.00	6.8750000000	6.6250000000	360	360	84	12.7500000000	2.0000000000	2.2500000000	6.1250000000	uncapped	6	120	6 Month Libor
395	I-3	420,443.02	7.3750000000	6.6450000000	360	358	118	12.6450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
396	I-1	434,750.00	7.3750000000	6.6450000000	360	359	59	12.6450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
397	I-1	480,000.00	7.3750000000	6.6450000000	360	359	59	12.6450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
398	I-1	440,000.00	7.3750000000	6.6450000000	360	360	61	12.6450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
399*	I-1	385,000.00	7.3750000000	6.6450000000	360	360	61	12.6450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
400*	I-2	156,644.05	7.3750000000	6.6450000000	360	356	80	12.6450000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
401	I-1	447,600.00	7.5000000000	6.6700000000	360	360	60	12.6700000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
402*	I-1	199,999.89	7.6250000000	6.6950000000	360	356	56	12.6950000000	1.3200000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
403	I-3	501,600.00	7.0000000000	6.7500000000	360	360	120	12.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
404*	I-3	230,860.45	7.0000000000	6.7500000000	360	356	116	12.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
405	I-1	427,300.00	7.0000000000	6.7500000000	360	358	58	12.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
406*	I-1	267,950.00	7.0000000000	6.7500000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
407*	I-1	395,200.00	7.0000000000	6.7500000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
408*	I-1	130,000.00	7.0000000000	6.7500000000	360	360	61	12.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
409*	I-1	289,700.00	7.0000000000	6.7500000000	360	360	61	12.7500000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
410	I-1	700,000.00	7.0000000000	6.7500000000	360	359	59	12.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
411*	I-1	109,600.00	7.0000000000	6.7500000000	360	360	61	12.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
412*	I-2	405,250.00	7.0000000000	6.7500000000	360	360	84	12.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
413*	I-2	400,000.00	7.0000000000	6.7500000000	360	360	85	12.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor

S-D-13

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
414	I-1	448,000.00	7.5000000000	6.7700000000	360	360	60	12.7700000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
415*	I-2	204,619.96	7.5000000000	6.7700000000	360	358	82	12.7700000000	1.5200000000	2.2500000000	5.0000000000	2.0000000000	12	118	1 Year Libor
416	I-1	464,550.00	7.3750000000	6.7750000000	360	360	48	12.7750000000	1.6500000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
417*	I-1	340,450.00	7.6250000000	6.7950000000	360	360	60	12.7950000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
418*	I-1	211,950.00	7.6250000000	6.7950000000	360	360	61	12.7950000000	1.4200000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
419*	I-2	166,449.89	7.5000000000	6.8000000000	360	356	80	12.8000000000	1.5500000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
420	I-3	1,169,000.00	7.1250000000	6.8750000000	360	360	121	12.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
421*	I-1	355,300.00	7.1250000000	6.8750000000	360	357	57	12.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
422*	I-1	119,150.00	7.1250000000	6.8750000000	360	357	57	12.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
423*	I-1	270,300.00	7.1250000000	6.8750000000	360	360	61	12.8750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
424*	I-1	388,200.00	7.1250000000	6.8750000000	360	359	59	12.8750000000	2.0000000000	2.2500000000	uncapped	uncapped	6	119	6 Month Libor
425	I-2	629,850.00	7.1250000000	6.8750000000	360	359	83	12.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
426	I-2	528,300.00	7.1250000000	6.8750000000	360	359	83	12.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
427*	I-2	212,250.00	7.1250000000	6.8750000000	360	360	84	12.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
428*	I-2	218,650.00	7.1250000000	6.8750000000	360	360	84	12.8750000000	2.0000000000	2.2500000000	uncapped	uncapped	6	120	6 Month Libor
429*	I-3	98,600.00	7.2500000000	7.0000000000	360	360	121	13.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
430	I-1	465,750.00	7.2500000000	7.0000000000	360	359	59	13.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
431	I-1	476,900.00	7.2500000000	7.0000000000	360	360	60	13.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
432*	I-1	168,000.00	7.2500000000	7.0000000000	360	355	55	13.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	115	1 Year Libor
433*	I-1	78,900.00	7.2500000000	7.0000000000	360	356	56	13.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
434*	I-1	108,200.00	7.2500000000	7.0000000000	360	359	59	13.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	119	1 Year Libor
435*	I-1	145,349.90	7.2500000000	7.0000000000	360	358	58	13.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
436*	I-1	292,500.00	7.2500000000	7.0000000000	360	360	61	13.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
437*	I-2	140,000.00	7.2500000000	7.0000000000	360	356	80	13.0000000000	2.0000000000	2.2500000000	0.2500000000	2.0000000000	12	116	1 Year Libor
438*	I-2	140,000.00	7.2500000000	7.0000000000	360	356	80	13.0000000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	116	1 Year Libor
439*	I-2	92,000.00	7.2500000000	7.0000000000	360	360	84	13.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
440*	I-3	261,850.00	7.6250000000	7.0250000000	360	360	120	13.0250000000	1.6500000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
441*	I-1	75,200.00	7.3750000000	7.1250000000	360	355	55	13.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	115	1 Year Libor
442*	I-1	116,000.00	7.3750000000	7.1250000000	360	357	57	13.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
443*	I-1	171,993.07	7.3750000000	7.1250000000	360	357	57	13.1250000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	117	1 Year Libor
444*	I-1	91,200.00	7.3750000000	7.1250000000	360	357	57	13.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	117	6 Month Libor
445*	I-1	247,000.00	7.3750000000	7.1250000000	360	359	59	13.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor

S-D-14

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
446*	I-1	365,750.00	7.3750000000	7.1250000000	360	360	60	13.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
447*	I-1	275,500.00	7.3750000000	7.1250000000	360	360	60	13.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
448*	I-1	166,400.00	7.3750000000	7.1250000000	360	360	61	13.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
449	I-2	472,000.00	7.3750000000	7.1250000000	360	358	82	13.1250000000	2.0000000000	2.2500000000	uncapped	uncapped	6	118	6 Month Libor
450*	I-2	120,000.00	7.3750000000	7.1250000000	360	357	81	13.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	117	6 Month Libor
451*	I-2	110,600.00	7.3750000000	7.1250000000	360	358	82	13.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
452*	I-2	208,000.00	7.3750000000	7.1250000000	360	358	82	13.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
453*	I-2	176,000.00	7.3750000000	7.1250000000	360	358	82	13.1250000000	2.0000000000	2.2500000000	uncapped	uncapped	6	118	6 Month Libor
454*	I-2	202,900.00	7.3750000000	7.1250000000	360	359	83	12.8750000000	2.0000000000	2.2500000000	5.7500000000	uncapped	6	119	6 Month Libor
455*	I-2	164,850.00	7.3750000000	7.1250000000	360	360	84	13.1250000000	2.0000000000	2.2500000000	uncapped	uncapped	6	120	6 Month Libor
456*	I-2	192,000.00	7.3750000000	7.1250000000	360	360	84	13.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
457*	I-2	97,300.19	7.3750000000	7.1250000000	360	356	80	13.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	N/A	6 Month Libor
458*	I-1	203,000.00	7.5000000000	7.2500000000	360	357	57	13.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	117	6 Month Libor
459*	I-2	320,000.00	7.5000000000	7.2500000000	360	358	82	13.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
460*	I-2	400,000.00	7.5000000000	7.2500000000	360	359	83	13.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
461*	I-2	258,400.00	7.5000000000	7.2500000000	360	359	83	13.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
462*	I-2	280,200.00	7.5000000000	7.2500000000	360	359	83	12.8750000000	2.0000000000	2.2500000000	5.6250000000	uncapped	6	119	6 Month Libor
463*	I-2	230,000.00	7.5000000000	7.2500000000	360	359	83	12.8750000000	2.0000000000	2.2500000000	5.6250000000	uncapped	6	119	6 Month Libor
464*	I-1	176,950.00	7.6250000000	7.3750000000	360	355	55	13.3750000000	2.0000000000	2.2500000000	uncapped	2.0000000000	12	115	1 Year Libor
465*	I-1	75,000.00	7.6250000000	7.3750000000	360	360	61	13.3750000000	2.0000000000	2.2500000000	5.0000000000	2.0000000000	12	120	1 Year Libor
466*	I-1	147,950.00	7.6250000000	7.3750000000	360	355	55	13.3750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	115	6 Month Libor
467*	I-1	127,300.00	7.6250000000	7.3750000000	360	358	58	13.3750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
468*	I-1	195,000.00	7.6250000000	7.3750000000	360	359	59	13.3750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
469*	I-1	188,000.00	7.6250000000	7.3750000000	360	359	59	13.3750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
470*	I-1	99,450.00	7.6250000000	7.3750000000	360	359	59	13.3750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
471*	I-1	100,000.00	7.6250000000	7.3750000000	360	360	60	13.3750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
472*	I-1	332,000.00	7.7500000000	7.5000000000	360	357	57	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	117	6 Month Libor
473*	I-1	197,000.00	7.7500000000	7.5000000000	360	358	58	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
474*	I-1	208,000.00	7.7500000000	7.5000000000	360	359	59	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
475*	I-1	99,250.00	7.7500000000	7.5000000000	360	359	59	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
476*	I-2	153,900.00	7.7500000000	7.5000000000	360	358	82	13.5000000000	2.0000000000	2.2500000000	uncapped	uncapped	6	118	6 Month Libor
477*	I-2	344,500.00	7.7500000000	7.5000000000	360	358	82	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor

S-D-15

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
478*	I-2	88,500.00	7.7500000000	7.5000000000	360	358	82	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
479*	I-2	236,250.00	7.7500000000	7.5000000000	360	358	82	13.5000000000	2.0000000000	2.2500000000	uncapped	uncapped	6	118	6 Month Libor
480*	I-2	119,450.00	7.7500000000	7.5000000000	360	358	82	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
481*	I-2	199,400.00	7.7500000000	7.5000000000	360	358	82	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
482*	I-2	77,250.00	7.7500000000	7.5000000000	360	359	83	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
483*	I-2	184,000.00	7.7500000000	7.5000000000	360	359	83	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
484*	I-2	106,100.00	7.7500000000	7.5000000000	360	360	84	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
485*	I-2	132,750.00	7.7500000000	7.5000000000	360	360	84	13.5000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
486*	I-1	154,450.00	7.8750000000	7.6250000000	360	358	58	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
487*	I-1	119,600.00	7.8750000000	7.6250000000	360	359	59	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
488*	I-1	383,900.00	7.8750000000	7.6250000000	360	359	59	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
489*	I-1	143,200.00	7.8750000000	7.6250000000	360	359	59	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
490*	I-1	105,950.00	7.8750000000	7.6250000000	360	359	59	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
491*	I-1	102,300.00	7.8750000000	7.6250000000	360	359	59	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
492*	I-1	96,000.00	7.8750000000	7.6250000000	360	360	60	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
493*	I-1	87,200.00	7.8750000000	7.6250000000	360	360	60	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
494*	I-1	120,000.00	7.8750000000	7.6250000000	360	360	61	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
495*	I-1	225,000.00	7.8750000000	7.6250000000	360	360	60	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	N/A	6 Month Libor
496	I-2	495,000.00	7.8750000000	7.6250000000	360	359	83	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
497*	I-2	83,150.00	7.8750000000	7.6250000000	360	356	80	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	116	6 Month Libor
498*	I-2	112,500.00	7.8750000000	7.6250000000	360	358	82	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
499*	I-2	73,500.00	7.8750000000	7.6250000000	360	358	82	13.6250000000	2.0000000000	2.2500000000	uncapped	uncapped	6	118	6 Month Libor
500*	I-2	210,800.00	7.8750000000	7.6250000000	360	358	82	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
501*	I-2	139,500.00	7.8750000000	7.6250000000	360	359	83	12.7500000000	2.0000000000	2.2500000000	5.1250000000	uncapped	6	119	6 Month Libor
502*	I-2	369,345.64	7.8750000000	7.6250000000	360	359	83	13.6250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	N/A	6 Month Libor
503*	I-1	212,000.00	8.0000000000	7.7500000000	360	355	55	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	115	6 Month Libor
504*	I-1	182,761.61	8.0000000000	7.7500000000	360	355	55	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	115	6 Month Libor
505*	I-1	199,900.00	8.0000000000	7.7500000000	360	358	58	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
506*	I-1	102,150.00	8.0000000000	7.7500000000	360	358	58	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
507*	I-1	278,900.00	8.0000000000	7.7500000000	360	358	58	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
508*	I-1	83,200.00	8.0000000000	7.7500000000	360	358	58	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
509*	I-1	199,750.00	8.0000000000	7.7500000000	360	358	58	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
S-D-16

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
510*	I-1	71,200.00	8.0000000000	7.7500000000	360	358	58	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
511*	I-1	84,800.00	8.0000000000	7.7500000000	360	358	58	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
512*	I-1	206,250.00	8.0000000000	7.7500000000	360	359	59	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
513*	I-1	79,900.00	8.0000000000	7.7500000000	360	359	59	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
514*	I-1	212,100.00	8.0000000000	7.7500000000	360	359	59	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
515*	I-2	100,000.00	8.0000000000	7.7500000000	360	358	82	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
516*	I-2	206,400.00	8.0000000000	7.7500000000	360	360	84	13.7500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
517	I-1	509,050.00	8.1250000000	7.8750000000	360	360	60	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
518*	I-1	119,899.82	8.1250000000	7.8750000000	360	357	57	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	117	6 Month Libor
519*	I-1	559,750.00	8.1250000000	7.8750000000	360	357	57	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	117	6 Month Libor
520*	I-1	431,800.00	8.1250000000	7.8750000000	360	358	58	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
521*	I-1	70,200.00	8.1250000000	7.8750000000	360	358	58	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
522*	I-1	244,250.00	8.1250000000	7.8750000000	360	359	59	13.8750000000	2.0000000000	2.2500000000	uncapped	uncapped	6	119	6 Month Libor
523*	I-1	99,600.00	8.1250000000	7.8750000000	360	359	59	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
524*	I-1	226,050.00	8.1250000000	7.8750000000	360	359	59	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
525*	I-1	77,600.00	8.1250000000	7.8750000000	360	359	59	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
526*	I-1	60,950.00	8.1250000000	7.8750000000	360	359	59	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
527*	I-1	98,300.00	8.1250000000	7.8750000000	360	360	61	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
528*	I-2	227,600.00	8.1250000000	7.8750000000	360	358	82	13.8750000000	2.0000000000	2.2500000000	3.1740000000	uncapped	6	118	6 Month Libor
529*	I-2	142,500.00	8.1250000000	7.8750000000	360	359	83	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
530*	I-2	76,000.00	8.1250000000	7.8750000000	360	360	84	13.8750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	N/A	6 Month Libor
531	I-1	500,500.00	8.2500000000	8.0000000000	360	360	61	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
532*	I-1	74,800.00	8.2500000000	8.0000000000	360	357	57	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	117	6 Month Libor
533*	I-1	60,000.00	8.2500000000	8.0000000000	360	357	57	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	117	6 Month Libor
534*	I-1	100,000.00	8.2500000000	8.0000000000	360	358	58	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
535*	I-1	329,850.00	8.2500000000	8.0000000000	360	358	58	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
536*	I-1	133,250.00	8.2500000000	8.0000000000	360	359	59	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
537*	I-1	152,000.00	8.2500000000	8.0000000000	360	359	59	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
538*	I-1	223,900.00	8.2500000000	8.0000000000	360	359	59	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
539*	I-1	71,600.00	8.2500000000	8.0000000000	360	359	59	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
540*	I-1	160,000.00	8.2500000000	8.0000000000	360	359	59	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
541*	I-1	172,000.00	8.2500000000	8.0000000000	360	359	59	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor

S-D-17

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
542*	I-1	59,300.00	8.2500000000	8.0000000000	360	359	59	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
543*	I-1	129,000.00	8.2500000000	8.0000000000	360	360	61	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
544*	I-1	62,320.13	8.2500000000	8.0000000000	360	358	58	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	N/A	6 Month Libor
545*	I-2	67,100.00	8.2500000000	8.0000000000	360	357	81	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	117	6 Month Libor
546*	I-2	95,650.00	8.2500000000	8.0000000000	360	358	82	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
547*	I-2	101,600.00	8.2500000000	8.0000000000	360	358	82	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	118	6 Month Libor
548*	I-2	172,800.00	8.2500000000	8.0000000000	360	358	82	14.0000000000	2.0000000000	2.2500000000	uncapped	uncapped	6	118	6 Month Libor
549*	I-2	109,500.00	8.2500000000	8.0000000000	360	359	83	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
550*	I-2	48,000.00	8.2500000000	8.0000000000	360	359	83	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
551*	I-2	54,400.00	8.2500000000	8.0000000000	360	359	83	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
552*	I-2	97,500.00	8.2500000000	8.0000000000	360	360	84	14.0000000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
553	I-1	485,350.00	8.3750000000	8.1250000000	360	360	60	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
554*	I-1	145,499.47	8.3750000000	8.1250000000	360	356	56	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	116	6 Month Libor
555*	I-1	97,400.00	8.3750000000	8.1250000000	360	359	59	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
556*	I-1	103,950.00	8.3750000000	8.1250000000	360	359	59	14.1250000000	2.0000000000	2.2500000000	uncapped	uncapped	6	119	6 Month Libor
557*	I-1	129,700.00	8.3750000000	8.1250000000	360	359	59	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
558*	I-1	268,800.00	8.3750000000	8.1250000000	360	360	60	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
559*	I-1	187,200.00	8.3750000000	8.1250000000	360	360	60	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
560*	I-1	358,350.00	8.3750000000	8.1250000000	360	360	60	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
561*	I-1	113,050.00	8.3750000000	8.1250000000	360	360	60	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
562*	I-1	153,504.52	8.3750000000	8.1250000000	360	359	59	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	N/A	6 Month Libor
563*	I-2	187,494.09	8.3750000000	8.1250000000	360	357	81	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	117	6 Month Libor
564*	I-2	168,600.00	8.3750000000	8.1250000000	360	359	83	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
565*	I-2	366,100.00	8.3750000000	8.1250000000	360	359	83	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
566*	I-2	79,800.00	8.3750000000	8.1250000000	360	360	84	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
567*	I-2	42,000.00	8.3750000000	8.1250000000	360	360	85	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
568*	I-2	116,900.00	8.3750000000	8.1250000000	360	360	85	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
569*	I-2	236,103.15	8.3750000000	8.1250000000	360	359	83	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	N/A	6 Month Libor
570*	I-2	100,800.00	8.3750000000	8.1250000000	360	360	85	14.1250000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	N/A	6 Month Libor
571*	I-1	76,000.00	8.5000000000	8.2500000000	360	359	59	14.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	119	6 Month Libor
572*	I-1	277,500.00	8.5000000000	8.2500000000	360	360	60	14.2500000000	2.0000000000	2.2500000000	uncapped	uncapped	6	120	6 Month Libor
573*	I-1	412,500.00	8.5000000000	8.2500000000	360	360	60	14.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor

S-D-18

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
574*	I-1	181,600.00	8.5000000000	8.2500000000	360	360	60	14.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
575*	I-1	183,000.00	8.5000000000	8.2500000000	360	360	60	14.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
576*	I-2	376,000.00	8.5000000000	8.2500000000	360	356	80	14.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	116	6 Month Libor
577*	I-2	111,750.00	8.5000000000	8.2500000000	360	360	84	14.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
578*	I-2	150,000.00	8.5000000000	8.2500000000	360	360	84	14.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
579*	I-2	145,600.00	8.5000000000	8.2500000000	360	360	84	14.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
580*	I-2	139,200.00	8.5000000000	8.2500000000	360	360	84	14.2500000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
581*	I-2	408,800.00	8.6250000000	8.3750000000	360	360	84	14.3750000000	2.0000000000	2.2500000000	6.0000000000	uncapped	6	120	6 Month Libor
582	II	73,400.00	10.6250000000	10.1250000000	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117	N/A
583	II	88,000.00	11.2500000000	10.7500000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
584	II	40,000.00	11.5000000000	11.0000000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
585	II	76,650.00	12.3750000000	11.8750000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
586	II	43,264.97	12.5000000000	12.0000000000	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
587	II	100,000.00	12.7500000000	12.2500000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
588	II	30,600.00	13.0000000000	12.5000000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
589	II	41,600.00	13.1250000000	12.6250000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
590	II	35,385.46	13.5000000000	13.0000000000	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
591	II	35,000.00	13.7500000000	13.2500000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
592	II	17,800.00	13.8750000000	13.3750000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
593	II	28,500.00	14.0000000000	13.5000000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
594	II	334,650.00	14.2500000000	13.7500000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
595	II	67,200.00	14.3750000000	13.8750000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
596	II	9,500.00	14.5000000000	14.0000000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
597	II	45,867.14	14.5000000000	14.0000000000	360	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
598	II	146,350.00	14.6250000000	14.1250000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
599	II	33,800.00	14.6250000000	14.1250000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
600	II	56,500.00	14.6250000000	14.1250000000	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	119	N/A
601	II	30,400.00	14.8750000000	14.3750000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
602	II	44,250.00	15.2500000000	14.7500000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
603	II	28,996.98	15.2500000000	14.7500000000	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	118	N/A
604	II	39,125.63	15.7500000000	15.2500000000	360	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
605	II	41,250.00	15.7500000000	15.2500000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
606	II	15,750.00	15.8750000000	15.3750000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

S-D-19

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
607	II	95,980.00	15.8750000000	15.3750000000	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	119	N/A
608	II	22,500.00	16.2500000000	15.7500000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
609	II	186,079.96	16.2500000000	15.7500000000	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
610	II	44,236.74	16.6250000000	16.1250000000	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
611	II	24,350.00	16.7500000000	16.2500000000	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	119	N/A
612	II	25,800.00	17.1250000000	16.6250000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
613	II	248,250.00	17.3750000000	16.8750000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
614	II	224,050.00	17.5000000000	17.0000000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
615	II	35,800.00	17.6250000000	17.1250000000	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	119	N/A
616	II	62,600.00	17.7500000000	17.2500000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
617	II	65,400.00	17.8750000000	17.3750000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
618	II	25,998.46	18.7500000000	18.2500000000	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
619	II	39,495.28	18.7500000000	18.2500000000	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
620	II	14,250.00	18.8750000000	18.3750000000	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A	119	N/A
621	II	37,500.00	10.2500000000	9.7500000000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
622	II	36,500.00	6.7500000000	6.2500000000	240	238	58	15.5000000000	2.8750000000	3.3750000000	9.2500000000	Uncapped	6	118	6 Month Libor
623	II	15,000.00	7.2500000000	6.7500000000	240	238	58	15.5000000000	2.3750000000	2.8750000000	8.7500000000	Uncapped	6	118	6 Month Libor
624	II	26,026.96	7.5000000000	7.0000000000	240	238	58	15.5000000000	2.7500000000	3.2500000000	Uncapped	Uncapped	6	118	6 Month Libor
625	II	37,240.00	7.5000000000	7.0000000000	240	240	60	15.5000000000	2.3750000000	2.8750000000	8.5000000000	Uncapped	6	120	6 Month Libor
626	II	134,093.41	7.6250000000	7.1250000000	240	238	58	15.5000000000	2.3750000000	2.8750000000	8.3750000000	Uncapped	6	118	6 Month Libor
627	II	85,000.00	7.7500000000	7.2500000000	240	237	57	15.5000000000	2.5485294118	3.0485294118	8.2500000000	Uncapped	6	117	6 Month Libor
628	II	325,123.23	7.7500000000	7.2500000000	240	238	58	15.5000000000	2.6924965997	3.1924965997	8.2500000000	Uncapped	6	118	6 Month Libor
629	II	319,919.90	7.7500000000	7.2500000000	240	239	59	15.5000000000	2.3750000000	2.8750000000	8.2500000000	Uncapped	6	119	6 Month Libor
630	II	100,000.00	7.7500000000	7.2500000000	240	240	61	15.5000000000	2.7500000000	3.2500000000	8.2500000000	Uncapped	6	120	6 Month Libor
631	II	267,315.32	7.8750000000	7.3750000000	240	237	57	15.5000000000	2.6467915307	3.1467915307	8.1250000000	Uncapped	6	117	6 Month Libor
632	II	655,165.53	7.8750000000	7.3750000000	240	238	58	15.5000000000	2.5050272085	3.0050272085	8.1250000000	Uncapped	6	118	6 Month Libor
633	II	92,150.00	7.8750000000	7.3750000000	240	239	59	15.5000000000	2.4308871405	2.9308871405	8.1250000000	Uncapped	6	119	6 Month Libor
634	II	41,000.00	7.8750000000	7.3750000000	240	240	61	15.5000000000	2.3750000000	2.8750000000	8.1250000000	Uncapped	6	120	6 Month Libor
635	II	250,563.34	8.0000000000	7.5000000000	240	237	57	15.5000000000	2.5762132741	3.0762132741	8.0000000000	Uncapped	6	117	6 Month Libor
636	II	537,369.94	8.0000000000	7.5000000000	240	238	58	15.5000000000	2.7506365889	3.2506365889	8.0000000000	Uncapped	6	118	6 Month Libor
637	II	562,300.00	8.0000000000	7.5000000000	240	239	59	15.5000000000	2.6016805975	3.1016805975	7.4209496710	Uncapped	6	119	6 Month Libor
638	II	1,237,800.00	8.0000000000	7.5000000000	240	240	60	15.5000000000	2.5195053724	3.0195053724	8.0000000000	Uncapped	6	120	6 Month Libor
639	II	188,500.00	8.0000000000	7.5000000000	240	240	61	15.5000000000	2.5559018568	3.0559018568	8.0000000000	Uncapped	6	120	6 Month Libor
S-D-20

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
640	II	266,633.72	8.1250000000	7.6250000000	240	237	57	15.5000000000	2.6607466040	3.1607466040	7.8750000000	Uncapped	6	117	6 Month Libor
641	II	1,865,249.04	8.1250000000	7.6250000000	240	238	58	15.5000000000	2.8823626603	3.3823626603	7.6050777079	Uncapped	6	118	6 Month Libor
642	II	422,993.90	8.1250000000	7.6250000000	240	239	59	15.5000000000	2.9620015088	3.4620015088	7.8750000000	Uncapped	6	119	6 Month Libor
643	II	501,250.00	8.1250000000	7.6250000000	240	240	60	15.5000000000	2.5596633416	3.0596633416	7.8750000000	Uncapped	6	120	6 Month Libor
644	II	285,100.00	8.1250000000	7.6250000000	240	240	61	15.5000000000	2.7394335321	3.2394335321	7.8750000000	Uncapped	6	120	6 Month Libor
645	II	507,911.29	8.2500000000	7.7500000000	240	237	57	15.5000000000	2.8628184732	3.3628184732	7.7500000000	Uncapped	6	117	6 Month Libor
646	II	2,807,301.82	8.2500000000	7.7500000000	240	238	58	15.5000000000	2.9048246547	3.4048246547	7.6163841567	Uncapped	6	118	6 Month Libor
647	II	647,191.88	8.2500000000	7.7500000000	240	239	59	15.5000000000	2.8862184195	3.3862184195	7.7500000000	Uncapped	6	119	6 Month Libor
648	II	262,900.00	8.2500000000	7.7500000000	240	240	60	15.5000000000	2.8111686953	3.3111686953	6.8435241537	Uncapped	6	120	6 Month Libor
649	II	57,000.00	8.2500000000	7.7500000000	240	240	61	15.5000000000	2.7500000000	3.2500000000	4.6907894737	Uncapped	6	120	6 Month Libor
650	II	1,522,259.39	8.3750000000	7.8750000000	240	237	57	15.5000000000	2.8904472902	3.3904472902	7.2468325873	Uncapped	6	117	6 Month Libor
651	II	1,697,166.32	8.3750000000	7.8750000000	240	238	58	15.5000000000	2.9339902718	3.4339902718	7.3336430221	Uncapped	6	118	6 Month Libor
652	II	2,293,380.00	8.3750000000	7.8750000000	240	239	59	15.5000000000	2.9518652600	3.4518652600	7.4301674821	Uncapped	6	119	6 Month Libor
653	II	868,200.00	8.3750000000	7.8750000000	240	240	60	15.5000000000	2.8487171735	3.3487171735	7.6250000000	Uncapped	6	120	6 Month Libor
654	II	418,000.00	8.3750000000	7.8750000000	240	240	61	15.5000000000	2.8895783493	3.3895783493	6.8615879187	Uncapped	6	120	6 Month Libor
655	II	1,584,582.64	8.5000000000	8.0000000000	240	237	57	15.5000000000	2.9993126353	3.4993126353	7.3106756994	Uncapped	6	117	6 Month Libor
656	II	1,250,525.26	8.5000000000	8.0000000000	240	238	58	15.5000000000	3.1578622890	3.6578622890	6.7764040608	Uncapped	6	118	6 Month Libor
657	II	1,911,991.33	8.5000000000	8.0000000000	240	239	59	15.5000000000	3.0215389752	3.5215389752	7.5000000000	Uncapped	6	119	6 Month Libor
658	II	2,023,700.00	8.5000000000	8.0000000000	240	240	60	15.5000000000	2.9363356723	3.4363356723	7.1953599842	Uncapped	6	120	6 Month Libor
659	II	637,650.00	8.5000000000	8.0000000000	240	240	61	15.5000000000	2.9487473536	3.4487473536	7.5000000000	Uncapped	6	120	6 Month Libor
660	II	1,655,626.02	8.6250000000	8.1250000000	240	237	57	15.5000000000	3.0886155875	3.5886155875	7.3750000000	Uncapped	6	117	6 Month Libor
661	II	1,151,017.07	8.6250000000	8.1250000000	240	238	58	15.5000000000	3.2727433845	3.7727433845	6.7185642531	Uncapped	6	118	6 Month Libor
662	II	1,090,958.46	8.6250000000	8.1250000000	240	239	59	15.5000000000	3.0189579171	3.5189579171	7.3750000000	Uncapped	6	119	6 Month Libor
663	II	1,400,454.00	8.6250000000	8.1250000000	240	240	60	15.5000000000	2.9554560521	3.4554560521	7.3750000000	Uncapped	6	120	6 Month Libor
664	II	182,700.00	8.6250000000	8.1250000000	240	240	61	15.5000000000	2.9861111111	3.4861111111	7.3750000000	Uncapped	6	120	6 Month Libor
665	II	828,137.98	8.7500000000	8.2500000000	240	237	57	15.5000000000	3.1405336569	3.6405336569	6.7002123909	Uncapped	6	117	6 Month Libor
666	II	918,114.60	8.7500000000	8.2500000000	240	238	58	15.5000000000	3.3684511457	3.8684511457	7.2500000000	Uncapped	6	118	6 Month Libor
667	II	735,329.17	8.7500000000	8.2500000000	240	239	59	15.5000000000	3.2898036025	3.7898036025	7.2500000000	Uncapped	6	119	6 Month Libor
668	II	654,450.00	8.7500000000	8.2500000000	240	240	60	15.5000000000	3.0919856368	3.5919856368	7.2500000000	Uncapped	6	120	6 Month Libor
669	II	71,750.00	8.7500000000	8.2500000000	240	240	61	15.5000000000	3.1250000000	3.6250000000	7.2500000000	Uncapped	6	120	6 Month Libor
670	II	1,084,538.39	8.8750000000	8.3750000000	240	237	57	15.5000000000	3.3956238608	3.8956238608	5.8426183858	Uncapped	6	117	6 Month Libor
671	II	523,075.72	8.8750000000	8.3750000000	240	238	58	15.5000000000	3.5475644998	4.0475644998	6.6598307316	Uncapped	6	118	6 Month Libor
672	II	565,450.89	8.8750000000	8.3750000000	240	239	59	15.5000000000	3.4109003569	3.9109003569	6.8855892883	Uncapped	6	119	6 Month Libor

S-D-21

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
673	II	1,300,130.00	8.8750000000	8.3750000000	240	240	60	15.5000000000	3.2200385731	3.7200385731	7.0701977879	Uncapped	6	120	6 Month Libor
674	II	193,650.00	8.8750000000	8.3750000000	240	240	61	15.5000000000	3.3123224890	3.8123224890	6.3854570101	Uncapped	6	120	6 Month Libor
675	II	460,940.31	9.0000000000	8.5000000000	240	237	57	15.5000000000	3.4249927122	3.9249927122	7.0000000000	Uncapped	6	117	6 Month Libor
676	II	184,900.00	9.0000000000	8.5000000000	240	238	58	15.5000000000	3.6455516495	4.1455516495	7.0000000000	Uncapped	6	118	6 Month Libor
677	II	624,850.00	9.0000000000	8.5000000000	240	239	59	15.5000000000	3.5050312075	4.0050312075	7.0000000000	Uncapped	6	119	6 Month Libor
678	II	746,500.00	9.0000000000	8.5000000000	240	240	60	15.5000000000	3.3682602143	3.8682602143	7.0000000000	Uncapped	6	120	6 Month Libor
679	II	210,550.00	9.0000000000	8.5000000000	240	240	61	15.5000000000	3.4034967941	3.9034967941	7.0000000000	Uncapped	6	120	6 Month Libor
680	II	266,664.32	9.1250000000	8.6250000000	240	237	57	15.5000000000	3.6758363849	4.1758363849	6.8750000000	Uncapped	6	117	6 Month Libor
681	II	440,640.53	9.1250000000	8.6250000000	240	238	58	15.5000000000	3.8026100521	4.3026100521	6.8750000000	Uncapped	6	118	6 Month Libor
682	II	132,750.00	9.1250000000	8.6250000000	240	239	59	15.5000000000	3.4284369115	3.9284369115	6.8750000000	Uncapped	6	119	6 Month Libor
683	II	1,256,700.00	9.1250000000	8.6250000000	240	240	60	15.5000000000	3.4812504973	3.9812504973	6.6020132092	Uncapped	6	120	6 Month Libor
684	II	34,000.00	9.1250000000	8.6250000000	240	238	4	15.5000000000	3.8750000000	4.3750000000	6.8750000000	Uncapped	6	118	6 Month Libor
685	II	313,724.40	9.2500000000	8.7500000000	240	237	57	15.5000000000	3.7390354002	4.2390354002	6.7500000000	Uncapped	6	117	6 Month Libor
686	II	283,164.65	9.2500000000	8.7500000000	240	238	58	15.5000000000	3.8684270574	4.3684270574	5.7004947387	Uncapped	6	118	6 Month Libor
687	II	138,700.00	9.2500000000	8.7500000000	240	239	59	15.5000000000	3.5718276857	4.0718276857	4.8106524874	Uncapped	6	119	6 Month Libor
688	II	663,900.00	9.2500000000	8.7500000000	240	240	60	15.5000000000	3.5861575538	4.0861575538	6.6239267962	Uncapped	6	120	6 Month Libor
689	II	101,350.00	9.2500000000	8.7500000000	240	240	61	15.5000000000	3.7072027627	4.2072027627	6.7500000000	Uncapped	6	120	6 Month Libor
690	II	420,419.42	9.3750000000	8.8750000000	240	237	57	15.5000000000	3.9243554746	4.4243554746	6.6250000000	Uncapped	6	117	6 Month Libor
691	II	599,213.32	9.3750000000	8.8750000000	240	238	58	15.5000000000	4.0180898724	4.5180898724	6.4298820556	Uncapped	6	118	6 Month Libor
692	II	442,096.88	9.3750000000	8.8750000000	240	239	59	15.5000000000	3.8954706263	4.3954706263	6.6250000000	Uncapped	6	119	6 Month Libor
693	II	129,850.00	9.3750000000	8.8750000000	240	240	60	15.5000000000	3.9310743165	4.4310743165	6.6250000000	Uncapped	6	120	6 Month Libor
694	II	231,950.00	9.3750000000	8.8750000000	240	240	61	15.5000000000	3.8185223108	4.3185223108	6.6250000000	Uncapped	6	120	6 Month Libor
695	II	19,600.00	9.3750000000	8.8750000000	240	240	6	15.5000000000	3.5000000000	4.0000000000	6.6250000000	Uncapped	6	120	6 Month Libor
696	II	479,261.75	9.5000000000	9.0000000000	240	237	57	15.5000000000	4.0474918586	4.5474918586	6.5000000000	Uncapped	6	117	6 Month Libor
697	II	308,484.35	9.5000000000	9.0000000000	240	238	58	15.5000000000	4.1049422564	4.6049422564	6.5000000000	Uncapped	6	118	6 Month Libor
698	II	337,150.00	9.5000000000	9.0000000000	240	239	59	15.5000000000	3.9188973751	4.4188973751	6.5000000000	Uncapped	6	119	6 Month Libor
699	II	375,100.00	9.5000000000	9.0000000000	240	240	60	15.5000000000	3.8113336444	4.3113336444	6.5000000000	Uncapped	6	120	6 Month Libor
700	II	36,300.00	9.5000000000	9.0000000000	240	240	61	15.5000000000	3.8750000000	4.3750000000	6.5000000000	Uncapped	6	120	6 Month Libor
701	II	627,040.22	9.6250000000	9.1250000000	240	237	57	15.5000000000	4.1171057695	4.6171057695	6.3750000000	Uncapped	6	117	6 Month Libor
702	II	489,659.75	9.6250000000	9.1250000000	240	238	58	15.5000000000	4.1275082264	4.6275082264	6.3750000000	Uncapped	6	118	6 Month Libor
703	II	351,700.00	9.6250000000	9.1250000000	240	239	59	15.5000000000	4.0303525732	4.5303525732	6.3750000000	Uncapped	6	119	6 Month Libor
704	II	167,200.00	9.6250000000	9.1250000000	240	240	60	15.5000000000	3.9318181818	4.4318181818	6.3750000000	Uncapped	6	120	6 Month Libor
705	II	172,300.00	9.6250000000	9.1250000000	240	240	61	15.5000000000	4.1104904237	4.6104904237	6.3750000000	Uncapped	6	120	6 Month Libor

S-D-22

Loan Number	Pool/ Loan Group Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Net Rate (%)	Minimum Net Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
706	II	581,519.33	9.7500000000	9.2500000000	240	237	57	15.5000000000	4.1007019663	4.6007019663	6.2500000000	Uncapped	6	117	6 Month Libor
707	II	113,200.00	9.7500000000	9.2500000000	240	238	58	15.5000000000	4.3279593640	4.8279593640	6.2500000000	Uncapped	6	118	6 Month Libor
708	II	261,950.00	9.7500000000	9.2500000000	240	239	59	15.5000000000	4.1087755297	4.6087755297	6.2500000000	Uncapped	6	119	6 Month Libor
709	II	589,900.00	9.7500000000	9.2500000000	240	240	60	15.5000000000	4.1050072046	4.6050072046	6.2500000000	Uncapped	6	120	6 Month Libor
710	II	93,350.00	9.7500000000	9.2500000000	240	240	61	15.5000000000	4.1250000000	4.6250000000	6.2500000000	Uncapped	6	120	6 Month Libor
711	II	95,600.00	9.8750000000	9.3750000000	240	237	57	15.5000000000	4.1250000000	4.6250000000	6.1250000000	Uncapped	6	117	6 Month Libor
712	II	253,050.00	9.8750000000	9.3750000000	240	240	60	15.5000000000	4.1329035764	4.6329035764	6.1250000000	Uncapped	6	120	6 Month Libor
_______________
* The Servicing Fee Rate for the indicated Mortgage Loan increases by 0.125% on the first date that the related Mortgage Rate is adjusted pursuant to the terms of the related mortgage note

S-D-23

Prospectus

Asset-Backed Notes/Asset-Backed Certificates
(Issuable in Series)

HMB ACCEPTANCE CORP.
Depositor

The Trusts:

•	may periodically issue asset-backed notes or asset-backed pass-through certificates, in each case in one or more series with one or more classes; and

•	will be established from time to time as separate trusts to hold assets transferred to a trust by HMB Acceptance Corp. in connection with each series of securities. These assets may include:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one-to four-family residential properties, shares in a cooperative corporation or unimproved land; and

•	various forms of credit enhancement of the types described in this prospectus.

The assets in your trust will be specified in the prospectus supplement for your securities. The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

The Securities:

•	will be offered for sale pursuant to a prospectus supplement;

•	will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement; and

•	will have the benefit of one or more forms of credit enhancement.

The securities represent the obligations of the issuing entity only and do not represent the obligations of or interest in the sponsor, the depositor or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

You should carefully consider the risk factors beginning on page 1 of this prospectus and “Risk Factors” in the accompanying prospectus supplement.

The date of this prospectus is March 28, 2007

i

Yield and Prepayment Considerations	77
Yield	77
Maturity and Prepayment	80
The Agreements	83
General	83
Assignment of Mortgage Loans	83
The Pooling and Servicing Agreement and the Servicing Agreements	86
The Trustee	96
The Indenture	98
The Indenture Trustee	102
The Trust Agreement	104
The Custodial Agreement	106
Reports to Securityholders	106
The Trustees; Agents	109
Loss Mitigation Advisor; Investment Manager; Other Parties	109
Investment of Funds	109
Certain Legal Aspects of Mortgage Loans	110
Mortgage Loans	110
Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries	111
Cooperatives	112
Foreclosure	114
Realizing Upon Cooperative Security	115
Rights of Redemption	116
Anti-Deficiency Legislation and Other Limitations on Lenders	116
Bankruptcy Laws	117
Due-on-Sale Clauses	120
Enforceability of Certain Provisions	120
Environmental Considerations	121
Servicemembers Civil Relief Act	122
Alternative Mortgage Instruments	123
Consumer Protection Laws	123
Applicability of Usury Laws	124
Default Interest and Limitations on Prepayment	124
Secondary Financing	124
Certain Laws and Regulations	125
Type of Mortgaged Property	125
FHA Insurance and VA Guaranty	125
Material Federal Income Tax Considerations	128
Types of Securities	129
Taxation of Securities Treated as Debt Instruments	131
REMIC Residual Certificates	137
Grantor Trust Certificates	144
Partner Certificates	147
Special Tax Attributes	150
Backup Withholding	152
Reportable Transaction	152
State and Local Tax Considerations	152
ERISA Considerations	152

ii

General	152
Debt Securities	153
Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities	154
Other Considerations	160
Legal Investment Considerations	161
Method of Distribution	163
Legal Matters	164
Financial Information	164
Static Pool Information	164
Additional Information	165
Incorporation of Certain Information by Reference	165
Ratings	166
Index of Defined Terms	167

iii

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered securities if several of the risks described below and in the related prospectus supplement occur in combination.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the lender, the appraiser may feel pressure from that lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. In addition, in some cases, the lender may not require a full appraisal for the prospective mortgaged property or it may use an automated valuation model, which is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher frequency of default and/or higher loss severities than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to obtain a mortgage loan in an amount or with terms for which the borrower would not otherwise qualify. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. You should consider the potential effect of fraud by borrowers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans to first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust, unless specified in the prospectus supplement.

See “Origination, Acquisition and Servicing of Mortgage Loans—Origination and Acquisition of Mortgage Loans” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable rate mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable rate mortgage loans, or ARMs, may include any of the following types of loans:

•  mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment occurring after a specified period of time from origination of the related mortgage loan and adjustments occurring periodically at specified intervals thereafter; these loans may or may not have a low introductory interest rate;

•  “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index plus a margin;

•  “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•  “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index plus a margin; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•  “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust may include significant concentrations of these types of adjustable rate mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable rate mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable rate mortgage loan products than if they used a fixed rate mortgage loan.

In addition, a substantial number of these adjustable rate mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years and major metropolitan areas in other states. Many borrowers in these markets have used adjustable rate mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable rate mortgage loans will likely be exposed to increased monthly payments (1) if interest rates rise significantly, (2) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (3) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable rate or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments. Furthermore, in recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable rate mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable rate mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable rate mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above As a consequence, defaults on adjustable rate mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

Several types of adjustable rate mortgage loans discussed above, in particular “option” ARMs and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage Loans with Interest-Only Payments” and “—Special Risks of Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•  differences in loan type;
•  the relative seasoning of the pools;
•  differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
•  the extent to which the loans in a pool have prepayment penalties;
•  whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and
•  whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust may, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the payment adjustment date, this index may continue to adjust up or down throughout the course of the period in which the monthly payments do not adjust.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on a payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the trust includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Relating to Declines in Property Values and Second Lien Mortgage Loans

An overall decline in residential real estate prices could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior lien mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the second lien mortgage loan was originated. If there is a reduction in the value of a mortgaged property, the ratio of the sum of the principal balances of the second lien mortgage loan and the related first lien mortgage loan to the value of the mortgaged property may increase, reducing the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of the senior lien. In addition, because the second lien mortgage loans provide for interest only payments for the first ten years after origination, there will be no principal amortization of the second lien mortgage loans and consequent reduction in the combined loan-to-value ratio during that period.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that may or may not be included in the trust. In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

•  weak economic conditions in these locations or any other location (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time, particularly in the case of “option ARMs”, interest-only loans and loans that provide for negative amortization;

•  properties in certain jurisdictions may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•  declines in the residential real estate market of a particular jurisdiction may reduce the values of properties located in that jurisdiction, which would result in an increase in the loan-to-value ratios or combined loan-to-value ratios, as the case may be, particularly in the case of “option ARMs”, interest-only loans and loans that provide for negative amortization; and

•  any increase in the market value of properties located in a particular jurisdiction would reduce the loan-to-value ratios or combined loan-to-value ratios, as the case may be, of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.
For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.
Balloon Loans
If specified in the related prospectus supplement, the mortgage loans to be included in the trust may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments. The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•  The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•  The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•  To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Information Regarding Historical Performance of other Mortgage Loans May not be Indicative of the Performance of the Loans in the Trust
A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•  differences in loan type;

•  the relative seasoning of the pools;

•  differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•  the extent to which the loans in a pool have prepayment penalties;

•  whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•  whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

•  if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•  if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Enhancement” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

•  Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•  Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Enhancement” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Enhancement” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower- or lender- paid primary mortgage insurance policies. The existing borrower- or lender- paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage or percentages specified in the related prospectus supplement.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage specified in the related prospectus supplement.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Insurance” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.
Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Insurance” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.
Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.
Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, HomeBanc Corp. as the seller of the mortgage loans to the depositor, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•  If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•  If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield and Prepayment Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less Than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust’s receipt of interest or principal payments.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See “The Pooling and Servicing Agreement and the Servicing Agreements—Servicing” in this prospectus.
Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:
• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Predatory Lending Laws/High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to HomeBanc Corp. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations
The assets of the trust are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities are Dependent on Assessments by the Rating Agencies

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

•  only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•  do not take into consideration any of the tax aspects associated with the securities;

•  do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•  do not address the payment of any basis risk shortfalls with respect to the securities; and

•  do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust may include a substantial proportion of loans whose future performance is difficult to predict, such as adjustable rate mortgage loans interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

The Trusts and the Trust Assets

General

Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an “Asset Group”), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement. The securities of a series will be non-recourse obligations of the trust. Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee. In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee or indenture trustee, as applicable, unless the context requires otherwise.

If specified in the applicable prospectus supplement, the trust for a series will be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

The property or the trust for each series of securities will generally consist of (including any combination of):

•	mortgage loans secured by properties of the types described in this prospectus;

•	amounts due and payable with respect to the mortgage loans as of the cut-off date specified in the prospectus supplement;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•
any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in this prospectus and specified in the prospectus supplement;

•	any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the trust described in this prospectus and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a mortgage loan will not be sold by the depositor or by the seller of the mortgage loan, but will be retained by that party (the “retained interest”). Therefore, amounts received with respect to retained interest in a mortgage loan included in the trust for a series will not be included in the trust but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.

If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor or an unaffiliated loan seller will have the right or obligation to purchase, or to substitute other assets for, mortgage loans due to breaches of representations and warranties, default or such other reason as is specified in the prospectus supplement. If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor, as servicer or the master servicer will have the right to purchase a specified amount or percentage of the mortgage loans, or specified mortgage loans, under the circumstances described in the prospectus supplement.

Mortgage Loans

General

If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

•	conventional one- to four-family residential fixed and/or adjustable rate, first and/or junior lien mortgage loans;

•
cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling;

•	mortgage loans secured by unimproved land;

•	mortgage loans insured by the FHA or partially guaranteed by the VA;

•
closed-end and/or revolving home equity loans or specified balances thereof that are secured by first lien or junior lien mortgages primarily on single family properties that may be subordinated to other mortgages on the same mortgaged property (“home equity loans”);

•
“balloon” mortgage loans, which provide for (1) equal monthly scheduled payments of principal and interest that will not reduce the scheduled principal balance of the mortgage loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that mortgage loan; and

•	any combination of the foregoing.

The mortgage loans will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the depositor. Mortgage loans may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

The mortgage loans will be evidenced by notes (“mortgage notes”). Generally, the mortgage loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on mortgaged property owned in fee simple by the borrower and, in the case of a condominium, may include a proportionate undivided interest in areas and facilities designated for the common use of condominium owners. See “Certain Legal Aspects of Mortgage Loans—Types of Mortgaged Property. In some cases, mortgage loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors. A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the mortgage loan.

Single family property will consist of one-to four-family residential dwelling units including single family detached homes, modular homes, attached homes, single family units having a common wall, individual units located in condominiums and cooperative dwellings. Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common). The mortgaged properties may include investment properties and vacation and second homes. If specified in the applicable prospectus supplement, mortgaged properties may be located in any state or territory of the United States. Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See “Yield and Prepayment Considerations” in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or “deferred” interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement. Types of adjustable rate mortgage loans that may be included in a trust include the following:

•
mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring one year or less after origination of the related mortgage loan and adjustments occurring periodically thereafter;

•
“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

•
“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

•
“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable rate mortgage loans will be convertible from an adjustable rate to a fixed rate, or from a fixed rate to an adjustable rate, in accordance with the terms of the related mortgage note or at the option of the borrower under certain circumstances. If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable-rate mortgage loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller or other party to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

The interest rate of an adjustable rate mortgage loan in a trust may adjust in accordance with one or more of the following indices as specified in the applicable prospectus supplement:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
Constant Maturity Treasury (“CMT”) Indices, which is the weekly or monthly average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate, which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is the monthly weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

The Indices described above which are applicable to the mortgage loans for a particular trust will be disclosed in the related prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property (“partially disbursed loans”), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed (“holdback loans”) or mortgage loans that otherwise provide for future advances to the borrowers. Additional advances under partially disbursed loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

A trust may include VA loans or FHA loans. VA loans will be partially guaranteed by the United States Department of Veteran’s Affairs (the “VA”), under the Servicemen’s Readjustment Act of 1944, as amended. FHA loans will be insured by the Federal Housing Administration (the “FHA”), as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program.

With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information, to the extent material to investors, as to:

•	the original principal balance of the mortgage loans;

•	the total principal balance of the mortgage loans as of the applicable cut-off date;

•	the types and percentages of mortgaged properties securing the mortgage loans;

•	the range of original terms to maturity of the mortgage loans;

•	the range of remaining terms to maturity of the mortgage loans;

•	the average life of the mortgage loans (based on different prepayment assumptions);

•	the range of ages of the mortgage loans;

•	mortgage loan purpose (e.g., whether a purchase or refinance);

•	the range of original and remaining amortization period for the mortgage loans;

•	the range of principal balances and average principal balance of the mortgage loans;

•	the earliest origination date and latest maturity date of the mortgage loans;

•	the loan-to-value and debt service coverage ratios, as applicable;

•	mortgage loans having loan-to-value ratios at origination exceeding 80%;

•	the number of fixed rate mortgage loans and the number of adjustable rate mortgage loans;

•	the interest rate or range of interest rates borne by the mortgage loans;

•	the weighted average of interest rate borne by the mortgage loans;

•	the geographical distribution of the mortgage loans;

•	the total principal balance of buydown loans or GPM loans, if applicable;

•	the total principal balance of mortgage loans that are subject to negative amortization, if applicable;

•	the delinquency status of the mortgage loans as of the cut-off date;

•
with respect to adjustable rate mortgage loans, the adjustment dates, the relevant indices, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

•
whether the mortgage loan provides for an interest only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The total principal balance of the mortgage loans in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See “Certain Legal Aspects of Mortgage Loans—Cooperatives” in this prospectus. To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in this prospectus and specified in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement for the benefit of the holders of the securities of that series. The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services. References made herein to servicing agreements shall mean the applicable pooling and servicing agreement in each case where servicing provisions have been included therein. With respect to those mortgage loans subserviced by a subservicer, the subservicer will be required to service the related mortgage loans in accordance with a subservicing agreement between the servicer and the subservicer, and will receive the fee for the services specified in the related subservicing agreement; however, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related mortgage loans. HomeBanc Corp. or its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust. The servicing of the mortgage loans is generally described under “Origination, Acquisition and Servicing of Mortgage Loans” and “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements” in this prospectus.

If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. As described in this prospectus, each seller of the mortgage loans will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trustee. Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan. This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to a securityholders or the trustee for a breach of representation and warranty by the seller.

Single Family Mortgage Loans

The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of the mortgage loans and the loan-to-value ratios of the mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. In addition, if stated in the related prospectus supplement, a mortgage pool may contain mortgage loans that provide for an initial interest-only period prior to the amortization of principal.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments made by the borrower during the early years following origination will be less than the scheduled monthly payment on that mortgage loan (“buydown loans”). The resulting difference in payment on a buydown loan will be compensated for from amounts on deposit in the related buydown fund or as described in the applicable prospectus supplement. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the buydown fund. Buydown loans included in a mortgage pool will provide for a reduction in monthly interest payments by the borrower for an initial period of the term of such mortgage loans.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable (“GPM loans”). GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time. If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (a “GPM fund”). In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

If specified in the related prospectus supplement, a trust may contain re-performing loans, which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears. A trust will not contain any non-performing loans as of the related cut-off date.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

If specified in the applicable prospectus supplement, a trust may include “reverse mortgage loans” that do not provide for monthly payments of principal and interest by the borrower. Instead, these mortgage loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related mortgaged property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related mortgaged property, or for payments calculated as otherwise specified in the related mortgage note, in each case upon the occurrence of specified maturity events. Maturity events will generally include:

•	the death of the borrower, or the last living of two co-borrowers;

•	the borrower, or the last living of two co-borrowers, ceasing to use the related mortgaged property as his or her principal residence; or

•	the sale of the related Mortgaged Property.

The maturity of a reverse mortgage loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the mortgaged property.

As more fully described in the related prospectus supplement, interest on each revolving credit line home equity loan may be computed and payable monthly on the average daily outstanding principal balance of the home equity loan. Principal amounts on the revolving credit line home equity loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line home equity loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line home equity loans will automatically become part of the trust for a series. As a result, the aggregate balance of the revolving credit line home equity loans will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to the balances on the revolving credit line home equity loans. The amounts of draws and payments on the revolving credit line home equity loans will usually differ each day. The full principal amount of a closed-end home equity loan is advanced at origination of the home equity loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the home equity loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its home equity loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the home equity loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line home equity loan or a closed-end home equity loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the home equity loan or, in some cases, the interest-only payment option may be available for the entire term of the mortgage loan up until its maturity, resulting in an obligation of the borrower to make a balloon payment on the maturity date.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Unless specified in the related prospectus supplement, neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most mortgage loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans from time to time during the time period specified in the related prospectus supplement. Prior to the application of amounts on deposit in the related pre-funding account to purchase additional mortgage loans, those amounts may be invested in one or more investments permitted under the applicable agreements. See “The Agreements—Investment of Funds” for a description of the types of eligible investments that may be permitted under the applicable agreements.

Additional mortgage loans that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans will be consistent with the eligibility criteria of the mortgage loans included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•
the period during which additional mortgage loans may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

•
the additional mortgage loans to be acquired by the related trust will be subject to the same representations and warranties as the mortgage loans included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans may be purchased exceed one year. In addition, no more than 50% of the proceeds of the offering of a particular series may be used to fund the prefunding account.

Revolving Period

If provided in the related prospectus supplement for a series, the trustee may establish and maintain an account (the “Revolving Account”) for the purpose of acquiring additional mortgage loans. On each distribution date, the trustee will deposit certain amounts in respect of principal and/or excess interest received from the mortgage loans in the trust in the percentages specified in the related prospectus supplement that would otherwise be distributed to securityholders. The depositor will subsequently convey to the trust additional mortgage loans or additional advances in respect of mortgage loans that comprise existing mortgage loans (“Revolving Mortgage Loans”) following the date on which the securities are issued (a “Revolving Period Arrangement”). The Revolving Period Arrangement will require that any Revolving Mortgage Loans included in the trust conform to the requirements and conditions provided in the related Agreements. The trust will acquire Revolving Mortgage Loans in exchange for the release of money from the Revolving Account. The Revolving Period Arrangement will be limited to a specified period specified in the related prospectus supplement, not to exceed three years, during which time any transfers of Revolving Mortgage Loans must occur.

If any of the funds deposited in the Revolving Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of securities, or as otherwise specified in the prospectus supplement. Although we expect that substantially all of the funds in the Revolving Account will be used to acquire Revolving Mortgage Loans, so that there will be no material principal distributions from amounts remaining on deposit in the Revolving Account, we cannot assure you that such a distribution will not occur on the distribution date following the end of the Revolving Period Arrangement.

Amounts on deposit in the Revolving Account will be invested as provided in the related Agreements in investments permitted by the rating agencies. See “The Agreements—Investment of Funds” for a description of the types of eligible investments in which amounts on deposit in a Revolving Account may be invested.

Assignment of Mortgage Loans

General

In general, the mortgage loans will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust. The applicable prospectus supplement will specify whether the documents evidencing the mortgage loans will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be endorsed or otherwise marked to indicate their assignment to the trustee.

For more information, see “The Agreements—Assignment of Mortgage Loans” in this prospectus.

Representations and Warranties

Unless otherwise specified in the applicable prospectus supplement, a seller of mortgage loans to the depositor will make certain representations and warranties as to each mortgage loan, including representations and warranties to the effect that:

•	The seller has good title to and is the sole owner and holder of the mortgage loan.

•
Immediately prior to the transfer and assignment to the depositor, the mortgage note and the mortgage were not subject to an assignment or pledge, other than with respect to which a release has been obtained in connection with such transfer, and the seller has full right and authority to sell and assign the mortgage loan.

•	The seller is transferring such mortgage loan to the depositor free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the mortgage loans.

•	The information set forth on the mortgage loan schedule is true and correct in all material respects as of the cut-off date or such other date as may be indicated in such schedule.

•
The mortgage loan has been originated, acquired, serviced, collected and otherwise dealt with in compliance with all applicable federal, state and local laws (including with respect to fraud in the origination) and regulations, including, without limitation, predatory and abusive lending laws, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and the terms of the related mortgage note and mortgage.

•
The related mortgage note and mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

•
The related mortgage is a valid and enforceable first or second lien on the related mortgaged property, which mortgaged property is free and clear of all encumbrances and liens (including mechanics liens) having priority over such lien (other than the related first lien in the case of a second lien mortgage) of the mortgage except for: (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender’s title insurance policy delivered to the originator of the mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

•	Any security agreement, chattel mortgage or equivalent document related to such mortgage loan establishes and creates a valid and enforceable lien on the property described therein.

•	No payment due on any mortgage loan was more than fifty-nine (59) days past due as of the applicable date set forth on the mortgage loan schedule.

•
The seller has not impaired, waived, altered or modified the related mortgage or mortgage note in any material respect, or satisfied, canceled, rescinded or subordinated such mortgage or mortgage note in whole or in part or released all or any material portion of the mortgaged property from the lien of the mortgage, or executed any instrument of release, cancellation, rescission or satisfaction of the mortgage note or mortgage, in each case other than pursuant to a written agreement or instrument contained in the mortgage file.

•
The mortgage has not been satisfied, canceled or subordinated (other than to the related first lien in the case of a second lien mortgage loan), in whole, or rescinded, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part (except for a release that does not materially impair the security of the mortgage loan or a release the effect of which is reflected in the loan-to-value ratio or combined loan-to-value ratio, as applicable, for the mortgage loan as set forth in the mortgage loan schedule).

•
No condition exists with respect to a mortgage loan which could give rise to any right of rescission, set off, counterclaim, or defense including, without limitation, the defense of usury, and no such right has been asserted.

•
Each mortgage loan other than a cooperative loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the mortgaged property is located or (ii) if generally acceptable in the jurisdiction where the mortgaged property is located, an attorney’s opinion of title given by an attorney licensed to practice law in the jurisdiction where the mortgaged property is located. All of the seller’s rights under such policies, opinions or other instruments shall be transferred and assigned to the depositor upon sale and assignment of the mortgage loans hereunder. The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, insuring the original lender, its successor and assigns, as to the first or second priority lien of the mortgage, as the case may be, in the original principal amount of the mortgage loan, subject to the exceptions contained in such policy. The seller is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions described in the related prospectus supplement. The seller has not made, and the seller has no knowledge of, any claims under such mortgagee title insurance policy. The seller is not aware of any action by a prior holder and the seller has not done, by act or omission, anything that could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney’s opinion of title.

•
Other than delinquency in payment, there is no material default, breach, violation or event of acceleration existing under the related mortgage or the related mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration. The seller has not waived any material default, breach, violation or event of acceleration.

•
With respect to any mortgage loan that provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related mortgage note, subsequent modifications, if any, and all applicable law.

•
There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the related mortgaged property.

•	To the seller’s best knowledge no material litigation or lawsuit relating to the mortgage loan is pending.

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The mortgage loan obligates the mortgagor thereunder to maintain a hazard insurance policy in an amount at least equal to the maximum insurable value of any improvements made to the related mortgaged property, and, if it was in place at origination of the mortgage loan, flood insurance, at the mortgagor’s cost and expense. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency or FEMA as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued. The mortgage obligates the mortgagor to maintain the Hazard Insurance and, if applicable, flood insurance policy at the Mortgagor’s cost and expense, and on the mortgagor’s failure to do so, authorizes the holder of the mortgage to obtain and maintain such insurance at the mortgagor’s cost and expense, and to seek reimbursement therefor from the mortgagor. The mortgaged property is covered by hazard insurance (unless such mortgaged property is unimproved land).

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Unless otherwise specified in the related prospectus supplement, the mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage, any holdback amounts or any reserve amounts, and the security interest of any applicable security agreement or chattel mortgage.

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The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale or non-judicial foreclosure and (ii) otherwise by judicial foreclosure. The mortgaged property is not subject to any bankruptcy proceeding or foreclosure proceeding and the mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the mortgagor that would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage. In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the depositor to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related mortgagor. The mortgagor has not notified the seller and the seller has no knowledge of any relief requested or allowed to the mortgagor under the Servicemembers Civil Relief Act, as amended.

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The mortgaged property, normal wear and tear excepted, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended.

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Except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

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No improvements on the related mortgaged property encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon the mortgaged property unless there exists in the mortgage file a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

•	None of the mortgage loans (by principal balance as of the cut-off date) permit negative amortization unless otherwise specified in the related prospectus supplement.

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With respect to escrow deposits, if any, all such payments are in the possession of or under the control of, the Seller or the related servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

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There are no mechanics’ or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property that are or may be liens prior to, or equal or coordinate with, the lien of the related mortgage.

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The mortgaged property with respect to each mortgage loan is either (i) real property owned by the related mortgagor in fee simple (including, in the case of a condominium, a proportionate undivided interest in areas and facilities designated for the common use of condominium owners) or (ii) in the case of a cooperative loan, the related cooperative shares and proprietary lease.

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All of the mortgage loans (by scheduled principal balance as of the cut-off date) are first or second lien mortgage loans having a loan-to-value or combined loan-to-value ratio, respectively, of less than 125%.

•	No mortgage loan was, at the time of origination, subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

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The mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority.

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The servicer for each mortgage loan has fully furnished, and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e. favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

•	Each mortgage loan was originated by the seller in accordance with the underwriting standards generally applied by the seller as set forth in the related prospectus supplement.

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Each primary insurance policy to which any mortgage loan is subject will be issued by an insurer acceptable to Fannie Mae or Freddie Mac and will provide the coverage described in the related prospectus supplement. All provisions of such primary insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any mortgage subject to any such primary insurance policy obligates the mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until loan-to-value ratio of such mortgage loan is reduced to less than 80%.

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With respect to each mortgage loan (a) no mortgage loan is a “high cost” or “covered” loan within the meaning of any applicable federal, state or local predatory or abusive lending law; (b) no mortgage loan originated on or after November 27, 2003, is a “High-Cost Home Loan” subject to the New Jersey Home Ownership Security Act of 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a “High-Cost Home Loan” subject to the New Mexico Home Loan Protection Act (N.M. Stat. Ann. §§58-21A-1 et seq.); (c) no mortgage loan is a High-Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.6(b) Revised, Appendix E), and no mortgage loan originated on or after October 1, 2002, through March 6, 2003, is governed by the Georgia Fair Lending Act; (d) no proceeds from any mortgage loan were used to finance single-premium credit insurance policies; and (e) no prepayment penalty is payable on any mortgage loan for a period in excess of five years following origination.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected mortgage loans for the applicable repurchase price, or, if so specified, to substitute another mortgage loan for the defective mortgage loan, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected mortgage loans for the applicable repurchase price, or, if so specified, to substitute another mortgage loan for the defective mortgage loan, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

Status of the Mortgage Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a mortgage loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such mortgage loan. However, in the event of bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by such insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

In addition, the bankruptcy or insolvency of a servicer or subservicer that remains, for purposes of FHA administration, the record owner of an FHA mortgage loan could result in delays in receipt of payments under the related FHA insurance or failure to recover such payments.

HomeBanc

Unless otherwise specified in the prospectus supplement, HomeBanc Corp. will act as (i) the sponsor of the trust, (ii) the seller of the mortgage loans to the depositor and (iii) the servicer of the mortgage loans. Any other entity which acts as sponsor, seller or servicer instead of HomeBanc Corp. will be described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, HomeBanc Mortgage Corporation will act as a subservicer for the servicer. Any other entity which acts as a subservicer instead of HomeBanc Mortgage Corporation will be described in the prospectus supplement.

General

HomeBanc Corp. is currently a publicly held Georgia corporation that owns 100% of the outstanding stock of HomeBanc Mortgage Corporation, or “HBMC,” a residential mortgage banking company and a Delaware corporation. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc Corp. has elected to be taxed as a real estate investment trust, or “REIT,” and is self-managed and self-advised. HBMC is a taxable REIT subsidiary that focuses its origination activities primarily on prime one-to-four family residential mortgage loans. In November 2006, HomeBanc Corp. announced its intention to change its corporate model so that the publicly held parent company will no longer elect to be treated as a REIT beginning in 2007. HomeBanc Corp. is considering and evaluating the most appropriate means of implementing this change to its corporate model, including potential changes to its corporate structure.

HBMC began operating independently in May 2000, following a leveraged buyout by its Atlanta-based management team and GTCR Golder Rauner, L.L.C. and its affiliated funds, or “GTCR.” HBMC was First Tennessee Bank National Association’s Atlanta, Georgia mortgage banking operation that operated under the name of “HomeBanc Mortgage.” Since 2001, HBMC’s first full year of operating as an independent company, its annual originations have been $4.1 billion in 2001, $5.0 billion in 2002, $5.9 billion in 2003, $5.6 billion in 2004, $6.4 billion in 2005 and $5.1 billion in 2006.

HomeBanc operates in select markets within the States of Georgia, Florida and North Carolina, and HBMC also is either licensed or exempt from licensing to make loans in Alabama, Colorado, Mississippi, South Carolina, Tennessee and Texas.

HomeBanc is an approved full service mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae (though not active at this time), HUD, VA and various other private investors. Prior to December 2003, HBMC did not retain the servicing for any of the mortgage loans that it sold. Commencing in December 2003, HBMC began retaining servicing for a portion of its interest-only, adjustable rate mortgage loans and a limited number of Fannie Mae mortgage loans. In addition, since 2001 HBMC generally has serviced loans that are the subject of securitized transactions for up to 30 days after the loans are securitized. HBMC implemented an interim servicing platform in July 2001 to support its conforming mortgage loan securitization sales, which included licensing of comprehensive third party mortgage loan servicing software. In 2002, HBMC commenced preparation to transition from interim servicing to “life-of-loan” servicing, which included hiring additional experienced management and line staff and licensing additional third party mortgage accounting software. Since December 2003, HomeBanc has retained servicing of substantially all of its interest only adjustable rate mortgage loans and a limited number of Fannie Mae mortgage loans. Beginning in August 2006, HBMC has retained substantially all of its Fannie Mae and Freddie Mac servicing. Although HBMC has limited life-of-loan servicing experience as an organization, the current servicing team as of January 31, 2007 has 41 full-time associates, including 4 managers, each of whom has at least 15 years of mortgage servicing or other relevant experience. HomeBanc Corp. and HBMC began servicing securitized mortgage loans of the type included in the depositor’s securitization transactions in 2004. As of December 31, 2004, December 31, 2005 and December 31, 2006, HomeBanc provided servicing for mortgage loans with an aggregate principal balance (exclusive of construction-to-permanent loans during the construction phase and REO) of approximately $3.575 billion, $6.560 billion and $8.596 billion, respectively, the majority of which were being servicing for securitized transactions.

HBMC’s assessment of compliance with applicable servicing criteria relating to the servicing and subservicing of mortgage loans in securitization transactions completed after January 1, 2006 for the twelve months ended December 31, 2006, furnished to Item 1122 of Regulation AB, discloses that it was not in compliance with Item 1122(d)(2)(vii) and Item 1122(d)(4)(viii) servicing criteria during that reporting period. With respect to Item 1122(d)(2)(vii), the assessment of compliance indicates that HBMC completed bank reconciliations within 45 days of bank statement cut-off date, consistent with Freddie Mac servicing standards. The assessment further states that HBMC has modified its procedures and now completes bank reconciliations within 30 days of the bank statement cut-off date With respect to Item 1122(d)(4)(viii), HBMC’s collection activities are consistent with industry standards, although HBMC is aware that these activities are not fully documented in the system of record. These issues are primarily related to lack of automated notations to the system of record for certain collection activities such as late payment notices and collection calls. The assessment further states that HBMC is implementing system enhancements in the second quarter of 2007 that will correct these documentation deficiencies. HomeBanc Corp’s assessment of compliance identified the same items of noncompliance of HBMC as its subservicer.

HomeBanc and HBMC’s principal executive offices are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319, and their telephone number at that address is (404) 303-4000.

HomeBanc will file reports, proxy statements and other information with the Securities and Exchange Commission or “SEC,” which will be available on the internet at the SEC’s website, http://www.sec.gov. You may read and copy any document that HomeBanc files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You may also inspect the reports and other information that HomeBanc files with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Securitization Program

HomeBanc Corp. has been engaged in the securitization of assets since 2004. HomeBanc Corp. securitized approximately $1.884 billion of residential Loans in 2004, approximately $4.367 billion of residential Loans in 2005 and approximately $0.913 billion residential Loans in 2006. Through its affiliates, HomeBanc Corp. originated approximately $3.779 billion, $4.208 billion and $2.736 billion of residential Loans in 2004, 2005 and 2006, respectively, that were either securitized or are of the types of residential Loans generally included in such securitization transactions.

In the normal course of its business, HomeBanc Corp. originates mortgage loans through its wholly-owned subsidiary HomeBanc Mortgage Corporation. After origination and prior to securitization, the mortgage loans will either be transferred to HomeBanc Corp. or one of its wholly owned subsidiaries.

If specified in the prospectus supplement, HomeBanc Corp. may act as a servicer of the mortgage loans that are securitized. If specified in the related prospectus supplement, HomeBanc Mortgage Corporation, a wholly-owned subsidiary of HomeBanc Corp., may act as a subservicer of the mortgage loans on behalf of HomeBanc Corp.

Employees of HomeBanc Corp. and its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor. The depositor causes the issuance of the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. If specified in the prospectus supplement, either HomeBanc Corp. or HBMC will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans. If it is later determined that the mortgage loans fail to conform to the specified representations and warranties, HomeBanc Corp. or HBMC, as applicable, may be obligated to repurchase such mortgage loans from the depositor (or directly from the trustee) or it may be obligated to indemnify the depositor (or the trustee) against any losses on the mortgage loans.

The Depositor

HMB Acceptance Corp., a Delaware corporation, was organized on May 5, 2004 for the limited purposes of establishing trusts; acquiring, owning and transferring mortgage loans and other property; selling securities evidencing interests in or obligations secured by mortgage loans; and engaging in related activities. The depositor will not guarantee payments on any securities.

The depositor is a wholly owned subsidiary of HomeBanc Corp. The principal executive offices of the depositor are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319. Its telephone number is (404) 303-4000.

The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, mortgage loans. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with mortgage loans. The depositor generally acquires mortgage loans from the sponsor, or if specified in the prospectus supplement, from another seller of mortgage loans, in each case in privately negotiated transactions.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The certificate of incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any rating agency rating the series.

After the issuance of the securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

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upon the discovery of the breach of any representation or warranty made by the depositor in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to repurchase the mortgage loan from the trustee, or deliver a substitute mortgage loan as described below under “The Trusts and the Trust Assets—Assignment of Mortgage Loans—Mortgage Loans;”

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to make all initial filings establishing or creating a security interest over the mortgage loans and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the trustee’s security interest in or lien on the mortgage loans;

•	to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

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to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue servicing in such capacity under the related agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

•	to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and

•	to provide the trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the agreements.

Use of Proceeds

The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related mortgage loans and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

Origination, Acquisition and Servicing of Mortgage Loans

Origination and Acquisition of Mortgage Loans

The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers, including HBMC. The discussion below under “Underwriting Process” is a general summary description of underwriting standards that may be applicable to most sellers. The discussion below under “HBMC Underwriting Guidelines” is a general summary description of underwriting guidelines generally applied by HBMC. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

Underwriting Process

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Most lenders offer several different underwriting programs. Some programs place more emphasis on a borrower’s credit standing and repayment ability while others emphasize the value and adequacy of the mortgaged property as collateral. The most comprehensive of the programs emphasize both.

In general, where a mortgage loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower’s employer. The verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

After all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors as low loan-to-value ratios or other favorable credit factors exist.

In many cases, underwriting procedures are less thorough than the summary description above or differ in other ways. “Limited documentation,” “stated income documentation” and “no documentation” underwriting programs require less documentary support and fewer, or no, verification procedures for a borrower’s income and assets.

Certain of the types of mortgage loans that may be included in a trust may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of loan-to-value ratios or other favorable credit factors.

HBMC Underwriting Guidelines

HBMC’s underwriting guidelines are intended to facilitate the funding and ultimate sale of mortgage loans in the secondary mortgage market and funding through securitizations. The HBMC underwriting guidelines allow HBMC to evaluate an applicant’s credit standing, financial condition and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan that HBMC reviews. HBMC seeks to match the amount of disclosure required by applicants to appropriate loan products. As part of the loan application process, the applicant is generally required to provide information concerning his or her assets, liabilities, income and expenses, subject to certain of the provisions below, along with an authorization permitting HBMC to obtain any necessary third-party verifications, including a credit report summarizing the applicant’s credit history. However, in some cases loans are underwritten without the independent verification of the applicant’s stated income or employment in the related loan application.

In evaluating an applicant’s ability and willingness to repay the proposed loan, HBMC also reviews the applicant’s credit history and outstanding debts, as reported on the credit report that HBMC obtains. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, HBMC may request a written or oral verification of the balance and payment history of that debt from the servicer of the debt. HBMC verifies the applicant’s liquid assets for a general indication of creditworthiness and to determine whether the applicant has adequate liquid assets to cover any required down payment, closing costs and prepaid interest, while maintaining a minimum cash reserve equal to the sum of three to six monthly PITI payments plus, in certain cases, the sum of three to six monthly payments of all other debt obligations included in determination of the "debt -to-income" ratio. In addition, HBMC uses information regarding the applicant’s liquid assets, together with information regarding the applicant’s debt obligations to gauge the reasonableness of the applicant’s stated income.

HBMC also evaluates the applicant’s income to determine stability, probability of continuation and adequacy to service the proposed HBMC debt payment. HBMC’s guidelines for verifying income and employment of a potential borrower are generally as follows:

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For salaried applicants, HBMC typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent federal tax returns, or a current pay stub and verbal verification of employment from the employer;

•	For non-salaried applicants, including self-employed applicants, HBMC requires copies of the applicant’s two most recent federal income tax returns, along with all supporting schedules; and

•	For self-employed applicants, HBMC also generally requires the submission of a signed profit and loss statement.

In determining the adequacy of the property as collateral for the loan, HBMC may obtain full or partial appraisals or it may use an automated valuation model, which is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property. Each full and partial appraisal is performed by an independent appraiser that HBMC approves. The appraiser is required to inspect the property and verify that it is in good condition, and that construction or renovation, if applicable, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements and the condition of the property.

In addition to the foregoing, the approval process generally requires that the potential borrower have a total debt-service-to-income ratio, or “DTI” ratio, that typically does not exceed 45%. HBMC may raise this limit to 50% or greater, if the potential borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower’s total monthly debt obligations, including, if applicable, the interest-only payments on the proposed loan, and, in the case of most non-hybrid adjustable rate, interest-only loans, at an interest rate that is two percentage points higher than the original rate, divided by the borrower’s total monthly income. The required DTI ratio generally varies depending upon the LTV, the occupancy type and the level of documentation provided.

Exceptions. The underwriting standards described above are guidelines of general applicability. On a case-by-case basis, it may be determined that an applicant warrants an exception to these guidelines. An exception may be allowed by underwriting personnel with appropriate credit authority and only if the application reflects compensating factors, such as: a low loan-to-value ratio; stable ownership; low debt-to-income ratios; or excess cash reserves or similar mitigating circumstances.

“Streamline Refi” Program.     The following “streamline refi” program guidelines are applicable to mortgage loans originated prior to September 2006. A borrower with a mortgage loan originated by HBMC on or after January 1, 2003 may be eligible for HBMC’s “streamline refi” program to change the interest rate or the term of the mortgage loan. Provided such a borrower is current in his or her mortgage payment obligations and has not been 30 or more days delinquent within the previous 24 months with respect to any mortgage loan, HBMC may permit a refinancing of one or more of the borrower’s mortgage loans that were originated by HBMC to a current market interest rate with a simplified application process so long as the borrower has a credit score of 660 or greater for mortgage loans having a loan-to-value Ratio or combined loan-to-value ratio of less than or equal to 95% or a credit score of 680 or greater for mortgage loans having a loan-to-value ratio or combined loan-to-value ratio of greater than 95%. In addition, no judgments or other adverse public record may appear on the credit report obtained by HBMC in connection with the loan application. With respect to mortgage loans that were originated without requiring certain documentation, the mortgage loan must also be seasoned for at least 12 months prior to becoming eligible for the “streamline refi” program. The borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the “streamline refi” program. A borrower may participate in this "streamline refi” program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that is serviced by HBMC, by executing a modification agreement at a current market interest rate. The “streamline refi” program is for borrowers who wish to change only the interest rate and/or the term of their mortgage loan and is not available to borrowers who wish to cash out a portion of the equity in their property.

The following “streamline refi” program guidelines are applicable to mortgage loans originated on or after September 1, 2006. A borrower with a mortgage loan originated by HBMC on or after January 1, 2003 may be eligible for HBMC’s “streamline refi” program to either change the interest rate or the term of the mortgage loan in accordance with HBMC’s rate/term refinance guidelines or to increase the balance of the mortgage loan for the purpose of receiving cash proceeds relating to any equity that the borrower may have in the related property in accordance with HBMC’s cash out refinance guidelines.

Rate/Term Refinance Guidelines. Provided such a borrower is current in his or her mortgage payment obligations and has not been 30 or more days delinquent with respect to any mortgage loan since its origination, HBMC may permit a refinancing of one or more of the borrower’s mortgage loans that were originated by HBMC to a current market interest rate with a simplified application process. Minimum credit score requirements range from 620 to 720, depending on the amount borrowed, type of property, type of original loan, the loan-to-value ratio and, if applicable, the loan-to-value ratio calculated in respect of a subordinated fixed rate second mortgage or a subordinated revolving credit line mortgage (referred to herein as a “combined loan-to-value ratio”). The maximum loan-to-value ratios range from 60% to 95% and the maximum combined loan-to-value ratios range from 60% to 100%, depending on the amount borrowed, type of property, type of original loan and the credit score of the related borrower. The borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the “streamline refi” program. Under the rate/term refinance guidelines, a borrower may participate in this “streamline refi” program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that is serviced by HBMC, by executing a modification agreement at a current market interest rate.

Cash Out Refinance Guidelines. Provided such a borrower is current in his or her mortgage payment obligations and has not been 30 or more days delinquent with respect to any mortgage loan since its origination, HBMC may permit a refinancing of one or more of the borrower’s mortgage loans that were originated by HBMC to a current market interest rate with a simplified application process to allow cash proceeds relating to any equity that the borrower may have in the related property to be distributed to the borrower. Minimum credit score requirements range from 640 to 720, depending on the amount borrowed, type of property, type of original loan, the debt service impact ratio, the loan-to-value ratio and, if applicable, the combined loan-to-value ratio. The maximum loan-to-value ratios range from 60% to 80% and the maximum combined loan-to-value ratios range from 60% to 100%, depending on the amount borrowed, type of property, type of original loan and the credit score of the related borrower. In connection with a cash out refinance, HBMC also looks at a borrower’s Bankruptcy Navigator Index score (or BNI score), which measures a variety of items, including recent increases in the debt obligations of a borrower and a borrower’s payment history and payment habits, to determine the likelihood that a borrower will file bankruptcy in the next two years. A low score represents a greater chance of bankruptcy for the related borrower. In general, BNI scores range from 1 to 600. HBMC’s minimum BNI score requirements range from 300 to 435, depending on the credit score of the related borrower. The borrower may not be required to provide any verifications of current employment, income level or extent of assets, however, a broker price opinion on the value of the related property and a HistoryPro™ “F” Score of less than 1 will be required in connection with a cash out refinance. A modification agreement may not be used in connection with a cash out refinance.

The related prospectus supplement will disclose the percentage of mortgage loans that were originated under the “streamline refi” program included in the trust. To the extent that borrowers become eligible for the “streamline refi” program after their Mortgage Loans are included in the trust, such Mortgage Loans may be refinanced under such program, and will be repurchased from the trust to the extent described in the related prospectus supplement. See “Yield, Prepayment and Weighted Average Life” in the related prospectus supplement.

Loan Type

	Year Ended December 31,
	2006		2005		2004
Loan Type	Dollars (000s)	% of Loans	Dollars (000s)	% of Loans	Dollars (000s)	% of Loans
Conforming mortgage loans	$1,666,885	32.4%	$1,453,611	22.6%	$943,144	16.8%
Nonconforming mortgage loans:
1-month interest-only adjustable-rate	1,320	0.0	51,973	0.8	615,976	11.0
6-month interest-only adjustable-rate	8,517	0.2	99,446	1.5	1,766,093	31.4
3-year fixed/6-month interest-only adjustable-rate	51,916	1.0	523,198	8.1	359,340	6.4
3-year fixed/1-year interest-only adjustable-rate	118,315	2.3	2,955	0.0	—	—
5-year fixed/6-month interest-only adjustable-rate	175,652	3.4	2,492,320	38.7	920,036	16.4
5-year fixed/1-year interest-only adjustable-rate	694,711	13.5	7,060	0.1	—	—
7-year fixed/6-month interest-only adjustable-rate	202,975	3.9	911,614	14.2	96,704	1.7
7-year fixed/1-year interest-only adjustable-rate	1,168,376	22.7	10,960	0.2	—	—
10-year fixed/6-month interest-only adjustable-rate	5,153	0.1	103,106	1.6	21,144	0.4
10-year fixed/1-year interest-only adjustable-rate	309,299	6.0	5,653	0.1	—	—
All other nonconforming mortgage loans	216,043	4.2	173,961	2.7	200,941	3.6
Total nonconforming mortgage loans (1)	2,952,277	57.4	4,382,246	68.0	3,980,234	70.8
FHA- and VA-qualified mortgage loans	176,344	3.4	191,286	3.0	180,718	3.2
Second-lien mortgage loans	255,663	5.0	292,645	4.5	396,581	7.1
Construction-to-permanent loans	25,124	0.5	52,596	0.8	64,092	1.1
Subprime loans	63,877	1.2	67,381	1.0	56,911	1.0
Other (2)	—	0.0	2,330	0.0	1,554	0.0
Total (1)	$5,140,170	100.0%	$6,442,095	100.0%	$5,623,234	100.0%
Total adjustable-rate loans	$3,127,589	60.8%	$4,681,616	72.7%	$4,465,628	79.4%
Total fixed-rate loans	2,012,581	39.2	1,760,479	27.3	1,157,606	20.6
Total (1)	$5,140,170	100.0%	$6,442,095	100.0%	$5,623,234	100.0%

(1)	Slight variations in totals are due to rounding.

(2)	The “Other” loans are comprised primarily of state and local housing finance authority loans.

Servicing

The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers. References in this prospectus to “master servicer” under an agreement are intended to refer to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise. Similarly, references to obligations of the “servicer” for a series may apply to the master servicer.

Unless otherwise specified in the applicable prospectus supplement, the servicers will service the mortgage loans, directly or through subservicers, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreements. The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Advances” in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property. However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements. Following termination of a servicer and prior to the appointment of a successor, the master servicer will assume the obligation to make Advances.

HomeBanc Corp. or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to mortgage loans included in a trust. These parties, referred to as “servicing rights owners,” will have the right, to the extent provided in the applicable agreements, to sell the servicing rights or to transfer the servicing of the related mortgage loans to one or more third parties, subject to the limitations set forth in the applicable agreements.

The Securities

General

The asset-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements. A series of securities may also include asset-backed notes (referred to together with the certificates of a series as the “securities”) that will represent indebtedness of the related trust and will be issued pursuant to an indenture. See “The Agreements” in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may:

•	accrue interest based on a variable or adjustable rate;

•
provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

•	be entitled to payments of principal but not to any payments of interest;

•	be entitled to payments of interest but not to any payments of principal;

•
be entitled to a greater percentage of interest on the assets underlying or comprising the mortgage loans for the series than the percentage of principal on the mortgage loans to which the securities are entitled;

•
be entitled to a greater percentage of principal on the mortgage loans underlying or comprising the mortgage loans for the series than the percentage of interest on the mortgage loans to which the securities are entitled;

•
not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

•	be entitled to payments of principal in accordance with a schedule;

•	be entitled to payments of interest for a specified period of time;

•	be entitled to a portion of interest and principal collections on some, but not all, of the mortgage loans in a trust; and/or

•
be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement.

If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

Each class of securities offered by this prospectus and the prospectus supplement (the “offered securities”) will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement. The classes of securities of a series will be issued in U.S. dollars. The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge. The classes of securities of a series may be issued in fully registered, certificated form (“definitive securities”) or issued in book-entry form only (“book-entry securities”) in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “—Book-Entry Registration” below.

Payments on the Securities

General

Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement. Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a security will be provided to the securityholders.

Payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified in or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments as specified in the related prospectus supplement. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date. In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements—Reports to Securityholders” in this prospectus.

Single Class Securities Generally

With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security's outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement. See “—Subordinate Securities” below.

If the mortgage loans for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the “interest rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on mortgage loans comprising the mortgage loans. If the mortgage loans for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary as specified in the related prospectus supplement. If the mortgage loans have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

A series of securities may include fixed and floating rate securities, accrual securities, accretion directed securities, interest-only and principal-only securities, component securities, sequential securities, planned amortization securities, targeted amortization securities, scheduled amortization securities, support securities, ratio stripped securities, non-accelerating securities, super senior and senior support securities and classes of subordinate securities and senior securities (a “multi class series”). For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the mortgage loans. This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the mortgage loans. Unless otherwise specified in the prospectus supplement, each security of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero). Interest distributions on a multi-class series will be made on each security entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of securities to receive current distributions. See “—Subordinate Securities” below and “Credit Enhancement—Subordinate Securities” in this prospectus.

Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement. On each distribution date on or before the accretion termination date, interest otherwise payable on the accrual securities is instead paid in respect of principal on one or more classes of accretion directed securities, and the amount of interest accrued on the accrual securities is added to the principal balance of such accrual securities. On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement, and the accretion directed securities will no longer receive payments in respect of principal from the amount of interest payable on the accrual securities.

A multi-class series may include one or more classes of floating rate securities. The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement. For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

If the interest rate of a floating rate security is determined based upon an index, the index will be one of the indices described under “The Trusts and Trust Assets—Mortgage Loans—General.” Each of the indices used to determine the interest rate of a floating rate security will be indices that reflect payments of interest based on debt transactions and will not be based on a securities or commodities index.

A multi-class series may also include one or more classes consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics, but together the related components constitute a single class. Each component of a class of component securities may have fixed or floating interest rate, accrual, accretion directed, interest-only, principal-only, sequential, support, super senior or senior support, non-accelerated, ratio stripped, targeted amortization, scheduled amortization or planned amortization payment characteristics. The component securities may be subordinate or senior securities.

Subordinate Securities

A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series. The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement. If the mortgage loans are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature. This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement. See “Credit Enhancement—Subordinate Securities” in this prospectus.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the mortgage loans of the trust, or cause an early termination of the trust by purchasing all of the mortgage loans from the trust or directing the sale of the mortgage loans. This termination may occur on a date on or after the date on which either (1) the total principal balance of the mortgage loans is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement. If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust. This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Master Servicer Default” and “—Optional Purchase or Substitution of Assets; Termination” in this prospectus.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity, in whole or in part, at the request of the holders of that class. The terms and conditions of any mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•	call protection for any class of securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the mortgage loans underlying the series; or

•	certain other guarantees described in the prospectus supplement.

Book-Entry Registration

General

If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (referred to herein as “Clearstream”) or the Euroclear System (“Euroclear”). Each class of book-entry securities will be issued in one or more securities or notes, as the case may be, that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee. Non-U.S. dollar denominated securities may be held in book-entry form by Deutsche Bank AG London as common depository for Clearstream and Euroclear. Investors’ interests in non-U.S. dollar denominated securities in book-entry form will be represented in financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear. As a result, DTC will hold positions in non-U.S. dollar denominated securities on behalf of its participants through its depositories, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

No person acquiring an interest in a book-entry security (each, a “Beneficial Owner”) will be entitled to receive a definitive security, except as set forth below under “—Definitive Securities.” Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

Beneficial Owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in United States dollars or in certain foreign currencies. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation. The cooperative corporation establishes policy for Euroclear on behalf of its participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book-Entry Securities

Except as described below or as otherwise described in the prospectus supplement, no Beneficial Owner will be entitled to receive a physical certificate representing a security. Unless and until definitive securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders,” “Noteholders” or “Securityholders” as those terms are used in the related agreements. Beneficial Owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants. While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities. Participants and indirect participants with whom Beneficial Owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess securities or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive securities or notes representing their respective interests in the offered securities, except under the limited circumstances described below. Unless and until definitive securities are issued, Beneficial Owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Considerations” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between participants of DTC will occur in accordance with DTC Rules. Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures. Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry securities that it represents.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations” in this prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as definitive securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor or (2) in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

Credit Enhancement

Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of securities, provision for shifting interest credit enhancement, the establishment of a reserve fund or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under “Insurance.” The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth in the prospectus supplement relating to that series of securities. The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans in the related pool or the repurchase of all mortgage loans in the pool, or on another date specified in the related prospectus supplement.

If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee’s request for payment in an amount equal to the lesser of (unless otherwise specified):

•	the remaining amount available under the letter of credit; and

•
the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan. Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans for recovery of the outstanding principal and unpaid interest.

Subordinate Securities

To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans in the pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions. In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under “—Reserve Funds.” If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

If specified in the applicable prospectus supplement, losses on particular mortgage loans or on a pool of mortgage loans will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority. If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the mortgage loans, the amount of such reduction will be referred to as an “applied loss amount” or other term specified in the applicable prospectus supplement.

Shifting Interest

If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans. The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool. Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

Overcollateralization

If stated in the applicable prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement.

If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

Derivative Instruments

The trust may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Mortgage Loan Purchase Obligations and Options

Some of the mortgage loans and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation or a purchase option. The terms and conditions of each purchase obligation and/or purchase option, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation or purchase option with respect to mortgage loans may apply to the related mortgage loans or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Each purchase obligation or purchase option with respect to mortgage loans will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations and purchase options may be payable to the trustee or directly to the holders of the securities to which the obligations or options relate.

Reserve Funds

If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series. The reserve fund for a series may or may not be included in the trust for that series. The reserve fund for each series will be created by the depositor and will be funded by:

•	the retention by the servicer of certain payments on the mortgage loans;

•
the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

•	an initial deposit;

•	any combination of the foregoing; or

•	some other manner as specified in the related prospectus supplement.

Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans, and/or on the mortgage loans in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund. After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount. The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class. The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time. The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise. A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.

Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below. If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

•	the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount; or

•
the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date,

•	or such other amount as is described in the applicable prospectus supplement.

In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans when amounts on deposit in the reserve fund are less than the required amount. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

(1)
to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

(2)
to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

(3)
to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

Funds in the reserve fund for a series may be invested in the eligible investments described under “The Agreements—Investment of Funds.” The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party. Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement. Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities. See “The Agreements—Investment of Funds.”

The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

Performance Bond

If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans and its obligation to repurchase mortgage loans in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related agreements. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Derivatives

If specified in the related prospectus supplement, the trust may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust or to a class of offered securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including the London Interbank Offered Rate (“LIBOR”), a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, collar or floor is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above. The counterparty under a floor agreement may be an affiliate of the depositor.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

A market value swap might be used in a structure in which the pooled assets are mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the securities.

The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Insurance

To the extent described in the applicable prospectus supplement, the real property that secures a mortgage loan will be covered by a standard hazard insurance policy and other insurance policies. Mortgage loans will be covered by primary mortgage insurance policies to the extent described in the applicable prospectus supplement. In addition, other forms of insurance, such as environmental insurance or pool insurance, may be applicable if described in the applicable prospectus supplement. The most common forms of insurance are described below. The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, the agreements for the related series will require that the master servicer or the applicable servicer cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each single family mortgage loan for which the seller’s underwriting guidelines requires such insurance. The master servicer or the applicable servicer will be required to act on behalf of the insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% (or such other percentage as is specified in the related prospectus supplement) of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination or 80% of the current value as supported by a current appraisal acceptable to the servicer. Primary mortgage insurance may be obtained on a loan-by-loan basis or with respect to a specified group of loans. A policy for a group of loans may be obtained by the depositor or an affiliate of the depositor, or by the trustee.

Although the terms of a particular policy may differ, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan generally will consist of the insured portion of the unpaid principal balance of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	amounts expended but not approved by the primary mortgage insurer;

•	claim payments previously made by the primary mortgage insurer; and

•	unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the borrower:

(1) advance or discharge:

(A) all hazard insurance premiums; and

(B) as necessary and approved in advance by the primary mortgage insurer:

•	real estate property taxes;

•
all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

•	property sales expenses;

•	any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

•	foreclosure costs, including court costs and reasonable attorneys’ fees;

(2)
in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

(3)	tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

(1)	no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

(2)
written notice must be given to the primary mortgage insurer within 10 days (or another specified period) after the related insured becomes aware that a borrower is delinquent in the payment of a sum equal to the total of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

(3)
the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the notice period described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

(4)
the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

(5)
the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

(6)
the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

A primary mortgage insurance policy covering a group of loans may be subject to an aggregate loss coverage limitation or other limitation if specified in the applicable prospectus supplement.

FHA Insurance and VA Guarantees

Further information regarding FHA insurance and VA guarantees applicable to mortgage loans is provided under “Certain Legal Aspects of Mortgage Loans—FHA Insurance and VA Guaranty” in this prospectus.

Standard Hazard Insurance Policies on Mortgage Loans

The agreements for a series will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of (unless otherwise specified):

•	the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

•
the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit. Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s cooperative dwelling or that cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans could affect distributions to securityholders.

Special Hazard Insurance Policies

If so specified in the applicable prospectus supplement, a separate special hazard insurance policy will be obtained for the related trust from the insurer named in the prospectus supplement. The special hazard insurance policy, subject to the limitations described in the applicable prospectus supplement, will protect against loss by reason of damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a pool insurance policy for the mortgage loans in the related trust will be obtained from the insurer named in the prospectus supplement. Each pool insurance policy will cover any loss (subject to limitations described in the applicable prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies. Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

Yield and Prepayment Considerations

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related mortgage loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. This is particularly true for interest-only securities. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed. This is particularly true for principal-only securities. The effect of principal prepayments, liquidations and purchases of mortgage loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all. A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable interest rate may be calculated by reference to an index or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of mortgage loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans with document deficiencies may be higher than for mortgage loans with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “The Agreements—The Pooling and Servicing Agreement,” in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans may be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination. Borrowers may be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the mortgage loans underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan, the borrower under the mortgage loan is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate by 365. Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities. See “—Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in borrowers’ housing needs;

•	job transfers;

•	unemployment;

•	borrowers’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans. The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

The inclusion in the a trust of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower’s monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date. The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans. Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

The addition of any deferred interest to the principal balance of any related class of securities may lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans where the proposed buyer meets the underwriting standards applicable to that mortgage loan. This assumption would have the effect of extending the average life of the mortgage loan. FHA loans and VA loans are not permitted to contain “due on sale” clauses, and are freely assumable.

An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreement—Due on Sale Clauses; Assumptions,” and “Certain Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Due on Sale Clauses; Assumptions” and “Certain Legal Aspects of Mortgage Loans” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related pool and a prepayment of the affected mortgage loan will occur. A borrower may be legally entitled to require the servicer to allow a refinancing. Any such repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust. The sellers will also have certain repurchase obligations or options, as more fully described in this prospectus.

The Agreements

The following summaries describe certain material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

General

Mortgage loans will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the “sale agreement”). Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement. A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement. In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.

The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement, servicing agreement and sale and collection agreement, to the extent applicable to securities of a particular series, are referred to collectively as the “agreements” for that series. In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series. In the case of a series of notes, the trust will be established either as a statutory trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes. The mortgage loans of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements. In some cases, provisions regarding the servicing of mortgage loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

Assignment of Mortgage Loans

General

The applicable seller or sellers will convey the mortgage loans to the depositor pursuant to a sale agreement. Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee. The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

Mortgage Loans

The depositor will cause the mortgage loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement. The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

If stated in the applicable prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System. For trust assets registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form. With respect to any mortgage not returned from the public recording office, the depositor will, unless otherwise specified in the applicable prospectus supplement, deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office. Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan. In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or a custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents. If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan. This purchase obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document. If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. See “The Trusts and the Trust Assets—Assignment of Mortgage Loans” in this prospectus. In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

If stated in the related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Assignment of Depositor’s Rights with Respect to Representations and Warranties

At the time of issuance of the securities of a series, the depositor will also assign to the trustee all the depositor’s right, title and interest with respect to the representations and warranties made by the seller in respect of the Loans and the remedies provided for breach of such representations and warranties. For a description of these representations and warranties, see “The Trusts and the Trust Assets—Assignment of Mortgage Loans—Representations and Warranties” above.

The Pooling and Servicing Agreement and the Servicing Agreements

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements. To the extent that a separate servicing agreement is not utilized in a transaction, all references to the servicing agreement will refer to the servicing provisions contained in the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable.

General

If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement. If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

Each servicer will be required to service the mortgage loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement. Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under “—Advances” below. In addition, unless otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise (“REO property”). If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

Unless otherwise specified in the related prospectus supplement, a servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss. These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date, or forgiveness of defaulted payments (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date and no modification may defer for more than ninety days or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) without the consent of the master servicer).

A servicer will have the discretion to waive prepayment premiums (if any) as provided in the related servicing agreement.

The depositor or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

Certain of the FHA mortgage loans and VA mortgage loans in a trust will, if specified in the applicable prospectus supplement, be serviced on a full recourse basis. See “—Full Recourse Servicing of Certain FHA and VA Mortgage Loans” below.

A servicer may, to the extent permitted by law and if provided in the applicable servicing agreement and the related loan documents, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items, and will, if provided in the applicable servicing agreement, make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien. This obligation may, but is not required to be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may, but will not be required to procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the “collection account”) on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the servicing fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer. The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

•	to withdraw amounts deposited in error;

•	to make distributions of retained interest to any retained interest holder;

•	if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

•	to reimburse itself or a servicer for outstanding Advances;

•	to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

•	to pay itself the master servicing fee;

•	to reimburse itself and other parties for expenses;

•	to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

•	to make such other payments as are provided for in the pooling and servicing agreement;

•	to remit amounts to the trustee; and

•	to clear and terminate the collection account upon termination of the trust.

The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

The trustee will establish and maintain a segregated account (the “distribution account”) on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made. If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Standard Hazard Insurance

Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will require each servicer to cause to be maintained for each mortgage loan that it services a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less. Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired. Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related servicing account and remitted to the master servicer for deposit in the collection account. Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit. This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement. Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance. Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium unit relating to any condominium loan. See “Insurance—Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in FEMA designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan. This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property.

See “Insurance—Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Primary Mortgage Insurance

To the extent specified in the applicable prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or “the insured,” under each primary mortgage insurance policy. The servicer will not be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of securities that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related rating agencies. See “Insurance—Primary Mortgage Insurance Policies” in this prospectus.

If specified in the applicable prospectus supplement, a pool level primary mortgage insurance policy will be obtained for a specified group of mortgage loans.

Other Insurance

Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the mortgage loans.

Due on Sale Clauses; Assumptions

Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any “due-on-sale” clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders. In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related Primary Mortgage Insurance Policy. In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower. Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency. To the extent specified in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount. Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances

The information in the following three paragraphs applies generally to the servicing of mortgage loans other than FHA mortgage loans and VA mortgage loans that are serviced on a full recourse basis, as described below.

Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan. References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses. The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

The servicers generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”). Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.” If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement, the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Full Recourse Servicing of Certain FHA and VA Mortgage Loans

To the extent provided in the applicable prospectus supplement, a servicer will be required under the related servicing agreement to make certain payments from its own funds in respect of delinquencies and defaults on FHA and VA mortgage loans, and will not be reimbursed from the assets of the trust for those payments. We refer to these FHA and VA mortgage loans as full recourse mortgage loans.

In general, if a servicer is required to make such payments, prior to each distribution date the servicer will be required to make advances (out of its own funds or funds held in its custodial account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the full recourse mortgage loans during the immediately preceding due period and delinquent at the close of business on the related determination date. The servicer will be required to advance such amounts without regard to whether such amounts are deemed to be recoverable from related late collections, insurance proceeds or liquidation proceeds, and without any right of reimbursement from the related custodial account or the collection account except as described below. In addition, the servicer will be required under the related servicing agreement to remit to the master servicer on a monthly basis, from its own funds, the amount of any realized loss incurred during the related due period with respect to a full recourse mortgage loan, and the amount, generally, of any loss incurred as the result of a buydown of a VA mortgage loan.

When a full recourse mortgage loan is liquidated, the servicer will be entitled to reimbursement to the extent that the total of all amounts collected and advanced with respect to such mortgage loan exceeds the sum of Monthly Payments received thereon and the outstanding principal balance thereof (plus interest accrued and unpaid) at the time of liquidation.

As described under “—Servicing” above, if the servicer fails to fulfill its obligations with respect to the servicing of the full recourse mortgage loans, the master servicer will be obligated to terminate the servicer as servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the related servicing agreement. If the master servicer is unable to identify a successor servicer that is willing to service such mortgage loans on a full recourse basis, then the full recourse mortgage loans will be serviced generally as described elsewhere in this prospectus and not as described above. Unless otherwise specified in the applicable prospectus supplement, neither the master servicer nor its affiliates will be obligated under any circumstances to service any mortgage loan on a full recourse basis

Foreclosure and Other Disposition

Under the servicing agreements, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement, except when, in the case of FHA mortgage loans or VA mortgage loans, applicable regulations require otherwise. However, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related mortgage loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

As an alternative to foreclosure, a servicer may sell a defaulted mortgage loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

Evidence as to Compliance

The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the mortgage loans or any pool of mortgage loans to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Errors and Omissions Coverage

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

The master servicer will be paid the compensation specified in the applicable prospectus supplement. This may be a monthly fee calculated as a fixed percentage on the principal balance of the mortgage loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the “servicing fee”) calculated as a fixed percentage on the principal balance of the mortgage loans serviced by it. A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement. If an affiliate of the depositor owns the servicing rights relating to particular mortgage loans, the servicing fee may be paid to the seller, and the seller will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a “servicing account”) pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

A “master servicer event of default” under the pooling and servicing agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a certification or report expressly required by the pooling and servicing agreement (including certifications and reports required pursuant to Regulation AB under the Securities Act of 1933), and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement)), the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting securityholders.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

Amendment

In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

The pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66-2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the mortgage loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage loans or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the trust to the highest bidder. This auction may or may not be subject to a minimum bid price.

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain mortgage loans or a specified proportion of mortgage loans, or to substitute new loans for certain mortgage loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks

If the master servicer or servicer were to become a debtor in a bankruptcy or insolvency proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code or the applicable provisions of the applicable insolvency law, thus forcing the trustee to appoint a successor servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

The Master Servicer

The master servicer under each agreement will be named in the related prospectus supplement. The entity acting as master servicer under each agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related prospectus supplement does not name a master servicer, references in this prospectus supplement to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.

The Trustee

In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee.

The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described below under “—Rights Upon Master Servicer Event of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the securities or trust administrator, the master servicer or any other party.

  The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default or written notice of a master servicer event of default is received by the trustee at its corporate trust office. See “—Master Servicer Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage loan under the pooling and servicing agreement; however, the trustee will remit to the master servicer any claim or notice it may receive which is delivered to the trustee’s corporate trust office and which contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a mortgaged property. None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master Servicer, any securities or trust administrator, the depositor or any other party.

The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the certificates, (b) the payment of any insurance related to the certificates or the mortgage loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust, other than from funds available in any trust account. The trustee is not responsible for the validity of the pooling and servicing agreement or the certificates or the validity, priority, perfection or sufficiency of the security for the certificates.

Expenses and Indemnities of the Trustee.

Unless otherwise specified in the related prospectus supplement, the trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement or any custodial agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to Certificateholders.

Resignation of Trustee. The trustee may, upon written notice to the depositor, the master servicer and any securities or trust administrator, resign at any time, in which event the depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may be removed at any time by the depositor if (a) the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement, (b) the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee is appointed, (c) a tax is imposed or threatened with respect to the trust by any state in which the trustee or the trust fund held by the trustee is located or (d) the continued use of the trustee would result in a downgrading of the rating by any rating agency of any class of certificates. In addition, the trustee may be removed at any time by holders of more than 50% of the class principal amount (or percentage interest) of each class of certificates upon 30 days’ written notice to the trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all mortgage loan files, and will be required to assign and pay over to the successor trustee the entire trust, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the master servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

The Indenture

Modification of Indenture

If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). However, without the consent of each noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

•	change the amount of, or delay the timing of, payments on any note;

•	alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the transfer and servicing agreement;

•	reduce the proportion of notes required to consent to a supplemental indenture; or

•	permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

•	a default for one month or more in the payment of any interest on any note of the class of notes then outstanding;

•	a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

•
a default in the observance or performance of any covenant or agreement of the Issuer made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer as provided in the indenture;

•
any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuer as provided in the indenture;

•
the receipt of notice from the holder of the ownership certificate issued pursuant to the trust agreement to the indenture trustee of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary or of such holder’s transfer or retention of an interest in a certain class or classes of notes identified in the indenture in contravention of the transfer and retention restrictions applicable to such class or classes of notes pursuant to the indenture; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes. The “highest priority class notes” is the class of notes then outstanding that has the highest priority of payment of interest.

If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the mortgage loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the mortgage loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the mortgage loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture. In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	such holder previously has given to the Indenture Trustee written notice of a continuing indenture default;

•	the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	such holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

•	no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

•	so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

•
except as expressly permitted by the indenture or the transfer and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

•
claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series (other than amounts withheld under the Code) or assert any claim against any present or former Noteholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

•
permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

•	permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

•	take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee, the master servicer or any securities or trust administrator in their respective individual capacities, or any holder of a certificate representing an ownership interest in the trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

Redemption.

The notes are subject to redemption under the circumstances described in the related prospectus supplement.

The indenture will be discharged upon the delivery to the note registrar for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes. Upon the payment in full of all outstanding notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, the master servicer and the securities or trust Administrator, if any, and the holder of the ownership certificate issued pursuant to the trust agreement will succeed to all the rights of the noteholders pursuant to the transfer and servicing agreement.

Issuance of Future Classes of Notes.

The indenture will provide that another class of notes subordinate to the notes offered by the related prospectus supplement may be issued in the future. Any class of notes issued in the future would be owned entirely by the holder of the ownership certificate issued pursuant to the trust agreement unless an opinion of counsel is delivered to the indenture trustee concluding that such class of notes will be treated as debt for federal income tax purposes.

The Indenture Trustee

In the case of notes issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.

Duties of the Indenture Trustee

If no indenture default has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the transfer and servicing agreement. As described under “—The Trustees; Agents” below, a securities administrator may perform on behalf of the indenture trustee certain administrative functions required under the indenture and the transfer and servicing agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the indenture trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the indenture trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the issuer, the depositor, a securities administrator, if any, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The indenture trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the indenture trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an indenture default, and the indenture trustee will not be deemed to have notice of any indenture default unless an officer of the indenture trustee has actual knowledge of the indenture default or written notice of an indenture default is received by the indenture trustee at its corporate trust office. See “—The Indenture—Events of Default under the Indenture” above. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Expenses and Indemnities of the Indenture Trustee.

The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the transfer and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the transfer and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The indenture trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, the transfer and servicing agreement or any other document or agreement to which the indenture trustee is a party.

The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to noteholders.

Resignation or Removal of Indenture Trustee.

The indenture trustee may, upon 90 days’ advance written notice to the depositor, the issuer, each noteholder and each rating agency, resign at any time, in which event the issuer will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture. The indenture trustee may also be removed at any time by the issuer if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting. If the indenture trustee is removed the issuer will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 30 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or the holders of more than 50% of the aggregate class principal amount of the outstanding notes may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all noteholders. The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Trust Agreement

Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

•	issuing notes pursuant to an indenture and to conducting an offering of the notes;

•	issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

•
acquiring mortgage loans and other property from the depositor and, pursuant to an indenture, pledging the mortgage loans to the indenture trustee as security for the trust’s obligations under the notes;

•
entering into and performing its obligations under the transfer and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

•	entering into any applicable interest rate cap or swap agreements;

•	such other purposes as are described in the applicable prospectus supplement;

•	engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

•	engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the transfer and servicing agreement and related documents.

Duties of the Owner Trustee.

The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuer or the owner trustee is a party and will administer the trust in the interest of the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement. As described in the related prospectus supplement, the securities or trust administrator, the indenture trustee and the depositor will perform on behalf of the owner trustee and the trust certain administrative functions required under the trust Agreement, the indenture and the transfer and servicing agreement.

The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate. The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee’s duties under the trust agreement or any other document or agreement to which the issuer or the owner trustee is a party, or in the exercise of any of the owner trustee’s rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.

The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to noteholders. The owner trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuer or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement. Any amounts payable in connection with such indemnification will be paid from the certificate distribution account prior to payment of any amounts distributable to the ownership certificate under the transfer and servicing agreement.

Resignation or Removal of Owner Trustee.

The owner trustee may, upon 30 days’ advance written notice to the depositor, the holder of the ownership certificate and the indenture trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement. The owner trustee may also be removed at any time by the depositor if (a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property. If the owner trustee is removed the depositor will promptly appoint a successor owner trustee. If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the securities or trust administrator will provide notice of such resignation and appointment to the holder of the ownership certificate, the indenture trustee, the noteholders and the rating agencies.

Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Custodial Agreement

Unless otherwise specified in the related prospectus supplement, in connection with the sale of the mortgage loans by the depositor to the issuer on the related closing date, the depositor will be required to deliver a loan file to the custodian with respect to each mortgage loan consisting of, as to each mortgage loan:

•	the original mortgage note endorsed to the order of the trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

•	the original recorded mortgage, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

•	for any mortgage loan not recorded with MERS System®, the original assignment of the mortgage to the trustee or in blank, in recordable form (except as described in the related prospectus supplement);

•
each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

•	the original of the policy or certificate of primary mortgage guaranty insurance, to the extent available, or a copy of such policy certified as true and correct by the insurer;

•	the original title insurance policy, note of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

•	the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian will hold the related mortgage loan documents on behalf of the trustee pursuant to the custodial agreement. The mortgage loan documents related to a mortgage loan will be held separate from other mortgage loan files held by the custodian. The custodian will maintain the mortgage loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

Reports to Securityholders

The pooling and servicing agreement will provide that on each distribution date, the trustee will make available (or cause to be made available) to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

•	the amount of cashflows received and the sources thereof for distributions, fees and expenses;

•
the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, the securities administrator, the servicers and subservicers for such distribution date;

•
the amount of payments accrued and paid with respect to credit enhancement or other support for the related transaction, including, insurance premiums and payments to swap or cap providers, the purpose of such payments and the identification of each payee;

•	the amount of the distribution with respect to each class of securities;

•	the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

•	the amount of such distributions allocable to interest;

•
the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•
the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•
if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

•
the amount, terms and general purpose of any Advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding Advances remaining after such distribution date;

•	the purchase price deposited into the collection account with respect to any mortgage loan;

•
the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

•
the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

•	the pool balance as of such distribution;

•	any applied loss amount for any class of securities;

•	the amount of any basis risk shortfall with respect to any class of securities;

•	the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

•	the overcollateralization amount for such distribution date;

•
the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

•	any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

•	delinquency and loss information for the distribution period with respect to the mortgage loans in the pool;

•	the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

•	the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

•	information with respect to material breaches of pool asset representations or warranties or transaction covenants;

•	information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

•	information regarding any changes to the mortgage loans in the pool, including any additions or removals in connection with a pre-funding or revolving period, repurchases or substitutions;

•	the amounts on deposit in any Pre-Funding Account or Revolving Account;

•
information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional mortgage loans acquired during a pre-funding or revolving period or in connection with a substitution; and

•	such other information as is required under the pooling and servicing agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year. This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet web site, provided that access to such website is limited as provided in the pooling and servicing agreement. In the event that an internet web site is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of securities of a series and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements. Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee. A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of mortgage loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement. Such parties will be entitled to compensation as described in the prospectus supplement.

Investment of Funds

Funds on deposit in the distribution account, securities administration account, collection account, servicing account or custodial account, if any, and any other accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), may be invested only in “eligible investments” acceptable to each rating agency, which may include, without limitation:

•
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or bankers’ acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each rating agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the rating agencies.
Funds held in a reserve fund may be invested in certain eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“eligible reserve fund investments”).

Eligible investments or eligible reserve fund investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the collection account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the distribution account or any reserve fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from a servicing account, custodial account, collection account, securities administration account, the distribution account or other account may be property of the master servicer, a servicer, the trustee, the securities administrator or another party and not available for distributions to securityholders. See “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements.”

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

Mortgage Loans

The mortgage loans are secured by first or junior mortgages and deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender. In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperatives

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “—Realizing Upon Cooperative Security” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained therein.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

In addition to applicable state law, a mortgagee’s ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

Realizing Upon Cooperative Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have construed the provisions of the UCC regarding a secured party’s right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 case under the United States Bankruptcy Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor’s principal residence.

The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Bankruptcy Laws

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the mortgaged properties may have a junior “wraparound” mortgage or deed of trust encumbering such mortgaged property. In general terms, a “wraparound” mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof. If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule). A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

To the extent a borrower’s ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.

In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee’s poor financial condition. In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease. Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor’s mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is “adequate protection” of the existing mortgagee’s interest. To the extent that a mortgage loan is secured only by a mortgage on the debtor’s principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such “superpriority” status pursuant to a reorganization plan under chapter 11 or chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

Due-on-Sale Clauses

The enforceability of due-on-sale clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender’s right to collect a prepayment penalty when the prepayment is caused by the lender’s acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where the mortgaged properties are located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.” The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.” The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, none of the depositor, the seller or sellers or any of their respective affiliates have made such evaluations prior to the origination of the mortgage loans, nor does the depositor, the seller or sellers or their respective affiliates require that such evaluations be made by originators who have sold the mortgage loans to a seller. Neither the depositor nor any seller is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. None of the depositor, the seller or sellers or the master servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of any mortgaged property; the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any mortgaged property; the impact on securityholders of any environmental condition or presence of any substance on or near any mortgaged property; or the compliance of any mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the a seller authorized or able to make any such representation, warranty or assumption of liability relative to any such mortgaged property.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act or similar state laws (“Relief Act shortfalls”), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the “NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”). These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans. In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience. Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans. Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential mortgage loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential mortgage loans, any such limitation under the state’s usury law would not apply to the residential mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of the state action will be eligible as Trust Assets if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980, will bear interest or provide for discount points or charges in excess of permitted levels.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Type of Mortgaged Property

Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question. Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium. A “condominium form” of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable Policy are insufficient to cover losses in respect of the related mortgage loan, any such loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the servicers must follow certain prescribed procedures in submitting claims for payment. Failure to follow such procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated mortgage loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA Insurance

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended (the “National Housing Act”), and the United States Housing Act of 1937, as amended. FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage. These programs generally limit the principal balance of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings. Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower. Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date. In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements. In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the National Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee. The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions. To date, however, HUD has not adopted implementing regulations.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage rate on the related mortgage loan. Such negative interest spread between the debenture rate and the mortgage rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty

VA mortgage loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, the lesser of $36,000 or 40% of the principal balance of a loan of more than $45,000 but less than $144,000, subject to a minimum guaranty amount of $22,500, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “buydown”). In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•
“U.S. Person,” we mean (1) a citizen or resident of the United States; (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following three types of securities:

•	REMIC securities;

•	notes issued by a trust, including a trust for which a REIT election has been made; and

•	trust securities issued by trusts for which a REMIC election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “—Special Tax Attributes,” “—Backup Withholding” and “—Reportable Transactions” below address all types of securities.

REMIC Securities Generally

With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular security.” REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual securities is discussed under “—REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “—Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally

For each issuance of notes by a trust (which does not make a REMIC election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “—Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “—Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Securities Generally

With respect to each series of trust securities for which no REMIC election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the securities issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “—Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (1) REMIC regular securities and (2) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal balance (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors to consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular securities, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We encourage Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity to consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “—Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “—Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “—Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See “—Grantor Trust Certificates—Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “—Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “—Sales of REMIC Residual Certificates” below.

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “-Taxation of Securities Treated as Debt Instruments—Interest Income and OID” above for a discussion concerning prepayment assumptions.

All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you are encouraged to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual security before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “—Taxation of Securities Treated as Debt Instruments—Foreign Persons” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “—Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “—Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rule

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “—Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments—Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments—Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. Therefore, we encourage prospective investors in Stripped Certificates to consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “—Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “—Taxation of Securities Treated as Debt Instruments—Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five-year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “—Taxation of Securities Treated as Debt Instruments—Sale or Other Disposition” above. Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments—Foreign Persons” above.

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “—Grantor Trust Certificates—Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are book entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities

REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular securities also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “Types of Securities—REMIC Securities Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transaction

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are encouraged to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage prospective investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a “Benefit Plan”). ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code. Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “parties in interest”) with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “DOL”) (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A certificate will normally be treated as an equity interest for these purposes.

Debt Securities

Although there is little guidance on how the definition of “equity interest” described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. However, a number of prohibited transaction class exemptions (or “PTCEs”) issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan: PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a Note will be deemed to represent and warrant to the Issuer that either (1) it is not a Benefit Plan or (2) it is a Benefit Plan and its acquisition and holding of such Note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar administrative or statutory exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such Note in violation of the foregoing.

Notes of a series should also not be purchased with the assets of a Benefit Plan if HomeBanc Corp., the seller, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be covered by an applicable prohibited transaction exemption.

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions” or the collectively the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met. Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

(1)
at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the four, (or in the case of “designated transactions” described below, three) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (each a “rating agency” as defined herein);

(2)
the trustee is not an affiliate of any member of the “Restricted Group” other than the underwriter. The “Restricted Group” includes HomeBanc Corp., the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of mortgage loans, the obligor under any other form of credit enhancement or the counterparty under any interest rate swap agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

(3)
the applicable series of securities evidences ownership in assets of a particular trust that may include mortgage loans, certain mortgage-backed or asset-backed securities or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

(4)
the applicable series of securities evidences ownership in assets of a particular trust that may include mortgage loans or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

(5)
the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100% (i.e., “fully secured”);

(6)
the mortgage loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in “designated transactions” described below);

(7)	the Benefit Plan is an “accredited investor,” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

(8)
the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm’s length transaction with an unrelated party;

(9)
the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

(10)	the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

(11)
the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses;

(12)
assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both: (i) rated in one of the four (or in the case of a designated transaction, three) highest generic rating categories by a rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of securities in reliance upon the Exemption.

Designated Transactions

In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, cooperative or commercial loans which are described and defined in the Exemption as “designated transactions”, the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will be considered “designated transactions” for purposes of the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:

(1)	not subordinated to the rights and interests evidenced by securities of the same trust;

(2)	such securities acquired by the Benefit Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

(3)
any mortgage loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:

(1)	is an “eligible Swap;”

(2)	is with an “eligible counterparty;”

(3)	is purchased by a “qualified plan investor;”

(4)	meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)	permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)	is denominated in U.S. dollars;

(2)
pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR, with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)
has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)
is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)	has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

(6)	does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

A “qualified plan investor” is a Benefit Plan or Benefit Plans where the decision to buy such class of securities is made on behalf of the Benefit Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)	a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

(2)	an “in-house asset manager” under PTCE 96-23; or

(3)	has total assets (both Benefit Plan and non-Benefit Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)
obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)
cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Benefit Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Benefit Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)
obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)	cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)	terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Benefit Plans if it meets the following conditions:

(1)	it is denominated in U.S. dollars;

(2)	it pays an Allowable Interest Rate;

(3)	it is not Leveraged;

(4)	it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(5)	it is entered into between the trust and an eligible counterparty and

(6)	it has an Allowable Notional Amount.

Pre-Funding Accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the mortgage loans are transferred to the trust within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such mortgage loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

(1)	the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%);

(2)
all mortgage loans transferred after the closing date (referred to here as “additional mortgage loans”) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust, which terms and conditions have been approved by the rating agency;

(3)
the transfer of such additional mortgage loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust;

(4)
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the mortgage loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the mortgage loans which were transferred to the trust on the closing date;

(5)
either: (i) the characteristics of the additional mortgage loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred as of the closing date;

(6)
the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

(7)
amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional mortgage loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency. Such investments must consist only of: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency; and

(8)	certain disclosure requirements must be met.

Limitations on Scope of Relief

The Underwriter Exemption will not apply to a Benefit Plan’s investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

(1)
in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

(2)	the Benefit Plan’s investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

(3)
immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

(4) the Benefit Plan is not sponsored by any member of the Restricted Group.

Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities. Any Benefit Plan investor that proposes to use assets of a Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

Other Considerations

Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan. In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available. Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.

Legal Investment Considerations

The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). That class or subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled “Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives; and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as “complex securities.” The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

Method of Distribution

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased. The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

Legal Matters

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Financial Information

The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus. The securities will not represent an interest in or an obligation of the depositor.

A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series. Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

Static Pool Information

Static pool information with respect to the sponsor’s prior securitized pools , presented by pool, or the portfolio of mortgage loans originated or purchased by the sponsor or its affiliates, presented by vintage year, will, to the extent material, be available online at an internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool data related to a trust will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Incorporation of Certain Information by Reference

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer’s financial statements, a security policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents on Form 8-K as may be required in connection with the related trust. All current reports on Form 8-K with respect to a trust, including any amendments to such reports, filed by the depositor subsequent to the date of the related prospectus supplement and prior to the termination of the offering of the related securities, shall be deemed to be incorporated by reference into the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Legal Department, HMB Acceptance Corp.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they will have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying mortgage loans. These ratings address such factors as:

•	structural and legal aspects associated with the securities;

•	the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•	the credit quality of the credit enhancer or guarantor, if any.

•	Ratings on the securities do not, however, constitute a statement regarding:

•	the likelihood of principal prepayments by borrowers;

•	the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•	whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Page
1986 Act	131
accrual class	132
acquisition premium	133
additional mortgage loans	159
Advances	91
AFR	128
agreements	83
Allowable Interest Rate	157
Allowable Notional Amount	157
applied loss amount	68
Asset Conservation Act	121
Asset Group	31
Bankruptcy Code	117
basis risk shortfalls	58
Beneficial Owner	61
Benefit Plan	153
book-entry securities	57
buydown	127
buydown loans	38
CERCLA	121
clearing agency	61
clearing corporation	61
Clearstream	61
CMT	35
Code	128
COFI	35
coinsurance	75
collection account	87
condominium form	125
constant yield election	135
cooperative corporation	62
credit limit	112
Debt Securities	131
debt service reduction	118
deficient valuation	118
definitive securities	57
delinquency advance	91
distribution account	88
DOL	153
DTC	61
electing large partnership	141
eligible counterparty	156
Eligible Investments	109
Eligible Reserve Fund Investments	110
eligible Swap	156
eligible yield supplement agreement	158
ERISA	152
Euroclear	61
Euroclear Operator	62
European Depositaries	63
excess inclusion	143
Exchange Act	61
Exemption	154
FHA	36
FHA/VA Claim Proceeds	125
Foreign Person	128
full recourse mortgage loans	91
future advance	111
GPM fund	38
GPM loans	38
Grantor Trust	131
Grantor Trust Certificates	131
hazardous substances	121
holdback loans	35
home equity loans	32
indenture default	99
indirect participants	61
inducement fees	140
in-house asset manager	157
interest rate	58
IRS	128
Leveraged	157
LIBOR	34, 72
LIBORSWAP	35
market discount bond	134
master servicer	56
master servicer event of default	93
mortgage notes	33
MTA	35
multi class series	59
National Housing Act	125
NCUA	123
No-Bid	127
noneconomic	141
non-pro rata security	135
Non-ratings dependent Swaps	158
notional	72
obligatory	112
offered securities	57
OID	131
OID Regulations	131
optional	112
outside reserve fund	130
outstanding balance	118

PAC Method	132
partially disbursed loans	35
participants	61
parties in interest	153
Partner Certificates	131
pass through entity	141
Plan Assets Regulation	153
pooling and servicing agreement	83
Pre-Funding Account	159
Pre-Funding Limit	159
Prime Rate	35
prohibited transaction	129
PTCEs	153
QPAM	157
qualified mortgages	150
qualified plan investor	156
Qualified Stated Interest	132
qualifying liquidation	83
rating agency	60
ratings dependent Swaps	158
RCRA	121
real estate assets	150
real estate investment trust	130
regular interests	129
Reigle Act	123
REIT	130
Relevant Depositary	63
Relief Act	122
Relief Act shortfalls	122
REMIC regular security	129
REMIC residual certificate	129
REO property	86
residual interests	129
Residual Owner	129
Restricted Group	155
retained interest	32
Revolving Account	41
Revolving Period Arrangement	41
Revolving Primary Assets	41
Rules	63
sale agreement	83
SBJPA of 1996	150
securities	56
Security Owner	128
securityholder	63
senior securities	60
servicer	56
servicing account	93
servicing advances	91
servicing fee	93
servicing rights owners	56
Similar Law	153
SMMEA	161
Standard Certificates	144
Stripped Bond Rules	145
stripped bonds	145
Stripped Certificates	144
subordinate securities	60
super-premium class	132
Swap	156
Swap Agreement	156
tax matters person	144
T-Bill	35
Terms and Conditions	62
Tiered REMICs	151
TILA	123
Title V	124
Title VIII	123
Trust Indenture Act	98
U.S. Person	128
Underwriter Exemptions	154
VA	35
withholding agent	136

$291,311,000
(Approximate)

HomeBanc Mortgage Trust 2007-1

Mortgage Pass-Through Certificates

HomeBanc Mortgage Corporation
Sponsor

HMB Acceptance Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Prospectus Supplement

March 29, 2007

Bear, Stearns & Co. Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.